PROSPECTUS SUPPLEMENT
---------------------
(TO PROSPECTUS DATED FEBRUARY 25, 1998)

                           $968,618,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   (DEPOSITOR)
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C2

                              -------------------

The Mortgage Pass-Through Certificates, Series 1998-C2 (the "Certificates") will consist of twelve classes (each, a "Class") of regular Certificates, including the seven Classes of Certificates offered hereby (collectively, the "Offered Certificates"). The Certificates, in the aggregate, will represent the entire undivided beneficial ownership interest in a trust fund (the "Trust Fund") to be established by Merrill Lynch Mortgage Investors, Inc. (the "Depositor"), that is expected to consist primarily of a segregated pool (the "Mortgage Pool") of 401 conventional, fixed rate mortgage loans (the "Mortgage Loans") secured by first liens on 404 commercial and multifamily properties (each, a "Mortgaged Property"). The Depositor will acquire approximately 42% by Initial Pool Balance (as defined below) of the Mortgage Loans from Daiwa Finance Corp. or Daiwa Real Estate Finance Corp. and approximately 58% by Initial Pool Balance of the Mortgage Loans from Merrill Lynch Mortgage Capital Inc. As of the Cut-Off Date (as defined herein), the Mortgage Loans had an aggregate principal balance (the "Initial Pool Balance") of approximately $1,088,335,035, after application of all payments of principal due on or before such date, whether or not received. The Offered Certificates bear the class designations and have the characteristics set forth in the table below. Simultaneously with the issuance of the Offered Certificates, the Private Certificates (as defined herein) will be issued. Only the Offered Certificates are offered hereby.

                                                       (Continued on next page)

                              -------------------

         PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH
               UNDER "RISK FACTORS" BEGINNING ON PAGE S-27 OF THIS
             PROSPECTUS SUPPLEMENT AND ON PAGE 16 OF THE PROSPECTUS.

                              -------------------

PROCEEDS OF THE ASSETS IN THE TRUST FUND WILL BE THE SOLE SOURCE OF PAYMENTS ON
    THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE UNDERWRITERS, THE MASTER
     SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE MORTGAGE LOAN SELLERS
      OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE
               MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY
                    GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                              -------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

 THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
    MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

=================================================================================================================
                                                 PERCENTAGE          INITIAL          RATED FINAL
                      INITIAL CERTIFICATE     OF INITIAL POOL     PASS-THROUGH       DISTRIBUTION       EXPECTED
   CLASS                  BALANCE (1)            BALANCE (1)          RATE             DATE (2)        RATING (3)
-----------------------------------------------------------------------------------------------------------------
Class A-1 ............  $229,904,000               21.1%             6.22%       February 15, 2030      Aaa/AAA
Class A-2 ............  $559,138,000               51.4%             6.39%       February 15, 2030      Aaa/AAA
Class B ..............  $ 32,650,000                3.0%              (4)        February 15, 2030      Aa2/AA
Class C ..............  $ 59,859,000                5.5%              (4)        February 15, 2030       A2/A
Class D ..............  $ 70,742,000                6.5%              (4)        February 15, 2030     Baa2/BBB
Class E ..............  $ 16,325,000                1.5%              (4)        February 15, 2030     Baa3/BBB-
Class IO .............      (5)                     N/A               (5)        February 15, 2030     Aaa/AAAr
==================================================================================================================


-----------

(1)  Subject to a permitted variance of plus or minus 5%.

(2) The Rated Final Distribution Date is the first Distribution Date (as defined herein) that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. See "RATINGS" herein.

(3) By each of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

(4) The Pass-Through Rates applicable to the Class B, Class C, Class D and Class E Certificates will equal the Weighted Average Net Mortgage Rate (as defined herein) minus 1.41%, 1.25%, 0.90% and 0.56%, respectively.

(5) The Class IO Certificates will not have a principal balance nor will they entitle the holders thereof to receive distributions of principal, but will entitle such holders to receive payments of interest equal to the aggregate of the interest accrued on the notional amount of each of its Components (as defined herein). See "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and Notional Amounts" and "--Pass-Through Rates" herein.

                              -------------------

     The Offered Certificates will be offered by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Daiwa Securities America Inc. (together, the "Underwriters") from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $1,080,184,228 , which includes accrued interest. See "METHOD OF DISTRIBUTION" herein.

     The Offered Certificates are offered by the Underwriters when, as and if issued and delivered to and accepted by the Underwriters, subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company on or about March 27, 1998.

                              -------------------

MERRILL LYNCH & CO.                                DAIWA SECURITIES AMERICA INC.

                              -------------------

            The date of this Prospectus Supplement is March 24, 1998.

(cover continued)

     On or before the date the Certificates are issued, the Depositor will transfer the Mortgage Loans, without recourse, to Norwest Bank Minnesota, National Association, as trustee of the Trust Fund (the "Trustee"), in exchange for the Certificates.

     As and to the extent described herein, the Private Certificates will be subordinate to the Offered Certificates; the Class B, Class C, Class D and Class E Certificates will be subordinate to the Class A-1, Class A-2 and Class IO Certificates; the Class C, Class D and Class E Certificates will be subordinate to the Class B Certificates; the Class D and Class E Certificates will be subordinate to the Class C Certificates; and the Class E Certificates will be subordinate to the Class D Certificates. Distributions of interest on and principal of the Certificates will be made, to the extent of available funds, on the 15th day of each month or, if any such 15th day is not a business day, then on the next succeeding business day, commencing April 16, 1998 (each, a "Distribution Date"); provided however, that the Distribution Date will be no earlier than the fourth business day following the related Determination Date (as defined herein). The holders of the Certificates may also receive portions of any Prepayment Premiums (as defined herein) to the extent described herein. See "DESCRIPTION OF THE CERTIFICATES--Distributions" herein.

     The yield to maturity on each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans that are applied in reduction of the Certificate Balance of such Class. THE YIELD TO MATURITY ON THE CLASS IO CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BY REASON OF PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND INVESTORS IN THE CLASS IO CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PREPAYMENT OF THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOUP THEIR INITIAL INVESTMENTS. The allocation to any Class of Offered Certificates of any Prepayment Premium may be insufficient to offset fully the adverse effects on the reduction to the anticipated yield to maturity resulting from the corresponding principal prepayment. Any delay in collection of a Balloon Payment (as defined herein) due at the maturity of a Mortgage Loan or any delay in the repayment of the principal balance of a Mortgage Loan by its Anticipated Repayment Date (as defined herein) will likely extend the weighted average life of the Class or Classes of Offered Certificates entitled to distributions in respect of principal as of the date such Balloon Payment was due or as of such Anticipated Repayment Date. See "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and Notional Amounts" and "--Distributions," "YIELD AND MATURITY CONSIDERATIONS" and "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein, and "YIELD AND MATURITY CONSIDERATIONS" and "RISK FACTORS--Prepayments; Average Life of Certificates; Yields" in the Prospectus.

     As described herein, one or more separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. The Offered Certificates will constitute "regular interests" in one of such REMICs. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

     There is currently no secondary market for the Offered Certificates and there can be no assurance that any such market will develop or, if it does develop, that it will continue. The Underwriters intend to make a secondary market in the Offered Certificates, but have no obligation to do so. See "RISK FACTORS--The Certificates--Limited Liquidity" herein.

                                 -------------

     THE PROSPECTUS THAT ACCOMPANIES THIS PROSPECTUS SUPPLEMENT CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL TO OBTAIN MATERIAL INFORMATION CONCERNING THE OFFERED CERTIFICATES. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED A PAPER COPY OF BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT REGARDLESS OF WHETHER THE PURCHASER HAS RECEIVED SUCH DOCUMENTS ELECTRONICALLY.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE OFFERED CERTIFICATES. SEE "METHOD OF DISTRIBUTION."

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 SUMMARY OF PROSPECTUS SUPPLEMENT ........................................  S-5
 RISK FACTORS ............................................................  S-27
   The Certificates ......................................................  S-27
     Limited Liquidity ...................................................  S-27
     Certain Yield and Maturity Considerations ...........................  S-27
     Potential Conflicts of Interest .....................................  S-28
     Risk of Year 2000 ...................................................  S-29
   The Mortgage Loans ....................................................  S-29
     Risks of Lending on Income-Producing Properties .....................  S-29
     Nonrecourse Mortgage Loans ..........................................  S-30
     Environmental Law Considerations ....................................  S-30
     Balloon Payments ....................................................  S-30
     Risk of Subordinated Debt and Other Financing .......................  S-31
     Related Borrowers ...................................................  S-31
     Geographic Concentration of Properties Increasing Isolated
       Geographic Risk ...................................................  S-31
     Concentration of Mortgage Loans .....................................  S-31
     Risks of Different Timing of Mortgage Loan Amortization .............  S-32
     Ground Leases and Other Leasehold Interests .........................  S-32
     Mortgage Loan Sellers ...............................................  S-32
 DESCRIPTION OF THE MORTGAGE POOL ........................................  S-32
   General ...............................................................  S-32
   Certain Terms and Conditions of the Mortgage Loans ....................  S-33
     Mortgage Rates; Calculations of Interest ............................  S-33
     Due Dates ...........................................................  S-33
     Amortization ........................................................  S-33
     Prepayment Provisions ...............................................  S-34
     Defeasance ..........................................................  S-34
     Nonrecourse Obligations .............................................  S-34
     "Due-on-Sale" and "Due-on-Encumbrance" Provisions ...................  S-34
     Cross-Default and Cross-Collateralization of Certain Mortgage Loans .  S-35
   Assessments of Property Condition .....................................  S-35
     Property Inspection .................................................  S-35
     Appraisals ..........................................................  S-35
     Environmental Assessments ...........................................  S-35
     Engineering Assessments .............................................  S-35
     Earthquake Analyses .................................................  S-35
     Zoning Compliance ...................................................  S-36
   Largest Mortgage Loans ................................................  S-36
     Canyon Crest Shopping Center ........................................  S-36
     Ebbets Field Apartments .............................................  S-36
     Chelsea Mini Storage ................................................  S-36
     Firestone Mortgage Loans ............................................  S-37
     Harvey's Racquet Club ...............................................  S-37
     Park Apartments .....................................................  S-37
     Hub Apartments ......................................................  S-37
     Orlando Hampton Inn and Suites ......................................  S-37
   Additional Mortgage Pool Information ..................................  S-37
     The Mortgage Pool ...................................................  S-37
   The Mortgage Loan Sellers .............................................  S-47
   Assignment of The Mortgage Loans; Repurchases .........................  S-47
   Representations And Warranties; Repurchases ...........................  S-48
   Changes in Mortgage Pool Characteristics ..............................  S-49

                                                                            PAGE
                                                                            ----
 SERVICING OF THE MORTGAGE LOANS .........................................  S-49
   General ...............................................................  S-49
   The Master Servicer ...................................................  S-50
   The Special Servicer ..................................................  S-50
   Servicing And Other Compensation And Payment Of Expenses ..............  S-51
   Modifications, Waivers And Amendments .................................  S-53
   REO Properties ........................................................  S-54
   Inspections; Collection Of Operating Information ......................  S-54
 DESCRIPTION OF THE CERTIFICATES .........................................  S-55
   General ...............................................................  S-55
   Registration and Denominations ........................................  S-55
   Certificate Balances And Notional Amounts .............................  S-56
   Pass-Through Rates ....................................................  S-56
   Distributions .........................................................  S-57
     General. ............................................................  S-57
     The Available Distribution Amount. ..................................  S-57
     Application of Available Distribution Amount ........................  S-58
     Distributable Certificate Interest ..................................  S-60
     Principal Distribution Amount .......................................  S-61
     Treatment of REO Properties .........................................  S-62
     Allocation of Prepayment Premiums ...................................  S-62
   Subordination; Allocation of Losses and Certain Expenses ..............  S-63
   Advances ..............................................................  S-64
   Appraisal Reductions ..................................................  S-65
   Reports to Certificateholders; Available Information ..................  S-66
   Voting Rights .........................................................  S-67
   Termination ...........................................................  S-67
   The Trustee ...........................................................  S-68
 YIELD AND MATURITY CONSIDERATIONS .......................................  S-68
   Yield Considerations ..................................................  S-68
     General .............................................................  S-68
     Rate and Timing of Principal Payment ................................  S-68
     Losses and Shortfalls ...............................................  S-69
     Strip Rates .........................................................  S-70
     Certain Relevant Factors ............................................  S-70
     Delay in Payment of Distributions ...................................  S-70
     Unpaid Distributable Certificate Interest ...........................  S-70
     Yield Sensitivity of the Class IO Certificates ......................  S-70
   Weighted Average Life .................................................  S-72
 USE OF PROCEEDS .........................................................  S-75
 MATERIAL FEDERAL INCOME TAX CONSEQUENCES ................................  S-75
 ERISA CONSIDERATIONS ....................................................  S-76
 LEGAL INVESTMENT ........................................................  S-78
 METHOD OF DISTRIBUTION ..................................................  S-78
 LEGAL MATTERS ...........................................................  S-79
 RATINGS .................................................................  S-79
 INDEX OF PRINCIPAL DEFINITIONS ..........................................  S-80
 CERTAIN CHARACTERISTICS OF THE  MORTGAGE LOANS ..........................  A-1
 TERM SHEET ..............................................................  B-1
 FORM OF DISTRIBUTION DATE STATEMENT .....................................  C-1
 FORM OF SUPPLEMENTAL STATEMENTS .........................................  D-1

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary may be defined elsewhere in this Prospectus Supplement or in the Prospectus. An "Index of Principal Definitions" is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement have the meanings specified in the Prospectus. All numerical information provided herein with respect to the Mortgage Loans is approximate.


                                                PERCENTAGE OF                                              WEIGHTED       CASH FLOW
                                    INITIAL        INITIAL                                      PASS-       AVERAGE          OR
                      EXPECTED    CERTIFICATE       POOL           CREDIT                      THROUGH       LIFE         PRINCIPAL
 CLASS               RATING (1)   BALANCE (2)    BALANCE (2)      SUPPORT      DESCRIPTION      RATE      (YEARS)(3)      WINDOW (3)
 -----               ----------   -----------    -------------    -------      -----------     -------    ----------     -----------
 Offered Certificates
 --------------------
  Class A-1 ........  Aaa/AAA     $229,904,000      21.1%          27.5%    Fixed Coupon         6.22%        5.0        04/98-02/06
  Class A-2 ........  Aaa/AAA     $559,138,000      51.4%          27.5%    Fixed Coupon         6.39%        9.5        02/06-01/08
  Class B ..........  Aa2/AA      $ 32,650,000       3.0%          24.5%    Net WAC               (4)         9.8        01/08-01/08
  Class C ..........   A2/A       $ 59,859,000       5.5%          19.0%    Net WAC               (4)         9.8        01/08-01/08
  Class D ..........  Baa2/BBB    $ 70,742,000       6.5%          12.5%    Net WAC               (4)         9.8        01/08-02/08
  Class E ..........  Baa3/BBB-   $ 16,325,000       1.5%          11.0%    Net WAC               (4)        10.0        02/08-09/08
  Class IO .........  Aaa/AAAr        (5)             N/A           N/A     Variable I/O Strip    (6)         N/A        04/98-02/23

 Private Certificates
 --------------------
  Class F ..........     (7)      $ 59,858,000       5.5%           5.5%    Fixed Coupon         6.25%       13.4        09/08-12/12
  Class G ..........     (7)      $  5,442,000       0.5%           5.0%    Fixed Coupon         6.25%       14.7        12/12-01/13
  Class H ..........     (7)      $ 21,766,000       2.0%           3.0%    Fixed Coupon         6.25%       15.0        01/13-12/13
  Class J ..........     (7)      $  5,442,000       0.5%           2.5%    Fixed Coupon         6.25%       16.1        12/13-10/14
  Class K ..........     (7)      $ 27,209,034       2.5%           N/A     Fixed Coupon         6.25%       18.9        10/14-02/23


-------------

(1) By each of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

(2)  Subject to a permitted variance of plus or minus 5%.

(3)  Based on Scenario (1) set forth under "YIELD AND MATURITY
     CONSIDERATIONS--Weighted Average Life" herein.

(4) The Pass-Through Rates applicable to the Class B, Class C, Class D and Class E Certificates will equal the Weighted Average Net Mortgage Rate (as defined herein) minus 1.41%, 1.25%, 0.90% and 0.56%, respectively.

(5) The Class IO Certificates will not have a principal balance nor will they entitle the holders thereof to receive distributions of principal. See "--Certificate Balances and Notional Amounts" in this Summary.

(6) Holders of the Class IO Certificates will be entitled to receive distributions of interest in an amount equal to the aggregate of the interest accrued on the notional amount of each of its Components, as described herein. See "--Pass-Through Rates" in this Summary.

(7) Not offered hereby. Accordingly, any information herein regarding the terms of such Class of Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Title of Certificates ..................Merrill Lynch Mortgage Investors, Inc.,
                                          Mortgage Pass-Through Certificates,
                                          Series 1998-C2 (the "Certificates"),
                                          to be issued in the following classes
                                          (each, a "Class") to be designated
                                          as: (i) the Class A-1, Class A-2,
                                          Class B, Class C, Class D, Class E,
                                          Class F, Class G, Class H, Class J and
                                          Class K Certificates (collectively,
                                          the "Sequential Pay Certificates");
                                          (ii) the Class IO Certificates
                                          (together with the Sequential Pay
                                          Certificates, the "REMIC Regular
                                          Certificates"); and (iii) one or more
                                          classes of residual certificates
                                          (collectively, the "REMIC Residual
                                          Certificates"). Only the Class A-1,
                                          Class A-2, Class B, Class C, Class D,
                                          Class E and Class IO Certificates
                                          (collectively, the "Offered
                                          Certificates") are offered hereby.
                                          The Class F, Class G, Class H, Class
                                          J, Class K and REMIC Residual
                                          Certificates (collectively, the
                                          "Private Certificates") have not been
                                          registered under the Securities Act of
                                          1933, as amended (the "Securities
                                          Act "), and are not offered hereby.

Depositor ..............................Merrill Lynch Mortgage Investors, Inc.,
                                          a Delaware corporation. The Depositor
                                          is a wholly owned, limited-purpose
                                          finance subsidiary of Merrill Lynch
                                          Mortgage Capital Inc., one of the
                                          Mortgage Loan Sellers (as defined
                                          herein), and an affiliate of Merrill
                                          Lynch, Pierce, Fenner & Smith
                                          Incorporated ("Merrill Lynch"), one
                                          of the Underwriters. Neither the
                                          Depositor nor any of its affiliates
                                          has insured or guaranteed the Offered
                                          Certificates. See "THE DEPOSITOR" in
                                          the Prospectus.

Issuer .................................The Trust Fund established under the
                                          Pooling and Servicing Agreement (as
                                          defined herein), as described herein
                                          under "DESCRIPTION OF THE
                                          CERTIFICATES."

Mortgage Loan Sellers ..................Merrill Lynch Mortgage Capital Inc.
                                          ("MLMCI"), the Depositor's corporate
                                          parent and an affiliate of Merrill
                                          Lynch; Daiwa Real Estate Finance Corp.
                                          and Daiwa Finance Corp. (individually
                                          and collectively, "Daiwa"), each an
                                          affiliate of Daiwa Securities America
                                          Inc. ("Daiwa Securities"), one of
                                          the Underwriters. See "DESCRIPTION OF
                                          THE MORTGAGE POOL--The Mortgage Loan
                                          Sellers" herein.

                                        On or prior to the Closing Date, the
                                          Depositor will cause the Mortgage Loan
                                          Sellers to assign the Mortgage Loans,
                                          without recourse (except as set forth
                                          in the next sentence), to the Trustee
                                          for the benefit of the holders of the
                                          Certificates (the
                                          "Certificateholders"). In connection
                                          with such assignment, each Mortgage
                                          Loan Seller will make certain
                                          representations and warranties
                                          regarding the characteristics of the
                                          Mortgage Loans and, as described
                                          herein, will agree to cure any
                                          material breach thereof or, in the
                                          absence of such a cure, to repurchase
                                          the affected Mortgage Loan. See
                                          "DESCRIPTION OF THE MORTGAGE
                                          POOL--Representations and Warranties;
                                          Repurchases" herein.

Master Servicer ........................First Union National Bank ("FUNB"), a
                                          national banking association which has
                                          its principal office located in
                                          Charlotte, North Carolina and which is
                                          a subsidiary of First Union
                                          Corporation, a North Carolina
                                          corporation registered as a bank
                                          holding company under the Bank Holding
                                          Company Act of 1956, as amended. See
                                          "SERVICING OF THE MORTGAGE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                          LOANS--The Master Servicer" and
                                          "--Servicing and Other Compensation
                                          and Payment of Expenses" herein.

Special Servicer .......................CRIIMI MAE Services Limited Partnership,
                                          a Maryland limited partnership, will
                                          act as the initial Special Servicer.
                                          The Special Servicer will be
                                          responsible for performing certain
                                          servicing functions with respect to
                                          the Mortgage Loans that, in general,
                                          are in default or as to which default
                                          is imminent, for administering any REO
                                          Property (as defined herein) and for
                                          performing certain other servicing
                                          functions with respect to the Mortgage
                                          Pool under the Pooling and Servicing
                                          Agreement. The Controlling Class of
                                          Sequential Pay Certificates (as
                                          defined herein) will have the right,
                                          subject to certain conditions
                                          described herein, to replace the
                                          Special Servicer and to select a
                                          representative (the "Controlling Class
                                          Representative") from whom the
                                          Special Servicer will seek advice and
                                          approval and take directions under
                                          certain circumstances, as described
                                          herein. One or more affiliates of the
                                          Special Servicer may purchase the
                                          Class F, Class G, Class H, Class J and
                                          Class K Certificates shortly after the
                                          Closing Date. See "SERVICING OF THE
                                          MORTGAGE LOANS--The Special Servicer,"
                                          "--Replacement of the Special
                                          Servicer" and "--Servicing and Other
                                          Compensation and Payment of Expenses"
                                          herein.

Trustee ................................Norwest Bank Minnesota, National
                                          Association, a nationally chartered
                                          bank.

Cut-Off Date ...........................March 1, 1998.

Closing Date ...........................On or about March 27, 1998.

Registration of the Offered
 Certificates ..........................The Offered Certificates of each Class will initially be represented by one
                                          or more global Certificates registered
                                          in the name of Cede & Co., as nominee
                                          of The Depository Trust Company
                                          ("DTC"). No person acquiring an
                                          interest in any Offered Certificate
                                          (any such person, a "Certificate
                                          Owner") will be entitled to receive
                                          such Certificate in fully registered,
                                          certificated form (a "Definitive
                                          Offered Certificate"), except under
                                          the limited circumstances described
                                          under "DESCRIPTION OF THE
                                          CERTIFICATES--Registration and
                                          Denominations" herein. Instead, DTC
                                          will effect payments and transfers in
                                          respect of the Offered Certificates by
                                          means of its electronic recordkeeping
                                          services, acting through certain
                                          participating organizations
                                          ("Participants"). This may result in
                                          certain delays in receipt of payments
                                          by an investor and may restrict an
                                          investor's ability to pledge its
                                          Certificates. Unless and until
                                          Definitive Offered Certificates of any
                                          Class are issued to the related
                                          Certificate Owners, all references
                                          herein to the rights of holders of
                                          such Class of Offered Certificates are
                                          to the rights of those Certificate
                                          Owners as such rights may be exercised
                                          through DTC and its Participants,
                                          except as otherwise specified herein.

Denominations ..........................The Offered Certificates of each Class will be issued, maintained and
                                          transferred on the book-entry records
                                          of DTC and its Participants in
                                          denominations of $1,000 actual or
                                          notional principal amount and in
                                          integral multiples of $1 in excess
                                          thereof.

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                                      S-7
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The Mortgage Pool ......................The Mortgage Pool is expected to consist of 401 conventional, fixed rate
                                          Mortgage Loans secured by 404
                                          Mortgaged Properties with an aggregate
                                          Cut-Off Date Balance of $1,088,335,035
                                          (the "Initial Pool Balance"). The
                                          Cut-Off Date Balances of the Mortgage
                                          Loans will range from $179,680 to
                                          $18,964,067 and the Mortgage Loans
                                          will have an average Cut-Off Date
                                          Balance of $2,714,052. All loan
                                          balances and percentages are subject
                                          to a variance of plus or minus 5%. The
                                          "Cut-Off Date Balance" of any Mortgage
                                          Loan will equal the unpaid principal
                                          balance thereof as of the Cut-Off
                                          Date, after reduction for all payments
                                          of principal due on or before such
                                          date, whether or not received. All
                                          percentages referred to herein without
                                          further description are approximate
                                          percentages by Initial Pool Balance.
                                          References to percentages of Mortgaged
                                          Properties are references to the
                                          percentages of the Initial Pool
                                          Balance represented by the portion of
                                          the Cut-off Date Balance of the
                                          related Mortgage Loans represented by
                                          such Mortgaged Properties.

 Security for the Mortgage Loans .......All of the Mortgage Loans are generally non-recourse obligations of the
                                          respective borrowers. No Mortgage Loan
                                          will be insured or guaranteed by any
                                          governmental entity or private
                                          insurer.

                                        Each Mortgage Loan is secured by a first
                                          mortgage lien on the borrower's fee
                                          simple estate, except as set forth
                                          below, in one or more income-producing
                                          real properties (each, a "Mortgaged
                                          Property"). Four of the Mortgage
                                          Loans (1%) are secured by a first
                                          mortgage lien on the respective
                                          borrower's leasehold estate in the
                                          related Mortgaged Property. See
                                          "DESCRIPTION OF THE MORTGAGE
                                          POOL--General" herein.






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 Property Types ........................Set forth below are the number of
                                          Mortgaged Properties and the
                                          approximate percentage of the Initial
                                          Pool Balance represented by the
                                          portion of the Mortgage Loans that are
                                          secured by Mortgaged Properties
                                          operated for each of the indicated
                                          purposes:

                                                          NUMBER OF    % OF
                                                          MORTGAGED INITIAL POOL
                                          PROPERTY TYPE  PROPERTIES   BALANCE
                                          -------------  ---------- ------------
                                          Multifamily ....   264         42%
                                          Retail
                                            Anchored .....    23         16%
                                            Unanchored ...    25          8%
                                                           -------------------
                                                              48         24%

                                          Hospitality ....    49         14%
                                          Office .........    27         11%
                                          Industrial .....    10          6%
                                          Nursing Home ...     2          3%
                                          Manufactured
                                            Housing
                                            Community ....     2          *
                                          Self Storage ...     1          *
                                          Mixed Use ......     1          *
                                                            ------------------
                                          Total              404        100%
                                                            ==================
                                          ---------
                                          * Less than 0.5%

 Geographical Concentration ............The Mortgaged Properties for the
                                          Mortgage Loans are located throughout
                                          38 states and the District of
                                          Columbia. Set forth below are the
                                          number of Mortgaged Properties and the
                                          approximate percentage of the Initial
                                          Pool Balance represented by such
                                          Mortgaged Properties that are located
                                          in the states with concentrations of
                                          Mortgaged Properties above 5%:

                                                        NUMBER OF       % OF
                                                        MORTGAGED   INITIAL POOL
                                          STATE        PROPERTIES     BALANCE
                                          -----        ----------   ------------
                                          Texas ........   92           18%
                                          California ...   49           17%
                                          New York .....   33            9%
                                          Florida ......   25            7%

 Borrower Concentration ................No Mortgage Loan or group of Mortgage
                                          Loans to one borrower or group of
                                          related borrowers exceeds 3% of the
                                          Initial Pool Balance. See "DESCRIPTION
                                          OF THE MORTGAGE POOL" herein.

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                                      S-9


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Loan Size ..............................Set forth below are the number of
                                          Mortgage Loans and the approximate
                                          percentage of the Initial Pool Balance
                                          represented by the Mortgage Loans
                                          which have Cut-Off Date Balances
                                          within the indicated range:

                                    RANGE OF              NUMBER OF    % OF
                                  CUT-OFF DATE            MORTGAGE  INITIAL POOL
                                    BALANCE                 LOANS     BALANCE
                                  ------------            --------- ------------

                            $  179,680-$   999,999 .......   149         8%
                             1,000,000-  1,999,999 .......    91        12%
                             2,000,000-  2,999,999 .......    57        13%
                             3,000,000-  3,999,999 .......    31        10%
                             4,000,000-  4,999,999 .......    15         6%
                             5,000,000-  5,999,999 .......    10         5%
                             6,000,000-  6,999,999 .......    12         7%
                             7,000,000-  7,999,999 .......     6         4%
                             8,000,000-  8,999,999 .......     6         5%
                             9,000,000-  9,999,999 .......     3         3%
                            10,000,000- 14,999,999 .......    14        16%
                           $15,000,000-$18,964,067 .......     7        11%
                                                            -----------------
                                     Total                   401       100%
                                                            =================

 Mortgage Loan Payments ................All of the Mortgage Loans bear interest at annualized rates ("Mortgage Rates")
                                          that will remain fixed for their
                                          respective remaining loan terms,
                                          except as described herein. Scheduled
                                          payments of principal and interest
                                          (the "Periodic Payments") on all of
                                          the Mortgage Loans are due monthly on
                                          the first day of each month. See
                                          "DESCRIPTION OF THE MORTGAGE
                                          POOL--Certain Terms and Conditions of
                                          the Mortgage Loans--Due Dates" and
                                          "--Mortgage Rates; Calculations of
                                          Interest" herein.

 Amortization Characteristics ..........Certain of the Mortgage Loans provide for Periodic Payments based on
                                          amortization schedules significantly
                                          longer than their respective remaining
                                          terms to maturity. As a result, such
                                          Mortgage Loans (the "Balloon Loans")
                                          will have substantial principal
                                          amounts due and payable (each such
                                          amount, together with the
                                          corresponding payment of interest, a
                                          "Balloon Payment") on their respective
                                          scheduled maturity dates, unless
                                          prepaid prior thereto. See "RISK
                                          FACTORS--The Mortgage Loans--Balloon
                                          Payments" herein and "RISK
                                          FACTORS--Balloon Payments; Borrower
                                          Default" in the Prospectus. Certain of
                                          the Mortgage Loans (the "ARD Loans")
                                          fully amortize through their
                                          respective remaining terms to
                                          maturity, but provide that after a
                                          date set forth in the respective
                                          Mortgage Loan documents (each such
                                          date, an "Anticipated Repayment
                                          Date"), interest will accrue on each
                                          ARD Loan at an interest rate above the
                                          Mortgage Rate (the "Adjusted Mortgage
                                          Rate") and, in addition to its
                                          obligation to make its scheduled
                                          Periodic Payments, the related
                                          borrower will be obligated to apply
                                          all monthly cash flow generated by the
                                          related Mortgaged Property in excess
                                          of regular debt service payment
                                          (without giving effect to the Adjusted
                                          Mortgage Rate), reserves and certain
                                          other property expenses (the
                                          "Remaining Cash Flow") to the
                                          repayment of principal of such

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                                      S-10

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                                          Mortgage Loan. See "DESCRIPTION OF THE
                                          MORTGAGE POOL--Certain Terms and
                                          Conditions of the Mortgage Loans" and
                                          "--Amortization" herein. Certain of
                                          the Mortgage Loans (the "Fully
                                          Amortizing Loans"), other than the ARD
                                          Loans, fully or substantially amortize
                                          through their respective remaining
                                          terms to maturity.

                                        Set forth below are the number of
                                          Mortgage Loans and the approximate
                                          percentages of the Initial Pool
                                          Balance, respectively, represented by
                                          Balloon Loans, Fully Amortizing Loans
                                          and ARD Loans:

                                                        NUMBER OF      % OF
                                                         MORTGAGE   INITIAL POOL
                                   AMORTIZATION TYPE      LOANS       BALANCE
                                   -----------------    ---------   ------------
                                   Balloon .............   325          83%
                                   Fully Amortizing ....    61          10%
                                   ARD .................    15           7%
                                                        ----------------------
                                      Total ............   401         100%
                                                        ======================

Prepayment Provisions ..................As of the Cut-Off Date, all of the
                                          Mortgage Loans restrict or prohibit
                                          voluntary principal prepayments. In
                                          general, the Mortgage Loans: (i)
                                          prohibit voluntary prepayments of
                                          principal for a period (a "Lockout
                                          Period") ending on a date specified
                                          in the related Mortgage Note (as
                                          defined herein) and, in general,
                                          thereafter impose a Yield Maintenance
                                          Charge or Percentage Premium (each as
                                          defined herein) for most of their
                                          respective remaining terms to maturity
                                          (269 Mortgage Loans (67%)); (ii)
                                          prohibit voluntary prepayments of
                                          principal for most of their remaining
                                          term to maturity (two Mortgage Loans
                                          (2%)); (iii) permit voluntary
                                          principal prepayments provided that
                                          the prepayment is accompanied by a
                                          Yield Maintenance Charge and then a
                                          Percentage Premium in excess of the
                                          amount prepaid for most of their
                                          respective remaining terms to maturity
                                          (81 Mortgage Loans (7%)); (iv) permit
                                          voluntary principal prepayments
                                          provided that the prepayment is
                                          accompanied by a Yield Maintenance
                                          Charge or Percentage Premium in excess
                                          of the amount prepaid for most of
                                          their respective remaining terms to
                                          maturity (three Mortgage Loans (1%));
                                          or (v) prohibit prepayment for a
                                          period, then require that a prepayment
                                          is accompanied with a Yield
                                          Maintenance Charge for a period, and
                                          then a Percentage Premium in excess of
                                          the amount prepaid for most of their
                                          respective remaining terms to maturity
                                          (one Mortgage Loan (0.4%)). See
                                          "DESCRIPTION OF THE MORTGAGE
                                          POOL--Additional Mortgage Loan
                                          Information" herein. With respect to
                                          ARD Loans, voluntary principal
                                          prepayments after the Anticipated
                                          Repayment Date are permitted without
                                          material restrictions. The ability of
                                          the Master Servicer or the Special
                                          Servicer to waive or modify the terms
                                          of any Mortgage Loan relating to the
                                          payment of a Prepayment Premium (as
                                          defined herein) is limited as
                                          described herein. See "SERVICING OF
                                          THE MORTGAGE LOANS--Modifications,
                                          Waivers and Amendments" herein. The
                                          Depositor makes no representation as
                                          to the enforceability of the
                                          provisions of any Mortgage Note
                                          requiring the pay-

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                                      S-11
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                                          ment of a Prepayment Premium, or of
                                          the collectability of any Prepayment
                                          Premium.

                                        Forty-five (45) of the Mortgage Loans
                                          (23%), during their respective Lockout
                                          Periods, but beginning not earlier
                                          than two years after the Closing Date,
                                          provide that, in general, under
                                          certain conditions, the related
                                          borrower may substitute a pledge of
                                          "Defeasance Collateral" in exchange
                                          for a release of the Mortgaged
                                          Property from the lien of the related
                                          Mortgage. In general, "Defeasance
                                          Collateral" is non-callable United
                                          States Treasury obligations that
                                          provide for payments that reflect, as
                                          closely as possible, the remaining
                                          scheduled payments in respect of the
                                          related Mortgage Loan. Such
                                          obligations must provide for payments
                                          on or prior, but as close as possible,
                                          to each successive Due Date (or, in
                                          the case of the ARD Loans, the
                                          Anticipated Repayment Date) with
                                          respect to the defeased Mortgage Loan,
                                          with each such payment being equal to
                                          or greater than (with any excess to be
                                          returned to the borrower) the Periodic
                                          Payments and the Balloon Payment with
                                          respect to such defeased Mortgaged
                                          Loan (or, in the case of an ARD Loan,
                                          the payment anticipated on the related
                                          Anticipated Repayment Date).

Dates of Origination ...................Set forth below is the approximate percentage of the Initial Pool Balance
                                          represented by the Mortgage Loans
                                          originated in the indicated year:

                                                                    % OF
                                                                INITIAL POOL
                                                  YEAR             BALANCE
                                                  ----          -------------
                                                  1995               2%
                                                  1996               3%
                                                  1997              88%
                                                  1998               8%



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                                      S-12
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 Additional Mortgage Loan
  Characteristics ......................Set forth below is certain information regarding the Mortgage Loans and the
                                          related Mortgaged Properties as of the
                                          Cut-Off Date (weighted averages set
                                          forth below are based on the Initial
                                          Pool Balance). Such information is
                                          more fully described, and additional
                                          information regarding the Mortgage
                                          Loans and the related Mortgaged
                                          Properties is set forth, in the tables
                                          under "DESCRIPTION OF THE MORTGAGE
                                          POOL--Additional Mortgage Loan
                                          Information" herein and in Annex A
                                          hereto. All terms used below as
                                          otherwise defined herein.

          Minimum Cut-Off Date Balance ...........................  $   179,680
          Maximum Cut-Off Date Balance ...........................  $18,964,067
          Average Cut-Off Date Balance ...........................  $ 2,714,052
          Minimum Mortgage Rate ..................................         6.91%
          Maximum Mortgage Rate ..................................        11.50%
          Weighted Average Mortgage Rate .........................         7.97%
          Minimum Remaining Term (months)(1) .....................           40
          Maximum Remaining Term (months)(1) .....................          299
          Weighted Average Remaining Term (months)(1) ............          126
          Minimum Remaining Amortization Term (months) ...........          118
          Maximum Remaining Amortization Term (months) ...........          359
          Weighted Average Remaining Amortization Term (months) ..          313
          Minimum Cut-Off Date DSCR ..............................         1.12x
          Maximum Cut-Off Date DSCR ..............................         2.99x
          Weighted Average Cut-Off Date DSCR .....................         1.41x
          Minimum Cut-Off Date LTV ...............................        31.42%
          Maximum Cut-Off Date LTV ...............................        83.50%
          Weighted Average Cut-Off Date LTV ......................        70.66%
          Minimum Repayment LTV(2) ...............................         9.29%
          Maximum Repayment LTV(2) ...............................        73.49%
          Weighted Average Repayment LTV(2) ......................        54.42%
          ----------
          (1) Term to maturity with respect to Balloon Loans and Fully Amortizing Loans and term to Anticipated Repayment Date with respect to ARD Loans.

          (2) At maturity with respect to Balloon Loans only or at Anticipated Repayment Date with respect to ARD Loans. Does not include Fully Amortizing Loans.

Description of the Certificates ........The Certificates will be issued pursuant to a Pooling and Servicing Agreement,
                                          to be dated as of March 1, 1998, among
                                          the Depositor, the Master Servicer,
                                          the Special Servicer and the Trustee
                                          (the "Pooling and Servicing
                                          Agreement"), and will represent in the
                                          aggregate the entire beneficial
                                          ownership interest in a trust fund
                                          (the "Trust Fund") consisting of the
                                          Mortgage Pool and certain related
                                          assets.

 Certificate Balances
   and Notional Amounts ................Upon initial issuance, and in each case subject to a permitted variance of
                                          plus or minus 5%, the Offered
                                          Certificates (other than the Class IO
                                          Certificates) will have the
                                          Certificate Balances representing the
                                          approximate percentage of the Initial
                                          Pool Balance set forth in the table at
                                          the beginning of this Summary.

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                                      S-13
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                                        The "Certificate Balance" of any Class
                                          of Sequential Pay Certificates
                                          outstanding at any time represents the
                                          maximum amount that the holders
                                          thereof are entitled to receive as
                                          distributions allocable to principal
                                          from the cash flow on the Mortgage
                                          Loans and the other assets in the
                                          Trust Fund. As described herein, the
                                          Certificate Balance of each Class of
                                          Sequential Pay Certificates will be
                                          reduced on each Distribution Date by
                                          any distributions of principal
                                          actually made on such Class of
                                          Certificates on such Distribution
                                          Date, and further by any Realized
                                          Losses and Additional Trust Fund
                                          Expenses (each, as defined herein)
                                          that are allocated to such Class of
                                          Certificates on such Distribution
                                          Date.

                                        The Class IO Certificates will not have
                                          a principal balance, but will
                                          represent the right to receive the sum
                                          of the interest accrued on the
                                          notional amount of each of its
                                          Components, as described herein. Each
                                          such Component will relate to each
                                          separate Class of Sequential Pay
                                          Certificates with the same Class
                                          designation. As of any Distribution
                                          Date, each Component will have a
                                          notional amount equal to the
                                          Certificate Balance of the related
                                          Class of Certificates immediately
                                          prior to such Distribution Date. The
                                          Components do not represent separate
                                          Classes of Certificates, but rather
                                          separate components, each of which is
                                          a part of the Class IO Certificates.

                                        None of the REMIC Residual Certificates
                                          will have a Certificate Balance.

                                        See "DESCRIPTION OF THE
                                          CERTIFICATES--Certificate Balances and
                                          Notional Amounts" herein.

 Pass-Through Rates ....................The Pass-Through Rate applicable to each
                                          Class of Sequential Pay Certificates
                                          for each Distribution Date is set
                                          forth in the table at the beginning of
                                          the Summary.

                                        The Class IO Certificates will receive
                                          payments of interest equal to the
                                          aggregate of the interest accrued on
                                          the notional amount of each of its
                                          Components. Each Component will accrue
                                          interest at its applicable Strip Rate
                                          (as set forth below) on its related
                                          notional amount. The Strip Rate
                                          applicable to the Class A-1 and Class
                                          A-2 Components for each Distribution
                                          Date will equal the Weighted Average
                                          Net Mortgage Rate for such
                                          Distribution Date minus 6.22% and
                                          6.39%, respectively (but not less than
                                          zero); the Strip Rate applicable to
                                          the Class B, Class C, Class D and
                                          Class E Components for each
                                          Distribution Date will equal 1.41%,
                                          1.25%, 0.90% and 0.56%, respectively;
                                          and the Strip Rate applicable to the
                                          Class F, Class G, Class H, Class J and
                                          Class K Components for each
                                          Distribution Date will each equal the
                                          Weighted Average Net Mortgage Rate for
                                          such Distribution Date minus 6.25%
                                          (but not less than zero).

                                        The REMIC Residual Certificates will not
                                          bear interest, but will represent the
                                          right to receive certain limited
                                          amounts not otherwise payable on the
                                          REMIC Regular Certificates.

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                                      S-14
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                                        The "Weighted Average Net Mortgage Rate"
                                          for each Distribution Date is the
                                          weighted average of the Net Mortgage
                                          Rates for the Mortgage Loans as of the
                                          commencement of the related Collection
                                          Period (as defined herein), weighted
                                          on the basis of their respective
                                          Stated Principal Balances outstanding
                                          immediately prior to such Distribution
                                          Date. The "Net Mortgage Rate" for each
                                          Mortgage Loan will equal (x) the
                                          Mortgage Rate in effect for such
                                          Mortgage Loan as of the Cut-Off Date,
                                          minus (y) the Administrative Cost Rate
                                          (as defined herein) for such Mortgage
                                          Loan; provided, that if any Mortgage
                                          Loan does not accrue interest on the
                                          basis of a 360-day year consisting of
                                          twelve 30-day months (which is the
                                          basis on which interest accrues in
                                          respect of the Sequential Pay
                                          Certificates), then, solely for the
                                          purpose of calculating the Weighted
                                          Average Net Mortgage Rate, the
                                          Mortgage Rate referred to in clause
                                          (x) will, to the extent appropriate,
                                          be adjusted from accrual period to
                                          accrual period to compensate for such
                                          difference. The "Stated Principal
                                          Balance" of each Mortgage Loan
                                          outstanding at any time represents the
                                          principal balance of such Mortgage
                                          Loan ultimately due and payable
                                          thereon and generally will equal the
                                          Cut-Off Date Balance thereof, reduced
                                          on each Distribution Date (to not less
                                          than zero) by (i) any payments or
                                          other collections (or advances in lieu
                                          thereof) of principal on such Mortgage
                                          Loan that are due or received, as the
                                          case may be, during the related
                                          Collection Period and distributed on
                                          the Certificates on such Distribution
                                          Date and (ii) the principal portion of
                                          any Realized Loss incurred in respect
                                          of such Mortgage Loan during the
                                          related Collection Period for such
                                          Distribution Date. Notwithstanding the
                                          foregoing, if any Mortgage Loan is
                                          paid in full, liquidated or otherwise
                                          removed from the Trust Fund,
                                          commencing as of the first
                                          Distribution Date following the
                                          Collection Period during which such
                                          event occurred, the Stated Principal
                                          Balance of such Mortgage Loan will be
                                          zero. See "DESCRIPTION OF THE
                                          CERTIFICATES--Pass-Through Rates"
                                          herein.

 Distributions .........................Distributions on the Certificates will be made by the Trustee, to the extent
                                          of available funds, on the 15th day of
                                          each month or, if any such 15th day is
                                          not a business day, then on the next
                                          succeeding business day, commencing
                                          April 16, 1998 (each, a "Distribution
                                          Date"); provided, however, that the
                                          Distribution Date will be no earlier
                                          than the fourth business day following
                                          the related Determination Date (as
                                          defined herein).

                                        On each Distribution Date, for so long
                                          as the aggregate Certificate Balance
                                          of the Classes of the Sequential Pay
                                          Certificates is greater than zero, the
                                          Trustee will (except as otherwise
                                          described under "DESCRIPTION OF THE
                                          CERTIFICATES--Termination" herein)
                                          apply the Available Distribution
                                          Amount (as defined herein) for such
                                          date for the following purposes and in
                                          the following order of priority, in
                                          each case to the extent of remaining
                                          available funds:

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                                      S-15
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                                      (1) to distributions of interest to the
                                          holders of the Class A-1, Class A-2
                                          and Class IO Certificates (in each
                                          case, so long as any such Class
                                          remains outstanding), pro rata, in
                                          accordance with the respective amounts
                                          of Distributable Certificate Interest
                                          (as defined herein) on such Classes of
                                          Certificates on such Distribution
                                          Date, in an amount equal to all
                                          Distributable Certificate Interest in
                                          respect of each such Class of
                                          Certificates for such Distribution
                                          Date and, to the extent not previously
                                          paid, for all prior Distribution
                                          Dates;

                                      (2) to distributions of principal to the
                                          holders of the Class A-1 Certificates
                                          in an amount (not to exceed the then
                                          outstanding Certificate Balance of
                                          such Class of Certificates) equal to
                                          the Principal Distribution Amount (as
                                          defined herein) for such Distribution
                                          Date;

                                      (3) after the Class A-1 Certificates
                                          have been retired, to distributions of
                                          principal to the holders of the Class
                                          A-2 Certificates in an amount (not to
                                          exceed the then outstanding
                                          Certificate Balance of such Class of
                                          Certificates) equal to the Principal
                                          Distribution Amount for such
                                          Distribution Date, less any portion
                                          thereof distributed in respect of the
                                          Class A-1 Certificates;

                                      (4) to distributions to the holders of
                                          the Class A-1 and Class A-2
                                          Certificates, pro rata, in accordance
                                          with the amount of Realized Losses and
                                          Additional Trust Fund Expenses, if
                                          any, previously allocated to such
                                          Classes of Certificates for which no
                                          reimbursement has previously been
                                          received, to reimburse such holders
                                          for all Realized Losses and Additional
                                          Trust Fund Expenses, if any;

                                      (5) to distributions of interest to the
                                          holders of the Class B Certificates in
                                          an amount equal to all Distributable
                                          Certificate Interest in respect of
                                          such Class of Certificates for such
                                          Distribution Date and, to the extent
                                          not previously paid, for all prior
                                          Distribution Dates;

                                      (6) after the Class A-1 and Class A-2
                                          Certificates have been retired, to
                                          distributions of principal to the
                                          holders of the Class B Certificates in
                                          an amount (not to exceed the then
                                          outstanding Certificate Balance of
                                          such Class of Certificates) equal to
                                          the Principal Distribution Amount for
                                          such Distribution Date, less any
                                          portion thereof distributed in respect
                                          of the Class A-1 and/or Class A-2
                                          Certificates;

                                      (7) to distributions to the holders of
                                          the Class B Certificates to reimburse
                                          such holders for all Realized Losses
                                          and Additional Trust Fund Expenses, if
                                          any, previously allocated to such
                                          Class of Certificates and for which no
                                          reimbursement has previously been
                                          received;

                                      (8) to distributions of interest to the
                                          holders of the Class C Certificates in
                                          an amount equal to all Distributable

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                                      S-16
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                                          Certificate Interest in respect of
                                          such Class of Certificates for such
                                          Distribution Date and, to the extent
                                          not previously paid, for all prior
                                          Distribution Dates;

                                      (9) after the Class A-1, Class A-2 and
                                          Class B Certificates have been
                                          retired, to distributions of principal
                                          to the holders of the Class C
                                          Certificates in an amount (not to
                                          exceed the then outstanding
                                          Certificate Balance of such Class of
                                          Certificates) equal to the Principal
                                          Distribution Amount for such
                                          Distribution Date, less any portion
                                          thereof distributed in respect of the
                                          Class A-1, Class A-2 and/or Class B
                                          Certificates;

                                     (10) to distributions to the holders of
                                          the Class C Certificates to reimburse
                                          such holders for all Realized Losses
                                          and Additional Trust Fund Expenses, if
                                          any, previously allocated to such
                                          Class of Certificates and for which no
                                          reimbursement has previously been
                                          received;

                                     (11) to distributions of interest to the
                                          holders of the Class D Certificates in
                                          an amount equal to all Distributable
                                          Certificate Interest in respect of
                                          such Class of Certificates for such
                                          Distribution Date and, to the extent
                                          not previously paid, for all prior
                                          Distribution Dates;

                                     (12) after the Class A-1, Class A-2, Class
                                          B and Class C Certificates have been
                                          retired, to distributions of principal
                                          to the holders of the Class D
                                          Certificates in an amount (not to
                                          exceed the then outstanding
                                          Certificate Balance of such Class of
                                          Certificates) equal to the Principal
                                          Distribution Amount for such
                                          Distribution Date, less any portion
                                          thereof distributed in respect of the
                                          Class A-1, Class A-2, Class B and/or
                                          Class C Certificates;

                                     (13) to distributions to the holders of the
                                          Class D Certificates to reimburse such
                                          holders for all Realized Losses and
                                          Additional Trust Fund Expenses, if
                                          any, previously allocated to such
                                          Class of Certificates and for which no
                                          reimbursement has previously been
                                          received;

                                     (14) to distributions of interest to the
                                          holders of the Class E Certificates in
                                          an amount equal to all Distributable
                                          Certificate Interest in respect of
                                          such Class of Certificates for such
                                          Distribution Date and, to the extent
                                          not previously paid, for all prior
                                          Distribution Dates;

                                     (15) after the Class A-1, Class A-2, Class
                                          B, Class C and Class D Certificates
                                          have been retired, to distributions of
                                          principal to the holders of the Class
                                          E Certificates in an amount (not to
                                          exceed the then outstanding
                                          Certificate Balance of such Class of
                                          Certificates) equal to the Principal
                                          Distribution Amount for such
                                          Distribution Date, less any portion
                                          thereof distributed in respect of the

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                                      S-17
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                                          Class A-1, Class A-2, Class B, Class
                                          C and/or Class D Certificates;

                                     (16) to distributions to the holders of the
                                          Class E Certificates to reimburse such
                                          holders for all Realized Losses and
                                          Additional Trust Fund Expenses, if
                                          any, previously allocated to such
                                          Class of Certificates and for which no
                                          reimbursement has previously been
                                          received; and

                                     (17) to distributions to the holders of the
                                          respective Classes of Private
                                          Certificates (other than the REMIC
                                          Residual Certificates) as described
                                          herein (provided that no distributions
                                          of principal will be made in respect
                                          of any Class of Private Certificates
                                          until the aggregate Certificate
                                          Balance of the Class A-1, Class A-2,
                                          Class B, Class C, Class D and Class E
                                          Certificates has been reduced to
                                          zero). See "DESCRIPTION OF THE
                                          CERTIFICATES--Distributions--
                                          Application of Available Distribution
                                          Amount" herein.

                                        The "Distributable Certificate Interest"
                                          in respect of any Class of REMIC
                                          Regular Certificates for each
                                          Distribution Date represents that
                                          portion of the Accrued Certificate
                                          Interest in respect of such Class of
                                          Certificates and such Distribution
                                          Date reduced (to not less than zero)
                                          by such Class's allocable share
                                          (calculated as described below) of the
                                          aggregate of any Prepayment Interest
                                          Shortfalls resulting from voluntary
                                          principal prepayments made on the
                                          Mortgage Loans (other than a Specially
                                          Serviced Mortgage Loan) during the
                                          related Collection Period that are not
                                          covered by the Master Servicer's
                                          Compensating Interest Payment for such
                                          Distribution Date (the aggregate of
                                          such Prepayment Interest Shortfalls
                                          that are not so covered, as to such
                                          Distribution Date, the "Net Aggregate
                                          Prepayment Interest Shortfall"). See
                                          "SERVICING OF THE MORTGAGE LOANS--
                                          Servicing and Other Compensation and
                                          Payment of Expenses" and "DESCRIPTION
                                          OF THE CERTIFICATES--Distributions--
                                          Distributable Certificate Interest"
                                          herein.

                                        The "Accrued Certificate Interest" in
                                          respect of each Class of Sequential
                                          Pay Certificates for each Distribution
                                          Date is equal to one month's interest
                                          at the Pass-Through Rate applicable to
                                          such Class of Certificates and such
                                          Distribution Date accrued during the
                                          immediately preceding calendar month
                                          on the related Certificate Balance
                                          outstanding immediately prior to such
                                          Distribution Date. The "Accrued
                                          Certificate Interest" in respect of
                                          the Class IO Certificates for each
                                          Distribution Date is equal to the sum
                                          of one month's interest at the Strip
                                          Rate applicable to each such Component
                                          and such Distribution Date accrued
                                          during the immediately preceding
                                          calendar month on the related notional
                                          amount outstanding on each such
                                          Component immediately prior to such
                                          Distribution Date. Accrued Certificate
                                          Interest will be calculated on a
                                          30/360 day basis. The portion of the
                                          Net Aggregate Prepayment Interest
                                          Shortfall for any

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                                      S-18
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                                          Distribution Date that is allocable to
                                          each Class of REMIC Regular
                                          Certificates will equal the product of
                                          (a) such Net Aggregate Prepayment
                                          Interest Shortfall, multiplied by (b)
                                          a fraction, the numerator of which is
                                          equal to the Accrued Certificate
                                          Interest in respect of such Class of
                                          Certificates for such Distribution
                                          Date, and the denominator of which is
                                          equal to the aggregate Accrued
                                          Certificate Interest for all the REMIC
                                          Regular Certificates for such
                                          Distribution Date.

                                        The "Principal Distribution Amount" for
                                          each Distribution Date will generally
                                          equal the aggregate of the following:
                                          (a) the aggregate of the principal
                                          portions of all Scheduled Payments (as
                                          defined herein) (other than Balloon
                                          Payments) due, and the principal
                                          portions of any Assumed Scheduled
                                          Payments (as defined herein) deemed
                                          due, on or in respect of the Mortgage
                                          Loans for their respective Due Dates
                                          occurring during the related
                                          Collection Period; (b) the aggregate
                                          of all principal prepayments received
                                          on the Mortgage Loans during the
                                          related Collection Period (including
                                          any Remaining Cash Flow); (c) with
                                          respect to any Mortgage Loan as to
                                          which the related stated maturity date
                                          occurred during or prior to the
                                          related Collection Period, any payment
                                          of principal made by or on behalf of
                                          the related borrower during the
                                          related Collection Period (including
                                          any Balloon Payment), net of any
                                          portion of such payment that
                                          represents a recovery of the principal
                                          portion of any Scheduled Payment
                                          (other than a Balloon Payment) due or
                                          the principal portion of any Assumed
                                          Scheduled Payment deemed due, in
                                          respect of such Mortgage Loan on a Due
                                          Date during or prior to the related
                                          Collection Period and not previously
                                          recovered; (d) the aggregate of all
                                          Liquidation Proceeds and Insurance
                                          Proceeds (each as defined in the
                                          Prospectus), condemnation awards and
                                          proceeds of Mortgage Loan repurchases
                                          that were received on or in respect of
                                          Mortgage Loans during the related
                                          Collection Period and that were
                                          identified and applied by the Master
                                          Servicer as recoveries of principal,
                                          in each case net of any portion of
                                          such amounts that represents a
                                          recovery of the principal portion of
                                          any Scheduled Payment (other than a
                                          Balloon Payment) due, or of the
                                          principal portion of any Assumed
                                          Scheduled Payment deemed due, in
                                          respect of the related Mortgage Loan
                                          on a Due Date during or prior to the
                                          related Collection Period and not
                                          previously recovered; and (e) if such
                                          Distribution Date is subsequent to the
                                          initial Distribution Date, the excess,
                                          if any, of the Principal Distribution
                                          Amount for the immediately preceding
                                          Distribution Date, over the aggregate
                                          distributions of principal made on the
                                          Certificates on such immediately
                                          preceding Distribution Date.

                                        Reimbursements of Realized Losses and
                                          Additional Trust Fund Expenses
                                          previously allocated to principal will
                                          not constitute distributions of
                                          principal for any purpose and will not
                                          result in an additional reduction in
                                          the Certificate Balance of the Class
                                          of Certificates in respect of which
                                          any such reimbursement is made.

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                                      S-19
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                                        The holders of the Certificates may also
                                          receive portions of any Prepayment
                                          Premiums, to the extent described
                                          under "DESCRIPTION OF THE CERTIFICATES
                                          --Distributions--Allocation of
                                          Prepayment Premiums" herein. Such
                                          distributions will be in addition to
                                          the distributions of interest, if any,
                                          made to such holders from the
                                          Available Distribution Amount on each
                                          Distribution Date.

 Advances ..............................Subject to a recoverability determination, as described herein,
                                          and further subject to the reduced
                                          advancing obligations in respect of
                                          certain Required Appraisal Loans (as
                                          defined herein) and certain Mortgage
                                          Loans as to which the Periodic Payment
                                          has been reduced as part of a
                                          modification or otherwise, the
                                          Master Servicer will be required to
                                          make advances (each, a "P&I Advance")
                                          with respect to each Distribution
                                          Date, in an amount that is generally
                                          equal to the aggregate of all
                                          Scheduled Payments (other than Balloon
                                          Payments) and any Assumed Scheduled
                                          Payments, net of related Servicing
                                          Fees and any related Principal
                                          Recovery Fees (each as defined
                                          herein), due or deemed due, as the
                                          case may be, on or in respect of the
                                          Mortgage Loans during the related
                                          Collection Period, in each case to the
                                          extent that such amount was not paid
                                          by or on behalf of the related
                                          borrower or otherwise collected as of
                                          the close of business on the related
                                          Determination Date. Pursuant to the
                                          terms of the Pooling and Servicing
                                          Agreement, if the Master Servicer
                                          fails to make a required P&I Advance,
                                          the Trustee shall then be obligated to
                                          make such P&I Advance, in each case
                                          subject to a recoverability
                                          determination, as described herein and
                                          further subject to the reduced
                                          advancing obligations in respect of
                                          certain Required Appraisal Loans and
                                          certain Mortgage Loans as to which the
                                          Periodic Payment has been reduced as
                                          part of a modification or otherwise.
                                          See "DESCRIPTION OF THE
                                          CERTIFICATES--Advances" herein.

                                        As described herein, the Master Servicer
                                          (or the Trustee) will be entitled to
                                          interest on any P&I Advance made by
                                          it, and each of the Master Servicer,
                                          the Special Servicer and the Trustee
                                          will be entitled to interest on
                                          certain reimbursable servicing
                                          expenses incurred by each of them
                                          (each such P&I Advance or expense, an
                                          "Advance"). Such interest will accrue
                                          from the date any such Advance is made
                                          or such servicing expense is incurred
                                          at a rate per annum equal to the
                                          "prime rate" published in the "Money
                                          Rates" section of The Wall Street
                                          Journal, as such "prime rate" may
                                          change from time to time (the
                                          "Reimbursement Rate"), compounded
                                          annually, and will be paid
                                          contemporaneously with the
                                          reimbursement of such P&I Advance or
                                          servicing expense out of general
                                          collections on the Mortgage Loans then
                                          on deposit in the Certificate Account.
                                          See "DESCRIPTION OF THE CERTIFICATES--
                                          Advances" herein and "DESCRIPTION OF
                                          THE CERTIFICATES--Advances in Respect
                                          of Delinquencies" and "DESCRIPTION OF
                                          THE POOLING AGREEMENTS--Certificate
                                          Account" in the Prospectus.

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                                      S-20
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 Compensating Interest Payments ........With respect to any Distribution Date, to the extent of an amount equal to
                                          the Master Servicing Fee plus any
                                          Prepayment Interest Excesses (each as
                                          defined herein) received during the
                                          related Collection Period, the Master
                                          Servicer is required to make a
                                          non-reimbursable payment (a
                                          "Compensating Interest Payment") with
                                          respect to each Distribution Date to
                                          cover the aggregate of any Prepayment
                                          Interest Shortfalls incurred during
                                          such Collection Period. A "Prepayment
                                          Interest Shortfall" is a shortfall in
                                          the collection of a full month's
                                          interest (net of the related Servicing
                                          Fees) and without regard to any
                                          Prepayment Premium actually collected
                                          on any Mortgage Loan (other than a
                                          Specially Serviced Mortgage Loan) by
                                          reason of a full or partial voluntary
                                          principal prepayment made prior to its
                                          Due Date in any Collection Period. A
                                          "Prepayment Interest Excess" is a
                                          payment of interest (net of the
                                          related Master Servicing Fee and the
                                          Trustee Fee) made in connection with
                                          any full or partial prepayment of a
                                          Mortgage Loan after its Due Date in
                                          any Collection Period, which payment
                                          of interest is intended to cover the
                                          period on and after such Due Date
                                          (exclusive of any Prepayment Premium
                                          actually collected). The "Net
                                          Aggregate Prepayment Interest
                                          Shortfall" for any Distribution Date
                                          will be the amount, if any, by which
                                          (a) the aggregate of any Prepayment
                                          Interest Shortfalls incurred during
                                          the related Collection Period exceeds
                                          (b) any Compensating Interest Payment
                                          made by the Master Servicer with
                                          respect to such Distribution Date. See
                                          "SERVICING OF THE MORTGAGE LOANS--
                                          Servicing and Other Compensation and
                                          Payment of Expenses" and "DESCRIPTION
                                          OF THE CERTIFICATES--Distributions--
                                          Distributable Certificate Interest"
                                          herein.

 Subordination; Allocation of Losses
  and Certain Expenses .................The rights of holders of the Class B,
                                          Class C, Class D, Class E and the
                                          Private Certificates (collectively,
                                          the "Subordinate Certificates") to
                                          receive distributions of amounts
                                          collected or advanced on the Mortgage
                                          Loans will, in each case, be
                                          subordinated, to the extent described
                                          herein, to the rights of holders of
                                          the Class A-1, Class A-2 and Class IO
                                          Certificates (collectively, the
                                          "Senior Certificates") and each other
                                          such Class of Subordinate
                                          Certificates, if any, with an earlier
                                          alphabetical class designation. This
                                          subordination is intended to enhance
                                          the likelihood of timely receipt by
                                          the holders of the Senior Certificates
                                          of the full amount of Distributable
                                          Certificate Interest payable in
                                          respect of such Classes of
                                          Certificates on each Distribution
                                          Date, and the ultimate receipt by the
                                          holders of the Senior Certificates
                                          (other than the Class IO Certificates)
                                          of principal equal to the entire
                                          respective Certificate Balances of the
                                          Class A-1 and Class A-2 Certificates.
                                          Similarly, but to decreasing degrees,
                                          this subordination is also intended to
                                          enhance the likelihood of timely
                                          receipt by the holders of the Class B,
                                          Class C, Class D and Class E
                                          Certificates (in such order) of the
                                          full amount of Distributable
                                          Certificate Interest payable in
                                          respect of such Classes of
                                          Certificates on each Distribution
                                          Date, and the ultimate receipt by the
                                          holders of such Certificates of

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                                      S-21
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                                          principal equal to the entire
                                          respective Certificate Balances of
                                          such Classes of Certificates. The
                                          protection afforded to the holders of
                                          the Senior Certificates and, to an
                                          increasingly lesser extent, each Class
                                          of Offered Certificates subordinate
                                          thereto by means of the subordination
                                          referred to above will be accomplished
                                          by (i) the application of the
                                          Available Distribution Amount on each
                                          Distribution Date in the order
                                          described above in this Summary under
                                          "Description of the Certificates--
                                          Distributions" and (ii) the allocation
                                          of Realized Losses and Additional
                                          Trust Fund Expenses as described
                                          below. No other form of credit support
                                          will be available for the benefit of
                                          the holders of the Offered
                                          Certificates.

                                        On each Distribution Date, following all
                                          distributions on the Certificates to
                                          be made on such date, the aggregate of
                                          all Realized Losses and Additional
                                          Trust Fund Expenses (to the extent
                                          such Additional Trust Fund Expenses
                                          are not covered by interest received
                                          on the Mortgage Loans) that have been
                                          incurred since the Cut-off Date
                                          through the end of the related
                                          Collection Period and that have not
                                          previously been allocated will be
                                          allocated, subject to the limitations
                                          described herein, first to the Private
                                          Certificates in the order described in
                                          the Pooling and Servicing Agreement,
                                          and then to the Class E, Class D,
                                          Class C and Class B Certificates, in
                                          that order, until the Certificate
                                          Balance of each such Class has been
                                          reduced to zero. Thereafter any
                                          additional Realized Losses and
                                          Additional Trust Fund Expenses will be
                                          allocated to the Class A-1 and Class
                                          A-2 Certificates, pro rata, in
                                          proportion to their outstanding
                                          Certificate Balances (in each case in
                                          reduction of their respective
                                          Certificate Balances as of the related
                                          Distribution Date), but in the
                                          aggregate only to the extent that the
                                          aggregate Certificate Balance of such
                                          Classes of Certificates remaining
                                          outstanding after giving effect to the
                                          distributions on such Distribution
                                          Date exceeds the aggregate Stated
                                          Principal Balance of the Mortgage Pool
                                          that will be outstanding immediately
                                          following such Distribution Date. See
                                          "DESCRIPTION OF THE CERTIFICATES--
                                          Subordination; Allocation of Losses
                                          and Certain Expenses" herein

                                        Any Realized Loss or Additional Trust
                                          Fund Expenses allocated in reduction
                                          of the Certificate Balance of any
                                          Class of Sequential Pay Certificates
                                          will result in a corresponding
                                          reduction in the notional amount of
                                          the related Component.

Treatment of REO Properties ............Notwithstanding that any Mortgaged
                                          Property may be acquired on behalf of
                                          the Certificateholders through
                                          foreclosure, deed in lieu of
                                          foreclosure or otherwise (such
                                          Mortgaged Property, upon acquisition,
                                          an "REO Property"), the related
                                          Mortgage Loan will be treated, for
                                          purposes of (i) determining
                                          distributions on the Certificates,
                                          (ii) allocating Realized Losses and
                                          Additional Trust Fund Expenses to the
                                          Certificates, and (iii) determining
                                          the amount of fees payable to the
                                          Trustee, the Master Servicer and the
                                          Special Servicer under the Pooling and
                                          Servicing Agree-

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                                      S-22
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                                          ment, as having remained outstanding
                                          until such REO Property is liquidated.
                                          In connection therewith, operating
                                          revenues and other proceeds derived
                                          from such REO Property (net of related
                                          operating costs, including certain
                                          reimbursements payable to the Master
                                          Servicer or the Special Servicer in
                                          connection with the operation and
                                          disposition of such REO Property) will
                                          be "applied" by the Master Servicer as
                                          principal, interest and other amounts
                                          that would have been "due" on such
                                          Mortgage Loan, and the Master Servicer
                                          will be required to make P&I Advances
                                          in respect of such Mortgage Loan, in
                                          each case as if such Mortgage Loan had
                                          remained outstanding.

Optional Termination ...................Each of the Depositor, the Master
                                          Servicer and the Special Servicer will
                                          have an option to purchase all of the
                                          Mortgage Loans and all REO Properties,
                                          if any, and thereby effect an early
                                          termination of the Trust Fund and an
                                          early retirement of the then
                                          outstanding Certificates, on any
                                          Distribution Date on which the
                                          aggregate Stated Principal Balance of
                                          the Mortgage Pool is less than 1% of
                                          the Initial Pool Balance. See
                                          "DESCRIPTION OF THE CERTIFICATES--
                                          Termination" herein and in the
                                          Prospectus.

Risk Factors ...........................There are material risks associated with an investment in the Offered
                                          Certificates. See "RISK FACTORS"
                                          herein and in the Prospectus.

Certain Investment Considerations ......The yield to maturity of the Class A-1,
                                          Class A-2, Class B, Class C, Class D
                                          and Class E Certificates purchased at
                                          a discount or premium will be affected
                                          by the rate and timing of prepayments
                                          and other unscheduled collections of
                                          principal on or in respect of the
                                          Mortgage Loans and the allocation
                                          thereof to reduce the Certificate
                                          Balance of such Certificate. An
                                          investor should consider, in the case
                                          of any such Certificate purchased at a
                                          discount, the risk that a slower than
                                          anticipated rate of prepayments could
                                          result in a lower than anticipated
                                          yield and, in the case of any such
                                          Certificate purchased at a premium,
                                          the risk that a faster than
                                          anticipated rate of prepayments could
                                          result in a lower than anticipated
                                          yield. THE YIELD TO MATURITY ON THE
                                          CLASS IO CERTIFICATES WILL BE HIGHLY
                                          SENSITIVE TO THE RATE AND TIMING OF
                                          PRINCIPAL PAYMENTS (INCLUDING BY
                                          REASON OF PREPAYMENTS, DEFAULTS AND
                                          LIQUIDATIONS) ON THE MORTGAGE LOANS
                                          AND INVESTORS IN THE CLASS IO
                                          CERTIFICATES SHOULD FULLY CONSIDER THE
                                          ASSOCIATED RISKS, INCLUDING THE RISK
                                          THAT A RAPID RATE OF PREPAYMENT OF THE
                                          MORTGAGE LOANS COULD RESULT IN THE
                                          FAILURE OF SUCH INVESTORS TO FULLY
                                          RECOUP THEIR INITIAL INVESTMENTS. See
                                          "YIELD AND MATURITY CONSIDERATIONS"
                                          herein and in the Prospectus. The
                                          allocation to any Class of Offered
                                          Certificates of any Prepayment Premium
                                          may be insufficient to offset fully
                                          any adverse effects on the reduction
                                          to the anticipated yield to maturity
                                          resulting from the corresponding
                                          principal prepayment. See "DESCRIPTION
                                          OF CERTIFICATES--Distributions--
                                          Allocation of Prepayment Premiums"
                                          herein.

                                        In addition, insofar as an investor's
                                          initial investment in any Offered
                                          Certificate (other than the Class IO
                                          Certificates) is returned in the

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                                      S-23
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                                          form of prepayments of principal
                                          thereon, there can be no assurance
                                          that such amounts can be reinvested in
                                          comparable alternative investments
                                          with comparable yields. Investors in
                                          the Offered Certificates should
                                          consider that, as of the Cut-Off Date,
                                          certain of the Mortgage Loans may be
                                          prepaid at any time and others may be
                                          prepaid at any time after the
                                          expiration of the applicable Lockout
                                          Period, subject, in most cases, to the
                                          payment of a Yield Maintenance Charge
                                          or Percentage Premium. See
                                          "DESCRIPTION OF THE MORTGAGE
                                          POOL--Certain Terms and Conditions of
                                          the Mortgage Loans--Prepayment
                                          Provisions" herein. Accordingly, the
                                          rate of prepayments on the Mortgage
                                          Loans is likely to be inversely
                                          related to the level of prevailing
                                          market interest rates (and,
                                          presumably, to the yields on
                                          comparable alternative investments).

Material Federal Income Tax
 Consequences ..........................One or more separate "real estate mortgage investment conduit" ("REMIC")
                                          elections will be made with respect to
                                          the Trust Fund for federal income tax
                                          purposes. The assets of the lowest
                                          tier REMIC will generally consist of
                                          the Mortgage Loans, any REO Properties
                                          acquired on behalf of the
                                          Certificateholders and the Certificate
                                          Account (see "DESCRIPTION OF THE
                                          POOLING AGREEMENTS--Certificate
                                          Account" in the Prospectus). For
                                          federal income tax purposes the REMIC
                                          Regular Certificates (or, in the case
                                          of the Class IO Certificates, each
                                          Component thereof) will represent
                                          "regular interests" in a REMIC and
                                          generally will be treated as debt
                                          instruments of such REMIC.

                                        The Class A-1, Class A-2, Class B, Class
                                          C and Class D Certificates will not,
                                          and the Class E and Class IO
                                          Certificates will, be treated as
                                          having been issued with original issue
                                          discount for federal income tax
                                          reporting purposes. The prepayment
                                          assumption that will be used for
                                          purposes of computing the accrual of
                                          original issue discount, market
                                          discount and premium, if any, for
                                          federal income tax purposes will be
                                          equal to a CPR (as defined herein) of
                                          0%. No representation is made that the
                                          Mortgage Loans will prepay at that
                                          rate or at any other rate.

                                        The Offered Certificates will be treated
                                          as "real estate assets" within the
                                          meaning of Section 856(c)(5)(A) of the
                                          Internal Revenue Code of 1986, as
                                          amended (the "Code"). In addition,
                                          interest (including original issue
                                          discount) on the Offered Certificates
                                          will be interest described in Section
                                          856(c)(3)(B) of the Code. However, the
                                          Offered Certificates will generally
                                          only be considered assets described in
                                          Section 7701(a)(19)(C) of the Code to
                                          the extent that the Mortgage Loans are
                                          secured by residential property and,
                                          accordingly, an investment in the
                                          Offered Certificates may not be
                                          suitable for certain thrift
                                          institutions.

                                        For further information regarding the
                                          federal income tax consequences of
                                          investing in the Offered Certificates,
                                          see "MATERIAL FEDERAL INCOME TAX
                                          CONSEQUENCES" herein and in the
                                          Prospectus.

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                                      S-24
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ERISA Considerations ...................A fiduciary of any employee benefit plan or other retirement arrangement
                                          subject to the Employee Retirement
                                          Income Security Act of 1974, as
                                          amended ("ERISA"), or Section 4975
                                          of the Code (each, a "Plan") should
                                          review carefully with its legal
                                          advisors whether the purchase or
                                          holding of Offered Certificates could
                                          give rise to a transaction that is
                                          prohibited or is not otherwise
                                          permitted either under ERISA or
                                          Section 4975 of the Code or whether
                                          there exists any statutory or
                                          administrative exemption applicable to
                                          an investment therein.

                                        The U.S. Department of Labor has issued
                                          to Merrill Lynch an individual
                                          exemption, Prohibited Transaction
                                          Exemption 90-29, which generally
                                          exempts from the application of
                                          certain of the prohibited transaction
                                          provisions of Section 406 (a) and (b)
                                          and 407(a) of ERISA, and the excise
                                          taxes imposed on such prohibited
                                          transactions by Sections 4975(a) and
                                          (b) of the Code and Section 502(i) of
                                          ERISA, transactions relating to the
                                          purchase, sale and holding of
                                          pass-through certificates underwritten
                                          by Merrill Lynch and the servicing and
                                          operation of related asset pools,
                                          provided that certain conditions are
                                          satisfied.

                                        The Depositor expects that the
                                          Prohibited Transaction Exemption will
                                          generally apply to the Class A-1,
                                          Class A-2 and Class IO Certificates,
                                          but it will not apply to the other
                                          Classes of Offered Certificates.
                                          ACCORDINGLY, EXCEPT AS DESCRIBED
                                          HEREIN, THE CLASS B, CLASS C, CLASS D
                                          AND CLASS E CERTIFICATES MAY NOT BE
                                          ACQUIRED BY A PLAN OR ANY INVESTOR
                                          HOLDING ASSETS OF A PLAN. Purchasers
                                          using insurance company general
                                          account funds to effect such purchase
                                          should consider the availability of
                                          Prohibited Transaction Class Exemption
                                          95-60 issued by the U.S. Department of
                                          Labor. See "ERISA CONSIDERATIONS"
                                          herein and in the Prospectus.

Ratings ................................It is a condition of their issuance that the Class A-1, Class A-2, Class B,
                                          Class C, Class D, Class E and Class IO
                                          Certificates receive the ratings from
                                          Moody's Investors Service, Inc.
                                          ("Moody's") and Standard & Poor's
                                          Ratings Services, a division of The
                                          McGraw-Hill Companies, Inc.
                                          ("Standard & Poor's" and together with
                                          Moody's, the "Rating Agencies") set
                                          forth on the cover page of this
                                          Prospectus Supplement. The ratings on
                                          the Offered Certificates address the
                                          likelihood of the timely receipt by
                                          holders thereof of all distributions
                                          of interest to which they are entitled
                                          and, except in the case of the Class
                                          IO Certificates, distributions of
                                          principal sufficient to reduce the
                                          Certificate Balance of each Class of
                                          Offered Certificates to zero by the
                                          Rated Final Distribution Date, which
                                          is the first Distribution Date that
                                          follows the second anniversary of the
                                          end of the amortization term for the
                                          Mortgage Loan that, as of the Cut-Off
                                          Date, has the longest remaining
                                          amortization term. A security rating
                                          is not a recommendation to buy, sell
                                          or hold securities and may be subject
                                          to revision or withdrawal at any time
                                          by the assigning rating organization.
                                          A security rating does not represent
                                          any assessment of (i) the likelihood
                                          or frequency of principal

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                          prepayments on the Mortgage Loans,
                                          (ii) the degree to which such
                                          prepayments might differ from those
                                          originally anticipated or (iii)
                                          whether and to what extent Prepayment
                                          Premiums, Additional Interest and Net
                                          Default Interest will be received.
                                          Also, a security rating does not
                                          represent any assessment of the yield
                                          to maturity that investors may
                                          experience or the possibility that the
                                          holders of the Class IO Certificates
                                          might not fully recover their
                                          investment in the event of rapid
                                          prepayments of the Mortgage Loans
                                          (including both voluntary and
                                          involuntary prepayments). See
                                          "RATINGS" herein and "RISK FACTORS--
                                          Limited Nature of Ratings" in the
                                          Prospectus.

Legal Investment .......................None of the Certificates will constitute
                                          "mortgage related securities" pursuant
                                          to the Secondary Mortgage Market
                                          Enhancement Act of 1984, as amended
                                          ("SMMEA"). As a result, the
                                          appropriate characterization of the
                                          Certificates under various legal
                                          investment restrictions, and thus the
                                          ability of investors subject to these
                                          restrictions to purchase the
                                          Certificates of any Class, may be
                                          subject to significant interpretative
                                          uncertainties. In addition,
                                          institutions whose investment
                                          activities are subject to review by
                                          federal or state regulatory
                                          authorities may be or may become
                                          subject to restrictions on the
                                          investment by such institutions in
                                          certain forms of mortgage backed
                                          securities. Investors should consult
                                          their own legal advisors to determine
                                          whether and to what extent the Offered
                                          Certificates constitute legal
                                          investments for them. See "LEGAL
                                          INVESTMENT" herein and in the
                                          Prospectus.

--------------------------------------------------------------------------------

                                  RISK FACTORS

     Prospective purchasers of the Offered Certificates of any Class should consider, among other things, the following risk factors (as well as the risk factors set forth under "RISK FACTORS" in the Prospectus) in connection with an investment therein. Additional risk factors are set forth elsewhere in this Prospectus Supplement under separate headings in connection with discussions regarding particular aspects of assets of the Trust Fund or the Offered Certificates.

THE CERTIFICATES

     Limited Liquidity. There is currently no secondary market for the Offered Certificates. While each of the Underwriters currently intends to make a secondary market in the Offered Certificates, none is under any obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of the Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence, for example, interests solely in single-family mortgage loans. The Certificates will not be listed on any securities exchange.

     Certain Yield and Maturity Considerations. The yield on any Offered Certificate that is purchased at a discount or premium will be affected by (i) the rate and timing of principal payments and collections on the Mortgage Loans, particularly unscheduled payments or collections in the form of voluntary prepayments of principal or unscheduled recoveries of principal due to defaults, casualties or condemnations whether before or after the scheduled maturity date of the related Mortgage Loans, and (ii) the order of priority of distributions of principal in respect of the Certificates. The rate and timing of unscheduled payments and collections of principal on the Mortgage Loans is impossible to accurately predict and will be affected by a variety of factors, including, without limitation, the level of prevailing interest rates, restrictions on voluntary prepayments contained in the promissory notes (the "Mortgage Notes"), the availability of mortgage credit and other economic, demographic, geographic, tax and legal factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, borrowers under the Mortgage Loans will have an increased incentive to prepay. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in reduction of the Certificate Balance of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable in its entirety in respect of each remaining Class of Certificates (except for the Class IO Certificates), sequentially in alphabetical and numerical order of Class designation, until the Certificate Balance of each such Class is, in turn, reduced to zero. See "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of the Available Distribution Amount" herein. Accordingly, the actual rate of principal payments on the Mortgage Loans may have different effects on the yields of the respective Classes of Offered Certificates. Any payment of principal in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the related Component. Thus, the yield on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans, and the faster the rate at which the notional amounts of the Components are reduced, the greater will be the negative effect on the yield of the Class IO Certificates, to the extent such effect is not offset by distributions of a portion of any applicable Prepayment Premiums to the holders thereof, as described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of Prepayment Premiums" herein. In addition, the Mortgage Loans may not require the payment of Prepayment Premiums in the event of involuntary prepayments resulting from casualty or condemnation. Accordingly, prospective investors in the Class IO Certificates should consider the associated risks, including the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to recoup their initial investments.

     The yield on any Offered Certificate also will be affected by the rate and timing of losses attributable to defaults on the Mortgage Loans, the severity of such losses and the extent to which such losses and related expenses are applied in reduction of the actual or notional principal amount of such Certificate or otherwise reduce the amount of funds available for distribution to the holder of such Certificate. To the extent described herein, the Private Certificates are subordinate in right and time of payment to the Offered Certificates and will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans prior to the Offered Certificates; and the Class B, Class C, Class D and Class E Certificates are subordinate in right and time of payment to the Class A-1, Class A-2 and Class IO Certificates and will bear such shortfalls in collections and losses prior to the Class A-1, Class A-2 and Class IO Certificates, in reverse alphabetical order of Class designation. Even though the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero, the Class A-1 and Class A-2 Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in proportion to their outstanding Certificate Balances. On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses that have been incurred since the Cut-off Date through the end of the related Collection Period and that have not previously been allocated to the Certificates will be allocated, subject to the limitations described herein, first to the Private Certificates in the order described in the Pooling and Servicing Agreement, and then to the Class E, Class D, Class C and Class B Certificates, in that order, until the Certificate Balance of each such Class has been reduced to zero. Thereafter any additional Realized Losses and Additional Trust Fund Expenses will be allocated to the Class A-1 and Class A-2 Certificates, pro rata in proportion to their outstanding Certificate Balances (in each case in reduction of their respective Certificate Balances as of the related Distribution Date), but in the aggregate only to the extent that the aggregate Certificate Balance of such Classes of Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. See "DESCRIPTION OF THE CERTIFICATES--Subordination; Allocation of Losses and Certain Expenses" herein. Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the related Component. See "DESCRIPTION OF THE CERTIFICATES--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein and "YIELD AND MATURITY CONSIDERATIONS" herein and in the Prospectus.

     The Pass-Through Rate applicable to the Class B, Class C, Class D and Class E Certificates for each Distribution Date will equal the Weighted Average Net Mortgage Rate minus 1.41%, 1.25%, 0.90% and 0.56%, respectively (but not less than zero), the Strip Rate applicable to the Class A-1 and Class A-2 Components for each Distribution Date will equal the Weighted Average Net Mortgage Rate minus 6.22% and 6.39%, respectively (but not less than zero), and the Strip Rate applicable to the Class F, Class G, Class H, Class J and Class K Component for each Distribution Date will each equal the Weighted Average Net Mortgage Rate minus 6.25% (but not less than zero). Accordingly, the Pass-Through Rate on such Classes of Certificates and the Strip Rate on such Components and, correspondingly, the yield on the Class IO Certificates, will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and liquidations. See "DESCRIPTION OF THE CERTIFICATES--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein and "YIELD AND MATURITY CONSIDERATIONS" herein and in the Prospectus.

     Potential Conflicts of Interest. It is anticipated that one or more affiliates of the initial Special Servicer may purchase all of the Class F, Class G, Class H, Class J and Class K Certificates shortly after the Closing Date. Subject to certain conditions described herein, the Pooling and Servicing Agreement will permit the holder (or holders) of the majority of the Voting Rights allocated to holders of the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 20% of its original Certificate Balance and 1% of the aggregate Certificate Balance of all Sequential Pay Certificates (or if no Class of Sequential Pay Certificates has a Certificate Balance that is greater than 20% of its original Certificate Balance and 1% of the aggregate Certificate Balance of all Sequential Pay Certificates, the Class of Sequential Pay Certificates with the latest alphabetical Class designation) to replace the Special Servicer or any successor thereafter appointed and to select the Controlling Class Representative from whom the Special Servicer will seek advice and approval and take direction under certain circumstances, as described herein. The replacement Special Servicer may be a Certificateholder of such Class or an affiliate of any such Certificateholder. As described herein, the Special Servicer will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein. Although the initial Special Servicer will be obligated to observe the terms of the Pooling and Servicing Agreement and will be governed by the servicing standard described herein, it may, especially if it or an affiliate is a Certificateholder, have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of other Classes of Offered Certificates. For instance, a Special Servicer that is a Certificateholder could seek to mitigate the potential for loss to its Class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. However, such action could result in less proceeds to the Trust Fund than would have been realized if earlier action had been taken. To the extent a Controlling Class Representative has been elected with respect to any Specially

Serviced Mortgage Loan, the Special Servicer may, at the direction of the Controlling Class Representative, take actions with respect to such Specially Serviced Mortgage Loan that could adversely affect the holders of some or all of the Classes of Offered Certificates. See "SERVICING OF THE MORTGAGE LOANS--The Special Servicer" herein.

     Risk of Year 2000. The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. The Master Servicer and the Trustee are currently modifying their computer systems and applications such that they will be year 2000 compliant by August 31, 1999. If the Master Servicer or the Trustee is unable to complete such modifications by the year 2000, the ability of the Master Servicer or Trustee to service the Mortgage Loans and make distributions to the Certificateholders, respectively, may be materially and adversely affected.

THE MORTGAGE LOANS

     Risks of Lending on Income-Producing Properties. The Mortgaged Properties consist entirely of income-producing real estate. Lending on the security of income-producing real estate is generally viewed as exposing a lender to a greater risk of loss than lending on the security of single-family residences. Income property lending typically involves larger loans than single-family lending. In addition, and unlike loans made on the security of single-family residences, repayment of loans made on the security of income-producing real property depends upon the ability of the related real estate project (i) to generate rental income sufficient to pay operating expenses and leasing commissions, to make necessary repairs, tenant improvements and capital improvements and to pay debt service and (ii) in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to repay the loan at maturity by sale or refinancing. A number of factors, many beyond the control of the property owner, can affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are economic conditions generally and in the area of the project, the age, quality and design of the project and the degree to which it competes with other projects in the area, changes or continued weakness in specific industry segments, increases in operating costs, the willingness and ability of the owner to provide capable property management and maintenance and, in the case of Mortgaged Properties that are retail, industrial/warehouse or office properties, the degree to which the project's revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants. If leases are not renewed or replaced, if tenants default and/or if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing, and changes in interest rate levels that may adversely affect the value of a project (and thus the borrower's ability to repay the loan at maturity by sale or refinancing) without necessarily affecting the ability to generate current income.

     In addition, particular types of income properties are exposed to particular risks. For instance, office properties may require their owners to expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space. Also, office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive. Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Shopping centers, in general, are affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, and a particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding such tenant's continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers). Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Self storage facilities are also part of a market that contains low barriers to entry and due to the privacy considerations applicable to self storage facilities, may increase environmental risks.

     Various factors, including location, quality and franchise affiliation (or lack thereof), affect the economic viability of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that a consumer is willing to pay for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel rooms generally are rented for short periods of time, hotel properties tend to be more sensitive to adverse economic conditions and competition than do other commercial properties. In addition, the successful operation of a hospitality property with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hotel property as a result of foreclosure may be unable to succeed to the borrower's rights under the franchise license agreement. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements and may not be transferable. See "RISK FACTORS--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" in the Prospectus.

     Nonrecourse Mortgage Loans. The Mortgage Loans are not insured or guaranteed by any governmental entity or private mortgage insurer. The Depositor has not undertaken any evaluation of the significance of the recourse provisions of Mortgage Loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, investors should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and such other assets, if any, as were pledged to secure a Mortgage Loan.

     Environmental Law Considerations. Contamination of real property may give rise to a lien on that property to assure payment of the cost of clean-up or, in certain circumstances, may result in liability to the lender for that cost. Such contamination may also reduce the value of a property. Payment for the cost of clean-up may reduce funds available to pay debt service. A "Phase I" environmental site assessment was performed at each of the Mortgaged Properties and in certain cases, additional environmental testing, as recommended by such "Phase I" assessment, was performed. See "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property Condition--Environmental and Engineering Assessments" herein.

     The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans", "RISK FACTORS--Environmental Risks" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Environmental Considerations" in the Prospectus.

     Balloon Payments. Three hundred twenty-five (325) Mortgage Loans (83%) (the "Balloon Loans"), do not fully amortize over their terms to maturity and have a Balloon Payment due at maturity. Mortgage Loans with Balloon Payments involve a greater risk to a lender than Fully Amortizing Loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. Moreover, and whether or not losses are ultimately sustained, any delay in the collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates will likely extend the weighted average life of such Class. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the Mortgaged Property, the financial condition and operating history of the borrower and the Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. See "RISK FACTORS--Balloon Payments; Borrower Default" in the Prospectus.

     In order to maximize recoveries on defaulted Mortgage Loans, the Pooling and Servicing Agreement permits the Master Servicer, or the Special Servicer, to extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is imminent; subject, however, tothe limitations described under "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan, will likely extend the weighted average life of such Class of Offered Certificates. See "YIELD AND MATURITY CONSIDERATIONS" herein and in the Prospectus.

     Risk of Subordinated Debt and Other Financing. As of the Cut-Off Date, the Mortgaged Properties securing seven Mortgage Loans (2%) (control numbers 202, 204, 208, 210, 233, 240 and 435), are encumbered by secured subordinated debt. The existence of secured subordinated debt encumbering any Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the Trust Fund) on the Mortgaged Property could be delayed. Notwithstanding, with respect to many of the Mortgage Loans, the Mortgage Loan documents do not prohibit the borrower from incurring additional indebtedness which is not secured by a lien on the related Mortgaged Properties. A default by the borrower on such additional indebtedness could impair the borrower's financial condition and result in the bankruptcy or receivership of the borrower in which event foreclosure by the Trust Fund on the Mortgaged Property would be delayed. With respect to one Mortgage Loan, (1%) (control number 324), Daiwa has made a "subordinate" loan to a borrower secured by a pledge of the limited partnership interest in the borrower. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Subordinate Financing" and "--Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

     Related Borrowers. While there are no related borrower concentrations in excess of 3% of the Initial Pool Balance, certain borrowers under the Mortgage Loans are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related Mortgage Loans or Mortgaged Properties could also affect other Mortgage Loans or Mortgaged Properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the Mortgaged Properties of that borrower and its affiliates and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the Mortgage Loans. For example, if a person that owns or directly or indirectly controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one or more other Mortgaged Properties in order to satisfy current expenses with respect to the Mortgaged Property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related Mortgage Loans. See Annex A, attached hereto which indicates the Mortgage Loans with affiliated borrowers.

     Geographic Concentration of Properties Increasing Isolated Geographic Risk. Ninety-two (92) Mortgaged Properties (18%) and forty-nine (49) Mortgaged Properties (17%) are located in Texas and California, respectively. In general, such concentrations increase the exposure of the Mortgage Loans to any adverse economic or other developments that may occur in Texas and California.

     Concentration of Mortgage Loans. Several of the Mortgage Loans, individually or together with other Mortgage Loans with which they are cross-collateralized, have Cut-Off Date Balances that are substantially higher than the average Cut-Off Date Balance.

     In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed. Concentration of borrower representation in a mortgage pool also poses increased risks. For instance, if a borrower that owns several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, or at another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Periodic Payments for an indefinite period on all of the related Mortgage Loans.

     Risks of Different Timing of Mortgage Loan Amortization. If and as principal payments, property releases, or prepayments are made on a Mortgage Loan, the remaining Mortgage Pool may be subject to more concentrated risk with respect to the diversity of properties, types of properties and property characteristics and with respect to the number of borrowers. See each table entitled "Stated Remaining Terms to Maturity" under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" for a description of the respective maturity dates of the Mortgage Loans. Because principal on the Offered Certificates (other than the Class IO Certificates) is payable in sequential order to the extent described herein under "DESCRIPTION OF CERTIFICATES--Distributions", Classes that have a lower priority of distributions are more likely to be exposed to the risk of concentration discussed under "--Concentration of Mortgage Loans" above than Classes with a higher sequential priority.

     Ground Leases and Other Leasehold Interests. Certain of the Mortgage Loans, are secured in whole or in part by leasehold interests. Pursuant to Section 365(h) of the Bankruptcy Code, ground lessees are currently afforded rights not to treat a ground lease as terminated and to remain in possession of their leased premises upon the bankruptcy of their ground lessor and the rejection of the ground lease by the representative of such ground lessor's bankruptcy estate. The leasehold mortgages provide that the borrower may not elect to treat the ground lease as terminated on account of any such bankruptcy of, and rejection by, the ground lessor without the prior approval of the holder of the Mortgage Note. In the event of a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject (terminate) any or all of its ground leases. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related Mortgage.

     Mortgage Loan Sellers. The applicable Mortgage Loan Seller will be the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and neither the Depositor nor any of its other affiliates will be obligated to repurchase any Mortgage Loan in connection with either a breach of the applicable Mortgage Loan Seller's representations and warranties or any document defects, if the applicable Mortgage Loan Seller (or Daiwa Finance Corp. with respect to Mortgage Loans to be sold by Daiwa Real Estate Finance Corp.), defaults on its obligation to do so. There can be no assurance that any of the Mortgage Loan Sellers will have the financial ability to effect such repurchases. See "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" herein and "DESCRIPTION OF THE POOLING AGREEMENTS--Representations and Warranties; Repurchases" in the Prospectus.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool is expected to consist of 401 conventional, fixed rate Mortgage Loans with an aggregate Cut-Off Date Balance of $1,088,335,035 (the "Initial Pool Balance") which are secured by first liens on 404 commercial and multifamily properties. The Cut-Off Date Balances of the Mortgage Loans will range from $179,680 to $18,964,067 and the Mortgage Loans will have an average Cut-Off Date Balance of $2,714,052. All loan balances and percentages are subject to a variance of plus or minus 5%. The "Cut-Off Date Balance" of any Mortgage Loan will equal the unpaid principal balance thereof as of the Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. All percentages referred to herein without further description are approximate percentages by Initial Pool Balance. References to percentages of Mortgaged Properties are references to the percentages of the Initial Pool Balance represented by the portion of the Cut-Off Date Balance of the related Mortgage Loans represented by such Mortgaged Properties.

     All of the Mortgage Loans are generally non-recourse obligations of the respective borrowers. No Mortgage Loan will be insured or guaranteed by any governmental entity or private insurer.

     All but four of the Mortgage Loans are secured by a first mortgage lien on the borrower's fee simple estate (except as set forth below) in one or more income-producing real properties (each, a "Mortgaged Property"). Four of


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

the Mortgage Loans (1%) (control numbers 118, 119, 233 and 329) are secured by a first mortgage lien on the borrower's leasehold estate in the related Mortgaged Property.

     Two hundred forty-one (241) Mortgage Loans (42%) were acquired by the Depositor from Daiwa, which originated such Mortgage Loans or acquired such Mortgage Loans from one of the participants in its commercial and multifamily mortgage loan conduit program concurrently with or shortly after origination, or in the case of 79 Mortgage Loans (6%), acquired such Mortgage Loans in secondary market purchases. One hundred sixty (160) Mortgage Loans (58%), will be acquired by the Depositor from MLMCI, which acquired such Mortgage Loans from one of the participants in its commercial and multifamily mortgage loan conduit program concurrently with or shortly after origination, or in the case of thirteen (13) Mortgage Loans (5%), acquired such Mortgage Loans in a secondary market purchase.

     Set forth below is the approximate percentage of the Initial Pool Balance represented by the Mortgage Loans originated in the indicated year:

                                                         % OF
                                                     INITIAL POOL
                 YEAR                                   BALANCE
                 ----                                ------------

                 1995                                      2%
                 1996                                      3%
                 1997                                     88%
                 1998                                      8%

     None of the Mortgage Loans will be 30 days or more delinquent as of the Cut-Off Date.

     No Mortgage Loan or group of Mortgage Loans to one borrower or group of related borrowers exceeds 3% of the Initial Pool Balance. Mortgage Loans to one borrower or a group of related borrowers are identified on Annex A hereto. See "--Additional Mortgage Loan Information" and "RISK FACTORS--Related Borrowers" herein.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at Mortgage Rates that will remain fixed for their remaining terms, except with respect to the ARD Loans which provide for an increase in the interest rate accruing on such Mortgage Loans after their respective Anticipated Repayment Dates. One hundred fifty-six (156) Mortgage Loans (40%) accrue interest on the basis (a "30/360 basis") of a 360-day year consisting of twelve 30-day months and 245 Mortgage Loans (60%) accrue interest on the basis (an "actual/360 basis") of the actual number of days elapsed over a 360-day year.

     Due Dates. All of the Mortgage Loans have Due Dates (that is, the dates upon which the related Periodic Payments become due) that occur on the first day of each month that a payment is due. Periodic Payments are due monthly with respect to all of the Mortgage Loans, except that one Mortgage Loan's (control number 300) Balloon Payment is due on the fifth day of the month.

     Amortization. Three hundred twenty-five (325) Mortgage Loans (83%) provide for Periodic Payments based on amortization schedules significantly longer than their respective remaining terms to maturity. As a result, such Mortgage Loans (the "Balloon Loans") will have substantial principal amounts due and payable (each such amount, together with the corresponding payment of interest, a "Balloon Payment") on their respective scheduled maturity dates, unless prepaid prior thereto. See "RISK FACTORS--The Mortgage Loans--Balloon Payments" herein and "RISK FACTORS--Balloon Payments; Borrower Default" in the Prospectus. Fifteen (15) Mortgage Loans (7%) (the "ARD Loans") fully amortize through their respective remaining terms to maturity, but provide that after a date set forth in the respective Mortgage Loan documents (each such date, an "Anticipated Repayment Date"), interest will accrue on each ARD Loan at an interest rate above the Mortgage Rate (the "Adjusted Mortgage Rate") and, in addition to its obligation to make its scheduled Periodic Payments, the related borrower will be obligated to apply all monthly cash flow generated by the related Mortgaged Property in excess of regular debt service payments (without giving effect to the Adjusted Mortgage Rate), reserves and certain other property expenses (the "Remaining Cash Flow") to the repayment of principal of such Mortgage Loan. The excess interest which accrues on each ARD Loan and is attributable to the difference between the Adjusted Mortgage Rate and the related original Mortgage Rate (the


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

"Additional Interest") will be deferred until the principal balance of such ARD Loan has been reduced to zero and bears interest at the Adjusted Mortgage Rate to the extent permitted by law. With respect to such Mortgage Loans, no Prepayment Premiums will be due in connection with any principal prepayment on or after the Anticipated Repayment Date. No holders of REMIC Regular Certificates will be entitled to receive distributions of Additional Interest. Sixty-one (61) Mortgage Loans (10%) (the "Fully Amortizing Loans"), other than the ARD Loans, fully or substantially amortize through their respective remaining terms to maturity.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayments. In general, the Mortgage Loans (other than the Mortgage Loans described in the next succeeding paragraph): (i) prohibit voluntary prepayments of principal for a period (a "Lockout Period") ending on a date specified in the related Mortgage Note (as defined herein) and, in general, thereafter impose a Yield Maintenance Charge or Percentage Premium (each as defined herein) for most of their respective remaining terms to maturity (269 Mortgage Loans (67%)); (ii) prohibit voluntary prepayments of principal for most of their remaining term, to maturity (two Mortgage Loans (2%)); (iii) permit voluntary prepayments provided that the prepayment is accompanied by a Yield Maintenance Charge and a Percentage Premium in excess of the amount prepaid for most of their respective terms to maturity (81 Mortgage Loans (7%)); (iv) permit voluntary principal prepayments provided that the prepayment is accompanied by a Yield Maintenance Charge or a Percentage Premium in excess of the amount prepaid for most of their respective remaining terms to maturity (three Mortgage Loans (1%)); or (v) prohibit prepayment for a period, then require that a prepayment is accompanied with a Yield Maintenance Charge for a period, and then a Percentage Premium in excess of the amount prepaid for most of their respective remaining terms to maturity (one Mortgage Loan (0.4%)). See "--Additional Mortgage Loan Information" herein. With respect to the ARD Loans, voluntary principal prepayments after the Anticipated Repayment Date are permitted without material restrictions. The ability of the Master Servicer or a Special Servicer to waive or modify the terms of any Mortgage Loan relating to the payment of a Prepayment Premium is limited as described herein. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein. The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium, or as to the collectability of any Prepayment Premium.

     Defeasance. Forty-five (45) Mortgage Loans (23%), during their respective Lockout Periods (which prohibit prepayment for most of the term), but beginning not earlier than two years after the Closing Date, provide that, in general, under certain conditions, the related borrower may substitute a pledge of "Defeasance Collateral" in exchange for a release of the Mortgaged Property from the lien of the related Mortgage. In general, "Defeasance Collateral" is non-callable United States Treasury obligations that provide for payments that reflect, as closely as possible, the remaining scheduled payments in respect of the related Mortgage Loan. Such obligations must provide for payments on or prior, but as close as possible, to each successive Due Date (or, in the case of the ARD Loans, the Anticipated Repayment Date) with respect to the defeased Mortgage Loan, with each such payment being equal to or greater than (with any excess to be returned to the borrower) the Periodic Payments and the Balloon Payment with respect to such defeased Mortgage Loan (or, in the case of an ARD Loan, the payment anticipated on the related Anticipated Repayment Date).

     Nonrecourse Obligations. The Mortgage Loans are generally non-recourse obligations of the respective borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. No Mortgage Loan will be insured or guaranteed by any governmental entity or private insurer.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. Generally, the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in most circumstances, (i) permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or (ii) prohibit the borrower from doing so without the consent of the holder of the Mortgage, which consent, in certain cases, may not be unreasonably withheld if certain conditions are met. As provided in the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trust Fund, will determine, in a manner consistent with the servicing standard described herein under "SERVICING OF THE MORTGAGE LOANS--General," whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans. Four groups of Mortgage Loans (3%) (control numbers 191, 179 and 216; control numbers 395 and 396; control numbers 418, 419 and 420; and control numbers 466, 467, and
468) are cross-collateralized and cross-defaulted with the other Mortgage Loans in the group. No Mortgage Loans are cross-collateralized or cross-defaulted with any loans which are not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

ASSESSMENT OF PROPERTY CONDITION

     Property Inspection. All but one (control number 451) of the Mortgaged Properties were inspected in connection with the origination or acquisition of the related Mortgage Loans by or on behalf of the originator or the related Mortgage Loan Seller to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the Offered Certificates and for which adequate reserves have not been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. The primary purpose of each appraisal was to provide an opinion of the fair market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of value.

     Environmental Assessments. A "Phase I" environmental site assessment was performed with respect to all the Mortgaged Properties in connection with the origination of the related Mortgage Loans. In certain cases, additional environmental testing, as recommended by such "Phase I" assessment, was performed. In each case where environmental assessments recommended further action, the originator of the related Mortgage Loan determined that the necessary remediation or testing was being undertaken in a satisfactory manner or that such remediation or testing would be adequately addressed post-closing. In some instances, the originator of the related Mortgage Loan required that reserves be established to cover the estimated cost of such remediation. Generally, with respect to such Mortgaged Properties, the related borrowers were required to deposit with the lender or its designee at the origination of the related Mortgage Loans an amount equal to approximately 125% of the licensed inspector's estimated cost of the recommended action.

     Engineering Assessments. A licensed engineer or architect inspected the related Mortgaged Property with respect to all but one (control number 451) of the Mortgage Loans to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Certain of the resulting reports indicated certain deferred maintenance items and/or recommended capital improvements with respect to certain of such Mortgaged Properties. The related borrowers generally deposited with the Lender or its designee at the origination of the related Mortgage Loans an amount equal to approximately 125% of the licensed engineer's or architect's estimated cost of any material recommended repairs, corrections or replacements not completed by closing, to assure their completion.

     Earthquake Analyses. Except for seven Mortgage Loans (0.53%) (control numbers 405, 410, 411, 412, 423, 429 and 433), an architectural and engineering consultant performed an analysis on all of the Mortgaged Properties located in the State of California in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss or bounded maximum loss for the property in an earthquake scenario. The resulting reports, which were prepared not earlier than six months prior to origination, concluded that (i) with respect to the Mortgage Loans originated or acquired by MLMCI, in the event of an earthquake, with one exception (control number 109), none of the related Mortgaged Properties would suffer a bounded maximum loss over a 50-year period in excess of 20% of the amount of the estimated replacement cost of the improvements and (ii) with respect to the Mortgage Loans originated or acquired by Daiwa, that in the event of an earthquake, with one exception (control number
526), none of the related Mortgaged Properties for which an analysis was performed would suffer a maximum probable loss over a 50-year period in excess of 25%.

     Zoning Compliance. Due to changes in applicable building and zoning ordinances and codes ("Zoning Laws") affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties and for other reasons, certain improvements thereon may not comply fully with current Zoning Laws, including density, use, parking and set back requirements, but qualify as permitted non-conforming uses. Such changes may limit the ability of the borrower to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto and may adversely affect the ability of the borrower to meet its Mortgage Loan obligations from cash flow. While it is expected that insurance proceeds would be available for application to the related Mortgage Loan if a substantial casualty were to occur, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full or that, if the Mortgaged Property were to be repaired or restored in conformity with current law, whether the value of the related Mortgaged Property or its revenue producing potential would be diminished.

LARGEST MORTGAGE LOANS

     Set forth below is a description of the five largest Mortgage Loans or cross-collateralized Mortgage Loans by Cut-Off Date Balance. Additional data with respect to such Mortgage Loans, to the extent applicable, is set forth in Annex A hereto.

     Canyon Crest Shopping Center. One of the Mortgage Loans is secured by a fee mortgage encumbering Canyon Crest Shopping Center, a 249,187 net rentable square foot anchored shopping center located in Riverside, California (the "Canyon Crest Mortgage Loan"). The Canyon Crest Mortgage Loan was originated by L. J. Melody & Company on or about December 22, 1997 and was acquired by MLMCI concurrently therewith. As of the Cut-Off Date, the outstanding principal balance of the Canyon Crest Mortgage Loan is $18,964,067 (2%).

     The Canyon Crest Mortgage Loan was made to Canyon Crest Towne Centre, LLC, a California limited liability company. The managing member of the borrowing entity is Thompson Properties, Inc.

     Canyon Crest Shopping Center, totaling 249,187 gross square feet, was completed in 1978. The property is located on approximately 22.1 acres along Central Avenue, Canyon Crest Drive and El Cerrito Drive approximately one mile west of State Route 60 (Moreno Valley Freeway). Major tenants include Ralph's Alpha Beta, Thrifty Drug, and Canyon Crest Athletic Center. The tenants listed in the immediately preceding sentence occupy 14.1%, 7.1%, and 10.0%, respectively, of Canyon Crest Towne Center's net rentable area. As of January 23, 1998, the property was 90% occupied. As of November 2, 1997, the appraised value of the property was $25,400,000.

     Ebbets Field Apartments. One of the Mortgage Loans is secured by a fee mortgage encumbering Ebbets Field Apartments, an 1,318 unit multifamily apartment building located in Brooklyn, New York (the "Ebbets Field Mortgage Loan"). The Ebbets Field Mortgage Loan was originated by Univest Mortgage Capital, LLC on or about July 22, 1997 and was acquired by Daiwa Finance Corp. concurrently therewith. As of the Cut-Off Date, the outstanding principal balance of the Ebbets Field Mortgage Loan is $17,638,089 (2%).

     The Ebbets Field Mortgage Loan was made to Fieldbridge Associates, LLC, a New York limited liability corporation. The managing member of the borrowing entity is Fieldbridge SPC Corp.

     Ebbets Field Apartments, totaling approximately 1,100,000 gross square feet, was completed in 1962. Ebbets Field Apartments is located on approximately
6.50 acres along Bedford Avenue in the Crown Heights section of Brooklyn and is within one-half mile of Prospect Park, the Brooklyn Botanical Gardens, the Brooklyn Museum and Grand Army Plaza. As of year end, 1997, the property was approximately 98% occupied. As of April 1, 1997, the appraised value of the property was $25,300,000.

     Chelsea Mini Storage. One of the mortgage loans is secured by a fee mortgage encumbering Chelsea Mini Storage, a 725,061 net rentable square foot industrial building located in the New York City borough of Manhattan (the "Chelsea Mini Storage Mortgage Loan"). The Chelsea Mini Storage Mortgage Loan was originated by Merrill Lynch Credit Corporation on or about November 26, 1997 and was acquired by MLMCI concurrently therewith. As of the Cut-Off Date, the outstanding principal balance of the Chelsea Mini Storage Mortgage Loan is$16,047,888 (1%).

     The Chelsea Mini Storage Mortgage Loan was made to Waterfront N.Y. L.P., a New York limited partnership. The managing general partner of the borrowing entity is Bedrock Bender Corp.

     Chelsea Mini Storage, totaling 1,001,500 gross square feet, was built about the turn of the century and has been renovated/modified/upgraded on numerous occasions. The property is located on an entire city block between


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

11th/12th Avenues and West 27th/West 28th Streets. Major tenants include Chelsea Mini Storage and Central Moving and Storage. The tenants listed in the immediately preceding sentence occupy 44.3% and 22.1%, respectively, of Chelsea Mini Storage's net rentable area. As of November 1, 1997, the property was 79% occupied. As of September 1, 1997, the appraised value of the property was $38,400,000.

     Firestone Mortgage Loans. Three mortgage loans are secured by fee mortgages encumbering three separate garden apartment properties (the "Firestone Mortgage Loans"). All three loans are cross-collateralized and cross-defaulted. The Firestone Mortgage Loans were originated by Boston Capital Mortgage Company Limited Partnership on or about May 28, 1997 and were acquired by MLMCI on or about June 19, 1997. As of the Cut-Off Date, the aggregate outstanding principal balance of the Firestone Mortgage Loans is $16,957,629 (2%).

     The three Mortgage Properties, all of which are located in the same neighborhood in Dallas, Texas, contain a total of 965 units and are further detailed as follows:

          Harvey's Racquet Club Apartments was built in 1975 and renovated in 1994. Improvements include 35 two- and three-story buildings containing 352 rental units. Amenities include an on-site leasing office, clubroom, three swimming pools, two tennis courts, playground and laundry facilities. As of April 10, 1997, the appraised value of the property was $8,000,000. As of the Cut-Off Date, the outstanding principal balance is $6,262,958.

          Park Apartments was built in 1968 and renovated in 1994. Improvements include 25 two-story buildings containing 239 rental units. Amenities include an on-site leasing office, clubroom, four swimming pools and four laundries. As of April 10, 1997, the appraised value of the property was $5,100,000. As of the Cut-Off Date, the outstanding principal balance is $3,761,745.

          Hub Apartments was built in 1968 and renovated between 1992 and 1994. Improvements include 35 two- and three-story buildings containing 374 rental units. Amenities include an on-site leasing office, clubroom, four swimming pools and four laundries. As of April 10, 1997, the appraised value of the property was $9,200,000. As of the Cut-Off Date, the outstanding principal balance is $6,932,926.

     Orlando Hampton Inn and Suites. One of the Mortgage Loans is secured by a fee mortgage encumbering Hampton Inn and Suites Hotel, a 316 room limited service hotel located in Orlando, Florida (the "Orlando Hampton Inn and Suites Mortgage Loan"). The Orlando Hampton Inn and Suites Mortgage Loan was originated by Daiwa Real Estate Finance Corp. on or about November 26, 1997. As of the Cut-Off Date, the outstanding principal balance of the Hampton Inn and Suites Mortgage Loan is $15,946,751 (1%).

     The Orlando Hampton Inn and Suites Mortgage Loan was made to Laxmi Sand Lake Hotel, Ltd., a Florida limited partnership. The general partner of the borrowing entity is Auro Sand Lake Hotel, LLC.

     The Orlando Hampton Inn and Suites Hotel, containing 316 rooms, approximately 1,740 square feet of meeting space, a dining room and two swimming pools, was completed in 1984 and substantially renovated in 1996. The Orlando Hampton Inn and Suites Hotel is located on approximately 4.80 acres along Sand Lake Road which is approximately one quarter mile from Interstate 4, providing convenient access to the tourist attractions in the area. As of November 1, 1997, the appraised value of the property was $24,000,000.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annex A hereto. Certain additional information regarding the Mortgage Loans is contained herein under "--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," and in the Prospectus under "DESCRIPTION OF THE TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS."

For purposes of the following tables, tables set forth in the Summary and Annex A:

          (i) References to "Remain Amort. Term" are references to the remaining amortization terms.

          (ii) References to "DSCR" are references to "Debt Service Coverage Ratios." With respect to the Mortgage Loans, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after payment of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The "Debt Service Coverage Ratio" for any Mortgage Loan is the ratio of annual "Net Cash Flow" produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by, the applicable Mortgage Loan Seller on the basis of Mortgaged Property operating statements, generally unaudited, and certified rent rolls or occupancy reports (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, manufactured housing community, nursing homes, industrial, self storage, hospitality and office properties (each, a "Rental Property").

          In general, the applicable Mortgage Loan Seller relied on full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on certified rent rolls or occupancy reports (as applicable) for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination or acquisition in determining Net Cash Flow for the Mortgaged Properties. References to "Cut-Off Date DSCR" are references to the DSCR as of the Cut-Off Date. In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements.

          In determining the "revenue" component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent certified rent roll supplied and certified by the related borrower and, where the actual vacancy shown thereon and the market vacancy was less than 5%, generally assumed a minimum of 5% vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers and certain single tenant properties, space occupied by such anchor or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. In determining rental revenue for multifamily properties, the applicable Mortgage Loan Seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on certified rent rolls or operating statements with respect to the prior one- to 12-month periods. For the other Rental Properties, the applicable Mortgage Loan Seller generally annualized rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied operating statements, but in no case in excess of rolling 12-month operating statements. Occupancy rates were within the then current market ranges and vacancy levels were a minimum of 5%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

          In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Seller generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 4% to 5% of effective gross revenue, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See Annex A hereto. In addition, in some instances, the applicable Mortgage Loan Seller recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where such Mortgage Loan Seller determined appropriate.

          The borrower's financial information used to determine Net Cash Flow was in most cases unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy.

          (iii) References to "Cut-Off Date LTV" are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the related Mortgage Loan Seller.

          (iv) References to "Repayment LTV" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date or an ARD Loan on its Anticipated Repayment Date, as the case may be (prior to the payment of any Balloon Payment or repayment of principal), to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the related Mortgage Loan Seller prior to the Cut-Off Date.

          (v) References to "Loan per Sq ft, Unit, Pad, Room or Bed" are, for each Mortgage Loan secured by a lien on (1) a retail, industrial, self storage, medical office or office property, (2) a multifamily property, (3) a manufactured housing community, (4) a hospitality property or (5) a healthcare facility, respectively, references to the Cut-Off Date Balance of such Mortgage Loan divided by the number of square feet, dwelling units, pads, guest suites or rooms, or health care facility beds, as applicable, that comprise the related Mortgaged Property, and, for each Mortgage Loan secured by a lien on a retail, industrial, self-storage, medical office or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the net rentable square footage of the related Mortgage Property.

          (vi) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

          (vii) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans or in the event of substantial renovation or rehabilitation of a Mortgaged Property, the year in which such renovation or rehabilitation was completed.

          (viii) References to "Mortgage Rate" are references to the interest rate on a Mortgage Loan set forth in the related Mortgage Note on the Cut-Off Date.

          (ix) References to "Initial Reserves at Closing" represent reserves escrowed at closing for needed maintenance, repairs, replacements and corrections of engineering and environmental issues as outlined in the engineering and environmental reports. Such amounts typically represent 125% of the costs of the work outlined in such reports and not completed by closing. With respect to amounts considered de minimus and a part of ongoing maintenance, a reserve was not established.

          (x) References to "Underwriting Reserves" represent amounts underwritten on an annual basis to cover capital costs, as used by the applicable Mortgage Loan Seller in determining net cash flow.

          (xi) References to "Administrative Cost Rate" represent the sum of the Master Servicing Fee and the Trustee Fee.

          (xii) References to "Occupancy Percentage" are, with respect to any Mortgaged Property, references to (a) in the case of multifamily properties and manufactured housing communities the percentage of units or pads rented, (b) in the case of hospitality properties, the average annual occupancy rate (that is, for a specified year, the percentage obtained by dividing the number of rooms actually rented for all nights in such year by the number of rooms available to be rented for all nights in such year),
     (c) in the case of medical office, office, industrial and retail properties, the percentage of the net rentable square footage rented, (d) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting) and (e) in the case of healthcare facilities, the percentage of beds rented.

          (xiii) References to "Stated Remaining Term" are references to the remaining term to maturity for each Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

          The sum in any column of any of the following tables may not equal the indicated total due to rounding.


                                                           PROPERTY TYPES


                                                                                                                            WEIGHTED
                                                                                                                            AVERAGES
                                                                                                                            --------

                                                             AGGREGATE                        AVERAGE          HIGHEST
                                              NUMBER OF       CUT-OFF          % OF INITIAL   CUT-OFF          CUT-OFF
                                              MORTGAGED         DATE               POOL         DATE             DATE       MORTGAGE
PROPERTY TYPES                                PROPERTIES      BALANCE            BALANCE      BALANCE          BALANCE        RATE
--------------                                ----------     ---------         ------------   -------          -------      --------
MULTIFAMILY                                       264      $  459,012,933          42.18%   $ 1,738,685      $17,638,089     8.002%
RETAIL
 Anchored Retail                                   23         174,404,613          16.02      7,582,809       18,964,067     7.753
 Unanchored Retail                                 25          89,383,339           8.21      3,575,334        9,985,952     7.763
------------------------------------------------------------------------------------------------------------------------------------
                                                   48         263,787,951          24.24      5,495,582       18,964,067     7.756

HOSPITALITY                                        49         150,315,478          13.81      3,067,663       15,946,751     8.475

OFFICE

 Office                                            26         114,156,376          10.49      4,390,630       15,838,528     7.800
 Office/Industrial/R&D                              1           2,840,589           0.26      2,840,589        2,840,589     7.480
------------------------------------------------------------------------------------------------------------------------------------
                                                   27         116,996,966          10.75      4,333,221       15,838,528     7.792

INDUSTRIAL                                         10          60,953,837           5.60      6,095,384       16,047,888     7.727
NURSING HOME                                        2          28,933,739           2.66     14,466,869       15,933,739     7.903
MOBILE HOME PARK                                    2           4,444,167           0.41      2,222,083        2,844,507     7.861
SELF STORAGE                                        1           3,393,201           0.31      3,393,201        3,393,201     8.330
MIXED USE                                           1             496,764           0.05        496,764          496,764     9.750
------------------------------------------------------------------------------------------------------------------------------------
TOTALS/WTG. AVGS                                  404      $1,088,335,035         100.00%   $ 2,693,899      $18,964,067     7.968%

                                                         WEIGHTED AVERAGES
                                                 -------------------------------
                                                  STATED    REMAINING
                                                 REMAINING    AMORT.     CUT-OFF
                                                   TERM        TERM        DATE
PROPERTY TYPES                                     (MO.)       (MO.)       DSCR
--------------                                   ---------  ---------    -------

MULTIFAMILY                                         121         322        1.40x
RETAIL
 Anchored Retail                                    115         343        1.36
 Unanchored Retail                                  117         323        1.48
--------------------------------------------------------------------------------
                                                    116         336        1.40

HOSPITALITY                                         156         258        1.53

OFFICE

 Office                                             119         318        1.36
 Office/Industrial/R&D                              116         356        1.36
--------------------------------------------------------------------------------
                                                    119         319        1.36

INDUSTRIAL                                          142         270        1.45
NURSING HOME                                        145         298        1.38
MOBILE HOME PARK                                    116         334        1.33
SELF STORAGE                                        298         298        1.53
MIXED USE                                            52         292        1.21
--------------------------------------------------------------------------------
TOTALS/WTG. AVGS                                    126         313        1.41x



                                                                       WEIGHTED AVERAGES
                                                         -------------------------------------------
                                                                                                           LOAN PER
                                                         CUT-OFF                           OCCUPANCY      SQ FT. UNIT,       AVERAGE
                                                          DATE           REPAYMENT          PERCENT-       PAD, ROOM        PROPERTY
PROPERTY TYPES                                             LTV              LTV              AGE(A)         OR BED           SIZE(B)
--------------                                           -------         ---------         ---------      ------------      --------
MULTIFAMILY                                               72.56%           58.63%            95.24%         26,248               212
RETAIL
 Anchored Retail                                          72.69            63.21             94.54              68           174,979
 Unanchored Retail                                        68.97            57.90             93.68              83            83,967
------------------------------------------------------------------------------------------------------------------------------------
                                                          71.43            61.41             94.25              73           144,140

HOSPITALITY                                               65.58            33.97               NAP          37,455               132

OFFICE

 Office                                                   71.13            56.81             97.01              96            84,501
 Office/Industrial/R&D                                    74.75            65.32            100.00              77            36,941
------------------------------------------------------------------------------------------------------------------------------------
                                                          71.22            57.02             97.09              96            83,346

INDUSTRIAL                                                62.81            39.65             92.55              37           316,736
NURSING HOME                                              74.86            55.82             96.70         107,292               136
MOBILE HOME PARK                                          71.57            61.77            100.00          15,431               161
SELF STORAGE                                              65.89             0.00             65.00              32           107,576
MIXED USE                                                 66.24            62.63             89.00              28            17,890
------------------------------------------------------------------------------------------------------------------------------------
TOTALS/WTG. AVGS                                          70.66%           54.42%            81.86%         NAP(C)            NAP(C)

----------

(A) Weighted average of the occupancy percentage for the corresponding property type determined on the basis of the individual occupancy percentages set forth on Annex A.

(B) Average Property Size refers to total leasable square feet with respect to retail, office and industrial properties, number of units with respect to multifamily properties, number of pads with respect to manufactured housing communities, number of guest rooms with respect to each hospitality property, number of square feet with respect to self-storage facilities and number of beds with respect to health care facilities.

(C)  NAP = Not Applicable.



                                                       GEOGRAPHIC DISTRIBUTION


                                                                                                       WEIGHTED AVERAGES
                                                         AGGREGATE               % OF      -----------------------------------------
                                       NUMBER OF          CUT-OFF              INITIAL       CUT-OFF       CUT-OFF
  STATE OR                            MORTGAGED             DATE                 POOL         DATE          DATE          REPAYMENT
  DISTRICT                            PROPERTIES          BALANCE              BALANCE        DSCR           LTV            LTV
  --------                            ----------         ---------             -------       -------       -------        ---------
Texas                                     92         $  197,464,990             18.14%        1.39x         73.16%         57.09%
California                                49            181,157,102             16.65          1.39         69.75          54.95
New York                                  33             97,572,082              8.97          1.55         62.01          40.70
Florida                                   25             78,454,490              7.21          1.45         72.52          59.55
Colorado                                  16             52,161,291              4.79          1.38         74.12          65.17
Arizona                                   26             50,219,412              4.61          1.40         70.66          60.15
New Jersey                                10             45,445,503              4.18          1.37         68.80          56.03
Georgia                                   19             39,032,805              3.59          1.44         72.13          49.69
Illinois                                   5             28,219,070              2.59          1.42         73.22          61.39
Ohio                                       4             28,201,787              2.59          1.37         68.94          59.12
Washington                                 7             27,942,674              2.57          1.35         76.74          66.93
Connecticut                                9             27,269,327              2.51          1.33         76.34          57.93
Virginia                                   9             26,475,278              2.43          1.57         62.36          52.19
Massachusetts                             11             21,397,768              1.97          1.40         72.20          51.32
Tennessee                                  5             18,413,057              1.69          1.33         75.41          58.72
Pennsylvania                              15             16,372,870              1.50          1.35         71.60          57.75
Michigan                                   3             15,578,101              1.43          1.32         69.63          60.62
Missouri                                   2             14,679,289              1.35          1.27         78.70          68.26
South Carolina                             8             14,334,478              1.32          1.43         67.42          32.08
North Carolina                             7             11,099,936              1.02          1.83         61.43          39.94
Maryland                                   2              9,243,210              0.85          1.28         71.18          63.93
Nevada                                     3              8,687,788              0.80          1.37         72.74          60.32
New Mexico                                 5              8,542,298              0.78          1.31         73.48          64.28
Indiana                                    3              8,472,166              0.78          1.37         69.14          31.31
Oklahoma                                   3              7,723,732              0.71          1.28         73.58          64.61
Mississippi                                4              7,353,658              0.68          1.58         69.77           7.57
Rhode Island                               2              7,176,268              0.66          1.42         69.76          57.77
Minnesota                                  2              6,469,544              0.59          1.45         69.35          31.01
Alabama                                    2              5,744,507              0.53          1.38         77.69          23.91
Louisiana                                  5              4,519,498              0.42          1.54         63.48          11.33
Kentucky                                   3              3,983,720              0.37          1.45         69.14          33.04
New Hampshire                              3              3,676,969              0.34          1.38         63.98          47.11
Maine                                      1              3,089,851              0.28          1.39         67.17           0.00
Arkansas                                   5              2,930,574              0.27          1.57         69.99          59.17
Kansas                                     2              2,733,512              0.25          1.36         73.05          63.25
West Virginia                              1              1,970,007              0.18          1.33         67.93          47.61
Utah                                       1              1,844,325              0.17          1.41         70.94          59.57
Wisconsin                                  1              1,796,568              0.17          1.40         74.86          56.44
District Of Columbia                       1                885,530              0.08          1.22         64.87           0.00
------------------------------------------------------------------------------------------------------------------------------------
  TOTALS/WTG. AVGS                       404         $1,088,335,035            100.00%         1.41x        70.66%         54.42%

   Mortgaged Properties are located in 38 states and the District of Columbia.


                                                            YEARS BUILT


                                                                                                       WEIGHTED AVERAGES
                                                                                       ---------------------------------------------
                                     AGGREGATE             % OF        CUMULATIVE
                      NUMBER OF       CUT-OFF             INITIAL     % OF INITIAL                     STATED   REMAINING
 RANGE OF             MORTGAGED        DATE                 POOL          POOL         MORTGAGE      REMAINING     AMORT.  SEASONING
YEARS BUILT           PROPERTIES      BALANCE             BALANCE       BALANCE          RATE        TERM (MO.)  TERM (MO.) (MO.)(A)
-----------           ----------     ---------            -------     ------------     --------      ---------- ---------- ---------
1858-1959                 65      $  108,284,004            9.95%          9.95%         8.022%          131        290          5
1960-1969                 95         219,093,800           20.13          30.08          8.175           122        314          6
1970-1979                 94         249,787,648           22.95          53.03          7.897           131        320          5
1980-1989                100         356,002,538           32.71          85.74          7.836           120        318          4
1990-1997                 50         155,167,045           14.26         100.00          8.056           136        304          4
------------------------------------------------------------------------------------------------------------------------------------
TOTALS/WTG AVGS.         404      $1,088,335,035          100.00%        100.00%         7.968%          126        313          5


                                                      WEIGHTED AVERAGES
                                            ------------------------------------
                                            CUT-OFF        CUT-OFF
 RANGE OF                                    DATE           DATE       REPAYMENT
YEARS BUILT                                  DSCR            LTV           LTV
-----------                                 -------        -------     ---------

1858-1959                                    1.51x          66.30%        46.83%
1960-1969                                    1.42           71.09         57.32
1970-1979                                    1.39           72.34         55.41
1980-1989                                    1.39           70.36         56.18
1990-1997                                    1.44           71.13         49.98
--------------------------------------------------------------------------------
TOTALS/WTG
 AVGS.                                       1.41x          70.66%        54.42%

----------

(A)  Number of months elapsed since the first Due Date following origination.


                                                           DEBT SERVICE COVERAGE RATIOS

                                                                                                               WEIGHTED AVERAGES
                                                                                                             ---------------------
 RANGE OF                                                  AGGREGATE                % OF         CUMULATIVE
DEBT SERVICE                           NUMBER OF            CUT-OFF               INITIAL       % OF INITIAL               STATED
 COVERAGE                               MORTGAGE             DATE                   POOL             POOL     MORTGAGE   REMAINING
  RATIO                                  LOANS              BALANCE               BALANCE          BALANCE      RATE     TERM (MO.)
------------                           ---------           ---------              -------       ------------  --------   ----------
1.12x-1.19x                                10          $   13,257,901               1.22%            1.22%      8.649%      109
1.20 -1.29                                 81             261,223,082              24.00            25.22       7.850       117
1.30 -1.39                                119             356,428,504              32.75            57.97       7.886       127
1.40 -1.49                                 80             241,102,161              22.15            80.12       7.995       120
1.50 -1.59                                 50             106,693,997               9.80            89.93       8.189       145
1.60 -1.69                                 18              28,915,494               2.66            92.58       8.139       144
1.70 -1.79                                 16              36,756,211               3.38            95.96       8.143       156
1.80 -1.89                                  9              22,202,713               2.04            98.00       7.730       137
1.90 -1.99                                  6               5,269,506               0.48            98.49       8.687       149
2.00 -2.49                                 10              12,501,640               1.15            99.63       8.857       141
2.50 -2.99                                  2               3,983,824               0.37           100.00       7.988        99
------------------------------------------------------------------------------------------------------------------------------------
TOTALS/WTG
 AVGS                                     401          $1,088,335,035             100.00%          100.00%      7.968%      126


                                               WEIGHTED AVERAGES
                               -------------------------------------------------
DEBT SERVICE                   REMAINING     CUT-OFF      CUT-OFF
 COVERAGE                        AMORT.        DATE        DATE        REPAYMENT
   RATIO                       TERM (MO.)      DSCR         LTV            LTV
------------                   ----------    -------      -------      ---------

1.12x-1.19x                       302           1.17x       68.80%        54.61%
1.20 -1.29                        327           1.26        73.63         60.33
1.30 -1.39                        323           1.35        73.00         57.95
1.40 -1.49                        313           1.44        71.13         57.39
1.50 -1.59                        282           1.54        67.22         42.09
1.60 -1.69                        307           1.64        64.14         42.03
1.70 -1.79                        230           1.74        54.03         22.41
1.80 -1.89                        313           1.84        62.17         43.86
1.90 -1.99                        272           1.95        66.09         39.13
2.00 -2.49                        265           2.12        58.16         34.27
2.50 -2.99                        329           2.78        31.88         28.21
--------------------------------------------------------------------------------
TOTALS/WTG
 AVGS                                313        1.41x       70.66%        54.42%



                                                       CUT-OFF DATE LTV RATIOS

                                                                                                              WEIGHTED AVERAGES
                                                                                                         -------------------------
       RANGE                                          AGGREGATE              % OF        CUMULATIVE
    OF CUT-OFF                        NUMBER OF        CUT-OFF              INITIAL     % OF INITIAL                     STATED
     DATE LTV                         MORTGAGE           DATE                 POOL           POOL      MORTGAGE       REMAINING
      RATIOS                            LOANS          BALANCE              BALANCE        BALANCE       RATE        TERM (MO.)
    ----------                        --------        ---------           ----------    ------------   --------      ----------
31.42%  -50.00%                          12       $   34,325,731             3.15%          3.15%        7.859%         154
50.01   -60.00                           34           62,365,103             5.73           8.88         8.398          140
60.01   -70.00                          140          322,100,122            29.60          38.48         8.240          136
70.01   -80.00                          211          648,370,998            59.57          98.05         7.808          119
80.01   -83.50                            4           21,173,080             1.95         100.00         7.635          115
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WTG. AVGS.                        401       $1,088,335,035           100.00%        100.00%        7.968%         126



                                             WEIGHTED AVERAGES
                             ------------------------------------------------
     RANGE
   OF CUT-OFF                REMAINING      CUT-OFF      CUT-OFF
    DATE LTV                   AMORT.         DATE        DATE      REPAYMENT
     RATIOS                  TERM (MO.)       DSCR         LTV        LTV
   ----------                ----------     -------      -------    ---------

 31.42% -50.00%                  231          1.78x      42.57%      14.76%
 50.01  -60.00                   283          1.55       56.04       34.99
 60.01  -70.00                   287          1.46       66.60       44.66
 70.01  -80.00                   331          1.36       75.20       62.64
 80.01  -83.50                   349          1.41       82.24       72.66
 ----------------------------------------------------------------------------
 TOTAL/WTG.
   AVGS.                         313          1.41x      70.66%      54.42%

                              REPAYMENT LTV RATIOS

                                                                        WEIGHTED
                                                                        AVERAGES
                                                                        --------
                                 AGGREGATE        % OF      CUMULATIVE
 RANGE OF          NUMBER OF      CUT-OFF        INITIAL   % OF INITIAL
 REPAYMENT         MORTGAGE        DATE           POOL        POOL      MORTGAGE
LTV RATIOS           LOANS        BALANCE        BALANCE     BALANCE      RATE
----------         ---------     ---------       -------   ------------ --------
Fully
  Amortizing           61    $  105,265,862         9.67%      9.67%     8.408%
0.01%-50.00%           44        97,073,710         8.92      18.59      8.089
50.01 -60.00          110       304,784,744        28.00      46.60      8.060
60.01 -70.00          175       515,761,807        47.39      93.99      7.838
70.01 -73.49           11        65,448,912         6.01     100.00      7.684
--------------------------------------------------------------------------------
TOTALS/
 WTG. AVGS            401    $1,088,335,035       100.00%    100.00%     7.968%


                                             WEIGHTED AVERAGES
                        --------------------------------------------------------
 RANGE OF                 STATED    REMAINING      CUT-OFF    CUT-OFF
 REPAYMENT              REMAINING     AMORT.        DATE       DATE    REPAYMENT
LTV RATIOS              TERM (MO.)  TERM (MO.)      DSCR       LTV         LTV
----------              ----------  ----------     -------    -------  ---------
Fully Amortizing           230          230         1.55x     61.69%      NAP(A)
0.01%-50.00%               130          272         1.53      60.22       42.02%
50.01 -60.00               122          303         1.45      68.32       55.33
60.01 -70.00               112          339         1.36      74.67       65.04
70.01 -73.49                91          347         1.32      79.91       72.41
--------------------------------------------------------------------------------
TOTALS/
 WTG. AVGS                 126          313         1.41x     70.66%      54.42%

----------

(A) Not Applicable. Fully Amortizing Loans which compute interest on an Actual/360 basis generally have de minimis amounts (in addition to the Scheduled Payment) due on its maturity date. Such amounts are not considered Balloon Payments.



                                                           MORTGAGE RATES

                                                                                                                         WEIGHTED
                                                                                                                         AVERAGES
                                                                                                                         --------
                                                             AGGREGATE                 % OF          CUMULATIVE
   RANGE OF                             NUMBER OF             CUT-OFF                 INITIAL       % OF INITIAL
   MORTGAGE                             MORTGAGE                DATE                    POOL            POOL              MORTGAGE
     RATES                                LOANS               BALANCE                 BALANCE          BALANCE              RATE
   --------                             --------             ---------                -------       ------------          --------
 6.910%- 6.999%                              2           $   20,369,911                1.87%             1.87%             6.910%
 7.000 - 7.124                               5               35,311,147                3.24              5.12              7.056
 7.125 - 7.249                               9               27,346,325                2.51              7.63              7.202
 7.250 - 7.374                              20               93,380,798                8.58             16.21              7.299
 7.375 - 7.499                              21               95,354,295                8.76             24.97              7.427
 7.500 - 7.624                              26              100,835,237                9.27             34.24              7.549
 7.625 - 7.749                              24              125,948,774               11.57             45.81              7.674
 7.750 - 7.874                              32              107,946,409                9.92             55.73              7.796
 7.875 - 7.999                               9               34,441,446                3.16             58.89              7.931
 8.000 - 8.124                              16               52,237,243                4.80             63.69              8.025
 8.125 - 8.249                              11               61,701,020                5.67             69.36              8.180
 8.250 - 8.374                              23               72,364,142                6.65             76.01              8.300
 8.375 - 8.499                              12               28,593,217                2.63             78.64              8.436
 8.500 - 8.624                              25               57,993,057                5.33             83.97              8.566
 8.625 - 8.749                              15               12,286,004                1.13             85.09              8.669
 8.750 - 8.874                              19               31,279,279                2.87             87.97              8.791
 8.875 - 8.999                              14               17,930,869                1.65             89.62              8.886
 9.000 - 9.124                              22               27,518,557                2.53             92.14              9.014
 9.125 - 9.249                              25               18,212,321                1.67             93.82              9.125
 9.250 - 9.374                              24               30,650,600                2.82             96.63              9.288
 9.375 - 9.499                              15               13,916,305                1.28             97.91              9.385
 9.500 - 9.624                              13                7,375,331                0.68             98.59              9.504
 9.625 - 9.749                               8                7,304,253                0.67             99.26              9.667
 9.750 - 9.874                               5                4,457,226                0.41             99.67              9.750
 9.875 - 9.999                               3                1,589,423                0.15             99.82              9.875
10.000 -10.124                               2                1,672,319                0.15             99.97             10.000
11.000 -11.500                               1                  319,525                0.03            100.00             11.500
--------------------------------------------------------------------------------------------------------------------------------
TOTALS/
 WTG. AVGS                                 401           $1,088,335,035              100.00%           100.00%             7.968%



                                                                             WEIGHTED AVERAGES
                                              --------------------------------------------------------------------------------
    RANGE OF                                    STATED       REMAINING            CUT-OFF           CUT-OFF
    MORTGAGE                                  REMAINING        AMORT.               DATE             DATE            REPAYMENT
     RATES                                    TERM (MO.)     TERM (MO.)             DSCR              LTV               LTV
    --------                                  ----------     ----------           -------           -------          ---------
 6.910%- 6.999%                                  119             359                1.64x            67.97%             58.47%
 7.000 - 7.124                                   111             331                1.40             70.83              59.93
 7.125 - 7.249                                   132             343                1.35             76.06              61.71
 7.250 - 7.374                                   127             350                1.33             75.84              64.01
 7.375 - 7.499                                   133             313                1.41             69.66              52.18
 7.500 - 7.624                                   123             338                1.33             77.33              62.89
 7.625 - 7.749                                   120             327                1.45             70.18              58.56
 7.750 - 7.874                                   128             321                1.41             70.96              55.19
 7.875 - 7.999                                   115             337                1.40             68.53              59.52
 8.000 - 8.124                                   118             319                1.41             72.72              59.21
 8.125 - 8.249                                   112             306                1.42             67.30              56.45
 8.250 - 8.374                                   147             278                1.42             69.11              39.97
 8.375 - 8.499                                   112             295                1.35             72.41              54.04
 8.500 - 8.624                                   130             277                1.47             67.93              47.11
 8.625 - 8.749                                   126             278                1.41             69.23              48.51
 8.750 - 8.874                                   135             275                1.45             66.13              46.30
 8.875 - 8.999                                   143             283                1.44             66.29              41.55
 9.000 - 9.124                                   129             260                1.55             63.05              42.47
 9.125 - 9.249                                   121             300                1.45             66.80              52.52
 9.250 - 9.374                                   134             270                1.43             67.50              44.59
 9.375 - 9.499                                   137             272                1.55             69.50              44.06
 9.500 - 9.624                                   143             276                1.33             68.86              44.12
 9.625 - 9.749                                   132             253                1.68             63.71              40.49
 9.750 - 9.874                                   148             248                1.70             64.55              32.65
 9.875 - 9.999                                   125             266                1.27             65.24              43.82
10.000 -10.124                                   157             285                1.30             70.02              36.00
11.000 -11.500                                   118             298                1.79             63.90              57.57
------------------------------------------------------------------------------------------------------------------------------
TOTALS/
 WTG. AVGS                                       126             313                1.41x            70.66%             54.42%

                                                                 ORIGINAL TERMS

                                                                                                            WEIGHTED AVERAGES
                                                                                                         ----------------------
                                                                                         % OF
                                            NUMBER OF             AGGREGATE             INITIAL                        STATED
  ORIGINAL                                  MORTGAGE           CUT-OFF DATE               POOL           MORTGAGE    REMAINING
    TERMS                                     LOANS               BALANCE               BALANCE            RATE      TERM (MO.)
  --------                                  ---------          ------------             -------          --------    ----------
5 Year Balloon                                  7           $   17,297,592                1.59%            8.170%        52
6 to 9 Year Balloon (B)                        19               85,912,789                7.89             8.123         83
10 Year Balloon (C)                           279              738,954,469               67.90             7.932        115
11 to 14 Year Balloon                           1                3,241,581                0.30             7.640        142
15 Year Balloon                                18               62,029,238                5.70             7.536        178
16 to 20 Year Balloon                           1                  399,141                0.04             9.125        236
6 to 9 Year ARD                                 1                2,096,002                0.19             7.260         82
10 Year ARD                                    14               73,138,360                6.72             7.864        116
Fully Amortizing                               61              105,265,862                9.67             8.408        230
---------------------------------------------------------------------------------------------------------------------------------
TOTALS/WTG
 AVGS                                         401           $1,088,335,035              100.00%            7.968%       126



                                                                                 WEIGHTED AVERAGES
                                                  ----------------------------------------------------------------------------------
                                                  REMAINING                            CUT-OFF            CUT-OFF
    ORIGINAL                                        AMORT.         SEASONING            DATE               DATE            REPAYMENT
     TERMS                                        TERM (MO.)       (MO.)(A)             DSCR               LTV                LTV
    --------                                      ----------       ---------           -------            -------          ---------
5 Year Balloon                                        320             8                 1.28x             73.48%             69.40%
6 to 9 Year Balloon (B)                               313             6                 1.36              72.76              63.05
10 Year Balloon (C)                                   323             5                 1.41              71.38              60.63
11 to 14 Year Balloon                                 298             2                 1.59              64.32              47.96
15 Year Balloon                                       320             2                 1.33              74.80              51.37
16 to 20 Year Balloon                                 356             4                 1.26              68.82              48.84
6 to 9 Year ARD                                       358             2                 1.41              70.34              64.67
10 Year ARD                                           324             4                 1.38              70.06              58.88
Fully Amortizing                                      230             6                 1.55              61.69              NAP(D)
------------------------------------------------------------------------------------------------------------------------------------
TOTALS/WTG                                            313             5                 1.41x             70.66%             54.42%
 AVGS

----------

(A)  Number of months elapsed since the first Due Date following origination.

(B)  Includes one loan with an original term to maturity of 109.

(C)  Includes one loan with an original term to maturity of 121.

(D)  NAP = Not Applicable.




                                 REMAINING TERMS

                                                                                                                           WEIGHTED
                                                                                                                           AVERAGES
                                                                                                                           --------
                                                                                       % OF            CUMULATIVE
RANGE OF                               NUMBER OF            AGGREGATE                INITIAL          % OF INITIAL
REMAINING                              MORTGAGE           CUT-OFF DATE                 POOL               POOL             MORTGAGE
TERMS (MO.)                              LOANS              BALANCE                  BALANCE            BALANCE              RATE
-----------                            --------           ------------               -------          ------------         --------
 40- 48                                    3            $    5,354,128                 0.49%              0.49%             8.922%
 49- 72                                   11                17,642,224                 1.62               2.11              8.304
 73- 84                                   11                63,629,809                 5.85               7.96              7.965
 85- 96                                   11                11,228,694                 1.03               8.99              9.076
 97-108                                   30                40,823,149                 3.75              12.74              8.748
109-120                                  254               778,721,207                71.55              84.29              7.873
121-228                                   40                97,162,557                 8.93              93.22              7.765
229-240                                   33                59,196,052                 5.44              98.66              8.564
241-299                                    8                14,577,214                 1.34             100.00              8.203
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS/WTG
 AVGS                                    401            $1,088,335,035               100.00%            100.00%             7.968%


                                                                                  WEIGHTED AVERAGES
                                                   ---------------------------------------------------------------------------------
RANGE OF                                             STATED         REMAINING          CUT-OFF           CUT-OFF
REMAINING                                          REMAINING          AMORT.            DATE              DATE             REPAYMENT
TERMS (MO.)                                        TERM (MO.)       TERM (MO.)          DSCR               LTV                 LTV
-----------                                        ----------       ----------         -------           -------           ---------

 40- 48                                                47              287              1.41x             70.97%              66.95%
 49- 72                                                58              326              1.28              72.43               68.14
 73- 84                                                78              326              1.37              75.02               68.42
 85- 96                                                90              299              1.40              66.69               58.85
 97-108                                               105              282              1.40              67.59               52.21
109-120                                               116              324              1.41              71.40               60.56
121-228                                               181              277              1.46              66.27               34.40
229-240                                               237              238              1.51              65.37                0.33
241-299                                               287              287              1.38              72.77                0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTALS/WTG
 AVGS                                                 126              313              1.41x             70.66%              54.42%







                       YEARS OF SCHEDULED MATURITY OR ANTICIPATED REPAYMENT DATE

                                                                                                                          WEIGHTED
                                                                                                                          AVERAGES
                                                                                                                         ----------
SCHEDULED                                                                          % OF            CUMULATIVE
MATURITY                          NUMBER OF             AGGREGATE                INITIAL          % OF INITIAL             STATED
OR ARD                            MORTGAGE            CUT-OFF DATE                 POOL                POOL               MORTGAGE
YEAR                               LOANS                 BALANCE                 BALANCE             BALANCE                RATE
---------                         ---------           ------------               -------          ------------            --------
2001                                  1             $      609,244                  0.06%               0.06%              9.625%
2002                                  7                 17,276,239                  1.59                1.64               8.147
2003                                  5                  3,903,398                  0.36                2.00               9.386
2004                                  9                 50,569,156                  4.65                6.65               8.099
2005                                 13                 25,106,919                  2.31                8.96               8.239
2006                                 16                 16,197,106                  1.49               10.44               9.001
2007                                199                539,678,420                 49.59               60.03               8.115
2008                                 70                264,058,729                 24.26               84.29               7.447
2010                                  2                  4,526,886                  0.42               84.71               7.884
2012                                 10                 51,041,207                  4.69               89.40               7.487
2013                                 12                 29,833,972                  2.74               92.14               7.604
2015                                  6                  4,730,164                  0.43               92.58               9.626
2016                                  9                  6,529,734                  0.60               93.18               9.141
2017                                 26                 41,347,129                  3.80               96.97               8.698
2018                                  8                 18,349,517                  1.69               98.66               8.277
2019                                  1                  3,497,970                  0.32               98.98               7.560
2022                                  5                  6,113,553                  0.56               99.54               8.607
2023                                  2                  4,965,690                  0.46              100.00               8.159
----------------------------------------------------------------------------------------------------------------------------------
TOTALS/WTG.
AVGS.                               401             $1,088,335,035                100.00%             100.00%              7.968%


                                                   WEIGHTED AVERAGES
               -------------------------------------------------------------------------------------
SCHEDULED
MATURITY        STATED            REMAINING           CUT-OFF           CUT-OFF
OR ARD         REMAINING           AMORT.              DATE               DATE             REPAYMENT
YEAR           TERM (MO.)        TERM (MO.)            DSCR               LTV                 LTV
---------      ----------        ----------           -------           -------            ---------
2001               40              280                 1.22x             72.53%              69.26%
2002               53              320                 1.30              73.06               68.93
2003               65              299                 1.34              69.68               64.69
2004               77              327                 1.36              74.60               68.32
2005               86              314                 1.41              71.99               64.37
2006              103              227                 1.37              66.32               41.45
2007              114              317                 1.42              70.64               59.85
2008              118              338                 1.39              72.65               61.87
2010              145              257                 1.57              61.39               34.35
2012              177              283                 1.47              63.47               35.66
2013              179              293                 1.33              74.87               45.81
2015              210              210                 1.75              56.35                0.00
2016              218              218                 1.62              61.50                0.00
2017              236              237                 1.53              65.93                0.47
2018              238              238                 1.49              63.38                0.00
2019              260              260                 1.36              79.50                0.00
2022              293              293                 1.31              72.20                0.00
2023              298              298                 1.48              68.74                0.00
----------------------------------------------------------------------------------------------------
TOTALS/WTG.
AVGS.             126              313                 1.41x             70.66%              54.42%

                              CUT-OFF DATE BALANCES

                                                                                                                            WEIGHTED
                                                                                                                            AVERAGES
                                                                                                                            --------
    RANGE OF                                                        AGGREGATE               % OF         CUMULATIVE
     CUT-OFF                                     NUMBER OF           CUT-OFF               INITIAL       % OF INITIAL
      DATE                                       MORTGAGE             DATE                   POOL           POOL            MORTGAGE
    BALANCES                                       LOANS             BALANCE               BALANCE         BALANCE            RATE
    --------                                     ---------          ---------              -------       ------------       --------
   $179,680-$  999,999                             149          $   90,508,210               8.32%            8.32            8.899%
  1,000,000- 1,999,999                              91             132,377,028              12.16            20.48            8.332
  2,000,000- 2,999,999                              57             140,606,300              12.92            33.40            7.974
  3,000,000- 3,999,999                              31             108,803,993              10.00            43.40            7.953
  4,000,000- 4,999,999                              15              66,078,475               6.07            49.47            7.840
  5,000,000- 5,999,999                              10              54,579,101               5.01            54.48            7.856
  6,000,000- 6,999,999                              12              80,103,873               7.36            61.84            7.720
  7,000,000- 7,999,999                               6              45,563,185               4.19            66.03            7.874
  8,000,000- 8,999,999                               6              50,730,938               4.66            70.69            7.908
  9,000,000- 9,999,999                               3              29,453,133               2.71            73.40            7.402
 10,000,000-14,999,999                              14             173,921,066              15.98            89.38            7.648
 15,000,000-18,964,067                               7             115,609,731              10.62           100.00            7.819
------------------------------------------------------------------------------------------------------------------------------------
TOTALS/WTG
 AVGS                                              401          $1,088,335,035             100.00%          100.00%           7.968%




                                                                                  WEIGHTED AVERAGES
                                                    --------------------------------------------------------------------------------
       RANGE OF
       CUT-OFF                                        STATED       REMAINING           CUT-OFF            CUT-OFF
         DATE                                       REMAINING        AMORT.              DATE              DATE            REPAYMENT
       BALANCES                                     TERM (MO.)     TERM (MO.)            DSCR               LTV               LTV
       --------                                     ----------     ----------          -------            -------          ---------
   $179,680-$  999,999                                 127             292                1.47x            67.81%             50.29%
  1,000,000- 1,999,999                                 148             288                1.46             68.95              42.79
  2,000,000- 2,999,999                                 136             304                1.43             70.38              49.67
  3,000,000- 3,999,999                                 135             305                1.43             70.19              50.04
  4,000,000- 4,999,999                                 116             329                1.43             68.90              58.88
  5,000,000- 5,999,999                                 117             304                1.39             72.22              56.64
  6,000,000- 6,999,999                                 117             319                1.38             73.38              60.70
  7,000,000- 7,999,999                                 116             333                1.35             74.88              64.04
  8,000,000- 8,999,999                                 106             339                1.36             71.75              62.59
  9,000,000- 9,999,999                                 118             358                1.54             70.46              61.53
 10,000,000-14,999,999                                 119             332                1.33             72.97              61.11
 15,000,000-18,964,067                                 125             306                1.46             68.49              53.66
------------------------------------------------------------------------------------------------------------------------------------
TOTALS/WTG
 AVGS                                                  126             313                1.41x            70.66%             54.42%

----------

Average Cut-Off Date Balance is $2,714,052.







                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                      PREPAYMENT RESTRICTIONS BY CATEGORIES

                                                                                WEIGHTED      LOCKOUT/DEFEASANCE        WEIGHTED
                                                 AGGREGATE             % OF      AVERAGE          TERM (MO.)/         AVERAGE # OF
                                NUMBER OF         CUT-OFF             INITIAL    STATED      % OF WEIGHTED AVERAGE   MONTHS OPEN TO
PREPAYMENT                      MORTGAGE            DATE                POOL    REMAINING      STATED REMAINING     PREPAYMENT PRIOR
RESTRICTIONS (A)                  LOANS           BALANCE             BALANCE   TERM (MOS.)     TERM OF LOCKOUT      TO MATURITY/ARD
----------------                ---------        ---------            -------   -----------  ---------------------  ----------------
LO                                   2        $   18,203,183             1.67%     184        181       98.37%              3
LO, then D                          45           254,751,460            23.41      122        116       95.41               6
LO, then PP                          8            46,998,752             4.32      148         53       35.46              10
LO, then YM                        261           684,841,259            62.93      125         58       46.59               4
LO, then YM, then PP                 1             4,776,013             0.44      113         41       36.28               6
PP Only                              2             5,029,952             0.46      102          0        0.00               4
YM only                              1             2,927,347             0.27      114          0        0.00               6
YM, then PP                         81            70,807,068             6.51      134          0        0.00              18
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WTG. AVGS                    401        $1,088,335,035           100.00%     126         69       54.74%              6

----------

(A) LO=Locked Out, D=Defeasance Collateral, YM=Yield Maintenance, PP=Percentage Premium.




                    PREPAYMENT RESTRICTIONS BY ORIGINAL TERM

                                                                                                                            WEIGHTED
                                                                                    AGGREGATE            % OF               AVERAGES
                                                             NUMBER OF               CUT-OFF           INITIAL              --------
                                                             MORTGAGE                  DATE               POOL              MORTGAGE
 ORIGINAL TERM         PREPAYMENT RESTRICTION (A)              LOANS                 BALANCE            BALANCE               RATE
 -------------         --------------------------            ---------              ---------          --------             --------
 5 Year Balloon            LO, then YM                           3               $  13,887,252             1.28%             7.863%
 5 Year Balloon            YM, then PP                           4                   3,410,341             0.31              9.421
------------------------------------------------------------------------------------------------------------------------------------
                                                                 7                  17,297,592             1.59              8.170

 6 to 9 Year Balloon       LO, then LO with D                    3                  13,635,534             1.25              8.353
 6 to 9 Year Balloon       LO, then YM                           9                  65,350,439             6.00              7.979
 6 to 9 Year Balloon       PP only                               1                   1,790,669             0.16              8.170
 6 to 9 Year Balloon       YM, then PP                           6                   5,136,148             0.47              9.336
------------------------------------------------------------------------------------------------------------------------------------
                                                                19                  85,912,789             7.89              8.123

 6 to 9 Year Balloon
   ARD                     LO, then YM                           1                   2,096,002             0.19              7.260

10 Year Balloon            LO, then LO with D                   38                 219,834,572            20.20              8.001
10 Year Balloon            LO, then PP                           6                  29,342,124             2.70              7.757
10 Year Balloon            LO, then YM                         186                 440,070,427            40.44              7.805
10 Year Balloon            LO, then YM, then PP                  1                   4,776,013             0.44              7.790
10 Year Balloon            YM only                               1                   2,927,347             0.27              7.750
10 Year Balloon            YM, then PP                          47                  42,003,986             3.86              9.054
------------------------------------------------------------------------------------------------------------------------------------
                                                               279                 738,954,469            67.90              7.932

10 Year Balloon ARD        LO, then YM                          13                  69,899,077             6.42              7.866
10 Year Balloon ARD        PP only                               1                   3,239,283             0.30              7.820
------------------------------------------------------------------------------------------------------------------------------------
                                                                14                  73,138,360             6.72              7.864

11 to 14 Year Balloon      LO, then YM                           1                   3,241,581             0.30              7.640

15 Year Balloon            LO, then LO with D                    1                  13,000,000             1.19              7.600
15 Year Balloon            LO, then PP                           1                  14,263,427             1.31              7.270
15 Year Balloon            LO, then YM                          16                  34,765,811             3.19              7.622
------------------------------------------------------------------------------------------------------------------------------------
                                                                18                  62,029,238             5.70              7.536

16 to 20 Year Balloon      LO, then YM                           1                     399,141             0.04              9.125

Fully Amortizing           LO Only                               2                  18,203,183             1.67              7.483
Fully Amortizing           LO, then LO with D                    3                   8,281,355             0.76              7.687
Fully Amortizing           LO, then PP                           1                   3,393,201             0.31              8.330
Fully Amortizing           LO, then YM                          31                  55,131,528             5.07              8.577
Fully Amortizing           YM, then PP                          24                  20,256,594             1.86              9.089
------------------------------------------------------------------------------------------------------------------------------------
                                                                61                 105,265,862             9.67              8.408
------------------------------------------------------------------------------------------------------------------------------------
                           TOTALS/WTG. AVGS.                   401              $1,088,335,035           100.00%             7.968%



                                                                                       WEIGHTED AVERAGES
                                                            ---------------------------------------------------------------------
                                                               STATED                                                   MONTHS
                                                             REMAINING       MONTHS                                      OPEN
                                                               TERM          LOCKED        MONTHS        MONTHS        PRIOR TO
 ORIGINAL TERM                                                 (MO.)          OUT            YM            PP        MATURITY/ARD
 -------------                                               ---------       ------        ------        ------      ------------

 5 Year Balloon       LO, then YM                                53            29             21            0              3
 5 Year Balloon       YM, then PP                                48             0             24           18              6
------------------------------------------------------------------------------------------------------------------------------------
                                                                 52            24             22            4              4

   6 to 9 Year Balloon  LO, then LO with D                       91            85              0            0              6
   6 to 9 Year Balloon  LO, then YM                              83            43             35            0              5
   6 to 9 Year Balloon  PP only                                  79             0              0           73              6
   6 to 9 Year Balloon  YM, then PP                              64             0             40           18              6
------------------------------------------------------------------------------------------------------------------------------------
                                                                 83            46             29            3              5


   6 to 9 Year Balloon
     ARD                                                         82            34             42            0              6

  10 Year Balloon       LO, then LO with D                      116           110              0            0              6
  10 Year Balloon       LO, then PP                             117            25              0           86              6
  10 Year Balloon       LO, then YM                             116            52             59            0              4
  10 Year Balloon       LO, then YM, then PP                    113            41             36           30              6
  10 Year Balloon       YM only                                 114             0            108            0              6
  10 Year Balloon       YM, then PP                             103             0             68           29              6
------------------------------------------------------------------------------------------------------------------------------------
                                                                115            65             40            5              5
  10 Year Balloon ARD   LO, then YM
  10 Year Balloon ARD   PP only                                 116            46             66            0              4
                                                                115             0              0          112              3
------------------------------------------------------------------------------------------------------------------------------------
                                                                116            44             63            5              4

  11 to 14 Year
    Balloon             LO, then YM                             142            70             69            0              3

  15 Year Balloon       LO, then LO with D                      180           174              0            0              6
  15 Year Balloon       LO, then PP                             177            93              0           78              6
  15 Year Balloon       LO, then YM                             177            97             76            0              4
------------------------------------------------------------------------------------------------------------------------------------
                                                                178           112             42           18              5

  16 to 20 Year
    Balloon             LO, then YM                             236           176             54            0              6

  Fully Amortizing      LO Only                                 184           181              0            0              3
  Fully Amortizing      LO, then LO with D                      236           231              0            0              5
  Fully Amortizing      LO, then PP                             298           118              0          120             60
  Fully Amortizing      LO, then YM                             239           119            117            0              3
  Fully Amortizing      YM, then PP                             232             0            117           68             47
------------------------------------------------------------------------------------------------------------------------------------
                                                                230           116             83           17             14
------------------------------------------------------------------------------------------------------------------------------------
                      TOTALS/WTG. AVGS.                         126            69             45            7              6


----------

(A) LO=Locked Out, D=Defeasance Collateral, YM=Yield Maintenance, PP=Percentage Premium.


                                                                          PREPAYMENT LOCK-OUT/PREMIUM ANALYSIS

                          CURRENT    12 MO.     24 MO.    36 MO.    48 MO.     60 MO.    72 MO.    84 MO.    96 MO.   108 MO.
       PREPAYMENT          MARCH     MARCH      MARCH     MARCH     MARCH      MARCH     MARCH     MARCH     MARCH     MARCH
      RESTRICTIONS         1998      1999       2000      2001      2002       2003      2004      2005      2006      2007
      ------------        ------    ------     ------    ------    ------    -------    ------    ------    ------    -------
Locked Out                 92.8%     92.8%      89.3%     80.7%     72.2%     37.7%      35.0%     36.3%     32.1%     25.9%
Yield Maintenance           6.8%      6.8%       7.7%     16.1%     24.3%     57.6%      57.1%     55.9%     59.0%     53.9%
Percentage Premium
 5.00% and greater          0.0%      0.0%       2.3%      0.1%      0.0%      0.3%       0.0%      0.0%      2.1%      2.0%
 4.00 to 4.99%              0.0%      0.0%       0.0%      2.3%      0.1%      0.0%       0.3%      0.0%      0.0%      0.6%
 3.00 to 3.99%              0.3%      0.3%       0.3%      0.0%      2.3%      1.1%       1.7%      1.4%      0.0%      0.0%
 2.00 to 2.99%              0.0%      0.0%       0.2%      0.2%      0.4%      2.4%       3.5%      1.9%      1.5%      0.1%
 1.00 to 1.99%              0.2%      0.2%       0.2%      0.6%      0.5%      0.6%       0.5%      3.8%      4.7%      3.4%
Open                        0.0%      0.0%       0.0%      0.1%      0.2%      0.3%       1.8%      0.7%      0.5%     14.1%
-----------------------------------------------------------------------------------------------------------------------------
TOTALS                    100.0%    100.0%     100.0%    100.0%    100.0%    100.0%     100.0%    100.0%    100.0%    100.0%
Mortgage Pool
 Balance
 ($millions)           $1,088.3  $1,074.6   $1,059.9  $1,043.8  $1,021.3    $990.7     $965.9    $886.6    $854.4    $799.7
% of Initial Pool
 Balance                  100.0%     98.7%      97.4%     95.9%     93.8%     91.0%      88.7%     81.5%     78.5%     73.5%


                          120 MO.   132 MO.   144 MO.   156 MO.    168 MO.   180 MO.
       PREPAYMENT          MARCH     MARCH     MARCH     MARCH      MARCH     MARCH
      RESTRICTIONS         2008      2009      2010      2011       2012      2013
      ------------       --------   ------    -------   -------    ------    --------
Locked Out                 22.4%     21.8%     21.6%     19.6%      18.4%     12.1%
Yield Maintenance          58.0%     58.4%     58.1%     59.9%      59.8%     61.8%
Percentage Premium
 5.00% and greater         11.0%      0.0%      0.0%      0.0%       0.9%      2.2%
 4.00 to 4.99%              4.7%     13.6%      0.0%      0.0%       0.0%      2.1%
 3.00 to 3.99%              3.4%      2.4%     14.4%      2.5%       2.6%      5.9%
 2.00 to 2.99%              0.6%      3.2%      2.4%     12.5%       0.0%      0.0%
 1.00 to 1.99%              0.0%      0.6%      3.5%      2.8%      13.2%      5.1%
Open                        0.0%      0.0%      0.0%      2.7%       5.0%     10.9%
-----------------------------------------------------------------------------------
TOTALS                    100.0%    100.0%    100.0%    100.0%     100.0%    100.0%
Mortgage Pool
 Balance
 ($millions)             $123.2    $115.9    $105.6     $97.2      $88.2     $36.8
% of Initial Pool
 Balance                   11.3%     10.7%      9.7%      8.9%       8.1%      3.4%

THE MORTGAGE LOAN SELLERS

     On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers pursuant to separate agreements (the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers acquired or originated the Mortgage Loans as described above under "--General." It is anticipated that Daiwa Finance Corp. will provide a guaranty of certain repurchase obligations of Daiwa Real Estate Finance Corp. as a Mortgage Loan Seller.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

     On or prior to the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan (collectively, as to each Mortgage Loan, the "Mortgage File"): (i) the original Mortgage Note, endorsed, without recourse, to the order of the Trustee; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage), together with an original or a copy of any intervening assignments of any such assignments of leases, in each case with evidence of recording indicated thereon; (iv) an original assignment of the Mortgage in favor of the Trustee and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and in recordable form; (vi) originals or copies of all written modification agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified; (vii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; (viii) any file copies of any UCC financing statements in the possession of the applicable Mortgage Loan Seller; and (ix) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the related Mortgage Loan Seller in the relevant jurisdiction.

     The Trustee or a Custodian on its behalf will be required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the interests of the Certificateholders or the value of the affected Mortgage Loan, the applicable Mortgage Loan Seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan,(ii) unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances; provided, that such Mortgage Loan Seller will have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure, has delivered to the Trustee an officer's certificate that describes the reasons that such delivery or cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such delivery or cure, and which states that it anticipates such delivery or cure will be effected within the additional 90-day period, and such defect does not relate to any Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC Provisions; provided, further, that for a period of two years from the Closing Date, such Mortgage Loan Seller will have additional 90-day periods to complete such cure as long as such Mortgage Loan Seller continues to provide officer's certificates as described above. The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. The applicable Mortgage Loan Seller will be solely responsible for such repurchase obligation, and such obligation will not be the responsibility of the Depositor or any of its other affiliates.

     The Pooling and Servicing Agreement will require that each of the assignments described in clauses (iv), (v) and (ix) of the second preceding paragraph be promptly (and in any event within 60 days after the later of the delivery of a complete Mortgage File or the Closing Date) submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. See "DESCRIPTION OF THE POOLING AGREEMENTS--Assignment of Mortgage Loans; Repurchases" in the Prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each related Mortgage Loan (subject to certain exceptions specified in the related Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:
(i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A) is true and correct in all material respects as of the Cut-Off Date; (ii) the applicable Mortgage Loan Seller owns the Mortgage Loan and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests; (iii) the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder; (iv) each of the related Mortgage Note, related Mortgage and other agreements executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); (v) the assignment of the related Mortgage to the Trustee on behalf of the Certificateholders constitutes the legal, valid and binding assignment of such Mortgage, except as the enforcement of such assignment may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); (vi) the related Mortgage is a valid first priority lien in the outstanding principal amount of the related Mortgage Loan, except for (A) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record, and (C) the exceptions set forth in the related title insurance policy; (vii) taxes that would be a lien on the related Mortgaged Property and that prior to the Cut-Off Date have become due and owing were paid, or an escrow of funds sufficient to cover such payment had been established;(viii) as of the Cut-Off Date, no scheduled payment of principal or interest was 30 days or more past due; (ix) there is no proceeding pending for the total or partial condemnation of any material portion of the related Mortgaged Property and to the applicable Mortgage Loan Seller's knowledge, the Mortgaged Property is free and clear of any material damage that would materially and adversely affect its value as security for the Mortgage Loan; (x) the related Mortgaged Property is covered by a lender's title insurance policy insuring that the related Mortgage is a valid first lien on such Mortgaged Property, subject only to the exceptions stated therein; (xi) each Mortgage Loan represents a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; (xii) any Prepayment Premium constitutes a "customary prepayment penalty" within the meaning of Treasury Regulations Section 1.860G-l(b)(2); and
(xiii) the applicable Mortgage Loan Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in the report of the environmental assessment of the Mortgaged Property performed by or on behalf of, or otherwise relied upon by, the applicable Mortgage Loan Seller.

     In the case of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders or the value of the affected Mortgage Loan, the applicable Mortgage Loan Seller, if it cannot cure such breach within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided, that such Mortgage Loan Seller will generally have an additional 90-day period to cure such breach if it is diligently proceeding with such cure, and has delivered to the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposesto take to effect such cure and which states that it anticipates such cure will be effected within the additional90-day period.

     The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured breach of the applicable Mortgage Loan Seller's representations and warranties regarding the applicable Mortgage Loans. The applicable Mortgage Loan Seller will be the sole warranting party in respect of the

Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and neither the Depositor nor any of its other affiliates will be obligated to repurchase any such affected Mortgage Loan in connection with a breach of the applicable Mortgage Loan Seller's representations and warranties if the applicable Mortgage Loan Seller (or Daiwa Finance Corp. with respect to Mortgage Loans sold by Daiwa Real Estate Finance Corp.) defaults on its obligation to do so. See "DESCRIPTION OF THE POOLING AGREEMENTS--Representations and Warranties; Repurchases" in the Prospectus.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates, maturities and certain other characteristics of such Mortgage Loans may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. If Mortgage Loans are removed from or added to the Mortgage Pool as described in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will be required to service and administer the Mortgage Loans on behalf of the Trust Fund for the benefit of the Certificateholders, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-party's portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis, and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with the related borrower, the Depositor or any other party to the transaction;
(ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligations of the Master Servicer or the Special Servicer, as the case may be, to make Advances (as defined herein); and (v) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties.

     Set forth below, following the subsections captioned "--The Master Servicer" and "--The Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AGREEMENTS," for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder. The Special Servicer generally will have all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the Prospectus and the Special Servicer rather than the Master Servicer will perform certain of the servicing duties described in the Prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each, as defined herein).

     The information set forth herein concerning the Master Servicer and the Special Servicer has been provided by the Master Servicer and the Special Servicer, respectively, and neither of the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

THE MASTER SERVICER

     First Union National Bank ("FUNB") in its capacity as master servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer"), will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). Although the Master Servicer is authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans that are not Specially Serviced Mortgage Loans, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The Master Servicer is a wholly-owned subsidiary of First Union Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Master Servicer's principal servicing offices are located at One First Union Center, TW9, 301 South College Street, Charlotte, North Carolina 28288-1075.

     As of December 31, 1997, the Master Servicer serviced approximately 3,056 commercial and multifamily loans, totaling approximately $16.5 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

THE SPECIAL SERVICER

     The initial Special Servicer will be CRIIMI MAE Services Limited Partnership, a Maryland limited partnership, the general partner of which is CRIIMI MAE Services, Inc. The Special Servicer will conduct property inspections, collect financial statements, rent-rolls and other financial data on the Mortgaged Properties, and prepare reports, as set forth in the Pooling and Servicing Agreement. In addition, the Special Servicer will be responsible for performing certain servicing functions with respect to Mortgage Loans that, in general, are in default or as to which default is imminent, for administering any REO Property and for performing certain other servicing functions with respect to the Mortgage Pool under the Pooling and Servicing Agreement. As of December 31, 1997, the Special Servicer was responsible for the servicing of approximately $16.3 billion of commercial and multifamily loans and REO properties. One or more affiliates of the Special Servicer may purchase the Class F, Class G, Class H, Class J and Class K Certificates shortly after the Closing Date. The Special Servicer's principal offices are located at 11200 Rockville Pike, Rockville, Maryland 20052.

     The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to holders of the Controlling Class of Sequential Pay Certificates to replace the Special Servicer or any successor and to select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances. See "--The Controlling Class Representative." The "Controlling Class of Sequential Pay Certificates" is the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 20% of its original Certificate Balance and 1% of the aggregate Certificate Balance of all Sequential Pay Certificates (or if no Classes of Sequential Pay Certificates has a Certificate Balance that is greater then 20% of its original Certificate Balance and 1% of the aggregate Certificate Balance of all Sequential Pay Certificates, the Class of Sequential Pay Certificates with the latest alphabetical Class designation). The Class A-1 and Class A-2 Certificates will be treated as one Class for determining the Controlling Class of Sequential Pay Certificates. Any replacement of the Special Servicer by the Controlling Class of Sequential Pay Certificates will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of notice from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates, and (ii) the written agreement of the successor Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement. Subject to the foregoing, any Certificateholder or affiliate thereof may be appointed as Special Servicer. See "DESCRIPTION OF CERTIFICATES--Voting Rights" herein.

     The Special Servicer will be responsible for servicing and administering any Mortgage Loan as to which (a) any Periodic Payment shall be delinquent 45 or more days (or, in the case of a Balloon Payment, if the Master Servicer determines that the related borrower has obtained a commitment to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (b) the Master Servicer shall have determined that a default in making a Periodic Payment is likely to occur within 30 days and is likely to remain unremedied for at least 60 days (or, in the case of a Balloon Payment, if the Master Servicer determines that the related borrower has obtained commitment to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (c) there shall have occurred a default (other than as described in clause (a) above) that materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; (e) the related borrower shall have consented to (or be subject to) the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or relating to all or substantially all of its property; (f) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

     In the event of any of the foregoing with respect to any Mortgage Loan, the Master Servicer is required to use its reasonable efforts to cause the transfer of its servicing responsibilities with respect thereto to the Special Servicer within five business days. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances (including, if necessary, Advances) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. Mortgage Loans serviced by the Special Servicer are referred to herein as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets." If the Special Servicer is not the Master Servicer, the Master Servicer will have no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

          (v) with respect to the circumstances described in clause (a) of the second preceding paragraph, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (w) with respect to any of the circumstances described in clauses (b),
     (d), (e) and (f) of the second preceding paragraph, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

          (x) with respect to the circumstances described in clause (c) of the second preceding paragraph, when such default is cured;

          (y) with respect to the circumstances described in clause (g) of the second preceding paragraph, when such proceedings are terminated; and

          (z) with respect to the circumstances described in clause (h) of the second preceding paragraph, when such delinquency is cured;

so long as at that time no circumstance identified in such clauses (a) through
(h) exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The primary compensation to be paid to the Master Servicer in respect of its servicing activities (including fees to be paid to any sub-servicer) will be the Master Servicing Fee (together with the Special Servicing Fee, the "Servicing Fees"). The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan or as otherwise described herein, will accrue at the related Master Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" will be a per annum rate equal to 0.090% in the case of six (6) Mortgage Loans (2%), 0.095% in the case of 337 Mortgage Loans (78%), 0.125% in the case of 21 Mortgage Loans (6%), 0.135% in the case of one Mortgage Loan (0.49%), 0.160% in the case of 23 Mortgage Loans (12%), and ranging from 0.235% to 0.255% in the case of three Mortgage Loans (0.72%). The weighted average Master Servicing Fee Rate as of the Cut-Off Date will be 0.107 %. In addition, as additional servicing compensation, the Master Servicer, in addition to Prepayment Interest Excesses and with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans, and the Special Servicer, with respect to such Specially Serviced Mortgage Loans, will be entitled to retain all modification fees, assumption application fees, late charges, default interest, exit fees or repayment fees collected from borrowers on the related Mortgage Loans. The Master Servicer and the Special Servicer will each be entitled to 50% of any assumption fees paid with respect to all Mortgage Loans. The Master Servicer is authorized to invest or direct the investment of funds held in the Certificate Account in certain short-term United States government securities and other investment grade obligations, and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but shall be required to cover any losses from its own fund without any right to reimbursement.

     If a borrower voluntarily prepays a Mortgage Loan on a date that is prior to its Due Date in a Collection Period, the amount of interest (net of the related Servicing Fees) that accrues on the Mortgage Loan (other than a Specially Serviced Mortgage Loan) during such Collection Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Servicing Fees and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Servicing Fees and the Trustee Fee) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Servicing Fee and the Trustee Fee and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer will be required to deposit into the Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, an amount equal to the lesser of (i) its total servicing compensation for the related Collection Period, including any Prepayment Interest Excesses received during such Collection Period, and (ii) the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein.

     As and to the extent described herein under "DESCRIPTION OF THE CERTIFICATES--Advances," the Master Servicer will be entitled to receive interest, at the Reimbursement Rate, on any P&I Advances made by it and each of the Master Servicer and the Special Servicer will be entitled to interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid contemporaneously with the reimbursement of the related P&I Advance or servicing expense, from general collections on the Mortgage Loans then on deposit in the Certificate Account.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee and, under the circumstances described herein, Principal Recovery Fees. The "Special Servicing Fee" will accrue at a rate (the "Special Servicing Fee Rate") equal to 0.25% per annum and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the Specially Serviced Mortgage Loan or REO Loan is computed. However, earned Special Servicing Fees will be payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan will cease to accrue if such Mortgage Loan is liquidated or becomes a Corrected Mortgage Loan. The Special Servicer will be entitled to a "Principal Recovery Fee" with respect to each Specially Serviced Trust Fund Asset and Corrected Mortgage Loan serviced by the Special Servicer, which Principal Recovery Fee generally will be in an amount equal to 0.25% of all amounts received in respect thereof and allocable as a recovery of principal. However, no Principal Recovery Fee will be payable in connection with, or out of Liquidation Proceeds (as defined in the Prospectus) resulting from, the purchase of any Specially Serviced Trust Fund Asset or Corrected Mortgage Loan (i) by a Mortgage Loan Seller (as described herein under "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," (ii) by the Master Servicer or the Depositor as described herein under "DESCRIPTION OF THE CERTIFICATES--Termination" or (iii) in certain other limited circumstances set forth in the Pooling and Servicing Agreement. As additional servicing compensation, the Special Servicer will be entitled to retain all assumption fees, modification fees and late payment charges received on or with respect to the Specially Serviced Mortgage Loans.

     The Pooling and Servicing Agreement will provide that each of the Master Servicer and the Special Servicer will comply with the provisions of the Code and the Treasury Regulations thereunder relating to REMICs.

     Each of the Master Servicer and the Special Servicer will, in general, be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and the Special Servicer will be permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid. See "DESCRIPTION OF THE CERTIFICATES--Distributions" herein and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement will permit the Special Servicer or the Master Servicer, as applicable, to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard described under "--General" above, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Special Servicer or the Master Servicer, as applicable, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, and/or (iv) accept a principal prepayment during any Lockout Period; provided, that (x) the related borrower is in default with respect to such Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any of the REMICs created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) extend the maturity date of any Mortgage Loan which has a Mortgage Rate below the then prevailing interest rate for comparable loans at the time of such modification, as determined by the Special Servicer, unless such Mortgage Loan is a Balloon Loan that has failed to make the Balloon Payment at its scheduled maturity and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of the failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), in which case the Special Servicer may make up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan (such limitation of extensions made at a below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification), (iii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease, (iv) reduce the Mortgage Rate to a rate below the then prevailing interest rate for comparable loans at the time of such modification, as determined by the Special Servicer or
(v) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

     The Special Servicer and the Master Servicer, as applicable, will be required to notify the Trustee, the Rating Agencies and, in the case of the Special Servicer, the Master Servicer of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Infor-mation" herein. REO PROPERTIES

     If title to any Mortgaged Property is acquired by the Trust Fund for the benefit of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third taxable year following the taxable year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) the Special Servicer obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the taxable year in which the Trust Fund acquires such property will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially reasonable, maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially reasonable to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) or (ii) "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" herein and "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer will be required to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. In addition, the Special Servicer will be required to inspect or cause the inspection of each Mortgaged Property at least once per calendar year (or in the case of Mortgage Loans with a principal balance of less than $3 million at origination, every other calendar year) if, in a given calendar year, such Mortgaged Property has not already been inspected by the

Special Servicer. The Special Servicer will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value that is apparent from such inspection.

     The Special Servicer is also required to use reasonable efforts to collect from the related borrower and review the annual, and to the extent required by the related Mortgage, quarterly, operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property. Each of the Mortgages requires the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statement required to be delivered will in fact be delivered, or that the Special Servicer will have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Trustee. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" herein.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Depositor's Mortgage Pass Through Certificates, Series 1998-C2 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of March 1, 1998, among the Depositor, the Master Servicer, the Special Servicer, and the Trustee (the "Pooling and Servicing Agreement"). The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or applicable to periods after the Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account (see "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus); and (iv) certain rights of the Depositor under the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

     The Certificates will consist of the following classes (each, a "Class") to be designated as: (i) the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates (collectively, the "Sequential Pay Certificates"); (ii) the Class IO Certificates (together with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and
(iii) one or more classes of REMIC residual certificates (collectively, the "REMIC Residual Certificates").

     Only the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class IO Certificates (collectively, the "Offered Certificates") are offered hereby. The Class F, Class G, Class H, Class J, Class K and REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are not offered hereby. Accordingly, information herein regarding the terms of the Private Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format through the facilities of The Depository Trust Company ("DTC"). Each Offered Certificate will be issued in denominations of not less than $1,000 actual or notional principal amount and in integral multiples of $1 in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered, certificated form of such Certificate (a "Definitive Offered Certificate"), except under the limited circumstances described in the Prospectus under "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and Definitive Certificates." Unless and until Definitive Offered Certificates are issued in respect of a Class of Offered Certificates, beneficial ownership interests in such Class will be recorded and transferred on the book-entry records of DTC and its participating organizations (the "Participants"), and all references to actions by holders of a Class of Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through the Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to the holders of a Class of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through the Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. None of the Depositor, the Master Servicer, the Special Servicer or the Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and Definitive Certificates" and "RISK FACTORS--Book-Entry Registration" in the Prospectus.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     Upon initial issuance, and in each case subject to a permitted variance of plus or minus 5%, the Sequential Pay Certificates will have the Certificate Balances, representing the approximate percentage of the Initial Pool Balance as set forth in the following table:

                                                             PERCENT OF INITIAL
                                          INITIAL                   POOL
     CLASS OF CERTIFICATE           CERTIFICATE BALANCE            BALANCE
     --------------------           -------------------           --------
     Class A-1 ....................      $229,904,000               21.1%
     Class A-2 ....................      $559,138,000               51.4%
     Class B ......................      $ 32,650,000                3.0%
     Class C ......................      $ 59,859,000                5.5%
     Class D ......................      $ 70,742,000                6.5%
     Class E ......................      $ 16,325,000                1.5%
     Class F ......................      $ 59,858,000                5.5%
     Class G ......................      $  5,442,000                0.5%
     Class H ......................      $ 21,766,000                2.0%
     Class J ......................      $  5,442,000                0.5%
     Class K ......................      $ 27,209,034                2.5%

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses that are allocated to such Class of Certificates on such Distribution Date pursuant to the terms of the Pooling and Servicing Agreement.

     The Class IO Certificates will not have a principal balance, but will represent the right to receive distributions of interest accrued on the respective notional amount of each of its Components (each a "Component"), as described herein. Each such Component will relate to each separate Class of Sequential Pay Certificates with the same Class designation. As of any Distribution Date, each Component will have a notional amount equal to the Certificate Balance of the related Class of Certificates immediately prior to such Distribution Date. The Components do not represent separate Classes of Certificates, but rather separate components, each of which is a part of the Class IO Certificates.

     None of the REMIC Residual Certificates will have a Certificate Balance.

PASS-THROUGH RATES

     The Pass-Through Rate applicable to each Class of Sequential Pay Certificates for each Distribution Date is set forth in the table at the beginning of the Summary.

     The Class IO Certificates will receive payments of interest equal to the aggregate of the interest accrued on the notional amount of each of its Components. Each Component will accrue interest at its applicable Strip Rate on its related notional amount. The Strip Rate applicable to the Class A-1 and Class A-2 Components for each Distribution Date will equal the Weighted Average Net Mortgage Rate for such Distribution Date minus 6.22% and 6.39%, respectively (but not less than zero); the Strip Rate applicable to the Class B, Class C, Class D and Class E Components for each Distribution Date will equal 1.41%, 1.25%, 0.90% and 0.56%, respectively; and the Strip Rate applicable to the Class F, Class G, Class H, Class J and Class K Components for each Distribution Date will each equal the Weighted Average Net Mortgage Rate for such Distribution Date minus 6.25% (but not less than zero).

     The REMIC Residual Certificates will not bear interest, but will represent the right to receive certain limited amounts not otherwise payable on the REMIC Regular Certificates.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period (as defined herein), weighted on the basis of their respective Stated Principal Balances outstanding immediately prior to such Distribution Date. The "Net Mortgage Rate" for each Mortgage Loan will equal (x) the Mortgage Rate in effect for such Mortgage Loan as of the Cut-Off Date, minus (y) the Administrative Cost Rate (as defined herein) for such Mortgage Loan; provided, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the Sequential Pay Certificates), then, solely for the purpose of calculating the Weighted Average Net Mortgage Rate, the Mortgage Rate referred to in clause (x) will, to the extent appropriate, be adjusted from accrual period to accrual period to compensate for such difference. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time represents the principal balance of such Mortgage Loan ultimately due and payable thereon and generally will equal the Cut-Off Date Balance thereof, reduced on each Distribution Date (to not less than zero) by
(i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that are due or received, as the case may be, during the related Collection Period and distributed on the Certificates on such Distribution Date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period for such Distribution Date. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" herein.

     The "Collection Period" for each Distribution Date will be the period that begins immediately following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-Off Date) and ends on and includes the Determination Date in the same month as such Distribution Date. The "Determination Date" will be the 10th day of each month (or, if not a business day, the next succeeding business day).

DISTRIBUTIONS

     General. Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the 15th day of each month or, if any such 15th day is not a business day, then on the next succeeding business day with the same force and effect and no additional interest shall accrue, commencing April 16, 1998 (each, a "Distribution Date"); provided, however, that the Distribution Date will be no earlier than the fourth business day following the related Determination Date. Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided written wiring instructions to the Trustee no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class.

     The Available Distribution Amount. The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

               (i) any Periodic Payments collected but due on a Due Date after the related Collection Period,

               (ii) any Prepayment Premiums,

               (iii) Additional Interest and default interest, and

               (iv) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees and any Additional Trust Fund Expenses;

          (b) all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period. See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" and "--P&I Advances" herein and "DESCRIPTION OF THE POOLING AGREEMENTS --Certificate Account" in the Prospectus.

     Any Prepayment Premiums actually collected will be distributed separately from the Available Distribution Amount. See "--Distributions--Allocation of Prepayment Premiums" herein.

     Application of Available Distribution Amount. On each Distribution Date, for so long as the aggregate Certificate Balance of the Sequential Pay Certificates is greater than zero, the Trustee will (except as otherwise described under "--Termination" below) apply the Available Distribution Amount for such date for the following purposes and in the following order of priority, in each case to the extent of the Available Distribution Amount:

          (1) to distributions of interest to the holders of the Class A-1, Class A-2 and Class IO Certificates (in each case, so long as any such Class remains outstanding), pro rata, in accordance with the respective amounts of Distributable Certificate Interest (as defined herein) in respect of such Classes of Certificates on such Distribution Date in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount (as defined herein) for such Distribution Date;

          (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates;

          (4) to distributions to the holders of the Class A-1 and Class A-2 Certificates, pro rata, in accordance with the amount of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates for which no reimbursement has previously been received, to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any;

          (5) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (6) after the Class A-1 and Class A-2 Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 and/or Class A-2 Certificates on such Distribution Date;

          (7) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (8) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (9) after the Class A-1, Class A-2 and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2 and/or Class B Certificates on such Distribution Date;

          (10) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (11) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (12) after the Class A-1, Class A-2, Class B and Class C Certificates have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B and/or Class C Certificates on such Distribution Date;

          (13) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (14) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (15) after the Class A-1, Class A-2, Class B, Class C and Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C and/or Class D Certificates;

          (16) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (17) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (18) after the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C, Class D and/or Class E Certificates;

          (19) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (20) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (21) after the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and/or Class F Certificates;

          (22) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (23) to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (24) after the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and/or Class G Certificates;

          (25) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received;

          (26) to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (27) after the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and/or Class H Certificates;

          (28) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received;

          (29) to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (30) after the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and/or Class J Certificates;

          (31) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received; and

          (32) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in the above clauses.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of any Class of REMIC Regular Certificates for each Distribution Date represents that portion of the Accrued Certificate Interest in respect of such Class of Certificates and such Distribution Date reduced (to not less than zero) by such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments made on the Mortgage Loans (other than Specially Serviced Mortgage Loans) during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall"). Holders of the Certifcates will not be entitled to receive any amounts collected as Additional Interest on any ARD Loans.

     The "Accrued Certificate Interest" in respect of each Class of Sequential Pay Certificates for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates and such Distribution Date accrued during the immediately preceding calendar month on the related Certificate Balance outstanding immediately prior to such Distribution Date. The "Accrued Certificate Interest" in respect of the Class IO Certificates for each Distribution Date is equal to the sum of one month's interest at the Strip Rate applicable to each such Component and such Distribution Date accrued during the immediately preceding calendar month on the related notional amount outstanding on each such Component immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 day basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest for all the REMIC Regular Certificates for such Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following:

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) due, and the principal portions of any Assumed Scheduled Payments deemed due, on or in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

          (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period (including any Remaining Cash Flow);

          (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of all Liquidation Proceeds and Insurance Proceeds (each as defined in the Prospectus), condemnation awards and proceeds of Mortgage Loan repurchases that were received on or in respect of Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower or the application of any Remaining Cash Flow with respect to an ARD Loan, and assuming that each prior Periodic Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) in respect of any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) in respect of each REO Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect prior to its stated maturity date. The Assumed Scheduled Payment deemed due on any REO Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such predecessor Mortgage Loan on such Due Date had it remained outstanding or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding.

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of Realized Losses and Additional Trust Fund Expenses previously allocated to principal will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of (i) determining distributions on the Certificates, (ii) allocating Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) determining the amount of Trustee Fees and Master Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer or the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Loan").

     Allocation of Prepayment Premiums. In the event a borrower is required to pay any Prepayment Premium, the amount of such payments actually collected will be distributed in respect of the REMIC Regular Certificates, as set forth below. A "Prepayment Premium" is any Yield Maintenance Charge or any other fees (each such other fee, a "Percentage Premium") paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid. "Yield Maintenance Charges" are payments paid or payable, as the context requires, on a Mortgage Loan as a result of a prepayment of principal not otherwise due thereon, which has been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage Loan for reinvestment losses based on the aggregate payment of interest which would have accrued on such Mortgage Loan on each subsequent due date through the maturity date of such Mortgage Loan, at a rate calculated as the difference between the Mortgage Rate on such Mortgage Loan and the applicable U.S. Treasury rate in effect on the date of prepayment (the "Rate Differential").

     On each Distribution Date, any Prepayment Premium collected on a Mortgage Loan during the related Collection Period will be distributed as follows: the holders of each Class of the Certificates then entitled to distributions of principal with respect to such Mortgage Loan on such Distribution Date will be entitled to an amount equal to the amount of such Prepayment Premium, multiplied by (a) a fraction (which in no event may be greater than one) the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates, over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan, over the relevant Discount Rate, and (b) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one Class of Certificates entitled to distributions of such principal on any particular Distribution Date on which a Prepayment Premium is distributable, the aggregate amount of such Prepayment Premium will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the foregoing sentence. The portion, if any, of the Prepayment Premium remaining after any such payments to the holders of such Certificates will be distributed to the holders of the Class IO Certificates.

     The "Discount Rate" applicable to any Class of Offered Certificates will be equal to the yield (when compounded monthly) on the non-callable U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for the prepaid Mortgage Loan as reported in The Wall Street Journal on the date of such prepayment. In the event that there are two such U.S. Treasury issues (a) with the same coupon, the issue with the lower yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan, the issue with the earlier maturity date will be utilized.

     The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Class B, Class C, Class D and Class E Certificates and each Class of the Private Certificates (collectively, the "Subordinate Certificates") to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Class A-1, Class A-2 and Class IO Certificates (collectively, the "Senior Certificates") and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-1 and Class A-2 Certificates of principal in an amount equal to the entire respective Certificate Balance of such Classes of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, the Class C, the Class D and the Class E Certificates of the full amount of Distributable Certificate Interest payable in respect of each such Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of each such Class of Certificates of principal equal to the entire related Certificate Balance. The protection afforded to the holders of the Class E Certificates by means of the subordination of the Private Certificates, to the holders of the Class D Certificates by means of the subordination of the Class E and the Private Certificates, to the holders of the Class C Certificates by means of the subordination of the Class D, the Class E and the Private Certificates, to the holders of the Class B Certificates by means of the subordination of the Class C, the Class D, the Class E and the Private Certificates, and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above and
(ii) the allocation of Realized Losses and Additional Trust Fund Expenses as described below. The Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, the Class A-1, Class A-2 and Class IO Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses (to the extent such Additional Trust Fund Expenses are not covered by interest received on the Mortgage Loans) that have been incurred since the Cut-off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case in reduction of their respective Certificate Balances) as follows, but in the aggregate only to the extent that the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and ninth to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero. Thereafter, additional Realized Losses and Additional Trust Fund Expenses will be allocated to the Class A-1 Certificates and the Class A-2 Certificates, pro rata, in proportion to their outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

     Any Realized Loss or Additional Trust Fund Expense allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount for the related Component.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) certain related unreimbursed servicing expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees or Principal Recovery Fees paid to the Special Servicer,
(ii) any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances and (iii) any of certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including, but not limited to, certain reimbursements and indemnifications to the Trustee of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Trustee" in the Prospectus, certain reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), and certain federal, state and local taxes, and certain tax-related expenses, payable from the assets of the Trust Fund and described under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Prohibited Transactions Tax and Other Taxes" in the Prospectus and the costs of certain opinions of counsel required to be obtained in connection with the servicing of the Mortgage Loans and administration of the Trust Fund. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

ADVANCES

     On or about each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders on such Distribution Date, in an amount that is generally equal to the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees and, if any, Principal Recovery Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected as of the close of business on the related Determination Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Master Servicing Fees and, if any, Principal Recovery Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the product of
(i) the amount of the P&I Advance that would otherwise be required without regard to this sentence, multiplied by (ii) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. Pursuant to the terms of the Pooling and

Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance.

     The Master Servicer (or the Trustee) will be entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Servicing Fees with respect to collections of interest and net of related Principal Recovery Fees with respect to collections of principal) as to which such P&I Advance was made, whether such amounts are collected in the form of late payments, Insurance Proceeds, Liquidation Proceeds or any other recovery of the related Mortgage Loan or REO Property ("Related Proceeds"). Neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it determines in accordance with the servicing standards described herein, would, if made, not be recoverable out of Related Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer (or the Trustee) will be entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it later determines to be a Nonrecoverable P&I Advance. See "DESCRIPTION OF THE CERTIFICATES--Advances in Respect of Delinquencies" and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus. For so long as the Trustee has not succeeded to the duties of the Master Servicer pursuant to the terms of the Pooling and Servicing Agreement, the Trustee may conclusively rely upon the Master Servicer's determination of a Nonrecoverable P&I Advance. See "DESCRIPTION OF THE POOLING AGREEMENT--Events of Default" in the Prospectus.

     In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer, the Special Servicer or the Trustee of any reimbursable servicing expense incurred by it (each such P&I Advance or expense, an "Advance"), the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest compounded annually at a per annum rate (the "Reimbursement Rate") equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Private Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described herein.

APPRAISAL REDUCTIONS

     Upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan is sixty (60) days delinquent in respect of any Periodic Payment, (2) any REO Property is acquired on behalf of the Trust Fund,
(3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan is subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan is due and has not been paid on its scheduled maturity date (each such Mortgage Loan, including any REO Loan, a "Required Appraisal Loan"), the Special Servicer will be required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser, unless such an appraisal had been previously obtained within the prior twelve months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer, that is a member in good standing of the Appraisal Institute and that is, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such state, and in each such case who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be an Advance by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor out of related proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account with interest thereon at the Reimbursement Rate and subject to the Master Servicer's determination that such Advance would not be a nonrecoverable Advance. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made upon the later of 30 days after the Required Appraisal Date if no new appraisal is required or upon receipt of a new appraisal. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum of, as of the Determination Date immediately succeeding the date on which the appraisal is obtained, (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate, (iii) all accrued but unpaid Servicing Fees and any Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related

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unreimbursed Advances made by or on behalf of the Master Servicer, the Special
Servicer and the Trustee with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property (net of any amount escrowed therefor), over (b) an amount equal to 90% of the appraised value (net of any prior liens) of the related Mortgaged Property as determined by such appraisal.

     Notwithstanding the foregoing, if any Required Appraisal Loan as to which an Appraisal Reduction Amount has been established in accordance with the preceding paragraph becomes a Corrected Mortgage Loan, then the Appraisal Reduction Amount shall be deemed to be zero, subject to such Mortgage Loan again becoming subject to the appraisal requirement described above; provided, that, in the case of any Required Appraisal Loan that has been modified as described in the immediately preceding paragraph, the Appraisal Reduction Amount will be deemed to exist for so long as the terms of the modification are in effect.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     On each Distribution Date, based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will be required to provide or make available to (i) each holder of an Offered Certificate, (ii) the initial beneficial owners of the Offered Certificates and (iii) subsequent beneficial owners of the Offered Certificates upon their request to the Trustee (x) a statement (a "Distribution Date Statement"), providing various items of information relating to distributions made on such date with respect to the relevant Class and a statement, similar in content to the form of Annex C, setting forth the recent status of the Mortgage Pool based on information provided to it by the Master Servicer and the Special Servicer, and (y) certain additional information regarding the Mortgage Loans in the form of Annex D. Although the form of the Distribution Date Statement may change at the discretion of the Trustee, the content will be consistent with the requirements of the Pooling and Servicing Agreement. For a more detailed discussion of the particular items of information to be provided in each Distribution Date Statement, as well as a discussion of certain annual information reports to be furnished to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders" in the Prospectus. It is anticipated that a portion of the Distribution Date Statement may include certain operating information for the respective Mortgaged Properties. See "SERVICING OF THE MORTGAGE LOANS--Inspections; Collection of Operating Information" herein. Such information will generally be obtained from the related borrowers, and neither the Master Servicer, the Special Servicer nor the Trustee will assume any responsibility therefor.

     The Trustee may make available each month, to any interested party, the Distribution Date Statement via the Trustee's Internet Website, electronic bulletin board and fax-on-demand service. The Trustee's website will be located at "www.securitieslink.net/cmbs". The Trustee's electronic bulletin board may be accessed by calling (301) 815-6620, and its fax-on-demand service may be accessed by calling (301) 815-6610. For assistance with regard to the above-mentioned services, investors may call (301) 815-6600.

     Except as described above, until such time as Definitive Offered Certificates are issued in respect of a Class of Offered Certificates, the foregoing information will be available to the related Certificate Owners only to the extent it is forwarded by or otherwise available through DTC and its Participants. The manner in which notices and other communications are conveyed by DTC to Participants, and by Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Trustee and the Depositor may recognize as owner of a Certificate the person in whose name the Certificate is registered on the books and records of the Trustee, as registrar in respect of the Certificates (in such capacity, the "Certificate Registrar").

     The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, for review by any Certificate Owner owning an interest in a Certificate or any person identified to the Trustee as a prospective transferee of such an interest, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered to the Trustee since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (d) all accountants' reports delivered to the Trustee since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Special

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Servicer in respect of each Mortgaged Property and delivered to the Trustee, (f)
the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Special Servicer and delivered to the Trustee, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer and delivered to the Trustee and (h) any and all officers' certificates and other evidence delivered to the Trustee to support the Master Servicer's (or the Trustee's) determination that any Advance was or, if made, would not be recoverable from related proceeds. Copies of any and all of the foregoing items will be available from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to the Certificate Owners, including, without limitation, copy charges and reasonable fees for employee time and for space.

     The Trustee will make available, upon reasonable advance written notice and at the expense of the requesting party, copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee may require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a beneficial owner of any Class of Certificates, is requesting the information solely for use in evaluating such person's or entity's investment in such Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a prospective purchaser of any Class of Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential. Notwithstanding the foregoing, however, no Certificateholder, Certificate Owner or prospective purchaser will be required to keep confidential any information received from the Trustee as described above that has previously been filed with the Securities and Exchange Commission (the "SEC"), and the Trustee will not be required to obtain either of the confirmations referred to in the second preceding sentence in connection with providing any information that has previously been filed with the SEC.

     Upon written request of any Certificateholder of record made for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement, the Certificate Registrar will furnish such Certificateholder with a list of the other Certificateholders then of record.

     The Master Servicer, the Special Servicer, the Trustee, the Depositor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of those Classes. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1 and Class A-2 Certificates will be treated as one Class for determining the Controlling Class. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the Prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate upon the final distribution to the Certificateholders, which shall follow the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto and
(ii) the purchase of all of the Mortgage Loans and all of the REO Properties remaining in the Trust Fund, if any, by the Depositor, the Master Servicer or the Special Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Depositor or the Special Servicer of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed

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upon by the Master Servicer and the Trustee, minus (iii) if the purchaser is the
Master Servicer the aggregate of amounts payable or reimbursable to the Master Servicer, under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Depositor or the Special Servicer to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1% of the Initial Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable (as if such purchase price constituted Liquidation Proceeds) to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described herein under "--Distributions--Application of the Available Distribution Amount," except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding.

THE TRUSTEE

     Norwest Bank Minnesota, National Association ("Norwest Bank") will act as Trustee pursuant to the Pooling and Servicing Agreement. Norwest Bank, a direct, wholly owned subsidiary of Norwest Corporation, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Norwest Bank's principal office is located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Certificate transfer services are conducted at Norwest Bank's offices in Minneapolis. Norwest Bank otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. In addition, Norwest Bank maintains a trust office in New York located at 3 New York Plaza, New York, New York 10004. Certificateholders and other interested parties should direct their inquiries to the New York office. The telephone number is (212) 509-7900. See "DESCRIPTION OF THE POOLING AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus. As compensation for its services, the Trustee will be entitled to receive, from general funds on deposit in the Certificate Account, the Trustee Fee. The "Trustee Fee" for each Distribution Date will be equal to one-twelfth of the product of (a) the Trustee Fee Rate and (b) the aggregate of the Certificate Balances of the Sequential Pay Certificates immediately prior to such Distribution Date. The "Trustee Fee Rate" will be a per annum rate equal to 0.004%.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity, the "REMIC Administrator"). See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs--Reporting and Other Administrative Matters" and "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Sponsor," "--Events of Default" and "--Rights Upon Event of Default" in the Prospectus.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on the price at which such Certificate is purchased by an investor and the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance or notional amount of the related Class, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or notional amount of the related Class and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of the Class IO Certificates will be extremely sensitive to, and the yield to holders of any other Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the Certificate Balance of such Certificates (or, in the case of the Class IO Certificates, in reduction of the notional amount of one or more of the Components thereof). As described herein, the Principal Distribution Amount for each Distribution Date will be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of the Class A-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Any reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the related Component. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance or notional amount of each Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Offered Certificates (other than the Class IO Certificates) of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein and "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure" in the Prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in reduction of the Certificate Balance or notional amount of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class IO Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance (or the notional amount of a Component) of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Investors in the Class IO Certificates should fully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to recoup their initial investments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates, to the extent of amounts otherwise distributable in respect of their Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described herein, to the respective Classes of Sequential Pay Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. Any Realized Loss or Additional Trust Fund Expense allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount for the related Component. As more fully described herein under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributable Certificate Interest," Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates on a pro rata basis.

     Strip Rates. The Strip Rate applicable to the Class A-1 and Class A-2 Components for each Distribution Date will equal the Weighted Average Net Mortgage Rate for such Distribution Date minus 6.22% and 6.39% respectively (but not less than zero); the Strip Rate applicable to the Class B, Class C, Class D and Class E Components for each Distribution Date will equal 1.41%, 1.25%, 0.90% and 0.56%, respectively; and the Strip Rate applicable to the Class F, Class G, Class H, Class J and Class K Components for each Distribution Date will each equal the Weighted Average Net Mortgage Rate for such Distribution Date minus 6.25% (but not less than zero).

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Lockout Periods, provisions requiring the payment of Prepayment Premiums and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, residential health care facility beds or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--The Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" herein and "YIELD AND MATURITY CONSIDERATIONS--Principal Prepayments" in the Prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. As of the Cut-off Date, all of the Mortgage Loans may either be voluntarily prepaid or defeased at any time after the expiration of the applicable Lockout Period, subject, in most cases, to the payment of a Yield Maintenance Charge or Percentage Premium. A requirement that a prepayment be accompanied by a Prepayment Premium may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 14 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of the Available Distribution Amount" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Yield Sensitivity of the Class IO Certificates. The yield to maturity on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans. Accordingly, investors in the Class IO Certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. The allocation of a portion of collected Percentage Premiums or Yield Maintenance Charges to the Class IO Certificates is intended to reduce those risks; however, such allocation may be insufficient to offset fully the adverse effects on the yields on such Class of Certificates that the related prepayments may otherwise have.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of one or more mortgage loans. As used in the following table, the column headed "0%" assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity. The columns headed "5%" and "10%," respectively, assume that prepayments are made each month at those levels of CPR on each Mortgage Loan whether or not it is then in its Lockout Period, if any.

     The following table indicates the approximate pre-tax yields to maturity (on a corporate bond equivalent basis ("CBE")) on the Class IO Certificates for the specified CPRs. Such calculations are based on the following assumptions ("Table Assumptions"): (i) no prepayment restrictions apply, and each Mortgage Loan is assumed to prepay at the indicated level of CPR, with the CPR in each case being applied on the first day of each month to that portion of the scheduled principal amount of the Mortgage Loan that is outstanding, (ii) the initial Certificate Balances of the Sequential Pay Certificates and the Pass-Through Rates for the REMIC Regular Certificates are as described in the Summary hereof, (iii) there are no delinquencies or Additional Trust Fund Expenses, (iv) scheduled interest and principal payments on the Mortgage Loans are timely received, except as described above, and prepayments are made on the Mortgage Loans on their respective Due Dates (assumed in all cases to be the first day of each month) at the indicated levels of CPR set forth in the tables,
(v) partial prepayments on the Mortgage Loans are permitted, but are assumed not to affect the amortization schedules, (vi) no Prepayment Premiums are collected,
(vii) neither the Master Servicer nor the Depositor exercises its right of optional termination of the Trust Fund described herein, (viii) no Mortgage Loan is required to be purchased from the Trust Fund, (ix) there are no Prepayment Interest Shortfalls or Appraisal Reductions, (x) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in April 1998, (xi) the assumed settlement date is March 27, 1998, and (xii) for the purpose of the following tables for Mortgage Loan control numbers 325, 326 and 327, it was assumedthat only the Percentage Premium was applicable to such Mortgage Loans and the Yield Maintenance provisionswere ignored.

          PRE-TAX YIELD TO MATURITY (CBE) OF THE CLASS IO CERTIFICATES

                                   BREAK-EVEN      PRE-TAX YIELD TO MATURITY AT
   ASSUMED PURCHASE PRICE            CPR% AT       -----------------------------
(INCLUDING ACCRUED INTEREST)      0% YIELD (A)     0% CPR     5% CPR     10% CPR
----------------------------      ------------     ------     ------     -------
     $ 97,666,909                    8.36%          9.55%     3.86%      (1.91%)
     $100,557,799                    7.76%          8.82%     3.15%      (2.59%)
     $103,788,794                    7.12%          8.05%     2.41%      (3.32%)
----------

(A) The Break-Even CPR% is the approximate CPR% for each assumed purchase price where the pre-tax yield to maturity (CBE) is approximately 0%.

     The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flow to be paid on the Class IO Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed aggregate purchase price of the Class IO Certificates, which includes accrued interest, and by converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) on the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class IO Certificates (and consequently does not purport to reflect the return on any investment in the Class IO Certificates when such reinvestment rates are considered).

     The characteristics of the Mortgage Loans differ in substantial respects from those assumed in preparing the table above, and the table is presented for illustrative purposes only. In particular, none of the Mortgage Loans permit voluntary partial prepayments, and many of the Mortgage Loans are subject to Lockout Periods and/or Required Defeasance Periods disregarded in preparing the table. Thus, neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate. In addition, there can be no assurance that the Mortgage Loans will prepay at any particular rate, that the actual pre-tax yields on the Class IO Certificates will correspond to any of the pre-tax yields shown herein or that the aggregate purchase prices of the Class IO Certificates will be those assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Class IO Certificates.

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1, Class A-2, Class B, Class C, Class D or Class E Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate. Any delay in collection of a Balloon Payment due at the maturity of a Mortgage Loan or the repayment of the principal balance of a Mortgage Loan on its respective Anticipated Repayment Date will likely extend the weighted average life of the Class or Classes of Offered Certificates entitled to distributions in respect of principal as of the date such Balloon Payment was due or such Anticipated Repayment Date. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of the Class A-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class IO Certificates) that would be outstanding after each of the dates shown under each of the designated scenarios (each, a "Scenario") and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the assumptions described below. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class B, Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by the tables. Accordingly, the Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions underlying any of the Scenarios. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     The tables set forth below were prepared on the basis of the relevant Table Assumptions, except that it was assumed that there are no prepayments on the Mortgage Loans other than in accordance with the designated Scenario. The Scenarios are as follows:

     Scenario (1):                      No Mortgage Loan prepays; that is, the
                                        CPR for the Mortgage Pool is 0%.

     Scenarios (2), (3), (4) and (5):   No Mortgage Loan (including Mortgage
                                        Loans allowing defeasance but not
                                        voluntary prepayment during the Lockout
                                        Period) prepays during a month in which
                                        a Lockout Period is in effect or in
                                        which prepayments on such Mortgage Loan
                                        are required to be accompanied by a
                                        Yield Maintenance Charge. All other
                                        Mortgage Loans prepay each month at the
                                        rate of 5% CPR in the case of Scenario
                                        (2), 10% CPR in the case of Scenario
                                        (3), 15% in the case of Scenario (4) and 25% in the case of Scenario (5).

     Based on the above-referenced assumptions, the following six tables indicate the resulting weighted average lives of each Class of Offered Certificates (other than the Class IO Certificates) and sets forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown under each of the designated Scenarios. For purposes of the following tables, the weighted average life is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                                 0% CPR DURING LOCKOUT,
                                                                                OR YLD. MAINT.-OTHERWISE
                                                                                    AT INDICATED CPR
                                                      ----------------------------------------------------------------------------
                                                      (0% CPR)          (5% CPR)         (10% CPR)      (15% CPR)        (25% CPR)
  DISTRIBUTION DATE                                       1                 2                3              4                5
  -----------------                                   --------          --------         ---------      ---------        ---------
  Closing Date ......................................... 100              100              100              100              100
  March 15, 1999 .......................................  94               94               94               94               93
  March 15, 2000 .......................................  88               87               87               87               86
  March 15, 2001 .......................................  81               80               79               78               76
  March 15, 2002 .......................................  71               69               68               66               64
  March 15, 2003 .......................................  58               55               53               51               48
  March 15, 2004 .......................................  47               44               41               39               35
  March 15, 2005 .......................................  12                8                5                2                0
  March 15, 2006 (and thereafter) ......................   0                0                0                0                0
  Weighted Average Life
   (in years) .......................................... 5.0              4.9              4.8              4.7              4.5


              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                              0% CPR DURING LOCKOUT,
                                                                             OR YLD. MAINT.-OTHERWISE
                                                                                 AT INDICATED CPR
                                                      ----------------------------------------------------------------------------
                                                      (0% CPR)          (5% CPR)       (10% CPR)        (15% CPR)        (25% CPR)
  DISTRIBUTION DATE                                       1                 2              3                4                5
  -----------------                                   --------          --------       ---------        ---------        ---------
  Closing Date ......................................... 100              100              100              100              100
  March 15, 1999 ....................................... 100              100              100              100              100
  March 15, 2000 ....................................... 100              100              100              100              100
  March 15, 2001 ....................................... 100              100              100              100              100
  March 15, 2002 ....................................... 100              100              100              100              100
  March 15, 2003 ....................................... 100              100              100              100              100
  March 15, 2004 ....................................... 100              100              100              100              100
  March 15, 2005 ....................................... 100              100              100              100               99
  March 15, 2006 .......................................  99               97               96               95               93
  March 15, 2007 .......................................  89               87               86               84               82
  March 15, 2008 (and thereafter) ......................   0                0                0                0                0
  Weighted Average Life
   (in years) .......................................... 9.5              9.4              9.4              9.3              9.3


              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
               CLASS B CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                                 0% CPR DURING LOCKOUT,
                                                                                OR YLD. MAINT.-OTHERWISE
                                                                                    AT INDICATED CPR
                                                      -----------------------------------------------------------------------------
                                                      (0% CPR)         (5% CPR)         (10% CPR)        (15% CPR)        (25% CPR)
  DISTRIBUTION DATE                                       1                2                3                4                5
  -----------------                                   --------         --------         ---------        ---------        ---------
  Closing Date ......................................... 100              100              100              100              100
  March 15, 1999 ....................................... 100              100              100              100              100
  March 15, 2000 ....................................... 100              100              100              100              100
  March 15, 2001 ....................................... 100              100              100              100              100
  March 15, 2002 ....................................... 100              100              100              100              100
  March 15, 2003 ....................................... 100              100              100              100              100
  March 15, 2004 ....................................... 100              100              100              100              100
  March 15, 2005 ....................................... 100              100              100              100              100
  March 15, 2006 ....................................... 100              100              100              100              100
  March 15, 2007 ....................................... 100              100              100              100              100
  March 15, 2008 (and thereafter) ......................   0                0                0                0                0
  Weighted Average Life
   (in years) .......................................... 9.8              9.8              9.8              9.8              9.8

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
               CLASS C CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                               0% CPR DURING LOCKOUT,
                                                                              OR YLD. MAINT.-OTHERWISE
                                                                                  AT INDICATED CPR
                                                      -----------------------------------------------------------------------------
                                                      (0% CPR)         (5% CPR)         (10% CPR)        (15% CPR)        (25% CPR)
  DISTRIBUTION DATE                                       1                2                3                4                5
  -----------------                                   --------         --------         ---------        ---------        ---------
  Closing Date ........................................  100              100              100              100              100
  March 15, 1999 ......................................  100              100              100              100              100
  March 15, 2000 ......................................  100              100              100              100              100
  March 15, 2001 ......................................  100              100              100              100              100
  March 15, 2002 ......................................  100              100              100              100              100
  March 15, 2003 ......................................  100              100              100              100              100
  March 15, 2004 ......................................  100              100              100              100              100
  March 15, 2005 ......................................  100              100              100              100              100
  March 15, 2006 ......................................  100              100              100              100              100
  March 15, 2007 ......................................  100              100              100              100              100
  March 15, 2008 (and thereafter) .....................    0                0                0                0                0
  Weighted Average
   Life (in years) ....................................  9.8              9.8              9.8              9.8              9.8


              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
               CLASS D CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                              0% CPR DURING LOCKOUT,
                                                                             OR YLD. MAINT.-OTHERWISE
                                                                                 AT INDICATED CPR
                                                      -----------------------------------------------------------------------------
                                                      (0% CPR)         (5% CPR)         (10% CPR)        (15% CPR)        (25% CPR)
  DISTRIBUTION DATE                                       1                2                3                4                5
  -----------------                                   --------         --------         ---------        ---------        ---------
  Closing Date ........................................  100              100              100              100              100
  March 15, 1999 ......................................  100              100              100              100              100
  March 15, 2000 ......................................  100              100              100              100              100
  March 15, 2001 ......................................  100              100              100              100              100
  March 15, 2002 ......................................  100              100              100              100              100
  March 15, 2003 ......................................  100              100              100              100              100
  March 15, 2004 ......................................  100              100              100              100              100
  March 15, 2005 ......................................  100              100              100              100              100
  March 15, 2006 ......................................  100              100              100              100              100
  March 15, 2007 ......................................  100              100              100              100              100
  March 15, 2008 (and thereafter) .....................    0                0                0                0                0
  Weighted Average Life
   (in years) .........................................  9.8              9.8              9.8              9.8              9.8


              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
               CLASS E CERTIFICATES UNDER EACH DESIGNATED SCENARIO

                                                                                 0% CPR DURING LOCKOUT,
                                                                                OR YLD. MAINT.-OTHERWISE
                                                                                    AT INDICATED CPR
                                                      -----------------------------------------------------------------------------
                                                      (0% CPR)         (5% CPR)         (10% CPR)        (15% CPR)        (25% CPR)
  DISTRIBUTION DATE                                       1                2                3                4                5
  -----------------                                   --------         --------         ---------        ---------        ---------
  Closing Date ........................................  100              100              100              100              100
  March 15, 1999 ......................................  100              100              100              100              100
  March 15, 2000 ......................................  100              100              100              100              100
  March 15, 2001 ......................................  100              100              100              100              100
  March 15, 2002 ......................................  100              100              100              100              100
  March 15, 2003 ......................................  100              100              100              100              100
  March 15, 2004 ......................................  100              100              100              100              100
  March 15, 2005 ......................................  100              100              100              100              100
  March 15, 2006 ......................................  100              100              100              100              100
  March 15, 2007 ......................................  100              100              100              100              100
  March 15, 2008 ......................................   21                8                0                0                0
  March 15, 2009 (and thereafter) .....................    0                0                0                0                0
  Weighted Average Life
   (in years) ......................................... 10.0              9.9              9.9              9.9              9.9

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Offered Certificates, Willkie Farr & Gallagher, counsel to the Depositor, will deliver and file with the Commission its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes each portion of the Trust Fund designated in the Pooling and Servicing Agreement as a REMIC will qualify as a REMIC under the Code. The assets of one of such REMICs will generally consist of the Mortgage Loans, any REO Properties acquired by the Trust Fund on behalf of the Certificateholders and the Certificate Account. For federal income tax purposes, the REMIC Regular Certificates (or, in the case of the Class IO Certificates, each Component thereof) will represent the "regular interests" in one of such REMICs and generally will be treated as debt instruments of such REMIC. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

     The Class A-1, Class A-2, Class B, Class C, Class D Certificates will not, and the Class E and Class IO Certificates will, be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder (in particular, the holder of a Class IO Certificate), the amount of original issue discount allocable to such period would be zero and such Certificateholder would be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a holder of a Class IO Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 through 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions.

     Prepayment Premiums actually collected will be distributed to the holders of the Offered Certificates as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Prepayment Premium. It appears that Prepayment Premiums, if any, will be treated as ordinary income rather than capital gain. However, that is not entirely clear and Certificateholders should consult their own tax advisors concerning the treatment of Prepayment Premiums. For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

     The U.S. Department of Labor issued to Merrill Lynch an individual prohibited transaction exemption, Prohibited Transaction Exemption 90-29 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Section 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 501(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an "underwriter," provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "underwriter" shall include (a) Merrill Lynch, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Merrill Lynch and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Senior Certificates.

     The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Class A-1, Class A-2 and Class IO Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, such Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's, Duff & Phelps Credit Rating Co. ("DCR"), Moody's or Fitch IBCA, Inc. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of the Underwriter, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer, and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such Certificates. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     Because none of the Class A-1, Class A-2 and Class IO Certificates are subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A-1 and Class A-2 Certificates that they be rated not lower than "Aaa" by Moody's and "AAA" by Standard & Poor's and that the Class IO Certificates be rated not lower than "Aaa" by Moody's and "AAAr" by Standard & Poor's; thus, the third general condition set forth above is satisfied with respect to such Certificates as of the Closing Date. In addition, the fourth general condition set forth above is also satisfied as of the Closing Date. A fiduciary of a Plan contemplating purchasing any such Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, DCR, Moody's or Fitch for at least one year prior to the Plan's acquisition of such Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificates. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of such Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, Trustee, Master Servicer, Special Servicer, sub-servicer or borrower is a "Party in Interest," as defined in the Prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of such Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of such Plan's assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by such Plan and (3) the holding of such Certificates by such Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Senior Certificates.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of the Senior Certificates. A purchaser of any such Certificate should be aware, however, that even if the conditions specified in one or more Exemptions are satisfied, the scope of relief provided by an Exemption may not cover all acts that may be considered prohibited transactions.

     Before purchasing any Senior Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. See "ERISA CONSIDERATIONS" in the Prospectus.

     The characteristics of the Class B, Class C, Class D and Class E Certificates do not meet the requirements of the Exemptions. Accordingly, Certificates of those Classes may not be acquired by a Plan, other than an insurance company general account, which may be able to rely on Section III of PTE 95-60 (discussed below).

     Section III of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust Fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of Certificates (such as the Class B, Class C, Class D and Class E Certificates) which do not meet the requirements of the Exemption solely because they (i) are subordinated to other classes of Certificates in the Trust Fund and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from Standard & Poor's, Moody's, DCR or Fitch. All other conditions of the Exemption would have to be satisfied in order for PTE 95-60 to be available. Before purchasing Class B, Class C, Class D and Class E Certificates, an insurance company general account seeking to rely on Section III of PTE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     Insurance company general accounts purchasing any Class of Certificates may also be able to rely on relief from certain fiduciary provisions of ERISA provided under Section 401(c) of ERISA. Insurance companies seeking to rely on such relief should independently determine whether, and the extent to which, such relief is available.

                                LEGAL INVESTMENT

     None of the Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). As a result, the appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage related securities. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" in the Prospectus.

     The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Depositor and the Underwriters, the Depositor has agreed to sell to Merrill Lynch and Daiwa Securities and Merrill Lynch and Daiwa Securities have agreed to purchase 58% and 42%, respectively, of the respective Certificate Balances of each Class of Offered Certificates.

     In the Underwriting Agreement, the Underwriters have generally agreed to purchase all of the Offered Certificates if any are purchased. In the event of a default by either Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $1,080,184,228, which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, neither Underwriter has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "RISK FACTORS--Limited Liquidity" herein and in the Prospectus.

     The Depositor has agreed to indemnify the Underwriters and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Willkie Farr & Gallagher, New York, New York and for the Underwriters by Schulte Roth & Zabel LLP, New York, New York.

                                     RATINGS

     It is a condition of their issuance that the Class A-1 and Class A-2 Certificates be rated not lower than "AAA" by Standard & Poor's and "Aaa" by Moody's, that the Class IO Certificates be rated not lower than "AAAr" by Standard & Poor's and "Aaa" by Moody's, that the Class B Certificates be rated not lower than "AA" by Standard & Poor's and "Aa2" by Moody's, that the Class C Certificates be rated not lower than "A" by Standard and Poor's and "A2" by Moody's, that the Class D Certificates be rated not lower than "BBB" by Standard and Poor's and "Baa2" by Moody's and that the Class E Certificates be rated not lower than "BBB-" by Standard and Poor's and "Baa3" by Moody's.

     The ratings on the Offered Certificates address the likelihood of the timely receipt by holders thereof of distributions of interest and principal to which they are entitled and, except in the case of the Class IO Certificates, distributions of principal sufficient to reduce the Certificate Balance of each Class of Offered Certificates to zero by the Rated Final Distribution Date, which is the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. A security rating does not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums, Additional Interest and Net Default Interest will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class IO Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class IO Certificates consist only of interest. If the Mortgage Pool were to entirely prepay in the initial month, with the result that holders of the Class IO Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class IO Certificates. Accordingly, the ratings of the Class IO Certificates should be evaluated independently from similar ratings on other types of securities.

     Standard & Poor's assigns the additional symbol of "r" to highlight classes of securities that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a class will exhibit no volatility or variability in total return.

     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK
FACTORS--Limited Nature of Ratings" in the Prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                          PAGE
                                                                          ----

30/360 basis ...........................................                  S-33
Accrued Certificate Interest ...........................      S-18, S-60, S-61
Actual/360 basis .......................................                  S-33
Additional Interest ....................................                  S-34
Additional Trust Fund Expenses .........................                  S-64
Adjusted Mortgage Rate .................................            S-10, S-33
Administrative Cost Rate ...............................                  S-39
Advance ................................................            S-20, S-64
Anticipated Repayment Date .............................             S10, S-33
Appraisal Reduction Amount .............................                  S-65
ARD Loans ..............................................            S-10, S-33
Assumed Scheduled Payment ..............................                  S-61
Available Distribution Amount ..........................            S-15, S-57
Balloon Loans ..........................................      S-10, S-30, S-33
Balloon Payment ........................................            S-10, S-33
Canyon Crest Mortgage Loan .............................                  S-36
CBE ....................................................                  S-70
Certificateholders .....................................             S-6, S-57
Certificates ...........................................      Cover, S-6, S-55
Certificate Balance ....................................            S-14, S-56
Certificate Owner ......................................             S-7, S-55
Certificate Registrar ..................................                  S-66
Chelsea Mini Storage Mortgage Loan .....................                  S-36
Class ..................................................      Cover, S-6, S-55
Code ...................................................                  S-24
Collection Period ......................................                  S-57
Compensating Interest Payment ..........................            S-21, S-52
Component ..............................................                  S-56
Constant Prepayment Rate ...............................                  S-70
Controlling Class Representative .......................             S-7, S-50
Controlling Class of Sequential Pay Certificates .......                  S-50
Corrected Mortgage Loan ................................                  S-51
CPR ....................................................                  S-70
Custodian ..............................................                  S-47
Cut-Off Date Balance ...................................             S-8, S-32
Cut-Off Date DSCR ......................................                  S-38
Cut-Off Date LTV .......................................                  S-39
Daiwa ..................................................                   S-6
Daiwa Securities .......................................                   S-6
DCR ....................................................                  S-77
Debt Service Coverage Ratio ............................                  S-37
Defeasance Collateral ..................................            S-12, S-34
Definitive Offered Certificate .........................             S-7, S-55
Depositor ..............................................                 Cover
Determination Date .....................................                  S-57
Discount Rate ..........................................                  S-62
Distributable Certificate Interest .....................            S-18, S-60
Distribution Date ......................................            S-15, S-57
Distribution Date Statement ............................                  S-66
DSCR ...................................................                  S-37

DTC ....................................................             S-7, S-55
Ebbets Field Mortgage Loan .............................                  S-36
ERISA ..................................................            S-25, S-76
Exemption ..............................................                  S-76
Fitch ..................................................                  S-76
Firestone Mortgage Loans ...............................                  S-37
Form 8-K ...............................................                  S-49
Fully Amortizing Loans .................................            S-11, S-34
FUNB ...................................................             S-6, S-50
Initial Pool Balance ...................................      Cover, S-8, S-32
Initial Reserves at Closing ............................                  S-39
IRS ....................................................                  S-76
Lockout Period .........................................            S-11, S-34
Loan per sq ft, Unit, Pad, Room or Bed .................                  S-39
Master Servicer ........................................                  S-50
Master Servicing Fee ...................................                  S-51
Master Servicing Fee Rate ..............................                  S-51
Merrill Lynch ..........................................                   S-6
MLMCI ..................................................                   S-6
Moody's ................................................                  S-25
Mortgage File ..........................................                  S-47
Mortgage Loan Purchase Agreements ......................                  S-47
Mortgage Loans .........................................                 Cover
Mortgage Notes .........................................                  S-27
Mortgage Pool ..........................................                 Cover
Mortgage Rate(s) .......................................            S-10, S-39
Mortgaged Property .....................................      Cover, S-8, S-32
Net Aggregate Prepayment Interest Shortfall ............      S-18, S-21, S-60
Net Cash Flow ..........................................            S-37, S-38
Net Mortgage Rate ......................................            S-15, S-57
Nonrecoverable P&I Advance .............................                  S-64
Norwest Bank ...........................................                  S-68
Offered Certificates ...................................      Cover, S-6, S-55
OID Regulations ........................................                  S-76
Orlando Hamptons Inn and Suite Mortgage Loan ...........                  S-37
Occupancy Percentage ...................................                  S-39
P&I Advance ............................................            S-20, S-64
Participants ...........................................             S-7, S-55
Party in Interest ......................................                  S-78
Percentage Premium .....................................                  S-62
Periodic Payments ......................................                  S-10
Plan ...................................................            S-25, S-76
Pooling and Servicing Agreement ........................            S-13, S-55
Prepayment Premium .....................................                  S-62
Prepayment Interest Excess .............................            S-21, S-52
Prepayment Interest Shortfall ..........................            S-21, S-52
Principal Distribution Amount ..........................            S-19, S-61
Principal Recovery Fee .................................                  S-52
Private Certificates ...................................             S-6, S-55
PTE 95-60 ..............................................                  S-77
Purchase Price .........................................                  S-47
Qualified Appraiser ....................................                  S-65
Rate Differential ......................................                  S-62
Rating Agencies ........................................                  S-25

Realized Losses ........................................                  S-64
Reimbursement Rate .....................................            S-20, S-65
Related Proceeds .......................................                  S-64
Remain Amort. Term .....................................                  S-37
Remaining Cash Flow ....................................            S-10, S-33
REMIC ..................................................             S-2, S-24
REMIC Administrator ....................................                  S-68
REMIC Regular Certificates .............................             S-6, S-55
REMIC Residual Certificates ............................             S-6, S-55
Rental Property ........................................                  S-38
REO Extension ..........................................                  S-54
REO Loan ...............................................                  S-62
REO Property ...........................................            S-22, S-51
REO Tax ................................................                  S-54
Repayment LTV ..........................................                  S-39
Required Appraisal Date ................................                  S-65
Required Appraisal Loan ................................                  S-65
Restricted Group .......................................                  S-76
Scenario ...............................................                  S-72
Scheduled Payment ......................................                  S-61
SEC ....................................................                  S-67
Securities Act .........................................             S-6, S-55
Senior Certificates ....................................            S-21, S-62
Sequential Pay Certificates ............................             S-6, S-55
Servicing Fees .........................................                  S-51
SMMEA ..................................................            S-26, S-79
Special Servicer .......................................             S-7, S-50
Specially Serviced Mortgage Loans ......................                  S-51
Specially Serviced Trust Fund Assets ...................                  S-51
Special Servicing Fee ..................................                  S-52
Special Servicing Fee Rate .............................                  S-52
Standard & Poor's ......................................                  S-25
Stated Principal Balance ...............................            S-15, S-57
Stated Remaining Term ..................................                  S-39
Subordinate Certificates ...............................            S-21, S-62
Table Assumptions ......................................                  S-70
Trust Fund .............................................     Cover, S-13, S-55
Trustee ................................................                   S-2
Trustee Fee ............................................                  S-68
Trustee Fee Rate .......................................                  S-68
Underwriters ...........................................                 Cover
Underwriting Agreement .................................                  S-78
Underwriting Reserves ..................................                  S-39
Voting Rights ..........................................                  S-67
Weighted Averages ......................................                  S-39
Weighted Average Net Mortgage Rate .....................            S-15, S-57
Year Built .............................................                  S-39
Yield Maintenance Charges ..............................                  S-62
Zoning Laws ............................................                  S-36

 LOAN     CONTROL
SOURCE      NO.         PROPERTY NAME                                                  ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
MLMC       126    Canyon Crest Shopping Center                                   Canyon Crest & Central Ave
DAIWA      305    Ebbets Field Apartments                                        1672-1726 Bedford Avenue
MLMC       137    Chelsea Mini Storage                                           224 12th Street
DAIWA      325    Hampton Inn and Suites                                         6101 Sand Lake Road
DAIWA      324    The Wealshire                                                  150 Jamestown Lane
DAIWA      340    First Hill Medical Building                                    515 & 525 Minor Avenue
DAIWA      309    Promenade Shopping Center - Palm Beach Gardens                 9810 - 9930 North Alternate A-1A
MLMC       166    Evergreen Ridge Apartments                                     3815 Susan Drive
MLMC       198    Lawrence Shopping Center                                       2495 U.S. Route 1
MLMC       147    Commons at Briargate                                           2845 Freewood Point
MLMC       113    Atrium at Chesterfield                                         16305 Swingley Ridge Drive
MLMC       120    Brea Plaza                                                     1555-1643 Imperial Hwy / 409-477 Associated Road
DAIWA      544    Laurelwood Rehab and Skilled Nursing Center                    642 Danbury Road
DAIWA      332    Shops at Fairlane Meadows                                      15901 - 16301 Ford Road
DAIWA      339    South Plaza Shopping Center                                    5500 Nolansville Road
MLMC       231    Serrano Highlands Apartments                                   25421 Alta Loma
MLMC       189    Horizon Court Office Building                                  7450 Horizon Drive
MLMC       139    Clarkstown Executive Park                                      704 & 706 Executive Blvd./612 & 614 Corporate Way
MLMC       237    Southgate Shopping Center                                      Highway 79 and 21st Street
MLMC       194    Lackawanna Station Shopping Plaza                              One Lackawanna Plaza
MLMC       246    Valley View Apartments (Chud)                                  Vermont View Drive
DAIWA      335    University Park Plaza                                          3350 South University Drive
MLMC       253    Virginia Village Apatments                                     4904 Fran Place
DAIWA      333    Palm Glen Shopping Center                                      3501-3627 West Glendale Avenue
MLMC       160    DFW Corporate Park                                             2100 Highway 360
MLMC       223    Regency Park Apartments                                        4770 North 7th Street
DAIWA      306    The Grand Hotel                                                1045 Beach Drive
MLMC       208    Mission Bell Plaza                                             453-593 W. Los Angeles Avenue
MLMC       196    Lake Shore Park Apartments                                     Lake Shore Drive
MLMC       248    Villa Verde Apartments                                         4200 - 4260 West First Street
MLMC       249    Village at Collin Creek                                        601 - 641 Plano Parkway
MLMC       215    Oliver Corners Shopping Center                                 Hesperian Blvd & West
DAIWA      341    Promenade Shopping Center - Highlands Ranch, Colorado          2660 - 2690 East County Line Road
MLMC       247    Valley View Apartments                                         7700-7736 Greenview Terrace
DAIWA      308    Woodbury Place Apartments                                      802 Barry Street
DAIWA      313    Comfort Inn - Maingate                                         7571 W. Irlo Bronson Memorial Highway
DAIWA      314    Lido Plaza Shopping Center                                     4343 North Rancho Drive
DAIWA      337    Corporate Center at Beaumeade                                  44633 & 44645 Guilford Drive, 21641 Beaumede Circle
MLMC       191    Hub Apartments                                                 3136 Hudnall
MLMC       252    Villas of Josey Ranch                                          2050 Keller Springs Rd.
MLMC       207    Michael's Aurora Plaza                                         15151 East Mississippi Avenue
DAIWA      326    Hampton Inn                                                    1975 N. Druid Hills Road
MLMC       261    Woodridge Apartments                                           2699 Ridge Road East
MLMC       107    650 Selig Drive Facility                                       650 Selig Drive
MLMC       169    Fossil Hill Apartments                                         5700 N. Beach Street
DAIWA      318    Napa Town Center                                               1290 Napa Town Center
MLMC       195    Lake Forest Business Park                                      22512 Aspen St, / 23901 Remme Ridge
MLMC       179    Harvey's Racquet Club Apts                                     3301 Hudnall Street
DAIWA      329    Fortunoff                                                      70 Charles Lindbergh Boulevard
DAIWA      316    Rockledge Apartments                                           2505 Verde Drive
DAIWA      328    The Majestic Hotel                                             1500 Sutter Street
DAIWA      468    Seligson Portfolio - 17 Butler Street                          17 Butler Street
MLMC       165    Embassy Plaza                                                  6050-6140 Lankershim Blvd
MLMC       138    Cimarron Pointe Apartments                                     8301 North Council Road
MLMC       256    Wickes Headquarters                                            706 N. Deerpath Road
MLMC       102    200 South La Brea Retail Center                                200 South La Brea Avenue
MLMC       251    Village Shopping Center                                        2700 Anderson Lane
MLMC       258    Willowick & Willow Creek Apts                                  430-502 Southwest Parkway
MLMC       115    Bay Pointe South Apartments                                    4613 Bayshore Drive
MLMC       213    Office Court at St Michael's                                   460 St. Michael's Drive
MLMC       200    Little Saigon Plaza II                                         9842 Bolsa Ave.
DAIWA      304    Northgate Distribution Center                                  1000 - 1200 Williams Drive
DAIWA      311    Days Inn Coliseum                                              2420 West Thomas Road
DAIWA      303    Waters Edge Apartments                                         394 Ocean Avenue
MLMC       176    Hampton Inn - Greensboro                                       7803 National Service Road
MLMC       150    Costa Neuporte Senior Apartments                               2283 Fairview Road
MLMC       148    Commons of Laporte                                             2400 Andrew
MLMC       259    Windfern Meadows Apartments                                    12919 Windfern
MLMC       204    Meadows Centre                                                 8230-8350 West 80 Blvd.
DAIWA      466    Seligson Portfolio - 605 West Avenue                           605 West Avenue

 LOAN                                             ZIP                             ORIGINAL                CURRENT       % OF INITIAL
SOURCE     CITY                       STATE      CODE     PROPERTY TYPE           BALANCE                 BALANCE       POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------
MLMC      Riverside                     CA       92507    Retail                $ 19,000,000            $ 18,964,067        1.74
DAIWA     Brooklyn                      NY       11225    Multifamily             17,750,000              17,638,089        1.62
MLMC      New York                      NY       10001    Industrial              16,200,000              16,047,888        1.47
DAIWA     Orlando                       FL       32819    Hospitality             16,000,000              15,946,751        1.47
DAIWA     Lincolnshire                  IL       60069    Nursing Home            16,000,000              15,933,739        1.46
DAIWA     Seattle                       WA       98104    Office                  15,850,000              15,838,528        1.46
DAIWA     Palm Beach Gardens            FL       33408    Retail                  15,300,000              15,240,669        1.40
MLMC      San Bruno                     CA       94066    Multifamily             14,300,000              14,263,427        1.31
MLMC      Lawrenceville                 NJ       08648    Retail                  14,000,000              13,898,025        1.28
MLMC      Colorado Springs              CO       80920    Multifamily             13,650,000              13,589,233        1.25
MLMC      St. Louis                     MO       63017    Office                  13,520,000              13,485,480        1.24
MLMC      Brea                          CA       92621    Retail                  13,250,000              13,193,867        1.21
DAIWA     Ridgefield                    CT       06877    Nursing Home            13,000,000              13,000,000        1.19
DAIWA     Dearborn                      MI       48126    Retail                  12,795,738              12,769,943        1.17
DAIWA     Nashville                     TN       37211    Retail                  12,500,000              12,478,702        1.15
MLMC      Lake Forest                   CA       92630    Multifamily             12,500,000              12,465,158        1.15
MLMC      Columbus                      OH       48235    Office                  12,000,000              11,938,392        1.10
MLMC      Valley Cottage                NY       10989    Industrial              11,300,000              11,238,227        1.03
MLMC      Heath                         OH       43056    Retail                  11,000,000              10,958,660        1.01
MLMC      Montclair                     NJ       07042    Retail                  10,400,000              10,386,646        0.95
MLMC      Colonie                       NY       12189    Multifamily             10,300,000              10,247,493        0.94
DAIWA     Davie                         FL       33328    Retail                  10,000,000               9,985,952        0.92
MLMC      Alexandria                    VA       22312    Multifamily             10,000,000               9,983,265        0.92
DAIWA     Phoenix                       AZ       85051    Retail                   9,500,000               9,483,916        0.87
MLMC      Grand Prairie                 TX       75050    Office                   8,800,000               8,785,814        0.81
MLMC      Phoenix                       AZ       85014    Multifamily              8,800,000               8,783,753        0.81
DAIWA     Cape May                      NJ       08204    Hospitality              8,500,000               8,440,020        0.78
MLMC      Moorpark                      CA       93021    Retail                   8,456,250               8,423,864        0.77
MLMC      Watervliet                    NY       12189    Multifamily              8,300,000               8,257,689        0.76
MLMC      Santa Ana                     CA       92704    Multifamily              8,070,000               8,039,798        0.74
MLMC      Plano                         TX       75075    Retail                   7,900,000               7,890,269        0.72
MLMC      Hayward                       CA       94545    Retail                   7,750,000               7,727,996        0.71
DAIWA     Highlands Ranch               CO       80126    Retail                   7,700,000               7,687,935        0.71
MLMC      Baltimore                     MD       21204    Multifamily              7,700,000               7,660,004        0.70
DAIWA     Corpus Christi                TX       78411    Multifamily              7,470,000               7,438,115        0.68
DAIWA     Kissimmee                     FL       34747    Hospitality              7,200,000               7,158,866        0.66
DAIWA     Las Vegas                     NV       89130    Retail                   7,000,000               6,983,195        0.64
DAIWA     Ashburn                       VA       22011    Industrial               7,000,000               6,982,306        0.64
MLMC      Dallas                        TX       75235    Multifamily              6,985,000               6,932,926        0.64
MLMC      Carrollton                    TX       75006    Multifamily              6,880,000               6,845,755        0.63
MLMC      Aurora                        CO       80012    Retail                   6,800,000               6,777,510        0.62
DAIWA     Atlanta                       GA       30329    Hospitality              6,750,000               6,727,536        0.62
MLMC      Irondequoit                   NY       14622    Multifamily              6,700,000               6,674,630        0.61
MLMC      Atlanta                       GA       30041    Industrial               6,600,000               6,585,217        0.61
MLMC      Haltom City                   TX       76137    Multifamily              6,500,000               6,487,282        0.60
DAIWA     Napa                          CA       95449    Retail                   6,500,000               6,470,704        0.59
MLMC      Lake Forest                   CA       92630    Industrial               6,400,000               6,373,854        0.59
MLMC      Dallas                        TX       75235    Multifamily              6,310,000               6,262,958        0.58
DAIWA     Uniondale                     NY       11553    Office                   6,000,000               5,902,464        0.54
DAIWA     Colorado Springs              CO       80910    Multifamily              5,900,000               5,882,521        0.54
DAIWA     San Francisco                 CA       94109    Hospitality              5,700,000               5,684,840        0.52
DAIWA     Norwalk                       CT       06850    Retail                   5,600,000               5,577,583        0.51
MLMC      North Hollywood               CA       91606    Retail                   5,400,000               5,380,044        0.49
MLMC      Oklahoma City                 OK       73132    Multifamily              5,395,000               5,378,367        0.49
MLMC      Vernon Hills                  IL       60061    Office                   5,350,000               5,307,965        0.49
MLMC      Los Angeles                   CA       90036    Retail                   5,250,000               5,238,722        0.48
MLMC      Austin                        TX       78757    Retail                   5,150,000               5,136,222        0.47
MLMC      College Station               TX       77840    Multifamily              5,100,000               5,090,373        0.47
MLMC      Naples                        FL       34112    Multifamily              4,800,000               4,776,013        0.44
MLMC      Santa Fe                      NM       87505    Office                   4,760,000               4,753,340        0.44
MLMC      Westminster                   CA       92683    Retail                   4,700,000               4,689,499        0.43
DAIWA     Marietta                      GA       30066    Industrial               4,710,000               4,678,099        0.43
DAIWA     Phoenix                       AZ       85015    Hospitality              4,700,000               4,672,425        0.43
DAIWA     Revere                        MA       02151    Multifamily              4,700,000               4,664,962        0.43
MLMC      Greensboro                    NC       27409    Hospitality              4,450,000               4,430,540        0.41
MLMC      Costa Mesa                    CA       92627    Multifamily              4,400,000               4,381,550        0.40
MLMC      Laporte                       IN       46350    Multifamily              4,390,000               4,381,411        0.40
MLMC      Houston                       TX       77064    Multifamily              4,250,000               4,240,239        0.39
MLMC      Arvada                        CO       80005    Retail                   4,200,000               4,187,008        0.38
DAIWA     Norwalk                       CT       06850    Office                   4,150,000               4,133,387        0.38

                         CERTAIN CHARACTERISTICS OF THE
                                 MORTGAGE LOANS
                                    ANNEX A

 CUMULATIVE % OF
  INITIAL POOL                     BORROWER                                  INTEREST ACCRUAL         MORTGAGE       ADMINISTRATIVE
    BALANCE                       AFFILIATED                   CROSSED            METHOD                RATE           COST RATE
------------------------------------------------------------------------------------------------------------------------------------
      1.74                                                                      Actual/360              7.31             0.099
      3.36                                                                      Actual/360              8.61             0.164
      4.84                                                                      Actual/360              7.38             0.099
      6.30                    Cntrl #'s 326, 327                                Actual/360              7.70             0.099
      7.77                                                                      Actual/360              8.15             0.099
      9.22                                                                        30/360                7.63             0.099
     10.62                                                                      Actual/360              7.98             0.164
     11.93                                                                      Actual/360              7.27             0.099
     13.21                                                                        30/360                8.19             0.099
     14.46                                                                        30/360                7.58             0.099
     15.70                                                                      Actual/360              7.28             0.099
     16.91                                                                        30/360                8.01             0.099
     18.10                                                                      Actual/360              7.60             0.099
     19.28                                                                        30/360                8.18             0.164
     20.43                                                                      Actual/360              7.47             0.099
     21.57                                                                      Actual/360              7.03             0.099
     22.67                                                                        30/360                8.23             0.099
     23.70                                                                        30/360                7.84             0.099
     24.71                                                                      Actual/360              7.73             0.099
     25.66                                                                      Actual/360              6.91             0.099
     26.60                       Cntrl # 196                                      30/360                7.69             0.099
     27.52                                                                        30/360                7.79             0.099
     28.44                                                                        30/360                6.91             0.099
     29.31                                                                      Actual/360              7.51             0.164
     30.12                                                                        30/360                7.10             0.099
     30.92                                                                      Actual/360              7.49             0.099
     31.70                                                                        30/360                9.35             0.099
     32.47                                                                        30/360                8.33             0.099
     33.23                       Cntrl # 246                                      30/360                7.69             0.099
     33.97                                                                        30/360                7.52             0.099
     34.70                                                                      Actual/360              7.50             0.099
     35.41                                                                        30/360                7.77             0.099
     36.11                                                                      Actual/360              7.42             0.164
     36.82                                                                        30/360                8.28             0.099
     37.50                 Cntrl #'s 307, 316, 317                              Actual/360              7.54             0.099
     38.16                                                                        30/360                8.80             0.099
     38.80                                                                      Actual/360              7.78             0.164
     39.44                    Cntrl #'s 304, 510                                Actual/360              7.40             0.164
     40.08                    Cntrl #'s 179, 216                 yes              30/360                8.47             0.099
     40.71                                                                        30/360                7.81             0.099
     41.33                                                                      Actual/360              7.47             0.099
     41.95                    Cntrl #'s 325, 327                                Actual/360              7.70             0.099
     42.56                                                                      Actual/360              7.24             0.129
     43.17                                                                        30/360                7.63             0.099
     43.76                                                                      Actual/360              7.06             0.099
     44.36                                                                      Actual/360              7.63             0.099
     44.94                                                                        30/360                8.01             0.099
     45.52                    Cntrl #'s 191, 216                 yes              30/360                8.47             0.099
     46.06                                                                      Actual/360              8.27             0.099
     46.60                 Cntrl #'s 307, 308, 317                              Actual/360              7.55             0.099
     47.12                                                                      Actual/360              8.31             0.164
     47.64                    Cntrl #'s 466, 467                 yes            Actual/360              8.01             0.099
     48.13                                                                      Actual/360              8.00             0.099
     48.62                                                                      Actual/360              7.35             0.139
     49.11                                                                        30/360                8.57             0.099
     49.59                                                                        30/360                7.71             0.099
     50.06                                                                      Actual/360              7.37             0.099
     50.53                                                                      Actual/360              7.33             0.099
     50.97                                                                        30/360                7.79             0.099
     51.41                                                                        30/360                7.81             0.099
     51.84                                                                      Actual/360              7.63             0.099
     52.27                    Cntrl #'s 337, 510                                Actual/360              8.82             0.164
     52.70                       Cntrl # 310                                      30/360                8.62             0.099
     53.13                                                                      Actual/360              8.32             0.164
     53.53                                                                        30/360                7.82             0.094
     53.94                                                                        30/360                7.88             0.099
     54.34                                                                      Actual/360              7.06             0.099
     54.73                                                                        30/360                7.38             0.099
     55.11                                                                      Actual/360              7.88             0.099
     55.49                    Cntrl #'s 467, 468                 yes            Actual/360              8.01             0.099

 CUMULATIVE % OF    ORIG     REM      AMORT    AMORT
  INITIAL POOL      TERM     TERM     TERM      TERM     ORIGINATION      REPAYMENT        BALLOON/REPAYMENT
    BALANCE        (MOS.)   (MOS.)   (MOS.)    (MOS.)       DATE             DATE               BALANCE               MATURITY TERM
------------------------------------------------------------------------------------------------------------------------------------
      1.74          120      118       360      358       12/22/97        01/01/2008          16,486,783                HyperAm
      3.36          120      113       300      293       07/22/97        08/01/2007          14,882,094                Balloon
      4.84          180      177       180      177       11/26/97        12/01/2012             NAP                Fully Amortizing
      6.30          120      117       300      297       11/26/97        12/01/2007          13,070,810                Balloon
      7.77          120      116       300      296       10/31/97        11/01/2007          13,239,862                Balloon
      9.22          120      119       360      359       01/09/98        02/01/2008          13,794,625                Balloon
     10.62          120      114       360      354       08/18/97        09/01/2007          13,672,728                Balloon
     11.93          180      177       360      357       11/20/97        12/01/2012          10,770,829                Balloon
     13.21          120      113       300      293       07/16/97        08/01/2007          11,393,148                Balloon
     14.46          84        78       360      354       08/29/97        09/01/2004          12,566,602                Balloon
     15.70          120      117       360      357       11/26/97        12/01/2007          11,726,148                HyperAm
     16.91          84        79       330      325       09/22/97        10/01/2004          12,026,807                Balloon
     18.10          180      180       300      300       01/30/98        03/01/2013           8,429,987                Balloon
     19.28          109      107       350      348       12/09/97        02/01/2007          11,337,691                Balloon
     20.43          120      118       360      358       12/23/97        01/01/2008          11,030,979                Balloon
     21.57          120      118       300      298       12/10/97        01/01/2008           9,894,001                Balloon
     22.67          120      115       300      295       09/12/97        10/01/2007           9,775,185                Balloon
     23.70          120      115       300      295       09/30/97        10/01/2007           9,115,378                Balloon
     24.71          120      115       360      355       09/18/97        10/01/2007           9,634,530                Balloon
     25.66          120      119       360      359       01/07/98        02/01/2008           8,941,867                Balloon
     26.60          120      113       360      353       07/28/97        08/01/2007           8,992,646                Balloon
     27.52          120      118       360      358       12/19/97        01/01/2008           8,734,061                Balloon
     28.44          120      118       360      358       12/18/97        01/01/2008           8,579,507                Balloon
     29.31          120      118       360      358       12/15/97        01/01/2008           8,391,962                Balloon
     30.12          120      118       360      358       12/30/97        01/01/2008           7,583,430                Balloon
     30.92          120      118       360      358       12/09/97        01/01/2008           7,666,381                Balloon
     31.70          120      114       264      258       08/14/97        09/01/2007           6,565,386                Balloon
     32.47          120      114       360      354       08/29/97        09/01/2007           7,467,701                HyperAm
     33.23          120      113       360      353       07/28/97        08/01/2007           7,246,501                Balloon
     33.97          60        55       360      355       09/04/97        10/01/2002           7,637,139                Balloon
     34.70          120      119       360      359       01/05/98        02/01/2008           6,883,808                Balloon
     35.41          120      116       360      356       10/31/97        11/01/2007           6,777,767                Balloon
     36.11          120      119       300      299       12/31/97        02/01/2008           6,235,721                Balloon
     36.82          120      112       360      352       06/19/97        07/01/2007           6,804,203                Balloon
     37.50          120      114       360      354       08/29/97        09/01/2007           6,604,219                Balloon
     38.16          120      115       276      271       09/25/97        10/01/2007           5,648,785                Balloon
     38.80          120      118       300      298       12/09/97        01/01/2008           5,730,746                Balloon
     39.44          120      118       300      298       12/19/97        01/01/2008           5,666,502                Balloon
     40.08          84        75       324      315       05/28/97        06/01/2004           6,343,155                Balloon
     40.71          120      113       360      353       07/11/97        08/01/2007           6,021,959                Balloon
     41.33          120      116       360      356       10/14/97        11/01/2007           5,921,446                Balloon
     41.95          120      117       300      297       11/26/97        12/01/2007           5,514,247                Balloon
     42.56          180      177       300      297       11/26/97        12/01/2012           4,166,591                Balloon
     43.17          180      178       300      298       12/08/97        01/01/2013           4,155,287                Balloon
     43.76          84        82       360      358       12/12/97        01/01/2005           5,947,512                Balloon
     44.36          120      116       300      296       10/28/97        11/01/2007           5,297,465                Balloon
     44.94          120      114       360      354       08/01/97        09/01/2007           5,624,995                Balloon
     45.52          84        75       324      315       05/28/97        06/01/2004           5,730,180                Balloon
     46.06          108      105       121      118       11/21/97        12/01/2006             910,444                Balloon
     46.60          120      116       360      356       10/16/97        11/01/2007           5,217,274                Balloon
     47.12          84        82       276      274       12/04/97        01/01/2005           4,978,148                Balloon
     47.64          120      115       330      325       10/01/97        10/01/2007           4,836,979                Balloon
     48.13          180      176       330      326       10/31/97        11/01/2012           3,866,464                Balloon
     48.62          120      116       360      356       10/31/97        11/01/2007           4,753,804                Balloon
     49.11          120      112       300      292       06/27/97        07/01/2007           4,394,057                Balloon
     49.59          120      117       360      357       11/14/97        12/01/2007           4,585,577                Balloon
     50.06          120      118       300      298       12/23/97        01/01/2008           4,114,384                Balloon
     50.53          120      118       360      358       12/02/97        01/01/2008           4,426,660                Balloon
     50.97          120      113       360      353       07/09/97        08/01/2007           4,199,607                Balloon
     51.41          120      118       360      358       12/01/97        01/01/2008           4,166,356                Balloon
     51.84          120      118       324      322       12/31/97        01/01/2008           3,930,816                Balloon
     52.27          120      112       300      292       06/10/97        07/01/2007           3,972,656                Balloon
     52.70          120      115       276      271       09/05/97        10/01/2007           3,670,286                Balloon
     53.13          120      112       300      292       06/05/97        07/01/2007           3,909,933                Balloon
     53.53          120      116       300      296       10/16/97        11/01/2007           3,577,410                HyperAm
     53.94          120      114       360      354       08/15/97        09/01/2007           3,856,872                Balloon
     54.34          120      118       360      358       12/19/97        01/01/2008           3,787,739                Balloon
     54.73          120      117       360      357       11/07/97        12/01/2007           3,678,560                Balloon
     55.11          120      116       360      356       10/09/97        11/01/2007           3,689,006                Balloon
     55.49          120      115       330      325       10/01/97        10/01/2007           3,584,547                Balloon

                                                                                     ANNUAL         UNDERWRITING      UNDERWRITING
                                                                                      DEBT             TOTAL             TOTAL
          PREPAYMENT RESTRICTIONS                                                    SERVICE          REVENUE          EXPENSES
-----------------------------------------------------------------------------------------------------------------------------------
L(60),> of YM or 1% (57),O(3)                                                     $ 1,580,937       $ 3,122,016      $ 1,007,456
L(31),DEF(83),  O(6)                                                                1,730,952         9,186,602        6,391,922
L(177),  O(3)                                                                       1,800,641         8,054,967        4,858,055
L(24),< of YM or 5%(12), or 4%(12), or 3%(12), or 2%(24), or 1%(30),O(6)            1,443,934         5,620,023        3,346,847
L(28),DEF(86),  O(6)                                                                1,501,016         8,265,890        6,033,056
L(36),DEF(78),  O(6)                                                                1,346,224         2,664,784          757,058
L(30),DEF(84),  O(6)                                                                1,344,633         2,959,709          972,291
L(96),  7%(12),6%(12),5%(12),4%(12),3%(12),2%(12),1%(6),O(6)                        1,185,250         2,233,975          724,647
L(60),> of YM or 1% (57),O(3)                                                       1,317,867         2,765,100          893,408
L(36),> of YM or 1% (45),O(3)                                                       1,154,300         2,120,523          679,848
L(36),> of YM or 1% (78),O(6)                                                       1,121,722         2,318,535          890,689
L(36),> of YM or 1% (42),O(6)                                                       1,194,259         2,209,015          470,003
L(24),DEF(150),  O(6)                                                               1,162,992        10,466,921        8,914,098
L(72),> of YM or 1% (31),O(6)                                                       1,154,211         2,455,579          849,692
L(26),DEF(88),  O(6)                                                                1,045,742         1,987,215          480,415
L(60),> of YM or 1% (57),O(3)                                                       1,072,707         2,351,845          871,990
L(60),> of YM or 1% (57),O(3)                                                       1,133,444         2,732,131          998,074
L(60),> of YM or 1% (54),O(6)                                                       1,032,251         2,082,795          690,110
L(24),DEF(93),  O(3)                                                                  954,105         1,675,411          355,816
L(62),> of YM or 1% (53),O(5)                                                         830,975         2,355,080        1,100,775
L(60),> of YM or 1% (57),O(3)                                                         880,366         2,894,171        1,671,905
L(48),> of YM or 1% (66),O(6)                                                         863,014         2,054,324          677,994
L(60),> of YM or 1% (54),O(6)                                                         791,123         3,212,593        1,761,325
L(26),DEF(88),  O(6)                                                                  797,885         1,714,502          534,881
L(60),> of YM or 1% (54),O(6)                                                         709,666         1,799,028          698,592
L(60),> of YM or 1% (57),O(3)                                                         745,428         2,200,903        1,190,415
L(30),DEF(84),  O(6)                                                                  911,970         4,229,210        3,009,888
L(60),> of YM or 1% (54),O(6)                                                         768,062         1,369,778          374,222
L(60),> of YM or 1% (57),O(3)                                                         709,421         2,627,207        1,461,687
L(36),> of YM or 1% (21),O(3)                                                         678,446         1,567,183          747,407
L(60),> of YM or 1% (54),O(6)                                                         669,772         1,350,051          427,801
L(36),> of YM or 1% (78),O(6)                                                         667,549         1,138,542          212,522
L(25),DEF(89),  O(6)                                                                  678,027         1,573,436          531,815
L(60),> of YM or 1% (57),O(3)                                                         696,120         1,564,500          687,441
L(30),DEF(84),  O(6)                                                                  629,233         1,789,347          831,363
L(29),DEF(91)                                                                         730,885         4,131,571        3,116,346
L(38),DEF(76),  O(6)                                                                  636,132         1,147,278          233,885
L(26),DEF(88),  O(6)                                                                  615,299         1,221,817          293,415
L(60),> of YM or 1% (18),O(6)                                                         659,124         2,014,990        1,169,423
L(60),> of YM or 1% (57),O(3)                                                         594,897         1,505,767          732,534
L(60),> of YM or 1% (57),O(3)                                                         574,891         1,296,894          382,717
L(24),< of YM or 5%(12), or 4%(12), or 3%(12), or 2%(24), or 1%(30),O(6)              609,160         2,287,847        1,359,164
L(96),> of YM or 1% (81),O(3)                                                         586,064         1,734,463          888,965
L(96),> of YM or 1% (81),O(3)                                                         591,995           831,968           56,239
L(24),> of YM or 1% (57),O(3)                                                         527,413         1,482,742          763,580
L(28),DEF(86),  O(6)                                                                  582,770         1,372,010          412,876
L(60),> of YM or 1% (57),O(3)                                                         564,067         1,035,140          205,008
L(60),> of YM or 1% (18),O(6)                                                         595,429         1,876,282        1,157,146
L(27),DEF(75),  O(6)                                                                  883,865         1,729,000          528,973
L(28),DEF(86),  O(6)                                                                  497,470         1,293,517          557,947
L(26),DEF(52),  O(6)                                                                  556,516         2,356,667        1,532,884
L(29),DEF(85),  O(6)                                                                  504,743           884,020          195,908
L(96),> of YM or 1% (78),O(6)                                                         491,353         1,043,421          288,946
L(48),> of YM or 1% (66),O(6)                                                         446,041         1,226,153          661,089
L(60),> of YM or 1% (57),O(3)                                                         519,988         1,175,300          450,065
L(60),> of YM or 1% (57),O(3)                                                         449,600           867,824          189,725
L(60),> of YM or 1% (57),O(3)                                                         455,713         1,173,417          420,813
L(60),> of YM or 1% (57),O(3)                                                         425,253         1,494,044          870,894
L(48),> of YM or 1% (36),1%(30),O(6)                                                  414,247         1,033,006          472,804
L(60),> of YM or 1% (57),O(3)                                                         411,585           672,876          110,984
L(60),> of YM or 1% (57),O(3)                                                         415,506           805,197          203,538
L(32),DEF(82),  O(6)                                                                  467,367           869,733          172,471
L(48),DEF(66),  O(6)                                                                  470,377         2,066,979        1,351,817
L(32),DEF(82),  O(6)                                                                  447,327         1,176,722          525,635
L(36),> of YM or 1% (81),O(3)                                                         405,803         2,389,370        1,505,080
L(60),> of YM or 1% (57),O(3)                                                         383,020         1,575,745          999,892
L(60),> of YM or 1% (54),O(6)                                                         356,206           983,975          512,241
L(60),> of YM or 1% (57),O(3)                                                         352,244         1,127,126          664,019
L(60),> of YM or 1% (57),O(3)                                                         369,403           967,939          432,775
L(29),DEF(85),  O(6)                                                                  374,051           813,756          211,664

                                                                               UNDERWRITING       UNDERWRITING         APPRAISED
          PREPAYMENT RESTRICTIONS                                                   NCF               DSCR               VALUE
------------------------------------------------------------------------------------------------------------------------------------
L(60),> of YM or 1% (57),O(3)                                                  $ 1,968,299            1.25          $  25,400,000
L(31),DEF(83),  O(6)                                                             2,531,080            1.46             25,300,000
L(177),  O(3)                                                                    3,150,755            1.75             38,200,000
L(24),< of YM or 5%(12), or 4%(12), or 3%(12), or 2%(24), or 1%(30),O(6)         2,273,176            1.57             24,000,000
L(28),DEF(86),  O(6)                                                             2,182,434            1.45             22,000,000
L(36),DEF(78),  O(6)                                                             1,825,066            1.36             20,500,000
L(30),DEF(84),  O(6)                                                             1,867,053            1.39             20,000,000
L(96),  7%(12),6%(12),5%(12),4%(12),3%(12),2%(12),1%(6),O(6)                     1,509,329            1.27             18,250,000
L(60),> of YM or 1% (57),O(3)                                                    1,710,891            1.30             21,000,000
L(36),> of YM or 1% (45),O(3)                                                    1,440,675            1.25             17,100,000
L(36),> of YM or 1% (78),O(6)                                                    1,411,079            1.26             16,900,000
L(36),> of YM or 1% (42),O(6)                                                    1,705,911            1.43             17,900,000
L(24),DEF(150),  O(6)                                                            1,515,023            1.30             16,700,000
L(72),> of YM or 1% (31),O(6)                                                    1,521,557            1.32             18,500,000
L(26),DEF(88),  O(6)                                                             1,329,457            1.27             16,300,000
L(60),> of YM or 1% (57),O(3)                                                    1,479,855            1.38             18,500,000
L(60),> of YM or 1% (57),O(3)                                                    1,633,115            1.44             18,600,000
L(60),> of YM or 1% (54),O(6)                                                    1,335,266            1.29             16,600,000
L(24),DEF(93),  O(3)                                                             1,253,703            1.31             14,900,000
L(62),> of YM or 1% (53),O(5)                                                    1,201,015            1.45             14,100,000
L(60),> of YM or 1% (57),O(3)                                                    1,222,266            1.39             14,200,000
L(48),> of YM or 1% (66),O(6)                                                    1,248,817            1.45             13,350,000
L(60),> of YM or 1% (54),O(6)                                                    1,451,267            1.83             16,090,000
L(26),DEF(88),  O(6)                                                             1,060,331            1.33             12,700,000
L(60),> of YM or 1% (54),O(6)                                                      934,417            1.32             12,000,000
L(60),> of YM or 1% (57),O(3)                                                    1,010,488            1.36             11,000,000
L(30),DEF(84),  O(6)                                                             1,219,322            1.34             12,500,000
L(60),> of YM or 1% (54),O(6)                                                      981,961            1.28             11,275,000
L(60),> of YM or 1% (57),O(3)                                                    1,165,520            1.64             14,275,000
L(36),> of YM or 1% (21),O(3)                                                      819,776            1.21             10,450,000
L(60),> of YM or 1% (54),O(6)                                                      881,557            1.32             10,700,000
L(36),> of YM or 1% (78),O(6)                                                      912,492            1.37             10,530,000
L(25),DEF(89),  O(6)                                                               938,310            1.38             10,300,000
L(60),> of YM or 1% (57),O(3)                                                      877,058            1.26             10,750,000
L(30),DEF(84),  O(6)                                                               879,906            1.40              9,000,000
L(29),DEF(91)                                                                    1,015,225            1.39              9,700,000
L(38),DEF(76),  O(6)                                                               863,937            1.36              9,500,000
L(26),DEF(88),  O(6)                                                               843,137            1.37             10,400,000
L(60),> of YM or 1% (18),O(6)                                                      845,567            1.28              9,200,000
L(60),> of YM or 1% (57),O(3)                                                      773,234            1.30              8,600,000
L(60),> of YM or 1% (57),O(3)                                                      849,422            1.48              9,000,000
L(24),< of YM or 5%(12), or 4%(12), or 3%(12), or 2%(24), or 1%(30),O(6)           928,683            1.52              9,200,000
L(96),> of YM or 1% (81),O(3)                                                      845,498            1.44              9,300,000
L(96),> of YM or 1% (81),O(3)                                                      775,729            1.31              8,700,000
L(24),> of YM or 1% (57),O(3)                                                      719,162            1.36              8,200,000
L(28),DEF(86),  O(6)                                                               867,294            1.49             11,000,000
L(60),> of YM or 1% (57),O(3)                                                      796,227            1.41              8,750,000
L(60),> of YM or 1% (18),O(6)                                                      719,135            1.21              8,000,000
L(27),DEF(75),  O(6)                                                             1,127,175            1.28              9,800,000
L(28),DEF(86),  O(6)                                                               658,570            1.32              7,300,000
L(26),DEF(52),  O(6)                                                               823,783            1.48              7,700,000
L(29),DEF(85),  O(6)                                                               641,246            1.27              7,300,000
L(96),> of YM or 1% (78),O(6)                                                      724,554            1.47              7,400,000
L(48),> of YM or 1% (66),O(6)                                                      565,064            1.27              7,200,000
L(60),> of YM or 1% (57),O(3)                                                      725,235            1.39              7,135,000
L(60),> of YM or 1% (57),O(3)                                                      648,580            1.44              7,600,000
L(60),> of YM or 1% (57),O(3)                                                      686,922            1.51              7,600,000
L(60),> of YM or 1% (57),O(3)                                                      623,150            1.47              7,000,000
L(48),> of YM or 1% (36),1%(30),O(6)                                               560,202            1.35              6,000,000
L(60),> of YM or 1% (57),O(3)                                                      520,148            1.26              6,365,000
L(60),> of YM or 1% (57),O(3)                                                      587,784            1.41              6,400,000
L(32),DEF(82),  O(6)                                                               629,578            1.35              6,600,000
L(48),DEF(66),  O(6)                                                               715,162            1.52              7,275,000
L(32),DEF(82),  O(6)                                                               629,337            1.41              6,600,000
L(36),> of YM or 1% (81),O(3)                                                      884,290            2.18              8,500,000
L(60),> of YM or 1% (57),O(3)                                                      575,853            1.50              8,300,000
L(60),> of YM or 1% (54),O(6)                                                      471,734            1.32              6,257,000
L(60),> of YM or 1% (57),O(3)                                                      463,108            1.31              5,350,000
L(60),> of YM or 1% (57),O(3)                                                      474,763            1.29              7,150,000
L(29),DEF(85),  O(6)                                                               556,744            1.49              4,950,000
                                                                               APPRAISAL     CURRENT
          PREPAYMENT RESTRICTIONS                                                 YEAR         LTV
----------------------------------------------------------------------------------------------------
L(60),> of YM or 1% (57),O(3)                                                     1997        74.66
L(31),DEF(83),  O(6)                                                              1997        69.72
L(177),  O(3)                                                                     1997        42.01
L(24),< of YM or 5%(12), or 4%(12), or 3%(12), or 2%(24), or 1%(30),O(6)          1997        66.44
L(28),DEF(86),  O(6)                                                              1997        72.43
L(36),DEF(78),  O(6)                                                              1997        77.26
L(30),DEF(84),  O(6)                                                              1997        76.20
L(96),  7%(12),6%(12),5%(12),4%(12),3%(12),2%(12),1%(6),O(6)                      1997        78.16
L(60),> of YM or 1% (57),O(3)                                                     1997        66.18
L(36),> of YM or 1% (45),O(3)                                                     1997        79.47
L(36),> of YM or 1% (78),O(6)                                                     1997        79.80
L(36),> of YM or 1% (42),O(6)                                                     1996        73.71
L(24),DEF(150),  O(6)                                                             1997        77.84
L(72),> of YM or 1% (31),O(6)                                                     1997        69.03
L(26),DEF(88),  O(6)                                                              1997        76.56
L(60),> of YM or 1% (57),O(3)                                                     1997        67.38
L(60),> of YM or 1% (57),O(3)                                                     1997        64.18
L(60),> of YM or 1% (54),O(6)                                                     1997        67.70
L(24),DEF(93),  O(3)                                                              1997        73.55
L(62),> of YM or 1% (53),O(5)                                                     1997        73.66
L(60),> of YM or 1% (57),O(3)                                                     1997        72.17
L(48),> of YM or 1% (66),O(6)                                                     1997        74.85
L(60),> of YM or 1% (54),O(6)                                                     1997        62.05
L(26),DEF(88),  O(6)                                                              1997        74.68
L(60),> of YM or 1% (54),O(6)                                                     1997        73.22
L(60),> of YM or 1% (57),O(3)                                                     1997        79.85
L(30),DEF(84),  O(6)                                                              1997        67.52
L(60),> of YM or 1% (54),O(6)                                                     1997        74.71
L(60),> of YM or 1% (57),O(3)                                                     1997        57.85
L(36),> of YM or 1% (21),O(3)                                                     1997        76.94
L(60),> of YM or 1% (54),O(6)                                                     1997        73.74
L(36),> of YM or 1% (78),O(6)                                                     1997        73.39
L(25),DEF(89),  O(6)                                                              1997        74.64
L(60),> of YM or 1% (57),O(3)                                                     1997        71.26
L(30),DEF(84),  O(6)                                                              1997        82.65
L(29),DEF(91)                                                                     1997        73.80
L(38),DEF(76),  O(6)                                                              1997        73.51
L(26),DEF(88),  O(6)                                                              1997        67.14
L(60),> of YM or 1% (18),O(6)                                                     1997        75.36
L(60),> of YM or 1% (57),O(3)                                                     1997        79.60
L(60),> of YM or 1% (57),O(3)                                                     1997        75.31
L(24),< of YM or 5%(12), or 4%(12), or 3%(12), or 2%(24), or 1%(30),O(6)          1997        73.13
L(96),> of YM or 1% (81),O(3)                                                     1997        71.77
L(96),> of YM or 1% (81),O(3)                                                     1997        75.69
L(24),> of YM or 1% (57),O(3)                                                     1997        79.11
L(28),DEF(86),  O(6)                                                              1997        58.82
L(60),> of YM or 1% (57),O(3)                                                     1997        72.84
L(60),> of YM or 1% (18),O(6)                                                     1997        78.29
L(27),DEF(75),  O(6)                                                              1997        60.23
L(28),DEF(86),  O(6)                                                              1997        80.58
L(26),DEF(52),  O(6)                                                              1997        73.83
L(29),DEF(85),  O(6)                                                              1997        76.41
L(96),> of YM or 1% (78),O(6)                                                     1997        72.70
L(48),> of YM or 1% (66),O(6)                                                     1997        74.70
L(60),> of YM or 1% (57),O(3)                                                     1997        74.39
L(60),> of YM or 1% (57),O(3)                                                     1997        68.93
L(60),> of YM or 1% (57),O(3)                                                     1997        67.58
L(60),> of YM or 1% (57),O(3)                                                     1997        72.72
L(48),> of YM or 1% (36),1%(30),O(6)                                              1997        79.60
L(60),> of YM or 1% (57),O(3)                                                     1997        74.68
L(60),> of YM or 1% (57),O(3)                                                     1997        73.27
L(32),DEF(82),  O(6)                                                              1997        70.88
L(48),DEF(66),  O(6)                                                              1997        64.23
L(32),DEF(82),  O(6)                                                              1997        70.68
L(36),> of YM or 1% (81),O(3)                                                     1997        52.12
L(60),> of YM or 1% (57),O(3)                                                     1997        52.79
L(60),> of YM or 1% (54),O(6)                                                     1997        70.02
L(60),> of YM or 1% (57),O(3)                                                     1997        79.26
L(60),> of YM or 1% (57),O(3)                                                     1997        58.56
L(29),DEF(85),  O(6)                                                              1997        83.50

                                                           LOAN PER
                                 SQ FT, UNITS            SQ FT, UNITS                                  INITIAL
    REPAYMENT      YEAR          BEDS, PADS               BEDS, PADS            OCCUPANCY              RESERVES        UNDERWRITING
      LTV          BUILT           OR ROOM                  OR ROOM             PERCENTAGE            AT CLOSING          RESERVES
------------------------------------------------------------------------------------------------------------------------------------
     64.91         1978         249,187 sq.ft.               76 per sq. ft.        90                    97,776            0.15
     58.82         1962           1,318 units            13,382 per unit           98                   716,541             200
      NAP          1890         725,061 sq.ft.               22 per sq. ft.        79                        --            0.15
     54.46         1984             316 rooms            50,464 per room          NAP                    18,442              4%
     60.18         1994             144 beds            110,651 per bed            94                        --             350
     67.29         1958          81,366 sq. ft.             195 per sq. ft.       100                     1,051            0.16
     68.36         1965         205,485 sq. ft.              74 per sq. ft.        93                    20,156            0.15
     59.02         1972             190 units            75,071 per unit           98                        --             250
     54.25         1960         370,002 sq.ft.               38 per sq. ft.        88                   101,131            0.15
     73.49         1996             194 units            70,048 per unit           98                        --             200
     69.39         1989         108,959 sq.ft.              124 per sq. ft.       100                        --            0.16
     67.19         1977         139,550 sq.ft.               95 per sq. ft.       100                        --            0.15
     50.48         1993             126 beds            103,175 per bed           100                     3,150             300
     61.28         1987         137,508 sq. ft.              93 per sq. ft.        98                     1,772            0.15
     67.67         1985         301,629 sq. ft.              41 per sq. ft.        95                    70,460            0.16
     53.48         1984             240 units            51,938 per unit           93                        --             250
     52.55         1987         138,000 sq.ft.               87 per sq. ft.       100                        --            0.19
     54.91         1986         211,257 sq.ft.               53 per sq. ft.        93                     3,750            0.15
     64.66         1960         203,291 sq.ft.               54 per sq. ft.        98                        --            0.15
     63.42         1921         112,968 sq.ft.               92 per sq. ft.       100                        --            0.17
     63.33         1966             654 units            15,669 per unit           80                    61,625             250
     65.42         1987         169,381 sq. ft.              59 per sq. ft.        92                     1,625            0.15
     53.32         1967             344 units            29,021 per unit           99                    29,363             250
     66.08         1963         175,407 sq. ft.              54 per sq. ft.        88                    16,137            0.15
     63.20         1982         210,720 sq.ft.               42 per sq. ft.        94                        --            0.23
     69.69         1976             382 units            22,994 per unit           91                    57,221             250
     52.52         1967             165 rooms            51,152 per room          NAP                   261,129              4%
     66.23         1996         109,246 sq.ft.               77 per sq. ft.        96                        --            0.15
     50.76         1974             376 units            21,962 per unit           96                    53,875             250
     73.08         1987             210 units            38,285 per unit           99                   106,665             250
     64.33         1985         124,115 sq.ft.               64 per sq. ft.        92                    35,625            0.15
     64.37         1963          76,022 sq.ft.              102 per sq. ft.       100                    25,000            0.15
     60.54         1986         133,558 sq. ft.              58 per sq. ft.        96                     7,920            0.15
     63.29         1961             220 units            34,818 per unit           91                        --             265
     73.38         1978             286 units            26,007 per unit           92                    34,132             273
     58.23         1973             282 rooms            25,386 per room          NAP                    71,239              4%
     60.32         1996          62,580 sq. ft.             112 per sq. ft.        86                     1,565            0.15
     54.49         1987         177,563 sq. ft.              39 per sq. ft.       100                     8,845            0.15
     68.95         1966             374 units            18,537 per unit           96                   118,438             250
     70.02         1985             198 units            34,575 per unit           98                    19,813             250
     65.79         1982         118,281 sq.ft.               57 per sq. ft.        96                    20,888            0.25
     59.94         1990             111 rooms            60,608 per room          NAP                     9,635              4%
     44.80         1969             264 units            25,283 per unit           98                        --             250
     47.76         1972         264,000 sq.ft.               25 per sq. ft.       100                 2,410,000            0.15
     72.53         1985             216 units            30,034 per unit           97                        --             225
     48.16         1986         118,473 sq. ft.              55 per sq. ft.        83                     1,483            0.15
     64.29         1979         112,143 sq.ft.               57 per sq. ft.       100                        --            0.15
     71.63         1975             352 units            17,792 per unit           96                    19,410             250
      9.29         1987          85,920 sq. ft.              69 per sq. ft.       100                    17,803            0.22
     71.47         1973             280 units            21,009 per unit           93                   159,698             275
     64.65         1902              58 rooms            98,014 per room          NAP                     9,583             5%
     66.26         1996          60,000 sq. ft.              93 per sq. ft.       100                     3,250            0.15
     52.25         1960          70,125 sq.ft.               77 per sq. ft.        96                     2,000            0.17
     66.03         1984             252 units            21,343 per unit           91                        --             200
     61.58         1983          71,035 sq.ft.               75 per sq. ft.       100                        --            0.15
     60.34         1988          37,846 sq.ft.              138 per sq. ft.       100                        --            0.15
     54.14         1973         139,942 sq.ft.               37 per sq. ft.        99                        --            0.15
     63.24         1976             320 units            15,907 per unit           95                    13,094             275
     69.99         1982             161 units            29,665 per unit           99                        --             250
     65.46         1995          36,257 sq.ft.              131 per sq. ft.       100                        --            0.15
     61.42         1990          36,297 sq.ft.              129 per sq. ft.       100                        --            0.21
     60.19         1987         208,320 sq. ft.              22 per sq. ft.       100                    57,815            0.19
     50.45         1974             150 rooms            31,150 per room          NAP                    10,448              4%
     59.24         1990              91 units            51,263 per unit           93                    23,338             239
     42.09         1996             127 rooms            34,886 per room          NAP                        --              4%
     46.47         1989             148 units            29,605 per unit           77                        --             300
     60.54         1977             192 units            22,820 per unit           96                    11,000             225
     68.76         1982             184 units            23,045 per unit           98                    44,125             254
     51.59         1984         120,142 sq.ft.               35 per sq. ft.        91                        --            0.15
     72.42         1988          32,215 sq. ft.             128 per sq. ft.        69                     5,403            0.15

                                                                           LARGEST RETAIL TENANT
                                              ----------------------------------------------------------------------------
    REPAYMENT      RESERVES                                                         AREA LEASED       LEASE        CONTROL
      LTV          COLLECTED                  NAME                                   (SQ. FT.)      EXP DATE         NO.
--------------------------------------------------------------------------------------------------------------------------
     64.91                      per sq.ft.    Ralph's                                  35,250       03/31/1999       126
     58.82             161      per unit                                                                             305
      NAP                       per sq.ft.    Central Moving and Storage              160,000       12/31/2006       137
     54.46              3%      of revenue                                                                           325
     60.18             350      per bed                                                                              324
     67.29            0.16      per sq. ft.   Minor & James                            41,909       11/30/2007       340
     68.36            0.15      per sq. ft.   Publix Store #367                        42,112       02/22/2009       309
     59.02             250      per unit                                                                             166
     54.25                      per sq.ft.    Burlington Coat                          75,000       01/31/2005       198
     73.49             200      per unit                                                                             147
     69.39                      per sq.ft.    Mallinckrodt Chemical                    95,759       12/31/2004       113
     67.19                      per sq.ft.    Borders Books and Music                  27,450       01/30/2007       120
     50.48             300      per bed       Care Matrix Of Ridgefield                61,109       12/31/2017       544
     61.28            0.15      per sq. ft.   Best Buy                                 36,586       01/31/2009       332
     67.67            0.15      per sq. ft.   Wal-Mart                                131,180       08/29/2005       339
     53.48             250      per unit                                                                             231
     52.55                      per sq.ft.    Huntington Nat'l Bank                   113,599       04/30/2005       189
     54.91                      per sq.ft.    Geran Mailing                            22,539       09/30/2003       139
     64.66                      per sq.ft.    Big Bear Stores                          66,501       12/31/2012       237
     63.42                      per sq.ft.    Pathmark                                 48,778       05/10/2010       194
     63.33             250      per unit                                                                             246
     65.42            0.15      per sq. ft.   Nova SE Univeristy                       38,015       01/01/2002       335
     53.32                      per unit                                                                             253
     66.08            0.15      per sq. ft.   Mega Foods (Basha's)                     49,990       12/31/2010       333
     63.20                      per sq.ft.    Vektron International                    10,043       01/31/1998       160
     69.69             250      per unit                                                                             223
     52.52              4%      of revenue                                                                           306
     66.23                      per sq.ft.    Albertson's                              50,320       12/31/2020       208
     50.76             250      per unit                                                                             196
     73.08             250      per unit                                                                             248
     64.33                      per sq.ft.    JoAnn Fabrics                            25,027       03/31/2007       249
     64.37                      per sq.ft.    Food Maxx                                51,520       09/30/2015       215
     60.54            0.15      per sq. ft.   Gart Brothers                            27,097       09/30/2001       341
     63.29             265      per unit                                                                             247
     73.38             273      per unit                                                                             308
     58.23              3%      of revenue                                                                           313
     60.32            0.15      per sq. ft.   Carpet Max                               5,525        01/06/2002       314
     54.49            0.15      per sq. ft.   Old Dominion Brewing Company             42,308       03/31/2006       337
     68.95             250      per unit                                                                             191
     70.02             250      per unit                                                                             252
     65.79                      per sq.ft.    Michael's                                28,000       01/31/2003       207
     59.94              3%      of revenue                                                                           326
     44.80             250      per unit                                                                             261
     47.76                      per sq.ft.    Crain Industries, Inc                   264,000       11/30/2012       107
     72.53             225      per unit                                                                             169
     48.16            0.15      per sq. ft.   McCaulou's                               51,396       03/31/2003       318
     64.29                      per sq.ft.    Boukather & Assoc                        15,971       08/31/2001       195
     71.63             250      per unit                                                                             179
      9.29            0.22      per sq. ft.   Fortunoff & M. Fortunoff                 85,920       11/30/2012       329
     71.47             275      per unit                                                                             316
     64.65              5%      of revenue                                                                           328
     66.26            0.15      per sq. ft.   Huffman Koos                             60,000       01/31/2011       468
     52.25                      per sq.ft.    Vons                                     31,152       04/08/2004       165
     66.03                      per unit                                                                             138
     61.58                      per sq.ft.    Wickes Lumber                            71,035       04/28/2022       256
     60.34                      per sq.ft.    Samy's Camera                            19,199       09/01/2004       102
     54.14                      per sq.ft.    Consign & Design                         14,700       02/28/2002       251
     63.24             211      per unit                                                                             258
     69.99             250      per unit                                                                             115
     65.46                      per sq.ft.    Technology Funding                       14,405       09/30/2002       213
     61.42                      per sq.ft.    Super Market                             16,700       06/30/2012       200
     60.19            0.19      per sq. ft.   Riverwood International                  70,164       04/30/2003       304
     50.45              4%      of revenue                                                                           311
     59.24             239      per unit                                                                             303
     42.09              4%      of revenue                                                                           176
     46.47                      per unit                                                                             150
     60.54             225      per unit                                                                             148
     68.76             254      per unit                                                                             259
     51.59                      per sq.ft.    United Artists                           25,964       12/31/2004       204
     72.42            0.15      per sq. ft.   Fleet Bank                               12,500       12/31/1998       466

 LOAN      CONTROL
SOURCE       NO.     PROPERTY NAME                                       ADDRESS                                     CITY
------------------------------------------------------------------------------------------------------------------------------------
MLMC         170     Gannon Place Apartments                            3839 Gannon Lane                            Dallas
DAIWA        510     Corporate Point Office Building                    14100 Park Meadow Drive                     Chantilly
MLMC         226     River Manor Apartments                             200 Colorado Avenue                         Parachute
MLMC         128     Carlsbad Ramada Inn                                751 Macadamia Drive                         Carlsbad
MLMC         127     Carlsbad Inn                                       3075 Carlsbad Boulevard                     Carlsbad
MLMC         135     Charles-Orms Building                              10 Orms Street                              Providence
DAIWA        319     Days Inn Busch Gardens                             2901 E. Busch Blvd                          Tampa
MLMC         228     Rowesix Office Building                            4224 Sixth Avenue                           Lacey
MLMC         242     Summerfield Villas                                 8852 E. Bellevue                            Scottsdale
DAIWA        310     Ramada Inn Foothills                               6944 East Tanque Verde Road                 Tucson
MLMC         216     Park Apartments                                    5414 Cedar Springs Road                     Dallas
MLMC         212     Northwood Hills Apartments                         13980 Peyton Dr.                            Dallas
MLMC         177     Hampton Inn - Newnan                               50 Hampton Way                              Newnan
DAIWA        307     Windrush Apartments                                4322 Kostoryz Road                          Corpus Christi
DAIWA        312     Ramada Inn - Bordentown                            1083 Route 206                              Bordentown
MLMC         168     Forest Park Apartment                              303 Des Plaines and 7456 Washington         Forest Park
DAIWA        315     Southwood Square Shopping Center                   2826-2850 South Main                        High Point
MLMC         181     Holiday Inn - Brainerd                             2025 South 6th Street                       Brainerd
MLMC         125     Cambridge Park Apts                                2259 Bonaparte Blvd.                        Montgomery
MLMC         210     Monroe Town Center                                 337 Applegarth Road                         Cranbury
MLMC         109     AAAAA Rent-A-Space  -  Hayward                     24700 Mission Blvd                          Hayward
MLMC         199     Learwood Square Shopping Center                    Lear/Nagel and Walker Roads                 Avon Lake
MLMC         154     Crystal Cove Apartments                            15615  Blue Ash Drive                       Houston
MLMC         238     Spring Lake Apartments                             8800 Hammerly Blvd                          Houston
MLMC         219     PoPolo Village                                     4444 FM 1960                                Houston
MLMC         243     Summit South                                       300 Centerville Road                        Warwick
MLMC         161     Dickson Kroger Shopping Center                     Highway 70-Bypass                           Dickson
MLMC         108     8000 Centre Park                                   8000 Centre Park Drive                      Austin
DAIWA        511     Great Western Bank Building                        13701 - 13739 Riverside Drive               Sherman Oaks
DAIWA        331     Timmons Place & Timmons Square                     3637 & 3701 West Alabama                    Houston
MLMC         116     Belcourt Apartments                                3117 North 7th Avenue                       Phoenix
MLMC         122     Briergreen Apartments                              3 Saw Grass Road                            Charleston
DAIWA        534     Comfort Inn - St. Augustine                        1111 N.Ponce De Leon Blvd.                  St. Augustine
MLMC         233     Sheraton Bangor International Airport              308 Godfrey Boulevard                       Bangor
MLMC         112     Arbor Oaks Apartments                              3434 & 3500 West Little York                Houston
MLMC         151     Courts at West University                          3810 Law                                    Houston
MLMC         131     Cedarvale Highlands                                3908/3916/3924 Beau d'Rue Dr.               Eagan
MLMC         217     Park Place Apartments                              9303 Woodfair                               Houston
MLMC         193     La Costa Apartments                                4303 Mariposa Drive                         Irving
MLMC         260     Windjammer Cove Apartments                         79 Shaw Street                              Braintree
MLMC         123     Broadmoor Mobile Home Park                         55 West Washington Street                   Yakima
MLMC         205     Mesa Tech Industrial/R&D Building                  10540 Heater Court                          San Diego
MLMC         241     Sterling Pointe Apartments                         6001 Oakland Hills Drive                    Fort Worth
DAIWA        519     Manayunk Apartments                                3901 Manayunk Avenue                        Philadelphia
DAIWA        330     Days Inn - Fort Lauderdale                         1595 West Oakland Park Blvd.                Fort Lauderdale
MLMC         100     10000 Old Katy Road Office/Service Center          10000 Old Katy Road                         Houston
MLMC         152     Courtside/Harrigan's Plaza                         5900, 5920 & 5930 West I-20                 Arlington
MLMC         209     Modesto Ramada Inn                                 2001 West Orangeburg Avenue                 Modesto
DAIWA        320     Mill Village                                       365 Boston Post Road (Route 20)             Sudbury
MLMC         202     Martin Plaza                                       2420 Martin Blvd                            Fairfield
MLMC         220     Portsmouth Industrial Park                         124, 300 and 350 Heritage Ave.              Portsmouth
DAIWA        301     Holiday Inn Cortland                               2 River Street                              Cortland
MLMC         184     Holiday Inn Express - Brownsburg                   31 Maplehurst Drive                         Brownsburg
DAIWA        539     The Sarvis Building and Conference Center          6104 and 6111 Gazebo Park Place North       Jacksonville
MLMC         172     Gardens Apartments                                 1420 17th Street SE                         Auburn
DAIWA        322     South Water Street                                 5 South Water Street                        Nantucket
MLMC         182     Holiday Inn Express - Arlington                    2451 Randoll Mill Road                      Arlington
MLMC         144     Comfort Inn Jackson                                2800 Greenway Drive                         Jackson
DAIWA        327     Days Inn Hotel                                     121 Days Inn Drive                          Easley
MLMC         110     Antioch Ramada Inn                                 2436 Mahogany Way                           Antioch
MLMC         149     Copper Hill Apartments                             3440 El Dorado Hills Blvd                   El Dorado Hills
MLMC         240     Spring Village Apartments                          601 Poplar Street                           Sharon Hill
MLMC         211     Newport Landing Apartments                         10850 Kingsley Road                         Dallas
MLMC         178     Hampton Inn Peachtree                              300 Westpark Drive                          Peachtree City
DAIWA        502     Las Casitas Apartments                             4100 East 29th Street                       Tucson
MLMC         171     Garden View                                        16200 West Nine Mile Road                   Southfield
MLMC         255     Westchester Manor                                  107 Westchester Circle                      Athens
DAIWA        432     Stoneridge Apartments                              1500 South Lamar Boulevard                  Austin
MLMC         134     Chandler Village Phase I & II                      NE Corner Chandler Blvd @ 54th St.          Chandler
MLMC         239     Spring Lake Lakehomes                              2217 Hollister                              Houston
MLMC         188     Holmes Center Office Building                      3251 W. 6th Street                          Los Angeles
MLMC         190     Howard Johnson San Mateo                           2110 South El Camino Real                   San Mateo
MLMC         111     Applewood Grove Shopping Center                    1975 Youngfield Street                      Golden
DAIWA        536     Fort Williams Square Shopping Center               1351-1389 Fort Williams Street              Sylacuaga
MLMC         130     Cedars Apartments                                  403 Longmire                                Conroe
MLMC         254     Westbury Square Office/Retail Center               2301 West Park Row                          Arlington
MLMC         234     Sherwood 70 Associates                             155 West 70th Street                        New York
MLMC         143     Comfort Inn - Vicksburg                            3959 East Clay Street                       Vicksburg
DAIWA        448     Broadway Park Apartments                           2505 Broadway                               Houston
MLMC         119     Best Western Anahiem Hills                         5710 East La Palma Avenue                   Anaheim

 LOAN                                        ZIP                   ORIGINAL                CURRENT       % OF INITIAL
SOURCE                 STATE      CODE     PROPERTY TYPE           BALANCE                 BALANCE       POOL BALANCE
---------------------------------------------------------------------------------------------------------------------
MLMC                     TX       75237    Multifamily            4,080,000               4,072,221        0.37
DAIWA                    VA       20151    Office                 4,020,000               4,010,310        0.37
MLMC                     CO       81635    Multifamily            4,015,000               4,007,473        0.37
MLMC                     CA       92009    Hospitality            4,020,000               3,976,961        0.37
MLMC                     CA       92008    Hospitality            4,000,000               3,975,001        0.37
MLMC                     RI       02904    Office                 3,950,000               3,934,687        0.36
DAIWA                    FL       33612    Hospitality            3,950,000               3,930,805        0.36
MLMC                     WA       98509    Office                 3,825,000               3,815,922        0.35
MLMC                     AZ       85257    Multifamily            3,820,000               3,810,089        0.35
DAIWA                    AZ       85715    Hospitality            3,800,000               3,777,705        0.35
MLMC                     TX       75235    Multifamily            3,790,000               3,761,745        0.35
MLMC                     TX       75240    Multifamily            3,760,000               3,748,825        0.34
MLMC                     GA       30265    Hospitality            3,780,000               3,744,082        0.34
DAIWA                    TX       78415    Multifamily            3,735,000               3,719,057        0.34
DAIWA                    NJ       08505    Hospitality            3,615,000               3,594,409        0.33
MLMC                     IL       60130    Multifamily            3,600,000               3,593,127        0.33
DAIWA                    NC       27263    Retail                 3,600,000               3,579,158        0.33
MLMC                     MN       56401    Hospitality            3,550,000               3,542,197        0.33
MLMC                     AL       36116    Multifamily            3,520,000               3,497,970        0.32
MLMC                     NJ       08520    Retail                 3,450,000               3,443,821        0.32
MLMC                     CA       94544    Self Storage           3,400,000               3,393,201        0.31
MLMC                     OH       44012    Retail                 3,400,000               3,390,166        0.31
MLMC                     TX       77090    Multifamily            3,400,000               3,386,750        0.31
MLMC                     TX       77080    Multifamily            3,380,000               3,371,456        0.31
MLMC                     TX       77068    Retail                 3,275,000               3,267,851        0.30
MLMC                     RI       02866    Office                 3,250,000               3,241,581        0.30
MLMC                     TN       37055    Retail                 3,250,000               3,239,283        0.30
MLMC                     TX       78754    Office                 3,215,000               3,202,341        0.29
DAIWA                    CA       91423    Office                 3,200,000               3,191,482        0.29
DAIWA                    TX       77027    Office                 3,200,000               3,188,784        0.29
MLMC                     AZ       85013    Multifamily            3,200,000               3,161,678        0.29
MLMC                     SC       29412    Multifamily            3,150,000               3,139,460        0.29
DAIWA                    FL       32084    Hospitality            3,100,000               3,094,546        0.28
MLMC                     ME       04401    Hospitality            3,100,000               3,089,851        0.28
MLMC                     TX       77091    Multifamily            3,000,000               2,992,591        0.27
MLMC                     TX       77005    Multifamily            3,000,000               2,990,545        0.27
MLMC                     MN       55122    Multifamily            2,940,000               2,927,347        0.27
MLMC                     TX       77036    Multifamily            2,915,000               2,909,404        0.27
MLMC                     TX       75038    Multifamily            2,900,000               2,890,408        0.27
MLMC                     MA       02184    Multifamily            2,900,000               2,887,413        0.27
MLMC                     WA       98903    Mobile Home Park       2,850,000               2,844,507        0.26
MLMC                     CA       92121    Office                 2,850,000               2,840,589        0.26
MLMC                     TX       76112    Multifamily            2,800,000               2,794,690        0.26
DAIWA                    PA       19128    Multifamily            2,750,000               2,745,630        0.25
DAIWA                    FL       33311    Hospitality            2,750,000               2,736,636        0.25
MLMC                     TX       77055    Industrial             2,750,000               2,730,162        0.25
MLMC                     TX       76017    Retail                 2,700,000               2,693,447        0.25
MLMC                     CA       95350    Hospitality            2,720,000               2,690,879        0.25
DAIWA                    MA       01776    Retail                 2,700,000               2,688,338        0.25
MLMC                     CA       94533    Office                 2,700,000               2,685,775        0.25
MLMC                     NH       03801    Industrial             2,660,000               2,649,594        0.24
DAIWA                    NY       13045    Hospitality            2,668,000               2,646,054        0.24
MLMC                     IN       46112    Hospitality            2,610,000               2,600,559        0.24
DAIWA                    FL       32257    Office                 2,600,000               2,596,679        0.24
MLMC                     WA       98002    Multifamily            2,600,000               2,595,126        0.24
DAIWA                    MA       02554    Retail                 2,600,000               2,588,588        0.24
MLMC                     TX       76011    Hospitality            2,600,000               2,586,576        0.24
MLMC                     MS       39204    Hospitality            2,590,000               2,576,613        0.24
DAIWA                    SC       29640    Hospitality            2,550,000               2,541,513        0.23
MLMC                     CA       94507    Hospitality            2,560,000               2,532,592        0.23
MLMC                     CA       95762    Multifamily            2,500,000               2,495,221        0.23
MLMC                     PA       19079    Multifamily            2,500,000               2,491,116        0.23
MLMC                     TX       75238    Multifamily            2,480,000               2,475,272        0.23
MLMC                     GA       30269    Hospitality            2,500,000               2,467,089        0.23
DAIWA                    AZ       85711    Multifamily            2,505,000               2,432,979        0.22
MLMC                     MI       48075    Multifamily            2,410,000               2,401,202        0.22
MLMC                     GA       30606    Multifamily            2,400,000               2,392,102        0.22
DAIWA                    TX       78704    Multifamily            2,400,000               2,370,291        0.22
MLMC                     AZ       85226    Retail                 2,350,000               2,338,090        0.21
MLMC                     TX       77080    Multifamily            2,340,000               2,334,173        0.21
MLMC                     CA       90020    Office                 2,330,000               2,327,143        0.21
MLMC                     CA       94403    Hospitality            2,300,000               2,285,715        0.21
MLMC                     CO       80401    Retail                 2,260,000               2,252,035        0.21
DAIWA                    AL       35150    Retail                 2,250,000               2,246,537        0.21
MLMC                     TX       77304    Multifamily            2,250,000               2,245,651        0.21
MLMC                     TX       76013    Retail                 2,250,000               2,241,484        0.21
MLMC                     NY       10023    Retail                 2,200,000               2,193,155        0.20
MLMC                     MS       39180    Hospitality            2,200,000               2,188,628        0.20
DAIWA                    TX       77012    Multifamily            2,190,000               2,173,625        0.20
MLMC                     CA       92807    Hospitality            2,160,000               2,155,296        0.20

 CUMULATIVE % OF
  INITIAL POOL                     BORROWER                                  INTEREST ACCRUAL         MORTGAGE       ADMINISTRATIVE
    BALANCE                       AFFILIATED                   CROSSED            METHOD                RATE           COST RATE
------------------------------------------------------------------------------------------------------------------------------------
      55.87                                                                     Actual/360              7.25             0.099
      56.24                   Cntrl #'s 304, 337                                Actual/360              7.75             0.164
      56.60                                                                     Actual/360              7.38             0.099
      56.97                 Cntrl #'s 110, 209, 245                               30/360                9.01             0.099
      57.33                                                                       30/360                8.75             0.094
      57.70                                                                       30/360                8.27             0.099
      58.06                       Cntrl # 330                                     30/360                8.36             0.099
      58.41                                                                     Actual/360              7.72             0.099
      58.76                                                                     Actual/360              7.18             0.129
      59.11                       Cntrl # 311                                     30/360                8.62             0.099
      59.45                    Cntrl #'s 179, 191                 yes             30/360                8.47             0.099
      59.80                                                                       30/360                7.34             0.099
      60.14                                                                       30/360                8.70             0.094
      60.48                 Cntrl #'s 308, 316, 317                             Actual/360              7.54             0.099
      60.81                                                                     Actual/360              8.53             0.099
      61.14                       Cntrl # 236                                   Actual/360              7.24             0.099
      61.47                                                                     Actual/360              8.38             0.164
      61.80                                                                     Actual/360              8.10             0.099
      62.12                                                                     Actual/360              7.56             0.099
      62.43                                                                     Actual/360              7.72             0.099
      62.75                                                                       30/360                8.33             0.129
      63.06                                                                     Actual/360              7.67             0.094
      63.37                                                                     Actual/360              7.53             0.099
      63.68                       Cntrl # 239                                   Actual/360              7.34             0.099
      63.98                                                                       30/360                7.63             0.099
      64.28                                                                     Actual/360              7.64             0.129
      64.57                                                                     Actual/360              7.82             0.094
      64.87                                                                     Actual/360              7.85             0.099
      65.16                                                                     Actual/360              7.02             0.099
      65.45                                                                       30/360                7.77             0.099
      65.74                                                                       30/360                8.56             0.099
      66.03                                                                     Actual/360              7.40             0.099
      66.32                                                                     Actual/360              7.65             0.099
      66.60                                                                       30/360                8.32             0.129
      66.88                       Cntrl # 151                                   Actual/360              7.48             0.099
      67.15                       Cntrl # 112                                   Actual/360              7.40             0.099
      67.42                                                                       30/360                7.75             0.239
      67.69                       Cntrl # 130                                   Actual/360              7.20             0.099
      67.95                                                                     Actual/360              7.47             0.099
      68.22                                                                     Actual/360              7.86             0.259
      68.48                                                                     Actual/360              7.17             0.099
      68.74                                                                     Actual/360              7.48             0.099
      69.00                                                                     Actual/360              7.29             0.099
      69.25                                                                     Actual/360              7.25             0.099
      69.50                       Cntrl # 319                                     30/360                8.36             0.099
      69.75                                                                       30/360                8.25             0.099
      70.00                                                                     Actual/360              7.58             0.099
      70.25                 Cntrl #'s 110, 128, 245                               30/360                9.01             0.099
      70.49                 Cntrl #'s 321, 322, 323                             Actual/360              7.89             0.164
      70.74                                                                       30/360                8.07             0.099
      70.98                                                                     Actual/360              7.63             0.129
      71.23                                                                     Actual/360              9.74             0.164
      71.47                                                                     Actual/360              8.42             0.129
      71.70                                                                     Actual/360              8.05             0.099
      71.94                                                                     Actual/360              7.38             0.099
      72.18                 Cntrl #'s 320, 321, 323                             Actual/360              7.79             0.164
      72.42                                                                     Actual/360              8.30             0.099
      72.66                 Cntrl #'s 118, 143, 145                             Actual/360              8.29             0.099
      72.89                    Cntrl #'s 326, 327                               Actual/360              7.70             0.099
      73.12                 Cntrl #'s 128, 209, 245                               30/360                9.01             0.099
      73.35                                                                     Actual/360              7.23             0.099
      73.58                                                                       30/360                7.78             0.099
      73.81                                                                     Actual/360              7.25             0.099
      74.03                                                                       30/360                9.43             0.094
      74.26                                                                       30/360                9.25             0.099
      74.48                                                                     Actual/360              7.50             0.129
      74.70                                                                     Actual/360              7.50             0.099
      74.92                                                                       30/360                8.88             0.099
      75.13                                                                       30/360                8.31             0.099
      75.34                       Cntrl # 238                                   Actual/360              7.43             0.099
      75.56                                                                     Actual/360              7.57             0.099
      75.77                                                                       30/360                8.80             0.099
      75.98                                                                     Actual/360              7.75             0.099
      76.18                                                                     Actual/360              7.64             0.099
      76.39                       Cntrl # 217                                   Actual/360              7.15             0.099
      76.59                                                                     Actual/360              8.12             0.099
      76.80                                                                     Actual/360              7.84             0.099
      77.00                 Cntrl #'s 118, 144, 145                             Actual/360              8.29             0.099
      77.20                       Cntrl # 447                                     30/360                8.88             0.099
      77.39                                                                     Actual/360              8.25             0.129

                                                  REM
 CUMULATIVE % OF      ORIG     REM      AMORT    AMORT
  INITIAL POOL        TERM     TERM     TERM      TERM     ORIGINATION      REPAYMENT        BALLOON/REPAYMENT
    BALANCE          (MOS.)   (MOS.)   (MOS.)    (MOS.)       DATE             DATE               BALANCE           MATURITY TERM
-----------------------------------------------------------------------------------------------------------------------------------
      55.87           120      118       360      358       12/12/97        01/01/2008            3,535,559            Balloon
      56.24           120      118       300      298       12/31/97        01/01/2008            3,288,198            Balloon
      56.60           120      118       360      358       12/31/97        01/01/2008            3,488,959            Balloon
      56.97           120      113       240      233       07/08/97        08/01/2007            2,856,062            HyperAm
      57.33           120      116       240      236       10/24/97        11/01/2007            2,820,501            HyperAm
      57.70           120      114       360      354       08/27/97        09/01/2007            3,489,781            Balloon
      58.06           120      116       276      272       10/09/97        11/01/2007            3,063,533            Balloon
      58.41           120      117       360      357       11/24/97        12/01/2007            3,349,474            Balloon
      58.76           120      117       360      357       11/03/97        12/01/2007            3,306,067            Balloon
      59.11           120      115       276      271       09/05/97        10/01/2007            2,967,465            Balloon
      59.45            84       75       324      315       05/28/97        06/01/2004            3,441,740            Balloon
      59.80           120      117       324      321       11/21/97        12/01/2007            3,114,719            Balloon
      60.14           120      114       240      234       08/14/97        09/01/2007            2,675,355            Balloon
      60.48           120      114       360      354       08/29/97        09/01/2007            3,302,109            Balloon
      60.81           120      115       276      271       09/24/97        10/01/2007            2,881,302            Balloon
      61.14           120      118       360      358       12/05/97        01/01/2008            3,118,907            Balloon
      61.47           120      114       300      294       08/06/97        09/01/2007            2,998,471            Balloon
      61.80           240      239       240      239       01/09/98        02/01/2018              NAP            Fully Amortizing
      62.12           264      260       264      260       10/08/97        11/01/2019              NAP            Fully Amortizing
      62.43           120      118       360      358       12/22/97        01/01/2008            3,020,445            Balloon
      62.75           300      298       300      298       12/05/97        01/01/2023              NAP            Fully Amortizing
      63.06           120      116       360      356       10/23/97        11/01/2007            3,015,518            HyperAm
      63.37           120      115       360      355       09/19/97        10/01/2007            2,965,214            Balloon
      63.68           120      117       360      357       11/07/97        12/01/2007            2,935,474            Balloon
      63.98           120      117       360      357       11/06/97        12/01/2007            2,855,652            Balloon
      64.28           144      142       300      298       12/30/97        01/01/2010            2,417,395            Balloon
      64.57           120      115       360      355       09/12/97        10/01/2007            2,898,588            HyperAm
      64.87           120      116       324      320       10/21/97        11/01/2007            2,703,018            Balloon
      65.16           120      118       300      298       12/19/97        01/01/2008            2,560,471            Balloon
      65.45           240      238       240      238       12/15/97        01/01/2018              NAP            Fully Amortizing
      65.74            60       48       300      288       02/10/97        03/01/2002            2,971,094            Balloon
      66.03           120      116       360      356       10/20/97        11/01/2007            2,738,809            Balloon
      66.32           120      119       276      275       01/12/98        02/01/2008            2,403,613            Balloon
      66.60           240      238       240      238       12/31/97        01/01/2018              NAP            Fully Amortizing
      66.88           180      177       360      357       11/13/97        12/01/2012            2,277,236            Balloon
      67.15           120      117       324      321       11/13/97        12/01/2007            2,495,441            Balloon
      67.42           120      114       360      354       08/25/97        09/01/2007            2,570,096            Balloon
      67.69           120      118       360      358       12/09/97        01/01/2008            2,523,165            Balloon
      67.95           120      116       360      356       10/15/97        11/01/2007            2,525,323            Balloon
      68.22           300      296       300      296       10/03/97        11/01/2022              NAP            Fully Amortizing
      68.48           120      118       360      358       12/19/97        01/01/2008            2,465,222            Balloon
      68.74           120      116       360      356       10/31/97        11/01/2007            2,482,325            Balloon
      69.00           120      118       360      358       12/09/97        01/01/2008            2,428,544            Balloon
      69.25           120      119       300      299       01/12/98        02/01/2008            2,215,627            Balloon
      69.50           120      116       276      272       10/09/97        11/01/2007            2,132,841            Balloon
      69.75           120      113       300      293       07/15/97        08/01/2007            2,241,247            Balloon
      70.00           120      117       360      357       11/06/97        12/01/2007            2,357,587            Balloon
      70.25           120      113       240      233       07/08/97        08/01/2007            1,932,460            HyperAm
      70.49           120      116       300      296       10/17/97        11/01/2007            2,217,630            Balloon
      70.74            60       55       300      295       09/29/97        10/01/2002            2,497,549            Balloon
      70.98           120      118       240      238       12/24/97        01/01/2008            1,828,408            Balloon
      71.23           120      111       276      267       05/27/97        06/01/2007            2,201,900            Balloon
      71.47           240      238       240      238       12/18/97        01/01/2018              NAP            Fully Amortizing
      71.70           120      119       330      329       01/23/98        02/01/2008            2,247,057            Balloon
      71.94           120      118       360      358       12/16/97        01/01/2008            2,259,351            Balloon
      72.18           120      116       300      296       10/22/97        11/01/2007            2,129,290            Balloon
      72.42           240      237       240      237       11/20/97        12/01/2017              NAP            Fully Amortizing
      72.66           240      237       240      237       11/14/97        12/01/2017              NAP            Fully Amortizing
      72.89           120      117       300      297       11/26/97        12/01/2007            2,083,161            Balloon
      73.12           120      113       240      233       07/08/97        08/01/2007            1,818,786            HyperAm
      73.35           120      118       360      358       12/11/97        01/01/2008            2,165,418            Balloon
      73.58           120      115       360      355       09/18/97        10/01/2007            2,186,837            Balloon
      73.81           120      118       360      358       12/08/97        01/01/2008            2,149,064            Balloon
      74.03           240      231       240      231       05/19/97        06/01/2017              NAP            Fully Amortizing
      74.26           120       90       300      270       08/31/95        09/01/2005            2,084,388            Balloon
      74.48           120      117       300      297       11/05/97        12/01/2007            1,932,469            Balloon
      74.70           120      116       360      356       10/09/97        11/01/2007            2,088,189            Balloon
      74.92           120      107       300      287       01/08/97        02/01/2007            1,980,020            Balloon
      75.13           120      115       300      295       09/04/97        10/01/2007            1,912,720            Balloon
      75.34           120      117       360      357       11/07/97        12/01/2007            2,036,305            Balloon
      75.56           120      119       360      359       01/14/98        02/01/2008            2,033,370            Balloon
      75.77           240      236       240      236       10/03/97        11/01/2017              NAP            Fully Amortizing
      75.98           120      117       300      297       11/19/97        12/01/2007            1,824,106            Balloon
      76.18           120      119       300      299       01/12/98        02/01/2008            1,834,095            Balloon
      76.39           120      118       360      358       12/09/97        01/01/2008            1,945,341            Balloon
      76.59           120      116       324      320       10/03/97        11/01/2007            1,903,184            Balloon
      76.80           120      116       360      356       10/21/97        11/01/2007            1,930,935            Balloon
      77.00           240      237       240      237       11/14/97        12/01/2017              NAP            Fully Amortizing
      77.20           120      112       300      292       06/27/97        07/01/2007            1,806,766            Balloon
      77.39           240      239       240      239       01/07/98        02/01/2018              NAP            Fully Amortizing

                                                                                  ANNUAL           UNDERWRITING         UNDERWRITING
                                                                                   DEBT               TOTAL                TOTAL
          PREPAYMENT RESTRICTIONS                                                 SERVICE            REVENUE             EXPENSES
------------------------------------------------------------------------------------------------------------------------------------
L(60),> of YM or 1% (57),O(3)                                                     337,454            1,125,319             669,134
L(26),DEF(88),  O(6)                                                              364,371              901,833             344,268
L(60),> of YM or 1% (57),O(3)                                                     336,248              930,265             493,589
L(36),> of YM or 1% (81),O(3)                                                     434,338            2,056,359           1,381,199
L(60),> of YM or 1% (54),O(6)                                                     424,181            1,827,915           1,108,025
L(60),> of YM or 1% (57),O(3)                                                     356,767            1,053,673             551,783
L(36),> of YM or 1% (78),O(6)                                                     387,207            2,194,567           1,593,118
L(60),> of YM or 1% (57),O(3)                                                     331,436              844,785             306,940
L(60),> of YM or 1% (57),O(3)                                                     313,745              746,164             355,765
L(48),DEF(66),  O(6)                                                              380,304            1,917,543           1,376,902
L(60),> of YM or 1% (18),O(6)                                                     357,635            1,251,450             826,102
L(60),> of YM or 1% (57),O(3)                                                     320,411            1,116,194             648,294
L(36),> of YM or 1% (81),O(3)                                                     399,405            1,460,528             917,857
L(30),DEF(84),  O(6)                                                              314,616              993,924             486,255
L(29),DEF(85),  O(6)                                                              359,213            1,800,638           1,300,567
L(60),> of YM or 1% (55),O(5)                                                     297,455            1,019,029             626,182
L(60),> of YM or 1% (54),O(6)                                                     344,372              803,666             192,264
L(120),> of YM or 1% (117),O(3)                                                   362,013            2,872,530           2,280,513
L(24),DEF(234),  O(6)                                                             331,631              895,998             446,301
L(60),> of YM or 1% (57),O(3)                                                     298,906              613,834             162,105
L(120),  4%(24),3%(48),2%(24),1%(24),O(60)                                        323,872            1,066,059             569,599
L(60),> of YM or 1% (57),O(3)                                                     290,044              583,365             170,267
L(60),> of YM or 1% (57),O(3)                                                     289,187              954,035             569,584
L(60),> of YM or 1% (57),O(3)                                                     282,116              917,264             551,332
L(60),> of YM or 1% (57),O(3)                                                     278,298              673,666             226,811
L(72),> of YM or 1% (69),O(3)                                                     294,562              814,562             298,374
3%(36),1%(81),O(3)                                                                281,290              526,935             104,814
L(24),> of YM or 1% (93),O(3)                                                     290,029              832,178             429,197
L(26),DEF(88),  O(6)                                                              271,893              850,751             278,885
L(26),DEF(208),  O(6)                                                             315,718              806,738             357,889
L(36),> of YM or 1% (21),O(3)                                                     310,761              983,974             483,680
L(60),> of YM or 1% (57),O(3)                                                     264,468              734,288             377,234
L(48),> of YM or 1% (66),O(6)                                                     286,792            1,101,992             676,544
L(120),> of YM or 1% (117),O(3)                                                   318,605            2,708,387           2,266,394
L(96),> of YM or 1% (81),O(3)                                                     253,902            1,341,835             990,674
L(60),> of YM or 1% (57),O(3)                                                     259,639              712,126             385,666
> of YM or 1% (114),O(6)                                                          252,750              670,750             361,960
L(60),> of YM or 1% (57),O(3)                                                     239,891            1,118,923             773,273
L(60),> of YM or 1% (57),O(3)                                                     245,174              630,921             337,923
> of YM or 1% (180),1%(117),O(3)                                                  265,373              666,387             327,214
L(60),> of YM or 1% (57),O(3)                                                     233,835              519,531             232,465
L(60),> of YM or 1% (57),O(3)                                                     241,185              443,632             109,921
L(60),> of YM or 1% (57),O(3)                                                     232,515              906,303             586,936
L(48),> of YM or 1% (66),O(6)                                                     238,526              719,676             341,514
L(37),> of YM or 1% (77),O(6)                                                     269,575            1,799,753           1,420,697
L(60),> of YM or 1% (57),O(3)                                                     260,189              528,544             175,354
L(60),> of YM or 1% (57),O(3)                                                     230,753              544,943             139,552
L(36),> of YM or 1% (81),O(3)                                                     293,881            1,603,532           1,158,933
L(36),DEF(78),  O(6)                                                              247,712              514,362             154,407
L(36),> of YM or 1% (21),O(3)                                                     251,573              503,292             164,719
L(60),> of YM or 1% (57),O(3)                                                     261,728              610,267             215,390
L(33),DEF(81),  O(6)                                                              291,132            2,889,961           2,281,086
L(120),> of YM or 1% (117),O(3)                                                   272,597            1,127,780             755,152
L(60),> of YM or 1% (54),O(6)                                                     235,195              646,265             293,472
L(60),> of YM or 1% (57),O(3)                                                     217,744              499,789             230,269
L(36),DEF(78),  O(6)                                                              236,483              385,258              62,537
L(120),> of YM or 1% (117),O(3)                                                   269,186            1,212,729             795,473
L(120),> of YM or 1% (117),O(3)                                                   267,952            1,009,951             603,234
L(24),  < of YM or 5%(12), or 4%(12), or 3%(12), or 2%(24), or 1%(30),O(6)        230,127              824,359             462,750
L(36),> of YM or 1% (81),O(3)                                                     276,593            1,650,667           1,260,020
L(60),> of YM or 1% (54),O(6)                                                     206,359              462,609             198,558
L(60),> of YM or 1% (57),O(3)                                                     215,546              753,447             467,134
L(84),> of YM or 1% (24),O(12)                                                    205,119              980,045             690,231
L(120),> of YM or 1% (117),O(3)                                                   278,269            1,161,429             684,924
YM (84),3%(12),2%(12),1%(6),O(6)                                                  257,428              701,433             341,950
L(60),> of YM or 1% (57),O(3)                                                     215,765              628,710             345,779
L(60),> of YM or 1% (57),O(3)                                                     203,505              663,172             390,333
YM (84),3%(12),2%(12),1%(6),O(6)                                                  239,228              698,079             366,041
L(60),> of YM or 1% (57),O(3)                                                     223,475              519,397             162,326
L(60),> of YM or 1% (57),O(3)                                                     197,066              573,875             322,546
L(60),> of YM or 1% (57),O(3)                                                     198,906              654,184             321,455
L(120),> of YM or 1% (117),O(3)                                                   244,785            1,035,053             672,893
L(60),> of YM or 1% (57),O(3)                                                     206,849              555,104             164,315
L(36),DEF(78),  O(6)                                                              201,993              469,617             112,037
L(60),> of YM or 1% (57),O(3)                                                     184,235              692,214             430,659
L(60),> of YM or 1% (57),O(3)                                                     208,024              617,397             312,373
L(60),> of YM or 1% (57),O(3)                                                     192,844              755,873             238,739
L(120),> of YM or 1% (117),O(3)                                                   227,604            1,025,138             636,174
YM (84),3%(12),2%(12),1%(6),O(6)                                                  218,296              957,201             573,516
L(237),  O(3)                                                                     222,774            1,662,608           1,251,507

                                                                                      UNDERWRITING       UNDERWRITING      APPRAISED
          PREPAYMENT RESTRICTIONS                                                          NCF               DSCR            VALUE
------------------------------------------------------------------------------------------------------------------------------------
L(60),> of YM or 1% (57),O(3)                                                           456,185               1.35         5,100,000
L(26),DEF(88),  O(6)                                                                    492,658               1.35         8,500,000
L(60),> of YM or 1% (57),O(3)                                                           436,677               1.30         5,300,000
L(36),> of YM or 1% (81),O(3)                                                           675,160               1.55         5,800,000
L(60),> of YM or 1% (54),O(6)                                                           719,890               1.70         8,950,000
L(60),> of YM or 1% (57),O(3)                                                           455,954               1.28         5,300,000
L(36),> of YM or 1% (78),O(6)                                                           601,449               1.55         5,300,000
L(60),> of YM or 1% (57),O(3)                                                           482,615               1.46         5,100,000
L(60),> of YM or 1% (57),O(3)                                                           390,399               1.24         4,800,000
L(48),DEF(66),  O(6)                                                                    540,641               1.42         7,025,000
L(60),> of YM or 1% (18),O(6)                                                           425,348               1.19         5,100,000
L(60),> of YM or 1% (57),O(3)                                                           467,900               1.46         4,800,000
L(36),> of YM or 1% (81),O(3)                                                           542,671               1.36         5,400,000
L(30),DEF(84),  O(6)                                                                    463,509               1.47         4,500,000
L(29),DEF(85),  O(6)                                                                    500,071               1.39         5,200,000
L(60),> of YM or 1% (55),O(5)                                                           392,847               1.32         4,550,000
L(60),> of YM or 1% (54),O(6)                                                           559,459               1.62         5,600,000
L(120),> of YM or 1% (117),O(3)                                                         592,017               1.64         5,700,000
L(24),DEF(234),  O(6)                                                                   449,698               1.36         4,400,000
L(60),> of YM or 1% (57),O(3)                                                           430,049               1.44         5,000,000
L(120),  4%(24),3%(48),2%(24),1%(24),O(60)                                              496,460               1.53         5,150,000
L(60),> of YM or 1% (57),O(3)                                                           380,054               1.31         5,100,000
L(60),> of YM or 1% (57),O(3)                                                           384,451               1.33         4,320,000
L(60),> of YM or 1% (57),O(3)                                                           365,933               1.30         4,400,000
L(60),> of YM or 1% (57),O(3)                                                           419,771               1.51         4,700,000
L(72),> of YM or 1% (69),O(3)                                                           469,350               1.59         5,040,000
  3%(36),1%(81),O(3)                                                                    391,601               1.39         4,300,000
L(24),> of YM or 1% (93),O(3)                                                           362,508               1.25         4,700,000
L(26),DEF(88),  O(6)                                                                    506,997               1.86         5,150,000
L(26),DEF(208),  O(6)                                                                   387,505               1.23         4,600,000
L(36),> of YM or 1% (21),O(3)                                                           455,964               1.47         4,470,000
L(60),> of YM or 1% (57),O(3)                                                           357,054               1.35         4,000,000
L(48),> of YM or 1% (66),O(6)                                                           425,448               1.48         4,500,000
L(120),> of YM or 1% (117),O(3)                                                         441,992               1.39         4,600,000
L(96),> of YM or 1% (81),O(3)                                                           351,161               1.38         4,300,000
L(60),> of YM or 1% (57),O(3)                                                           326,460               1.26         3,780,000
> of YM or 1% (114),O(6)                                                                308,790               1.22         3,750,000
L(60),> of YM or 1% (57),O(3)                                                           345,650               1.44         3,650,000
L(60),> of YM or 1% (57),O(3)                                                           292,999               1.20         3,750,000
> of YM or 1% (180),1%(117),O(3)                                                        339,173               1.28         3,650,000
L(60),> of YM or 1% (57),O(3)                                                           287,066               1.23         3,700,000
L(60),> of YM or 1% (57),O(3)                                                           329,087               1.36         3,800,000
L(60),> of YM or 1% (57),O(3)                                                           319,367               1.37         3,600,000
L(48),> of YM or 1% (66),O(6)                                                           338,526               1.42         3,900,000
L(37),> of YM or 1% (77),O(6)                                                           379,056               1.41         3,700,000
L(60),> of YM or 1% (57),O(3)                                                           333,187               1.28         3,750,000
L(60),> of YM or 1% (57),O(3)                                                           382,737               1.66         3,600,000
L(36),> of YM or 1% (81),O(3)                                                           444,599               1.51         4,500,000
L(36),DEF(78),  O(6)                                                                    321,636               1.30         4,000,000
L(36),> of YM or 1% (21),O(3)                                                           317,978               1.26         3,750,000
L(60),> of YM or 1% (57),O(3)                                                           368,823               1.41         4,215,000
L(33),DEF(81),  O(6)                                                                    608,875               2.09         4,100,000
L(120),> of YM or 1% (117),O(3)                                                         372,628               1.37         3,850,000
L(60),> of YM or 1% (54),O(6)                                                           310,108               1.32         3,600,000
L(60),> of YM or 1% (57),O(3)                                                           269,520               1.24         3,300,000
L(36),DEF(78),  O(6)                                                                    313,428               1.33         3,600,000
L(120),> of YM or 1% (117),O(3)                                                         417,255               1.55         3,900,000
L(120),> of YM or 1% (117),O(3)                                                         406,718               1.52         3,700,000
L(24),  < of YM or 5%(12), or 4%(12), or 3%(12), or 2%(24), or 1%(30),O(6)              361,609               1.57         3,400,000
L(36),> of YM or 1% (81),O(3)                                                           390,647               1.41         4,500,000
L(60),> of YM or 1% (54),O(6)                                                           264,051               1.28         3,150,000
L(60),> of YM or 1% (57),O(3)                                                           286,313               1.33         3,250,000
L(84),> of YM or 1% (24),O(12)                                                          289,814               1.41         3,110,000
L(120),> of YM or 1% (117),O(3)                                                         476,505               1.71         3,900,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                        334,112               1.30         3,500,000
L(60),> of YM or 1% (57),O(3)                                                           282,932               1.31         3,300,000
L(60),> of YM or 1% (57),O(3)                                                           272,838               1.34         3,000,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                        306,708               1.28         3,390,000
L(60),> of YM or 1% (57),O(3)                                                           342,574               1.53         3,600,000
L(60),> of YM or 1% (57),O(3)                                                           251,328               1.28         3,070,000
L(60),> of YM or 1% (57),O(3)                                                           253,839               1.28         3,500,000
L(120),> of YM or 1% (117),O(3)                                                         362,160               1.48         3,950,000
L(60),> of YM or 1% (57),O(3)                                                           364,884               1.76         3,230,000
L(36),DEF(78),  O(6)                                                                    284,483               1.41         3,000,000
L(60),> of YM or 1% (57),O(3)                                                           261,555               1.42         3,300,000
L(60),> of YM or 1% (57),O(3)                                                           267,891               1.29         3,625,000
L(60),> of YM or 1% (57),O(3)                                                           503,792               2.61         6,800,000
L(120),> of YM or 1% (117),O(3)                                                         388,963               1.71         3,250,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                        304,837               1.40         2,850,000
L(237),  O(3)                                                                           411,101               1.85         4,500,000

                                                                              APPRAISAL     CURRENT
          PREPAYMENT RESTRICTIONS                                               YEAR         LTV
---------------------------------------------------------------------------------------------------
L(60),> of YM or 1% (57),O(3)                                                   1997         79.85
L(26),DEF(88),  O(6)                                                            1997         47.18
L(60),> of YM or 1% (57),O(3)                                                   1997         75.61
L(36),> of YM or 1% (81),O(3)                                                   1997         68.57
L(60),> of YM or 1% (54),O(6)                                                   1997         44.41
L(60),> of YM or 1% (57),O(3)                                                   1997         74.24
L(36),> of YM or 1% (78),O(6)                                                   1997         74.17
L(60),> of YM or 1% (57),O(3)                                                   1997         74.82
L(60),> of YM or 1% (57),O(3)                                                   1997         79.38
L(48),DEF(66),  O(6)                                                            1997         53.78
L(60),> of YM or 1% (18),O(6)                                                   1997         73.76
L(60),> of YM or 1% (57),O(3)                                                   1997         78.10
L(36),> of YM or 1% (81),O(3)                                                   1997         69.33
L(30),DEF(84),  O(6)                                                            1997         82.65
L(29),DEF(85),  O(6)                                                            1997         69.12
L(60),> of YM or 1% (55),O(5)                                                   1997         78.97
L(60),> of YM or 1% (54),O(6)                                                   1997         63.91
L(120),> of YM or 1% (117),O(3)                                                 1997         62.14
L(24),DEF(234),  O(6)                                                           1997         79.50
L(60),> of YM or 1% (57),O(3)                                                   1997         68.88
L(120),  4%(24),3%(48),2%(24),1%(24),O(60)                                      1997         65.89
L(60),> of YM or 1% (57),O(3)                                                   1997         66.47
L(60),> of YM or 1% (57),O(3)                                                   1997         78.40
L(60),> of YM or 1% (57),O(3)                                                   1997         76.62
L(60),> of YM or 1% (57),O(3)                                                   1997         69.53
L(72),> of YM or 1% (69),O(3)                                                   1997         64.32
3%(36),1%(81),O(3)                                                              1997         75.33
L(24),> of YM or 1% (93),O(3)                                                   1997         68.13
L(26),DEF(88),  O(6)                                                            1997         61.97
L(26),DEF(208),  O(6)                                                           1997         69.32
L(36),> of YM or 1% (21),O(3)                                                   1997         70.73
L(60),> of YM or 1% (57),O(3)                                                   1997         78.49
L(48),> of YM or 1% (66),O(6)                                                   1997         68.77
L(120),> of YM or 1% (117),O(3)                                                 1997         67.17
L(96),> of YM or 1% (81),O(3)                                                   1997         69.60
L(60),> of YM or 1% (57),O(3)                                                   1997         79.11
> of YM or 1% (114),O(6)                                                        1997         78.06
L(60),> of YM or 1% (57),O(3)                                                   1997         79.71
L(60),> of YM or 1% (57),O(3)                                                   1997         77.08
> of YM or 1% (180),1%(117),O(3)                                                1997         79.11
L(60),> of YM or 1% (57),O(3)                                                   1997         76.88
L(60),> of YM or 1% (57),O(3)                                                   1997         74.75
L(60),> of YM or 1% (57),O(3)                                                   1997         77.63
L(48),> of YM or 1% (66),O(6)                                                   1997         70.40
L(37),> of YM or 1% (77),O(6)                                                   1997         73.96
L(60),> of YM or 1% (57),O(3)                                                   1997         72.80
L(60),> of YM or 1% (57),O(3)                                                   1997         74.82
L(36),> of YM or 1% (81),O(3)                                                   1997         59.80
L(36),DEF(78),  O(6)                                                            1997         67.21
L(36),> of YM or 1% (21),O(3)                                                   1997         71.62
L(60),> of YM or 1% (57),O(3)                                                   1997         62.86
L(33),DEF(81),  O(6)                                                            1997         64.54
L(120),> of YM or 1% (117),O(3)                                                 1997         67.55
L(60),> of YM or 1% (54),O(6)                                                   1997         72.13
L(60),> of YM or 1% (57),O(3)                                                   1997         78.64
L(36),DEF(78),  O(6)                                                            1997         71.91
L(120),> of YM or 1% (117),O(3)                                                 1997         66.32
L(120),> of YM or 1% (117),O(3)                                                 1997         69.64
L(24),  < of YM or 5%(12), or 4%(12), or 3%(12), or 2%(24), or 1%(30),O(6)      1997         74.75
L(36),> of YM or 1% (81),O(3)                                                   1997         56.28
L(60),> of YM or 1% (54),O(6)                                                   1997         79.21
L(60),> of YM or 1% (57),O(3)                                                   1997         76.65
L(84),> of YM or 1% (24),O(12)                                                  1997         79.59
L(120),> of YM or 1% (117),O(3)                                                 1997         63.26
YM (84),3%(12),2%(12),1%(6),O(6)                                                1995         69.51
L(60),> of YM or 1% (57),O(3)                                                   1997         72.76
L(60),> of YM or 1% (57),O(3)                                                   1997         79.74
YM (84),3%(12),2%(12),1%(6),O(6)                                                1996         69.92
L(60),> of YM or 1% (57),O(3)                                                   1997         64.95
L(60),> of YM or 1% (57),O(3)                                                   1997         76.03
L(60),> of YM or 1% (57),O(3)                                                   1997         66.49
L(120),> of YM or 1% (117),O(3)                                                 1997         57.87
L(60),> of YM or 1% (57),O(3)                                                   1997         69.72
L(36),DEF(78),  O(6)                                                            1997         74.88
L(60),> of YM or 1% (57),O(3)                                                   1997         68.05
L(60),> of YM or 1% (57),O(3)                                                   1997         61.83
L(60),> of YM or 1% (57),O(3)                                                   1997         32.25
L(120),> of YM or 1% (117),O(3)                                                 1997         67.34
YM (84),3%(12),2%(12),1%(6),O(6)                                                1997         76.27
L(237),  O(3)                                                                   1997         47.90

                                                           LOAN PER
                                 SQ FT, UNITS            SQ FT, UNITS                                  INITIAL
    REPAYMENT      YEAR          BEDS, PADS               BEDS, PADS           OCCUPANCY              RESERVES         UNDERWRITING
      LTV          BUILT           OR ROOM                  OR ROOM           PERCENTAGE             AT CLOSING          RESERVES
------------------------------------------------------------------------------------------------------------------------------------
     69.32        1985             228 units            17,861 per unit           95                    31,563             218
     38.68        1989          65,918 sq. ft.              61 per sq. ft.       100                       938            0.17
     65.83        1982             192 units            20,872 per unit           86                        --             200
     49.24        1985             121 rooms            32,867 per room          NAP                    48,744              4%
     31.51        1984              61 rooms            65,164 per room          NAP                     3,000              6%
     65.84        1979          48,128 sq.ft.               82 per sq. ft.       100                    24,813            0.15
     57.80        1972             176 rooms            22,334 per room          NAP                        --              4%
     65.68        1980          93,397 sq.ft.               41 per sq. ft.        96                    41,413            0.25
     68.88        1984              96 units            39,688 per unit           95                    55,680             308
     42.24        1984             113 rooms            33,431 per room          NAP                     6,701              4%
     67.49        1963             239 units            15,740 per unit           97                    81,395             250
     64.89        1963             192 units            19,525 per unit           96                   183,735             268
     49.54        1996              91 rooms            41,343 per room          NAP                        --              4%
     73.38        1977             160 units            23,244 per unit           96                    30,055             276
     55.41        1978              95 rooms            37,836 per room          NAP                   292,171              4%
     68.55        1967             146 units            24,610 per unit           91                    17,175             250
     53.54        1978         153,563 sq. ft.              23 per sq. ft.        98                    38,696            0.24
      NAP         1970             150 rooms            23,615 per room          NAP                   101,250              4%
      NAP         1972             172 units            20,337 per unit           98                    66,813             311
     60.41        1990          32,205 sq.ft.              107 per sq. ft.       100                        --            0.26
      NAP         1980         107,576 sq. ft.              32 per sq. ft.        65                        --            0.15
     59.13        1989          56,675 sq. ft.              60 per sq. ft.        90                        --            0.15
     68.64        1983             167 units            20,280 per unit           95                    43,875             250
     66.72        1982             208 units            16,209 per unit           88                    15,631             225
     60.76        1976          58,899 sq.ft.               55 per sq. ft.        86                        --            0.15
     47.96        1997          45,890 sq.ft.               71 per sq. ft.       100                        --            0.17
     67.41        1986          83,028 sq. ft.              39 per sq. ft.        97                     6,750            0.14
     57.51        1984          63,079 sq.ft.               51 per sq. ft.        95                        --            0.18
     49.72        1955          44,483 sq. ft.              72 per sq. ft.        98                   100,756            0.15
      NAP         1973          79,684 sq. ft.              40 per sq. ft.        91                     6,375            0.15
     66.47        1957             198 units            15,968 per unit           94                        --             250
     68.47        1979             112 units            28,031 per unit           96                        --             250
     53.41        1985              85 rooms            36,406 per room          NAP                       263              4%
      NAP         1974             101 rooms            30,593 per room          NAP                        --              4%
     52.96        1983             298 units            10,042 per unit           95                    44,500             267
     66.02        1972             124 units            24,117 per unit           96                   224,762             267
     68.54        1974             108 units            27,105 per unit           98                   265,000             200
     69.13        1978             248 units            11,731 per unit           96                        --             250
     67.34        1985              88 units            32,846 per unit           95                        --             250
      NAP         1975              72 units            40,103 per unit          100                    70,464             200
     66.63        1975             200 pads             14,223 per pad           100                     3,125              50
     65.32        1996          36,941 sq.ft.               77 per sq. ft.       100                        --            0.15
     67.46        1985             216 units            12,938 per unit           94                    42,250             225
     56.81        1965             108 units            25,423 per unit           96                    32,303             367
     57.64        1980             144 rooms            19,004 per room          NAP                   203,874              4%
     59.77        1978          71,452 sq.ft.               38 per sq. ft.        86                        --            0.15
     65.49        1986          39,987 sq.ft.               67 per sq. ft.        96                    25,625            0.19
     42.94        1987             113 rooms            23,813 per room          NAP                        --              4%
     55.44        1890          47,908 sq. ft.              56 per sq. ft.        92                    56,602            0.20
     66.60        1994          22,932 sq.ft.              117 per sq. ft.        86                        --            0.15
     43.38        1977         113,600 sq.ft.               23 per sq. ft.       100                        --            0.15
     53.70        1967             148 rooms            17,879 per room          NAP                    26,344              4%
      NAP         1994              75 rooms            34,674 per room          NAP                        --              4%
     62.42        1989          33,890 sq. ft.              77 per sq. ft.        91                    14,557            0.55
     68.47        1987              79 units            32,850 per unit          100                    15,000             250
     59.15        1930           5,746 sq. ft.             451 per sq. ft.       100                     2,595            0.20
      NAP         1996              70 rooms            36,951 per room          NAP                        --              4%
      NAP         1995              77 rooms            33,463 per room          NAP                        --              4%
     61.27        1987              73 rooms            34,815 per room          NAP                    14,503              5%
     40.42        1985             115 rooms            22,023 per room          NAP                        --              4%
     68.74        1990              56 units            44,444 per unit           89                    15,531             250
     67.29        1967             124 units            20,090 per unit           95                    38,180             200
     69.10        1971             185 units            13,380 per unit           95                   112,000             326
      NAP         1994              61 rooms            40,628 per room          NAP                        --              5%
     59.55        1964             125 units            19,464 per unit           94                    17,250             203
     58.56        1968              96 units            25,013 per unit           99                    13,500             250
     69.61        1971             135 units            17,719 per unit           91                    39,813             324
     58.41        1973             138 units            17,176 per unit           98                    58,152             204
     53.13        1989          36,341 sq.ft.               64 per sq. ft.        95                        --            0.22
     66.33        1985              86 units            27,142 per unit           84                        --             250
     58.10        1990          53,680 sq.ft.               43 per sq. ft.       100                    15,875            0.15
      NAP         1962              57 rooms            40,100 per room          NAP                        --              4%
     56.47        1960          68,620 sq.ft.               33 per sq. ft.        99                    16,875            0.48
     61.14        1980         104,819 sq. ft.              21 per sq. ft.        76                    33,749            0.27
     58.95        1978             128 units            17,544 per unit           93                        --             250
     52.50        1971          76,954 sq.ft.               29 per sq. ft.        91                        --            0.18
     28.40        1990          17,573 sq.ft.              125 per sq. ft.       100                        --            0.15
      NAP         1987              80 rooms            27,358 per room          NAP                    25,000              4%
     63.40        1961             224 units             9,704 per unit           96                   275,825             352
      NAP         1975             118 rooms            18,265 per room          NAP                        --              4%

                                                                            LARGEST RETAIL TENANT
                                              ----------------------------------------------------------------------------
    REPAYMENT      RESERVES                                                         AREA LEASED       LEASE        CONTROL
      LTV          COLLECTED                  NAME                                   (SQ. FT.)      EXP DATE         NO.
--------------------------------------------------------------------------------------------------------------------------
     69.32            218      per unit                                                                               170
     38.68           0.17      per sq. ft.  The Analytic Sciences Corp.                 24,352       12/31/1998       510
     65.83            250      per unit                                                                               226
     49.24             4%      of revenue                                                                             128
     31.51             6%      of revenue                                                                             127
     65.84                     per sq.ft.   ABC-6                                       15,626       12/31/2001       135
     57.80             4%      of revenue                                                                             319
     65.68                     per sq.ft.   WLN                                         20,921       04/30/2004       228
     68.88            308      per unit                                                                               242
     42.24             4%      of revenue                                                                             310
     67.49            250      per unit                                                                               216
     64.89            268      per unit                                                                               212
     49.54             4%      of revenue                                                                             177
     73.38            276      per unit                                                                               307
     55.41             4%      of revenue                                                                             312
     68.55            250      per unit                                                                               168
     53.54           0.24      per sq. ft.  K-Mart Corporation                          87,543       11/30/2004       315
      NAP              4%      of revenue                                                                             181
      NAP             311      per unit                                                                               125
     60.41                     per sq.ft.   Robert Wood Hospital                        3,430        03/31/2002       210
      NAP                      per sq.ft.                                                                             109
     59.13                     per sq. ft.  Revco                                       10,000       10/31/2003       199
     68.64            250      per unit                                                                               154
     66.72            225      per unit                                                                               238
     60.76                     per sq.ft.   The Oakwood School                           6,769       07/31/2000       219
     47.96                     per sq.ft.   Kent Country Health                         12,813       04/30/2007       243
     67.41                     per sq. ft.  Kroger                                      45,528       03/09/2011       161
     57.51                     per sq.ft.   Engineering Science                         21,384       01/14/2001       108
     49.72           0.15      per sq. ft.  Great Western Bank                           6,458       12/31/1998       511
      NAP            0.15      per sq. ft.  HISD                                         5,691       03/14/2000       331
     66.47            250      per unit                                                                               116
     68.47            250      per unit                                                                               122
     53.41             4%      of revenue                                                                             534
      NAP              4%      of revenue                                                                             233
     52.96            267      per unit                                                                               112
     66.02            267      per unit                                                                               151
     68.54            200      per unit                                                                               131
     69.13            250      per unit                                                                               217
     67.34            250      per unit                                                                               193
      NAP             200      per unit                                                                               260
     66.63             50      per pad                                                                                123
     65.32                     per sq.ft.   Sparta                                      30,441       01/31/2004       205
     67.46            225      per unit                                                                               241
     56.81            367      per unit                                                                               519
     57.64             4%      of revenue                                                                             330
     59.77                     per sq.ft.   Comtec Computer                             12,500       04/30/2000       100
     65.49                     per sq.ft.   Get Fit                                      9,303       10/31/1998       152
     42.94             4%      of revenue                                                                             209
     55.44           0.24      per sq. ft.  Heritage Hardware                            4,100       09/30/1999       320
     66.60                     per sq.ft.   Fidelity National Title                      9,540       10/22/1999       202
     43.38                     per sq.ft.   Advanced Design & Manufact                  15,000       06/30/2001       220
     53.70             4%      of revenue                                                                             301
      NAP              4%      of revenue                                                                             184
     62.42           0.55      per sq. ft.  Sarvis Company                              16,356       11/30/2012       539
     68.47            250      per unit                                                                               172
     59.15           0.20      per sq. ft.  Belle Maison                                 1,336       03/31/2000       322
      NAP              4%      of revenue                                                                             182
      NAP              4%      of revenue                                                                             144
     61.27             3%      of revenue                                                                             327
     40.42             4%      of revenue                                                                             110
     68.74            250      per unit                                                                               149
     67.29            200      per unit                                                                               240
     69.10            326      per unit                                                                               211
      NAP              5%      of revenue                                                                             178
     59.55                     per unit                                                                               502
     58.56            250      per unit                                                                               171
     69.61            324      per unit                                                                               255
     58.41            204      per unit                                                                               432
     53.13                     per sq.ft.   Triple R Day Care                            7,000       05/31/2012       134
     66.33            250      per unit                                                                               239
     58.10                     per sq.ft.   UCRS                                        17,982       01/31/2000       188
      NAP              4%      of revenue                                                                             190
     56.47                     per sq.ft.   Applewood Market                            19,300       05/31/2006       111
     61.14           0.24      per sq. ft.  Bruno's Food World                          34,019       09/30/2007       536
     58.95            250      per unit                                                                               130
     52.50                     per sq.ft.   All Seasons                                 12,000       12/31/2000       254
     28.40                     per sq.ft.   Astro Parking                               11,110       03/01/2010       234
      NAP              4%      of revenue                                                                             143
     63.40            352      per unit                                                                               448
      NAP              4%      of revenue                                                                             119

 LOAN     CONTROL
SOURCE      NO.         PROPERTY NAME                                                  ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
MLMC       245     Vallejo Ramada Inn                                           1000 Admiral Callaghan Lane
DAIWA      521     Claridge Manor Apartments                                    72 - 92 Colonel Bell Drive
DAIWA      338     The Village Mall Shopping Center                             4907 West 10th Street
MLMC       133     Chambers Cove Apartments                                     201- 272 Chambers Cove Drive
MLMC       124     Butler Pike Office Building                                  4070 Butler Pike
MLMC       104     380/400 Woodview Avenue                                      380/400 Woodview Avenue
DAIWA      500     1011 Sheridan Avenue                                         1011 Sheridan Avenue
MLMC       145     Comfort Inn Ruston                                           1801 N Service Road
MLMC       163     Econo Lodge                                                  962 Riverview Road
DAIWA      300     Spring Branch Estates Apartments                             7901 Ameilia Road
DAIWA      475     Rampart Gardens Apartments                                   6300 Rampart
DAIWA      516     Wellington Apartments                                        818 Forest Drive & 812 Woods Drive
MLMC       229     Salem Manor                                                  124 York Street
MLMC       146     Comfort Suites - Stafford                                    4820 Techniplex Drive
MLMC       103     3000/3100 Carlisle Buildings                                 3000/3100 Carlisle
MLMC       175     Goff Building                                                321 West Main Street
MLMC       206     Metric Place                                                 1921 Cedar Bend Drive
MLMC       174     Garfield Villas & Hillcrest Apts.                            5150-5220 East 88th Street
MLMC       236     South Oak & Taylor Oak Apts.                                 165 S. Oak Park & 415 South Taylor
MLMC       164     Edgemont Plaza                                               3071-3167 Provo Canyon Rd/3060 North St.
MLMC       230     Savannah Heights Apartments                                  2600 Arroyo Avenue
MLMC       214     Office Max                                                   7610 S Kentucky
MLMC       250     Village Green Apartments III/IV                              W180 N8526 Town Hall Rd
DAIWA      323     Wellesley Marketplace                                        239-251 Washington Street
MLMC       218     Parkway Plaza Shopping Center                                3115 Parker Road & Independence Parkway
MLMC       158     Days Inn - Southeast                                         1850 Embassy Square Blvd.
DAIWA      447     Mansard Place Apartments                                     6156 S. Loop East
MLMC       136     Chateau De Vie Apartments                                    1521 Reagan Hill
MLMC       186     Holiday Inn Express - Edinburg                               1806 S. Closner Blvd
MLMC       183     Holiday Inn Express - Brentwood                              8820 Brentwood Blvd.
MLMC       155     Days Inn                                                     914 Riverview Road
MLMC       157     Days Inn - Alice                                             555 N. Johnson
MLMC       141     Comfort Inn - Greenwood                                      1215 E. Highway 72 Bypass
MLMC       185     Holiday Inn Express - Columbia                               1554 Bear Creek Pike
MLMC       118     Best Western - Pearl                                         257 S. Pearson Road
DAIWA      397     Foresight Village Apartments - Phase I                       610 & 616 25 1/2 Road
DAIWA      520     Folcroft Apartments                                          1503-1505, 1511, 1513, 1528 Elmwood & 1528 Baltimore
MLMC       224     Ridge Landing Apartments                                     919 Corder Road
DAIWA      302     Stoney Fields Estates                                        1059 Ocean Heights Avenue
MLMC       197     Lancaster East Shopping Center                               East Lancaster & Edgewood
DAIWA      537     Ramada Inn - Katy                                            22025 IH-10 West
DAIWA      431     Pine Hill Apartments                                         367 Fletchwood Road
MLMC       192     KAR Printing Building                                        13930 NW 60th Avenue
MLMC       225     Ridglea West Shopping Center                                 6550 Camp Bowie Blvd.
MLMC       187     Holiday Inn Express - Goose Creek                            103 Redbank Road
DAIWA      522     Oakwood Apartments                                           1104 140th Street East
DAIWA      499     Tahiti Village Apartments                                    883 Buena Vista Avenue
DAIWA      533     Comfort Inn - Ormond Beach                                   507 South Atlantic Avenue
DAIWA      317     Carmel Apartments                                            2010 Carmel Drive
MLMC       153     Creekwood Apartments                                         710 North 46th Street
DAIWA      414     1479 Macombs Road                                            1479 Macombs Road
MLMC       142     Comfort Inn - Indiana                                        3801 N. Frontage Road
DAIWA      442     Lake Forest Apartments                                       2320 N. Vermilion St.
MLMC       156     Days Inn-Fresno                                              4061 N. Blackstone Avenue
DAIWA      359     Hampstead Oaks Apartments                                    200 Hampstead Avenue
DAIWA      321     Cedar Professional Building                                  204 Worcester Road
DAIWA      467     Seligson Portfolio - 698 West Avenue                         698 West Avenue
MLMC       257     Williamstown Apartments                                      3242 Norwalk Avenue
DAIWA      366     1020 & 1030 Boynton Avenue                                   1020 & 1030 Boynton Avenue
MLMC       232     Shamrock East Apartments                                     736 East Foster Avenue
MLMC       167     Farnham Park Office Building                                 7887 San Felipe
DAIWA      348     Albany Avenue                                                601 Albany Avenue
MLMC       201     Madison Parke Apartments                                     10501 Steppington Drive
MLMC       244     Tanglewod Apartments                                         11185 Magnolia Avenue
MLMC       140     Comfort Inn - Dallas                                         8901 East R L Thornton Freeway
MLMC       129     Cedar Apartments                                             424-534 37th Street SE
MLMC       117     Best Western-LaPorte                                         705 Hwy I-45 South
DAIWA      345     Golden Arms Apartments                                       1400 Utah Street
DAIWA      401     Pinon Terrace Apartments                                     8409 Comanche Road
MLMC       121     Briarbend Apartments                                         349 Briarbend
DAIWA      368     Pine Valley Estates Apartments                               415 West Redd Road
DAIWA      384     Darling Street Apartments                                    3, 5 & 11 Darling Street
DAIWA      540A    New Haven Apartments                                         4021 Hessmer Avenue
DAIWA      540B    Westchester Apartments                                       4217 Hessmer Avenue
DAIWA      540C    Willowdale Apartments                                        3212 Roberta Street
DAIWA      540
 LOAN                                             ZIP                             ORIGINAL                CURRENT       % OF INITIAL
SOURCE     CITY                       STATE      CODE     PROPERTY TYPE           BALANCE                 BALANCE       POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------
MLMC     Vallejo                       CA        94591    Hospitality            2,170,000               2,146,767            0.20
DAIWA    Brockton                      MA        02401    Multifamily            2,150,000               2,146,653            0.20
DAIWA    Great Bend                    KS        67530    Retail                 2,150,000               2,145,621            0.20
MLMC     Macon                         GA        31206    Multifamily            2,160,000               2,145,274            0.20
MLMC     Plymouth                      PA        19444    Office                 2,100,000               2,096,076            0.19
MLMC     Morgan Hill                   CA        95037    Industrial             2,100,000               2,096,002            0.19
DAIWA    Bronx                         NY        10456    Multifamily            2,100,000               2,095,478            0.19
MLMC     Ruston                        LA        71270    Hospitality            2,100,000               2,089,145            0.19
MLMC     Rock Hill                     SC        29730    Hospitality            2,100,000               2,087,047            0.19
DAIWA    Houston                       TX        77055    Multifamily            2,062,500               2,048,229            0.19
DAIWA    Houston                       TX        77081    Multifamily            2,050,000               2,040,944            0.19
DAIWA    Newport News                  VA        23605    Multifamily            1,996,000               1,991,651            0.18
MLMC     Salem                         NJ        08079    Multifamily            2,000,000               1,990,346            0.18
MLMC     Stafford                      TX        77477    Hospitality            2,000,000               1,990,058            0.18
MLMC     Dallas                        TX        75204    Office                 2,000,000               1,989,223            0.18
MLMC     Clarksburg                    WV        26301    Office                 1,980,000               1,970,007            0.18
MLMC     Austin                        TX        78758    Retail                 1,940,000               1,930,968            0.18
MLMC     Garfield Heights              OH        44125    Multifamily            1,920,000               1,914,568            0.18
MLMC     Oak Park                      IL        60302    Multifamily            1,900,000               1,896,397            0.17
MLMC     Provo                         UT        84604    Retail                 1,850,000               1,844,325            0.17
MLMC     Dallas                        TX        75219    Multifamily            1,840,000               1,832,842            0.17
MLMC     Oklahoma City                 OK        73159    Retail                 1,800,000               1,796,625            0.17
MLMC     Menomonee                     WI        53051    Multifamily            1,800,000               1,796,568            0.17
DAIWA    Wellesley                     MA        02181    Retail                 1,800,000               1,792,099            0.16
MLMC     Plano                         TX        75023    Retail                 1,800,000               1,790,669            0.16
MLMC     Forest Hills                  KY        40299    Hospitality            1,800,000               1,789,084            0.16
DAIWA    Houston                       TX        77087    Multifamily            1,800,000               1,786,541            0.16
MLMC     Austin                        TX        78752    Multifamily            1,790,000               1,782,058            0.16
MLMC     Edinburg                      TX        78539    Hospitality            1,770,000               1,760,938            0.16
MLMC     Brentwood                     CA        94513    Hospitality            1,750,000               1,741,165            0.16
MLMC     Rock Hill                     SC        29730    Hospitality            1,750,000               1,739,206            0.16
MLMC     Alice                         TX        78332    Hospitality            1,700,000               1,694,592            0.16
MLMC     Greenwood                     SC        29649    Hospitality            1,700,000               1,692,326            0.16
MLMC     Columbia                      TN        38401    Hospitality            1,700,000               1,691,818            0.16
MLMC     Pearl                         MS        39208    Hospitality            1,700,000               1,691,213            0.16
DAIWA    Grand Junction                CO        81505    Multifamily            1,700,000               1,680,867            0.15
DAIWA    Folcroft                      PA        19032    Multifamily            1,650,000               1,647,555            0.15
MLMC     Warner Robbins                GA        31088    Multifamily            1,628,000               1,616,894            0.15
DAIWA    Egg Harbor Township           NJ        08234    Mobile Home Park       1,610,000               1,599,660            0.15
MLMC     Fort Worth                    TX        76112    Retail                 1,600,000               1,594,668            0.15
DAIWA    Katy                          TX        77450    Hospitality            1,600,000               1,594,600            0.15
DAIWA    Elkton                        MD        21921    Multifamily            1,600,000               1,583,206            0.15
MLMC     Miami Lakes                   FL        33014    Industrial             1,575,000               1,572,489            0.14
MLMC     Fort Worth                    TX        76116    Retail                 1,560,000               1,555,030            0.14
MLMC     Goose Creek                   SC        29445    Hospitality            1,550,000               1,542,498            0.14
DAIWA    Tampa                         FL        33613    Multifamily            1,500,000               1,497,712            0.14
DAIWA    Pomona                        CA        91766    Multifamily            1,500,000               1,496,770            0.14
DAIWA    Ormond Beach                  FL        32176    Hospitality            1,500,000               1,496,713            0.14
DAIWA    Colorado Springs              CO        80910    Multifamily            1,500,000               1,495,556            0.14
MLMC     Killeen                       TX        76543    Multifamily            1,500,000               1,491,462            0.14
DAIWA    Bronx                         NY        10452    Multifamily            1,500,000               1,490,902            0.14
MLMC     Michigan City                 IN        46360    Hospitality            1,500,000               1,490,197            0.14
DAIWA    Danville                      IL        61832    Multifamily            1,500,000               1,487,842            0.14
MLMC     Fresno                        CA        93726    Hospitality            1,480,000               1,472,579            0.14
DAIWA    Savannah                      GA        31405    Multifamily            1,495,000               1,470,407            0.14
DAIWA    Wellesley                     MA        02181    Office                 1,465,000               1,458,570            0.13
DAIWA    Norwalk                       CT        06850    Office                 1,450,000               1,444,195            0.13
MLMC     Dallas                        TX      75220-4877 Multifamily            1,450,000               1,442,996            0.13
DAIWA    Bronx                         NY        10472    Multifamily            1,500,000               1,433,583            0.13
MLMC     State College                 PA        16801    Multifamily            1,430,000               1,425,417            0.13
MLMC     Houston                       TX        77063    Office                 1,420,000               1,413,680            0.13
DAIWA    Brooklyn                      NY        11203    Multifamily            1,470,000               1,398,810            0.13
MLMC     Dallas                        TX        75230    Multifamily            1,400,000               1,397,502            0.13
MLMC     Riverside                     CA        92505    Multifamily            1,400,000               1,397,285            0.13
MLMC     Dallas                        TX        75228    Hospitality            1,400,000               1,391,531            0.13
MLMC     Auburn                        WA        98002    Multifamily            1,380,000               1,376,411            0.13
MLMC     La Porte                      TX        77571    Hospitality            1,350,000               1,341,075            0.12
DAIWA    Golden                        CO        80401    Multifamily            1,360,000               1,332,587            0.12
DAIWA    Alberquerque                  NM        87111    Multifamily            1,308,000               1,298,380            0.12
MLMC     New Braunfels                 TX        78130    Multifamily            1,300,000               1,296,969            0.12
DAIWA    El Paso                       TX        79932    Multifamily            1,400,000               1,285,305            0.12
DAIWA    Roxbury                       MA        02120    Multifamily            1,280,000               1,268,746            0.12
DAIWA    Metairie                      LA        70002    Multifamily              540,643                 525,388
DAIWA    Metairie                      LA        70002    Multifamily              513,611                 499,118
DAIWA    Metairie                      LA        70002    Multifamily              245,747                 238,813
                                                                                ---------------------------------------------------
                                                                                 1,300,000               1,263,319             0.12

 CUMULATIVE % OF
  INITIAL POOL                     BORROWER                                  INTEREST ACCRUAL         MORTGAGE       ADMINISTRATIVE
    BALANCE                       AFFILIATED                   CROSSED            METHOD                RATE           COST RATE
------------------------------------------------------------------------------------------------------------------------------------
     77.59                  Cntrl #'s 110, 128, 209                                30/360                9.01            0.099
     77.79                                                                       Actual/360              7.50            0.099
     77.99                                                                       Actual/360              7.80            0.099
     78.18                        Cntrl # 224                                    Actual/360              7.83            0.099
     78.38                                                                       Actual/360              7.40            0.099
     78.57                                                                       Actual/360              7.26            0.099
     78.76                                                                       Actual/360              7.88            0.099
     78.95                  Cntrl #'s 118, 143, 144                              Actual/360              8.29            0.099
     79.14                        Cntrl # 155                                    Actual/360              9.31            0.099
     79.33                                                                       Actual/360              8.71            0.164
     79.52                                                                       Actual/360              7.75            0.099
     79.70                                                                       Actual/360              8.50            0.099
     79.89                                                                       Actual/360              7.58            0.099
     80.07                                                                         30/360                8.25            0.129
     80.25                                                                         30/360                7.93            0.099
     80.43                                                                         30/360                8.87            0.099
     80.61                                                                         30/360                8.83            0.099
     80.79                                                                       Actual/360              7.78            0.249
     80.96                        Cntrl # 168                                    Actual/360              7.29            0.099
     81.13                                                                       Actual/360              7.32            0.099
     81.30                                                                       Actual/360              7.54            0.099
     81.46                                                                       Actual/360              7.38            0.099
     81.63                                                                       Actual/360              7.25            0.099
     81.79                  Cntrl #'s 320,321, 322                               Actual/360              7.79            0.164
     81.96                                                                         30/360                8.17            0.099
     82.12                                                                         30/360                8.99            0.099
     82.29                        Cntrl # 448                                      30/360                8.88            0.099
     82.45                                                                         30/360                7.73            0.099
     82.61                                                                       Actual/360              8.38            0.099
     82.77                                                                       Actual/360              8.50            0.099
     82.93                        Cntrl # 163                                    Actual/360              9.31            0.099
     83.09                                                                         30/360                8.55            0.129
     83.24                                                                         30/360                9.02            0.099
     83.40                                                                         30/360                8.51            0.099
     83.55                  Cntrl #'s 143, 144, 145                              Actual/360              8.29            0.099
     83.71                                                                       Actual/360              9.05            0.099
     83.86                                                                       Actual/360              8.13            0.099
     84.01                        Cntrl # 133                                    Actual/360              7.83            0.099
     84.16                                                                       Actual/360              9.09            0.164
     84.30                                                                         30/360                7.70            0.099
     84.45                                                                       Actual/360              7.80            0.099
     84.59                                                                         30/360                9.38            0.099
     84.74                                                                       Actual/360              7.79            0.099
     84.88                                                                         30/360                7.98            0.099
     85.02                                                                       Actual/360              8.88            0.099
     85.16                                                                       Actual/360              7.75            0.099
     85.30        Cntrl #'s 518,526, 527, 528, 529, 530, 531                       30/360                7.88            0.099
     85.44                                                                       Actual/360              7.69            0.099
     85.57                  Cntrl #'s 307, 308, 316                              Actual/360              7.55            0.099
     85.71                                                                       Actual/360              7.43            0.099
     85.85                                                                       Actual/360              9.38            0.099
     85.98                                                                       Actual/360              8.80            0.099
     86.12                                                                         30/360                9.13            0.099
     86.26                                                                       Actual/360              8.56            0.129
     86.39                                                                         30/360                9.25            0.099
     86.52                  Cntrl #'s 320, 322, 323                              Actual/360              7.79            0.164
     86.66                    Cntrl #'s 466, 468                   yes           Actual/360              8.01            0.099
     86.79                                                                       Actual/360              7.58            0.099
     86.92                        Cntrl # 365                                      30/360                9.75            0.099
     87.05                                                                       Actual/360              7.66            0.129
     87.18                                                                       Actual/360              8.16            0.099
     87.31                                                                         30/360                9.63            0.099
     87.44                        Cntrl # 203                                    Actual/360              7.75            0.129
     87.57                                                                       Actual/360              7.13            0.099
     87.70                                                                         30/360                9.01            0.099
     87.82                                                                       Actual/360              7.17            0.129
     87.95                                                                       Actual/360              8.69            0.099
     88.07                                                                         30/360                8.88            0.099
     88.19                                                                       Actual/360              9.52            0.099
     88.31                                                                         30/360                7.30            0.099
     88.42                                                                         30/360                8.50            0.039
     88.54                    Cntrl #'s 438, 440                                   30/360                9.25            0.099
                              Cntrl #'s 540B,540C
                              Cntrl #'s 540A,540C
                              Cntrl #'s 540A,540B
------------------------------------------------------------------------------------------------------------------------------------
     88.66                                                                         30/360                8.88            0.099

                                                 REM
 CUMULATIVE % OF     ORIG     REM      AMORT    AMORT
  INITIAL POOL       TERM     TERM     TERM      TERM     ORIGINATION      REPAYMENT     BALLOON/REPAYMENT
    BALANCE         (MOS.)   (MOS.)   (MOS.)    (MOS.)       DATE             DATE            BALANCE               MATURITY TERM
------------------------------------------------------------------------------------------------------------------------------------
     77.59             120      113      240      233      07/08/97        08/01/2007           1,541,705               HyperAm
     77.79             120      119      300      299      01/09/98        02/01/2008           1,745,316               Balloon
     77.99             120      118      324      322      12/30/97        01/01/2008           1,830,971               Balloon
     78.18             120      114      300      294      08/29/97        09/01/2007           1,746,619               Balloon
     78.38             120      118      360      358      12/03/97        01/01/2008           1,825,869               HyperAm
     78.57              84       82      360      358      12/30/97        01/01/2005           1,927,269               HyperAm
     78.76             120      118      300      298      12/18/97        01/01/2008           1,723,985               Balloon
     78.95             240      237      240      237      11/14/97        12/01/2017              NAP             Fully Amortizing
     79.14             240      236      240      236      10/03/97        11/01/2017              NAP             Fully Amortizing
     79.33              83       75      300      292      06/05/97        06/05/2004           1,864,749               Balloon
     79.52             120      116      300      296      10/31/97        11/01/2007           1,676,901               Balloon
     79.70             120      118      300      298      12/31/97        01/01/2008           1,667,835               Balloon
     79.89             120      116      300      296      10/10/97        11/01/2007           1,606,769               Balloon
     80.07             120      117      240      237      11/19/97        12/01/2007           1,389,397               HyperAm
     80.25             120      115      300      295      09/17/97        10/01/2007           1,617,041               Balloon
     80.43             180      174      312      306      07/07/97        08/01/2012           1,380,691               Balloon
     80.61             120      115      300      295      09/12/97        10/01/2007           1,603,094               Balloon
     80.79             120      116      360      356      10/02/97        11/01/2007           1,709,813               Balloon
     80.96             120      118      360      358      12/05/97        01/01/2008           1,647,941               Balloon
     81.13             120      117      330      327      11/25/97        12/01/2007           1,548,916               Balloon
     81.30             120      115      360      355      09/30/97        10/01/2007           1,605,052               Balloon
     81.46             120      118      360      358      12/24/97        01/01/2008           1,564,166               HyperAm
     81.63             180      178      360      358      12/02/97        01/01/2013           1,354,481               Balloon
     81.79             120      116      300      296      10/22/97        11/01/2007           1,474,125               Balloon
     81.96              84       79      300      295      09/30/97        10/01/2004           1,595,508               Balloon
     82.12             240      236      240      236      10/20/97        11/01/2017              NAP             Fully Amortizing
     82.29             120      112      300      292      06/27/97        07/01/2007           1,485,012               Balloon
     82.45              84       80      300      296      10/10/97        11/01/2004           1,575,123               Balloon
     82.61             240      237      240      237      11/26/97        12/01/2017              NAP             Fully Amortizing
     82.77             240      237      240      237      11/26/97        12/01/2017              NAP             Fully Amortizing
     82.93             240      236      240      236      10/03/97        11/01/2017              NAP             Fully Amortizing
     83.09             240      238      240      238      12/31/97        01/01/2018              NAP             Fully Amortizing
     83.24             240      237      240      237      11/06/97        12/01/2017              NAP             Fully Amortizing
     83.40             240      237      240      237      11/07/97        12/01/2017              NAP             Fully Amortizing
     83.55             240      237      240      237      11/14/97        12/01/2017              NAP             Fully Amortizing
     83.71             120      107      300      287      01/17/97        02/01/2007           1,441,202               Balloon
     83.86             120      119      300      299      01/12/98        02/01/2008           1,364,009               Balloon
     84.01             120      114      300      294      08/29/97        09/01/2007           1,316,221               Balloon
     84.16             120      112      300      292      06/06/97        07/01/2007           1,367,804               Balloon
     84.30             120      117      300      297      11/26/97        12/01/2007           1,286,027               Balloon
     84.45             180      179      180      179      01/15/98        02/01/2013              NAP             Fully Amortizing
     84.59              60       48      300      288      02/12/97        03/01/2002           1,497,902               Balloon
     84.74             300      299      300      299      01/08/98        02/01/2023              NAP             Fully Amortizing
     84.88             120      117      300      297      11/04/97        12/01/2007           1,262,888               Balloon
     85.02             240      237      240      237      11/25/97        12/01/2017              NAP             Fully Amortizing
     85.16             120      119      300      299      01/09/98        02/01/2008           1,226,687               Balloon
     85.30             120      118      300      298      12/16/97        01/01/2008           1,207,582               Balloon
     85.44             120      119      240      239      01/15/98        02/01/2008           1,045,754               Balloon
     85.57             120      116      360      356      10/16/97        11/01/2007           1,326,426               Balloon
     85.71             240      237      240      237      11/26/97        12/01/2017              NAP             Fully Amortizing
     85.85             120      112      300      292      06/09/97        07/01/2007           1,283,901               Balloon
     85.98             240      236      240      236      10/01/97        11/01/2017              NAP             Fully Amortizing
     86.12             120      111      300      291      05/23/97        06/01/2007           1,244,631               Balloon
     86.26             240      237      240      237      11/21/97        12/01/2017              NAP             Fully Amortizing
     86.39              84       66      300      282      08/15/96        09/01/2003           1,344,675               Balloon
     86.52             120      116      300      296      10/22/97        11/01/2007           1,199,773               Balloon
     86.66             120      115      330      325      10/01/97        10/01/2007           1,252,432               Balloon
     86.79             120      116      300      296      10/01/97        11/01/2007           1,164,677               Balloon
     86.92             240      211      240      211      09/29/95        10/01/2015              NAP             Fully Amortizing
     87.05             120      116      360      356      10/27/97        11/01/2007           1,250,363               Balloon
     87.18             120      116      300      296      10/01/97        11/01/2007           1,157,832               Balloon
     87.31             240      209      240      209      07/07/95        08/01/2015              NAP             Fully Amortizing
     87.44             120      118      360      358      12/12/97        01/01/2008           1,226,464               Balloon
     87.57             120      118      360      358      12/29/97        01/01/2008           1,209,742               Balloon
     87.70             240      236      240      236      10/07/97        11/01/2017              NAP             Fully Amortizing
     87.82             120      117      360      357      11/26/97        12/01/2007           1,193,925               Balloon
     87.95             240      236      240      236      10/21/97        11/01/2017              NAP             Fully Amortizing
     88.07             120       88      360      328      06/24/95        07/01/2005           1,213,496               Balloon
     88.19             120      110      300      291      04/09/97        05/01/2007           1,123,828               Balloon
     88.31             120      117      360      357      11/12/97        12/01/2007           1,125,375               Balloon
     88.42             180      153      180      153      11/22/95        12/01/2010              NAP             Fully Amortizing
     88.54             120      104      360      344      09/30/96        11/01/2006           1,149,756               Balloon



------------------------------------------------------------------------------------------------------------------------------------
     88.66             120       92      300      272      10/11/95        11/01/2005           1,072,509               Balloon

                                                                                     ANNUAL         UNDERWRITING      UNDERWRITING
                                                                                      DEBT             TOTAL             TOTAL
          PREPAYMENT RESTRICTIONS                                                    SERVICE          REVENUE          EXPENSES
------------------------------------------------------------------------------------------------------------------------------------
L(36),> of YM or 1% (81),O(3)                                                        234,456         1,621,179         1,324,119
L(48),> of YM or 1% (66),O(6)                                                        190,660           455,088           157,664
L(26),DEF(94),                                                                       191,123           436,818           147,464
L(60),> of YM or 1% (57),O(3)                                                        199,072           410,369           164,160
L(60),> of YM or 1% (54),O(6)                                                        176,308           347,146            93,183
L(36),> of YM or 1% (42),O(6)                                                        173,864           309,260            51,848
L(48),> of YM or 1% (66),O(6)                                                        192,416           667,968           340,926
L(120),> of YM or 1% (117),O(3)                                                      217,258           829,578           489,810
L(120),> of YM or 1% (117),O(3)                                                      233,962           937,078           615,411
L(32),DEF(45),  O(6)                                                                 202,808           688,111           400,612
L(48),> of YM or 1% (66),O(6)                                                        185,811           738,520           441,309
L(48),> of YM or 1% (66),O(6)                                                        192,868           619,486           281,937
L(60),> of YM or 1% (57),O(3)                                                        180,316           504,988           275,955
L(60),> of YM or 1% (57),O(3)                                                        204,496         1,001,971           720,370
L(60),  5%(12),4%(12),3%(12),2%(12),1%(9),O(3)                                       184,124           512,811           233,080
L(96),> of YM or 1% (81),O(3)                                                        195,246           497,603           211,129
L(60),> of YM or 1% (57),O(3)                                                        192,662           614,699           277,732
> of YM or 1% (114),1%(3),O(3)                                                       165,539           521,953           300,258
L(60),> of YM or 1% (56),O(4)                                                        157,778           540,752           303,331
L(60),> of YM or 1% (57),O(3)                                                        158,015           306,234            72,701
L(60),> of YM or 1% (57),O(3)                                                        156,655           682,638           460,885
L(60),> of YM or 1% (57),O(3)                                                        150,746           251,639            56,833
L(96),> of YM or 1% (81),O(3)                                                        148,877           454,791           246,352
L(36),DEF(78),  O(6)                                                                 163,719           331,590            94,602
  1%(78),O(6)                                                                        169,152           833,378           275,313
L(120),> of YM or 1% (117),O(3)                                                      194,202           860,616           571,163
YM (84),3%(12),2%(12),1%(6),O(6)                                                     179,421           842,678           454,957
L(48),> of YM or 1% (33),O(3)                                                        161,963           529,304           322,260
L(120),> of YM or 1% (117),O(3)                                                      184,275           710,571           418,259
L(120),> of YM or 1% (117),O(3)                                                      183,882           824,770           542,742
L(120),> of YM or 1% (117),O(3)                                                      194,969         1,029,267           759,775
L(120),> of YM or 1% (117),O(3)                                                      177,682         1,171,883           881,181
L(120),> of YM or 1% (117),O(3)                                                      183,807         1,066,858           784,315
L(120),> of YM or 1% (117),O(3)                                                      177,165           775,003           498,552
L(120),> of YM or 1% (117),O(3)                                                      175,876           704,017           434,085
L(48),> of YM or 1% (66),O(6)                                                        171,895           477,708           145,918
L(48),> of YM or 1% (66),O(6)                                                        154,463           435,852           213,741
L(60),> of YM or 1% (57),O(3)                                                        150,056           336,894           151,270
L(32),DEF(82),  O(6)                                                                 163,325           375,817           120,893
L(60),> of YM or 1% (57),O(3)                                                        144,393           457,002           152,488
L(25),DEF(155),                                                                      181,275           828,864           567,833
YM (36),2%(12),1%(6),O(6)                                                            166,084           530,568           277,245
L(156),> of YM or 1% (141),O(3)                                                      144,642           272,059            75,435
L(60),> of YM or 1% (57),O(3)                                                        144,236           314,925            98,140
L(120),> of YM or 1% (117),O(3)                                                      167,390           744,732           506,857
L(48),> of YM or 1% (66),O(6)                                                        135,959           538,135           238,259
L(48),> of YM or 1% (66),O(6)                                                        137,440           358,173           153,228
L(60),> of YM or 1% (54),O(6)                                                        147,105           625,995           403,670
L(28),DEF(86),  O(6)                                                                 126,475           384,420           160,107
L(120),> of YM or 1% (117),O(3)                                                      145,421           536,711           266,439
L(48),> of YM or 1% (66),O(6)                                                        155,704           491,521           185,371
L(120),> of YM or 1% (117),O(3)                                                      161,116           700,602           454,823
YM (84),3%(12),2%(12),1%(6),O(6)                                                     152,599           559,828           317,627
L(120),> of YM or 1% (117),O(3)                                                      156,199           761,716           546,515
YM (60),2%(12),1%(6),O(6)                                                            153,635           445,092           193,488
L(36),DEF(78),  O(6)                                                                 133,249           247,575            56,182
L(29),DEF(85),  O(6)                                                                 130,692           214,830            29,082
L(60),> of YM or 1% (54),O(6)                                                        130,745           416,879           248,652
> of YM or 1% (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                         170,733           947,104           567,581
L(60),> of YM or 1% (57),O(3)                                                        123,175           308,160           144,367
L(60),  5%(12),4%(12),3%(12),2%(12),1%(9),O(3)                                       134,661           436,217           252,009
> of YM or 1% (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                         165,870           807,962           584,989
L(24),DEF(93),  O(3)                                                                 121,650           381,461           232,315
L(60),> of YM or 1% (57),O(3)                                                        114,346           333,613           165,790
L(120),> of YM or 1% (117),O(3)                                                      151,262           632,284           404,651
L(60),> of YM or 1% (57),O(3)                                                        113,238           268,698           132,981
L(120),> of YM or 1% (117),O(3)                                                      143,827           521,424           315,848
YM (84),3%(12),2%(12),1%(6),O(6)                                                     129,849           391,191           185,327
L(48),> of YM or 1% (66),O(6)                                                        137,354           300,219            88,884
L(60),> of YM or 1% (57),O(3)                                                        106,949           316,103           168,403
YM (120),5%(12),4%(12),3%(12),2%(12),1%(6),O(6)                                      165,436           522,364           249,007
YM (84),3%(12),2%(12),1%(6),O(6)                                                     126,363           292,238            60,047
                                                                                                       221,087           142,612
                                                                                                       208,587           125,741
                                                                                                       111,213            97,975
--------------------------------------------------------------------------------------------------------------------------------
YM (84),3%(12),2%(12),1%(6),O(6)                                                     129,582           540,887           366,328


                                                                             UNDERWRITING       UNDERWRITING         APPRAISED
          PREPAYMENT RESTRICTIONS                                                NCF               DSCR               VALUE
--------------------------------------------------------------------------------------------------------------------------------
L(36),> of YM or 1% (81),O(3)                                                   297,060            1.27             4,000,000
L(48),> of YM or 1% (66),O(6)                                                   279,604            1.47             2,870,000
L(26),DEF(94),                                                                  250,726            1.31             2,800,000
L(60),> of YM or 1% (57),O(3)                                                   246,209            1.24             2,700,000
L(60),> of YM or 1% (54),O(6)                                                   237,805            1.35             2,800,000
L(36),> of YM or 1% (42),O(6)                                                   245,184            1.41             2,980,000
L(48),> of YM or 1% (66),O(6)                                                   304,642            1.58             3,200,000
L(120),> of YM or 1% (117),O(3)                                                 339,767            1.56             3,000,000
L(120),> of YM or 1% (117),O(3)                                                 321,667            1.37             3,385,000
L(32),DEF(45),  O(6)                                                            260,099            1.28             2,750,000
L(48),> of YM or 1% (66),O(6)                                                   259,063            1.39             2,850,000
L(48),> of YM or 1% (66),O(6)                                                   294,250            1.53             2,975,000
L(60),> of YM or 1% (57),O(3)                                                   229,033            1.27             2,600,000
L(60),> of YM or 1% (57),O(3)                                                   281,601            1.38             2,880,000
L(60),  5%(12),4%(12),3%(12),2%(12),1%(9),O(3)                                  250,253            1.36             3,200,000
L(96),> of YM or 1% (81),O(3)                                                   258,878            1.33             2,900,000
L(60),> of YM or 1% (57),O(3)                                                   307,249            1.59             2,700,000
> of YM or 1% (114),1%(3),O(3)                                                  221,695            1.34             2,500,000
L(60),> of YM or 1% (56),O(4)                                                   237,420            1.50             2,450,000
L(60),> of YM or 1% (57),O(3)                                                   222,197            1.41             2,600,000
L(60),> of YM or 1% (57),O(3)                                                   221,753            1.42             2,300,000
L(60),> of YM or 1% (57),O(3)                                                   194,806            1.29             2,300,000
L(96),> of YM or 1% (81),O(3)                                                   208,439            1.40             2,400,000
L(36),DEF(78),  O(6)                                                            222,959            1.36             2,400,000
  1%(78),O(6)                                                                   505,095            2.99             5,700,000
L(120),> of YM or 1% (117),O(3)                                                 289,453            1.49             2,820,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                316,252            1.76             2,550,000
L(48),> of YM or 1% (33),O(3)                                                   207,044            1.28             2,245,000
L(120),> of YM or 1% (117),O(3)                                                 284,104            1.54             2,530,000
L(120),> of YM or 1% (117),O(3)                                                 282,028            1.53             2,650,000
L(120),> of YM or 1% (117),O(3)                                                 269,493            1.38             2,750,000
L(120),> of YM or 1% (117),O(3)                                                 290,702            1.64             2,750,000
L(120),> of YM or 1% (117),O(3)                                                 282,543            1.54             3,350,000
L(120),> of YM or 1% (117),O(3)                                                 276,451            1.56             2,450,000
L(120),> of YM or 1% (117),O(3)                                                 269,932            1.53             2,400,000
L(48),> of YM or 1% (66),O(6)                                                   321,790            1.87             2,600,000
L(48),> of YM or 1% (66),O(6)                                                   201,375            1.30             2,300,000
L(60),> of YM or 1% (57),O(3)                                                   185,625            1.24             2,035,000
L(32),DEF(82),  O(6)                                                            244,732            1.50             2,575,000
L(60),> of YM or 1% (57),O(3)                                                   255,769            1.77             2,500,000
L(25),DEF(155),                                                                 261,031            1.44             2,925,000
YM (36),2%(12),1%(6),O(6)                                                       229,241            1.38             2,235,000
L(156),> of YM or 1% (141),O(3)                                                 196,624            1.36             2,100,000
L(60),> of YM or 1% (57),O(3)                                                   196,355            1.36             2,225,000
L(120),> of YM or 1% (117),O(3)                                                 237,875            1.42             2,250,000
L(48),> of YM or 1% (66),O(6)                                                   267,284            1.97             2,100,000
L(48),> of YM or 1% (66),O(6)                                                   188,817            1.37             2,000,000
L(60),> of YM or 1% (54),O(6)                                                   222,325            1.51             2,100,000
L(28),DEF(86),  O(6)                                                            203,138            1.61             2,100,000
L(120),> of YM or 1% (117),O(3)                                                 222,012            1.53             2,080,000
L(48),> of YM or 1% (66),O(6)                                                   288,638            1.85             2,300,000
L(120),> of YM or 1% (117),O(3)                                                 245,779            1.53             2,150,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                204,816            1.34             2,550,000
L(120),> of YM or 1% (117),O(3)                                                 215,201            1.38             2,130,000
YM (60),2%(12),1%(6),O(6)                                                       224,074            1.46             2,050,000
L(36),DEF(78),  O(6)                                                            177,588            1.33             2,100,000
L(29),DEF(85),  O(6)                                                            164,225            1.26             1,950,000
L(60),> of YM or 1% (54),O(6)                                                   168,227            1.29             1,900,000
> of YM or 1% (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                    350,202            2.05             2,800,000
L(60),> of YM or 1% (57),O(3)                                                   163,793            1.33             1,800,000
L(60),  5%(12),4%(12),3%(12),2%(12),1%(9),O(3)                                  168,326            1.25             2,000,000
> of YM or 1% (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                    194,573            1.17             2,700,000
L(24),DEF(93),  O(3)                                                            149,146            1.23             1,850,000
L(60),> of YM or 1% (57),O(3)                                                   167,823            1.47             1,850,000
L(120),> of YM or 1% (117),O(3)                                                 227,633            1.50             2,050,000
L(60),> of YM or 1% (57),O(3)                                                   135,717            1.20             1,750,000
L(120),> of YM or 1% (117),O(3)                                                 205,576            1.43             2,000,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                188,577            1.45             2,150,000
L(48),> of YM or 1% (66),O(6)                                                   194,531            1.42             1,770,000
L(60),> of YM or 1% (57),O(3)                                                   147,700            1.38             1,740,000
YM (120),5%(12),4%(12),3%(12),2%(12),1%(6),O(6)                                 249,215            1.51             2,380,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                225,991            1.79             1,600,000
                                                                                 66,399                             1,100,000
                                                                                 72,176                             1,045,000
                                                                                  6,587                               500,000
--------------------------------------------------------------------------------------------------------------------------------
YM (84),3%(12),2%(12),1%(6),O(6)                                                145,162            1.12             2,645,000

                                                                         APPRAISAL     CURRENT
          PREPAYMENT RESTRICTIONS                                          YEAR         LTV
---------------------------------------------------------------------------------------------
L(36),> of YM or 1% (81),O(3)                                               1997       53.67
L(48),> of YM or 1% (66),O(6)                                               1997       74.80
L(26),DEF(94),                                                              1997       76.63
L(60),> of YM or 1% (57),O(3)                                               1997       79.45
L(60),> of YM or 1% (54),O(6)                                               1997       74.86
L(36),> of YM or 1% (42),O(6)                                               1997       70.34
L(48),> of YM or 1% (66),O(6)                                               1997       65.47
L(120),> of YM or 1% (117),O(3)                                             1997       69.64
L(120),> of YM or 1% (117),O(3)                                             1997       61.66
L(32),DEF(45),  O(6)                                                        1997       74.48
L(48),> of YM or 1% (66),O(6)                                               1997       71.61
L(48),> of YM or 1% (66),O(6)                                               1997       66.95
L(60),> of YM or 1% (57),O(3)                                               1997       76.55
L(60),> of YM or 1% (57),O(3)                                               1997       69.10
L(60),  5%(12),4%(12),3%(12),2%(12),1%(9),O(3)                              1997       62.16
L(96),> of YM or 1% (81),O(3)                                               1997       67.93
L(60),> of YM or 1% (57),O(3)                                               1997       71.52
> of YM or 1% (114),1%(3),O(3)                                              1997       76.58
L(60),> of YM or 1% (56),O(4)                                               1997       77.40
L(60),> of YM or 1% (57),O(3)                                               1997       70.94
L(60),> of YM or 1% (57),O(3)                                               1997       79.69
L(60),> of YM or 1% (57),O(3)                                               1997       78.11
L(96),> of YM or 1% (81),O(3)                                               1997       74.86
L(36),DEF(78),  O(6)                                                        1997       74.67
  1%(78),O(6)                                                               1997       31.42
L(120),> of YM or 1% (117),O(3)                                             1997       63.44
YM (84),3%(12),2%(12),1%(6),O(6)                                            1997       70.06
L(48),> of YM or 1% (33),O(3)                                               1997       79.38
L(120),> of YM or 1% (117),O(3)                                             1997       69.60
L(120),> of YM or 1% (117),O(3)                                             1997       65.70
L(120),> of YM or 1% (117),O(3)                                             1997       63.24
L(120),> of YM or 1% (117),O(3)                                             1997       61.62
L(120),> of YM or 1% (117),O(3)                                             1997       50.52
L(120),> of YM or 1% (117),O(3)                                             1997       69.05
L(120),> of YM or 1% (117),O(3)                                             1997       70.47
L(48),> of YM or 1% (66),O(6)                                               1996       64.65
L(48),> of YM or 1% (66),O(6)                                               1997       71.63
L(60),> of YM or 1% (57),O(3)                                               1997       79.45
L(32),DEF(82),  O(6)                                                        1996       62.12
L(60),> of YM or 1% (57),O(3)                                               1997       63.79
L(25),DEF(155),                                                             1997       54.52
YM (36),2%(12),1%(6),O(6)                                                   1996       70.84
L(156),> of YM or 1% (141),O(3)                                             1997       74.88
L(60),> of YM or 1% (57),O(3)                                               1997       69.89
L(120),> of YM or 1% (117),O(3)                                             1997       68.56
L(48),> of YM or 1% (66),O(6)                                               1997       71.32
L(48),> of YM or 1% (66),O(6)                                               1997       74.84
L(60),> of YM or 1% (54),O(6)                                               1997       71.27
L(28),DEF(86),  O(6)                                                        1997       71.22
L(120),> of YM or 1% (117),O(3)                                             1998       71.70
L(48),> of YM or 1% (66),O(6)                                               1997       64.82
L(120),> of YM or 1% (117),O(3)                                             1997       69.31
YM (84),3%(12),2%(12),1%(6),O(6)                                            1997       58.39
L(120),> of YM or 1% (117),O(3)                                             1997       69.14
YM (60),2%(12),1%(6),O(6)                                                   1996       71.73
L(36),DEF(78),  O(6)                                                        1997       69.46
L(29),DEF(85),  O(6)                                                        1997       74.06
L(60),> of YM or 1% (54),O(6)                                               1997       75.95
> of YM or 1% (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                1995       51.20
L(60),> of YM or 1% (57),O(3)                                               1997       79.19
L(60),  5%(12),4%(12),3%(12),2%(12),1%(9),O(3)                              1997       70.68
> of YM or 1% (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                1995       51.81
L(24),DEF(93),  O(3)                                                        1997       75.54
L(60),> of YM or 1% (57),O(3)                                               1997       75.53
L(120),> of YM or 1% (117),O(3)                                             1997       67.88
L(60),> of YM or 1% (57),O(3)                                               1997       78.65
L(120),> of YM or 1% (117),O(3)                                             1997       67.05
YM (84),3%(12),2%(12),1%(6),O(6)                                            1995       61.98
L(48),> of YM or 1% (66),O(6)                                               1997       73.35
L(60),> of YM or 1% (57),O(3)                                               1997       74.54
YM (120),5%(12),4%(12),3%(12),2%(12),1%(6),O(6)                             1995       54.00
YM (84),3%(12),2%(12),1%(6),O(6)                                            1996       79.30



---------------------------------------------------------------------------------------------
YM (84),3%(12),2%(12),1%(6),O(6)                                            1995       47.76

                                                           LOAN PER
                                 SQ FT, UNITS            SQ FT, UNITS                                   INITIAL
    REPAYMENT      YEAR          BEDS, PADS               BEDS, PADS           OCCUPANCY               RESERVES         UNDERWRITING
      LTV          BUILT           OR ROOM                  OR ROOM            PERCENTAGE             AT CLOSING          RESERVES
------------------------------------------------------------------------------------------------------------------------------------
     38.54        1987             131 rooms            16,388 per room           NAP                       --               4%
     60.81        1971              60 units            35,778 per unit           100                    1,485              297
     65.39        1975          98,457 sq. ft.              22 per sq. ft.         92                   24,883             0.21
     64.69        1985              72 units            29,795 per unit            88                       --              250
     65.21        1980          20,986 sq.ft.              100 per sq. ft.        100                       --             0.18
     64.67        1997          27,580 sq.ft.               76 per sq. ft.        100                       --             0.15
     53.87        1946             112 units            18,710 per unit            99                    1,869              200
      NAP         1985              60 rooms            34,819 per room           NAP                       --               4%
      NAP         1984             106 rooms            19,689 per room           NAP                       --               4%
     67.81        1969             137 units            14,951 per unit            97                   72,475              200
     58.84        1971             171 units            11,935 per unit            94                   10,115              223
     56.06        1972             152 units            13,103 per unit            86                  256,089              285
     61.80        1957              84 units            23,695 per unit            95                       --              250
     48.24        1996              53 rooms            37,548 per room           NAP                       --               4%
     50.53        1973          45,042 sq.ft.               44 per sq. ft.         97                       --             0.15
     47.61        1911          49,821 sq.ft.               40 per sq. ft.         97                       --             0.17
     59.37        1986          45,757 sq.ft.               42 per sq. ft.         98                  155,938             0.21
     68.39        1963             112 units            17,094 per unit           100                    5,688              200
     67.26        1923              67 units            28,304 per unit            96                   38,313              250
     59.57        1980          36,661 sq.ft.               50 per sq. ft.         98                    1,400             0.22
     69.78        1970             137 units            13,378 per unit            93                   88,000              261
     68.01        1997          23,500 sq.ft.               76 per sq. ft.        100                       --             0.15
     56.44        1972              62 units            28,977 per unit            92                   14,000              250
     61.42        1937          14,345 sq. ft.             125 per sq. ft.        100                    4,133             0.22
     27.99        1982          62,373 sq.ft.               29 per sq. ft.         94                       --             0.15
      NAP         1983             108 rooms            16,566 per room           NAP                       --               4%
     58.24        1971             196 units             9,115 per unit            97                  372,439              365
     70.16        1971             102 units            17,471 per unit            96                   56,224              300
      NAP         1995              48 rooms            36,686 per room           NAP                       --               4%
      NAP         1995              50 rooms            34,823 per room           NAP                       --               4%
      NAP         1987             113 rooms            15,391 per room           NAP                       --               4%
      NAP         1979             101 rooms            16,778 per room           NAP                       --               4%
      NAP         1991              83 rooms            20,389 per room           NAP                   18,875               4%
      NAP         1995              56 rooms            30,211 per room           NAP                       --               4%
      NAP         1993              50 rooms            33,824 per room           NAP                       --               4%
     55.43        1995              50 units            33,617 per unit           100                      833              200
     59.30        1928              72 units            22,883 per unit           100                    2,166              288
     64.68        1989              56 units            28,873 per unit            89                       --              250
     53.12        1968              91 pads             17,579 per pad            100                    6,375              112
     51.44        1953         102,515 sq.ft.               16 per sq. ft.         88                   30,313             0.13
      NAP         1995              71 rooms            22,459 per room            52                    6,213               4%
     67.02        1976              97 units            16,322 per unit            91                   20,938              248
      NAP         1965          47,632 sq.ft.               33 per sq. ft.        100                   26,875             0.25
     56.76        1986          36,874 sq.ft.               42 per sq. ft.         96                   13,375             0.15
      NAP         1986              60 rooms            25,708 per room           NAP                       --               4%
     58.41        1969             111 units            13,493 per unit            96                  161,567              294
     60.38        1948              63 units            23,758 per unit            87                   10,219              256
     49.80        1968              47 rooms            31,845 per room            67                    6,943               4%
     63.16        1968              77 units            19,423 per unit            92                   84,015              275
      NAP         1975             112 units            13,317 per unit            88                   49,563              250
     55.82        1929              72 units            20,707 per unit            97                    3,000              243
      NAP         1996              50 rooms            29,804 per room           NAP                       --               4%
     48.81        1975             115 units            12,948 per unit            96                   59,175              325
      NAP         1962             111 rooms            13,266 per room           NAP                   25,450               5%
     65.59        1987              87 units            16,901 per unit            93                  122,119              316
     57.13        1960          13,300 sq. ft.             110 per sq. ft.        100                    8,023             0.25
     64.23        1940          12,700 sq. ft.             114 per sq. ft.        100                   10,858             0.20
     61.30        1982             100 units            14,430 per unit            98                       --              250
      NAP         1930             134 units            10,698 per unit           100                   49,650              219
     69.46        1965              40 units            35,635 per unit           100                       --              325
     57.89        1985          40,868 sq.ft.               35 per sq. ft.        100                       --             0.15
      NAP         1948             142 units             9,851 per unit           100                   19,101              200
     66.30        1979              90 units            15,528 per unit            93                       --              220
     65.39        1987              50 units            27,946 per unit            99                    6,440              250
      NAP         1994              42 rooms            33,132 per room           NAP                       --               4%
     68.22        1978              40 units            34,410 per unit           100                   71,500              388
      NAP         1996              49 rooms            27,369 per room           NAP                       --               4%
     56.44        1971              70 units            19,037 per unit            97                       --              247
     63.49        1966              50 units            25,968 per unit            98                       --              336
     64.68        1986              48 units            27,020 per unit           100                       --              200
      NAP         1980              80 units            16,066 per unit           100                    6,000              302
     71.86        1992              31 units            40,927 per unit           100                       --              200
                  1970              40 units            13,135 per unit            95                                       116
                  1972              40 units            12,478 per unit            95                                       116
                  1965              24 units             9,951 per unit            87                                        64
------------------------------------------------------------------------------------------------------------------------------------
     40.55                         104 units            12,147 per unit                                  6,050              296

                                                                          LARGEST RETAIL TENANT
                                            ----------------------------------------------------------------------------
    REPAYMENT    RESERVES                                                         AREA LEASED       LEASE        CONTROL
      LTV        COLLECTED                  NAME                                   (SQ. FT.)      EXP DATE         NO.
------------------------------------------------------------------------------------------------------------------------
     38.54            4%      of revenue                                                                          245
     60.81           297      per unit                                                                            521
     65.39          0.39      per sq. ft.  Falley's d/b/a Food 4 Less               46,816       07/01/2007       338
     64.69           250      per unit                                                                            133
     65.21                    per sq.ft.   Aerotek, Inc                             15,300       08/31/2004       124
     64.67                    per sq.ft.   Spectra International, LLC               16,630       06/30/2002       104
     53.87           200      per unit                                                                            500
      NAP             4%      of revenue                                                                          145
      NAP             4%      of revenue                                                                          163
     67.81           250      per unit                                                                            300
     58.84           223      per unit                                                                            475
     56.06           285      per unit                                                                            516
     61.80           250      per unit                                                                            229
     48.24            4%      of revenue                                                                          146
     50.53                    per sq.ft.   Voice Publishing                          2,855       08/31/2001       103
     47.61                    per sq.ft.                                                                          175
     59.37          0.21      per sq.ft.   Texas Health Dept.                       25,322       11/30/1998       206
     68.39           200      per unit                                                                            174
     67.26           250      per unit                                                                            236
     59.57                    per sq.ft.   Day's Thriftway Market                   18,000       11/04/2010       164
     69.78           261      per unit                                                                            230
     68.01                    per sq.ft.   Office Max                               23,500       10/31/2012       214
     56.44           250      per unit                                                                            250
     61.42          0.22      per sq. ft.  Boston Chicken, Inc.                      4,310       07/31/1998       323
     27.99                    per sq.ft.   ART etc.                                  4,620       01/31/2001       218
      NAP             4%      of revenue                                                                          158
     58.24           533      per unit                                                                            447
     70.16           300      per unit                                                                            136
      NAP             4%      of revenue                                                                          186
      NAP             4%      of revenue                                                                          183
      NAP             4%      of revenue                                                                          155
      NAP             4%      of revenue                                                                          157
      NAP             4%      of revenue                                                                          141
      NAP             4%      of revenue                                                                          185
      NAP             4%      of revenue                                                                          118
     55.43           200      per unit                                                                            397
     59.30           288      per unit                                                                            520
     64.68           250      per unit                                                                            224
     53.12           112      per pad                                                                             302
     51.44                    per sq.ft.   Levines                                  22,725       02/28/2001       197
      NAP             4%      of revenue                                                                          537
     67.02                    per unit                                                                            431
      NAP                     per sq.ft.   KAR Printing                             47,632       12/17/2022       192
     56.76                    per sq.ft.   Clubhouse For Kids                       11,833       07/31/2002       225
      NAP             4%      of revenue                                                                          187
     58.41           291      per unit                                                                            522
     60.38           256      per unit                                                                            499
     49.80            4%      of revenue                                                                          533
     63.16           275      per unit                                                                            317
      NAP            250      per unit                                                                            153
     55.82           243      per unit                                                                            414
      NAP             4%      of revenue                                                                          142
     48.81                    per unit                                                                            442
      NAP             5%      of revenue                                                                          156
     65.59           414      per unit                                                                            359
     57.13          0.25      per sq. ft.  Wellesley Women's Care                    6,700       08/31/1998       321
     64.23          0.22      per sq. ft.  Norwalk Hospital                         12,700       08/20/2010       467
     61.30           250      per unit                                                                            257
      NAP                     per unit                                                                            366
     69.46           325      per unit                                                                            232
     57.89                    per sq.ft.   Tarantino Properties                      7,999       04/01/1999       167
      NAP                     per unit                                                                            348
     66.30           250      per unit                                                                            201
     65.39           250      per unit                                                                            244
      NAP             4%      of revenue                                                                          140
     68.22           388      per unit                                                                            129
      NAP             4%      of revenue                                                                          117
     56.44                    per unit                                                                            345
     63.49           336      per unit                                                                            401
     64.68           200      per unit                                                                            121
      NAP                     per unit                                                                            368
     71.86           214      per unit                                                                            384
                              per unit                                                                            540A
                              per unit                                                                            540B
                              per unit                                                                            540C
------------------------------------------------------------------------------------------------------------------------
     40.55                    per unit                                                                            540

 LOAN     CONTROL
SOURCE      NO.         PROPERTY NAME                                                  ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
DAIWA      367    Amberlake Apartments                                           4901 Bartow Road
DAIWA      375    Terwood Court Apartments                                       329 - 331 West Washington
DAIWA      503    Orangewood Place Apartments                                    7328 North 27th Avenue
DAIWA      392    Concord Green Apartments                                       7001 Northline Drive
DAIWA      406    Chestnut Mansion                                               114 West Chestnut Street
DAIWA      433    Highland Villas Apartments                                     210 North Avenue 55
DAIWA      530    Villa Fontana Apartments                                       3719 - 3725 Gilman Road
MLMC       173    Gardenwood Apartments                                          1400 Gardenia St.
MLMC       222    Regency Manor Apartments                                       2075 Regency Road
MLMC       235    Snider Plaza                                                   6801 Hillcrest & 6730 Snider Pl
DAIWA      393    Bellerive Apartments                                           214 East Armour Boulevard
DAIWA      358    Cedar Point Apartments                                         4411 Cedar Springs Road
DAIWA      360    Cordova Apartments                                             900 West Gate Drive
DAIWA      342    Plaza Terrace Apartments                                       1307 thru 1701 Plaza, 35th, and Murdock Road
DAIWA      507    Burton Gardens Apartments                                      300 - 311 East Glendale Avenue
DAIWA      518    Parkwood Apartments                                            5917 Carmelita Avenue
DAIWA      538    Quail Run                                                      1000 South Clack Street
DAIWA      372    Courtyard Apartments                                           2300 North "A" Street
DAIWA      411    Saticoy Street Apartments                                      20445 Saticoy Street
MLMC       227    Roadway Inn - Killeen                                          517 W. Veterans Memorial Blvd
MLMC       114    Avondale Apartments                                            1st Avenue and Route 41
DAIWA      416    Denton Court Apartments                                        4735 Denton Street
DAIWA      495    Glenoaks Apartments                                            8817 South 28th Street
DAIWA      531    Park Lane Apartments                                           2628 Maxson Road
DAIWA      344    Pines Apartments                                               2125 Stardust Court
MLMC       106    524 Raymond Avenue                                             524 Raymond Avenue
DAIWA      496    Gilmore Apartments                                             705-725 & 815 - 823 North Gilmore Avenue
MLMC       105    518 Raymond Avenue                                             518 Raymond Avenue
DAIWA      527    Leisure Isle Apartments                                        3615 - 3623 Gilman Road
MLMC       180    Hillview Apartments                                            200 Shalimar Drive
MLMC       159    Days Inn-Lawrenceville                                         731 West Pike Street
DAIWA      453    Canberra Apartments                                            2929 North 36th Street
DAIWA      405    Beverly Rossmore Apartments                                    304 North Rossmore Avenue
DAIWA      353    The Tropicaire Apartments                                      890 NW 45th Avenue
DAIWA      396    Beechnut Palms Apartments                                      8910 Beechnut Street
MLMC       101    1031 South Santa Fe Avenue                                     1031 South Santa Fe Avenue
DAIWA      351    Tierra Alegre Apartments                                       3355 East Fort Lowell Road
DAIWA      450    Atlantic City Apartments                                       1901 Haren Drive
DAIWA      334    Fairway Shopping Center                                        5859 West Indian School Road
MLMC       221    Radford Place Condominiums                                     3922 Evergreen
DAIWA      526    Tropic Isle Apartments                                         260 East Newburgh Street
DAIWA      491    D'iberville Apartments                                         265 Front Beach Drive
DAIWA      472    Savings Tower                                                  45 Savings Street
DAIWA      430    Country Creek Village Apartments                               3783 Legendary Lane
DAIWA      389    Newport Central Townhomes                                      5506 Grover Avenue
DAIWA      435    Lanier Place                                                   1725 Lanier Place, NW
DAIWA      456    Dutch Haven Apartments                                         846 Piney Grove
DAIWA      354    Woodland View Apartments                                       1195 Woodland Avenue
DAIWA      458    Sunset Apartments                                              830 & 840 Sunset Drive
DAIWA      361    Deerwood Apartments                                            2220 NW 55th Boulevard
DAIWA      449    The Deely Place Apartments                                     8511 South Flores
DAIWA      505    Ramsey Apartments                                              201 - 207 East Glendale Avenue
DAIWA      506    Glendale Apartments                                            200-216 E. Glendale Avenue
DAIWA      409    96 Wadsworth Terrace                                           96 Wadsworth Terrace
DAIWA      413    Albion Manor Apartments                                        1500 - 10 South Albion Street
DAIWA      525    Brandywine Apartments                                          4710 Lake Avenue
DAIWA      400    Amberwood Apartments                                           800 Hamsted Street
DAIWA      494    The Tropic Estates Apartments                                  3044 Jamaica Drive
DAIWA      541    Cameron Court Apartments                                       1675 Smyrna Roswell Road
DAIWA      490    Townhouse Apartments                                           12621 Lomas Boulevard N.E.
DAIWA      470    Palms at Byron Place                                           8535 Byron Avenue
DAIWA      471    Olde North Village Apartments                                  3490 Triangle Drive
DAIWA      535    Atrium Apartments                                              3401 Northwest 3rd Avenue
DAIWA      440    Dorchester Apartments                                          1350 - 1358 Dorchester Avenue
DAIWA      370    West 24th Street                                               1300 - 1302 West 24th Street
DAIWA      402    Second Street Apartments                                       80 - 86 Second Street
DAIWA      504    Edison Terrace Apartments                                      401 N. Ash Street
DAIWA      387    Woodglen Apartments                                            818 Pinemont
DAIWA      513    Foresight Village Apartments - Phase II                        620 25 1/2 Road
MLMC       203    Meadow Oaks Apartments                                         7770 Meadow Road
DAIWA      517    Golden Villas Apartments                                       4088 - 4136 Silver Dollar
DAIWA      461    Skyline Woods Apartments                                       Skyline Drive
DAIWA      532    Lincoln Apartments                                             219 Lincoln Avenue
DAIWA      478    670 Garden Street                                              670 Garden Street

 LOAN                                             ZIP                             ORIGINAL                CURRENT       % OF INITIAL
SOURCE     CITY                       STATE      CODE     PROPERTY TYPE           BALANCE                 BALANCE       POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------
DAIWA     Acworth                       GA       30101    Multifamily            1,295,000               1,259,160        0.12
DAIWA     Westchester                   PA       19380    Multifamily            1,295,000               1,247,933        0.11
DAIWA     Phoenix                       AZ       85051    Multifamily            1,250,000               1,241,303        0.11
DAIWA     Houston                       TX       77076    Multifamily            1,250,000               1,233,274        0.11
DAIWA     Kingston                      NY       12401    Multifamily            1,220,000               1,210,517        0.11
DAIWA     Los Angeles                   CA       90042    Multifamily            1,217,000               1,207,471        0.11
DAIWA     El Monte                      CA       91732    Multifamily            1,200,000               1,198,144        0.11
MLMC      San Antonio                   TX       78201    Multifamily            1,200,000               1,197,731        0.11
MLMC      Lexington                     KY       40503    Multifamily            1,200,000               1,197,046        0.11
MLMC      University Park               TX       75205    Retail                 1,200,000               1,195,771        0.11
DAIWA     Kansas City                   MO       64111    Multifamily            1,210,000               1,193,809        0.11
DAIWA     Dallas                        TX       75219    Multifamily            1,200,000               1,180,697        0.11
DAIWA     Bossier                       LA       71112    Multifamily            1,200,000               1,167,034        0.11
DAIWA     Charlotte                     NC       28205    Multifamily            1,160,000               1,154,417        0.11
DAIWA     Alexandria                    VA       22030    Multifamily            1,150,000               1,142,601        0.10
DAIWA     Huntington Park               CA       90255    Multifamily            1,125,000               1,123,692        0.10
DAIWA     Abilene                       TX       79605    Multifamily            1,106,000               1,104,313        0.10
DAIWA     Midland                       TX       79705    Multifamily            1,125,000               1,101,562        0.10
DAIWA     Canoga Park                   CA       91306    Multifamily            1,105,000               1,097,312        0.10
MLMC      Killeen                       TX       76541    Hospitality            1,085,000               1,081,106        0.10
MLMC      Avondale                      PA       19311    Multifamily            1,080,000               1,074,277        0.10
DAIWA     Dallas                        TX       75219    Multifamily            1,075,000               1,068,144        0.10
DAIWA     Fort Smith                    AR       72908    Multifamily            1,067,000               1,064,675        0.10
DAIWA     El Monte                      CA       91732    Multifamily            1,050,000               1,048,376        0.10
DAIWA     Alamogordo                    NM       88310    Multifamily            1,060,000               1,039,650        0.10
MLMC      Santa Monica                  CA       90405    Multifamily            1,040,000               1,033,841        0.09
DAIWA     Lakeland                      FL       33801    Multifamily            1,031,000               1,028,597        0.09
MLMC      Santa Monica                  CA       90405    Multifamily            1,030,000               1,023,901        0.09
DAIWA     El Monte                      CA       91732    Multifamily            1,023,000               1,021,418        0.09
MLMC      Glascow                       KY       42141    Multifamily            1,000,000                 997,589        0.09
MLMC      Lawrenceville                 GA       30245    Hospitality            1,000,000                 997,132        0.09
DAIWA     Phoenix                       AZ       85018    Multifamily            1,000,000                 992,786        0.09
DAIWA     Los Angeles                   CA       90004    Multifamily            1,000,000                 991,827        0.09
DAIWA     Miami                         FL       33126    Multifamily            1,005,000                 988,590        0.09
DAIWA     Houston                       TX       77072    Multifamily            1,000,000                 986,885        0.09
MLMC      Vista                         CA       92083    Retail                   980,000                 976,665        0.09
DAIWA     Tucson                        AZ       85716    Multifamily              975,000                 958,013        0.09
DAIWA     Henderson                     NV       89015    Multifamily              960,000                 956,341        0.09
DAIWA     Phoenix                       AZ       85031    Retail                   950,000                 947,804        0.09
MLMC      Irving                        TX       75061    Multifamily              940,000                 938,208        0.09
DAIWA     Azusa                         CA       91702    Multifamily              900,000                 898,608        0.08
DAIWA     Ocean Springs                 MS       39564    Multifamily              900,000                 897,204        0.08
DAIWA     Waterbury                     CT       06702    Multifamily              900,000                 896,333        0.08
DAIWA     Dallas                        TX       75224    Multifamily              900,000                 889,515        0.08
DAIWA     Austin                        TX       78756    Multifamily              900,000                 887,713        0.08
DAIWA     Washington                    DC       20009    Multifamily              900,000                 885,530        0.08
DAIWA     Columbia                      SC       29210    Multifamily              880,000                 877,371        0.08
DAIWA     Atlanta                       GA       30329    Multifamily              900,000                 870,369        0.08
DAIWA     Athens                        GA       30601    Multifamily              870,000                 865,383        0.08
DAIWA     Gainesville                   FL       32606    Multifamily              875,000                 860,400        0.08
DAIWA     San Antonio                   TX       78221    Multifamily              850,000                 846,676        0.08
DAIWA     Alexandria                    VA       22030    Multifamily              850,000                 844,531        0.08
DAIWA     Alexandria                    VA       22301    Multifamily              850,000                 844,531        0.08
DAIWA     New York                      NY       10005    Multifamily              850,000                 843,939        0.08
DAIWA     Denver                        CO       80220    Multifamily              850,000                 843,939        0.08
DAIWA     Dallas                        TX       75219    Multifamily              830,000                 828,161        0.08
DAIWA     Fort Worth                    TX       76115    Multifamily              815,000                 809,135        0.07
DAIWA     Corpus Christi                TX       78418    Multifamily              810,000                 807,379        0.07
DAIWA     Smyrna                        GA       30136    Multifamily              815,000                 803,412        0.07
DAIWA     Albuquerque                   NM       87112    Multifamily              800,000                 797,662        0.07
DAIWA     Miami Beach                   FL       33141    Multifamily              800,000                 796,934        0.07
DAIWA     Winston-Salem                 NC       27106    Multifamily              795,000                 792,195        0.07
DAIWA     Pompano Beach                 FL       33064    Multifamily              789,500                 788,570        0.07
DAIWA     Dorchester                    MA       02122    Multifamily              780,000                 775,220        0.07
DAIWA     Austin                        TX       78705    Multifamily              800,000                 764,747        0.07
DAIWA     Elizabeth                     NJ       07206    Multifamily              766,500                 760,839        0.07
DAIWA     Centralia                     WA       98531    Multifamily              760,000                 757,189        0.07
DAIWA     Houston                       TX       77018    Multifamily              765,000                 753,624        0.07
DAIWA     Grand Junction                CO       81501    Multifamily              750,000                 748,825        0.07
MLMC      Dallas                        TX       75231    Multifamily              750,000                 748,662        0.07
DAIWA     Las Vegas                     NV       89102    Multifamily              750,000                 748,252        0.07
DAIWA     Saugerties                    NY       12477    Multifamily              750,000                 746,654        0.07
DAIWA     Newark                        NJ       07103    Multifamily              750,000                 745,620        0.07
DAIWA     Bronx                         NY       10457    Multifamily              750,000                 745,462        0.07

 CUMULATIVE % OF
  INITIAL POOL                     BORROWER                                    INTEREST ACCRUAL         MORTGAGE      ADMINISTRATIVE
    BALANCE                       AFFILIATED                      CROSSED            METHOD               RATE          COST RATE
------------------------------------------------------------------------------------------------------------------------------------
     88.77                                                                           30/360                9.00           0.099
     88.89                                                                           30/360                9.25           0.099
     89.00                                                                         Actual/360              9.38           0.289
     89.12                                                                           30/360                8.88           0.099
     89.23                                                                         Actual/360              9.25           0.099
     89.34                                                                           30/360                9.13           0.099
     89.45        Cntrl #'s 499, 518, 526, 527, 528, 529, 531                      Actual/360              7.58           0.099
     89.56                                                                         Actual/360              7.31           0.099
     89.67                                                                         Actual/360              7.50           0.099
     89.78                                                                         Actual/360              7.75           0.099
     89.89                                                                           30/360                8.88           0.099
     90.00                                                                           30/360                9.75           0.099
     90.10                                                                           30/360                9.38           0.099
     90.21                                                                         Actual/360              8.50           0.289
     90.31                    Cntrl #'s 505, 506                                   Actual/360              8.50           0.289
     90.42        Cntrl #'s 499, 526, 527, 528, 529, 530, 531                        30/360                7.38           0.099
     90.52                                                                         Actual/360              7.75           0.099
     90.62                    Cntrl #'s 373, 374                                     30/360                9.13           0.099
     90.72                    Cntrl #'s 410, 412                                   Actual/360              9.38           0.099
     90.82                                                                         Actual/360              8.50           0.099
     90.92                                                                           30/360                8.78           0.099
     91.02                                                                         Actual/360              9.13           0.099
     91.11                        Cntrl # 497                                      Actual/360              8.50           0.099
     91.21        Cntrl #'s 499, 518, 526, 527, 528, 529, 530                      Actual/360              7.58           0.099
     91.31                                                                           30/360                9.13           0.099
     91.40                                                                         Actual/360              7.49           0.099
     91.50                                                                         Actual/360              8.00           0.099
     91.59                                                                         Actual/360              7.49           0.099
     91.68        Cntrl #'s 499, 518, 526, 528, 529, 530, 531                      Actual/360              7.58           0.099
     91.78                                                                         Actual/360              7.63           0.129
     91.87                                                                           30/360                9.37           0.099
     91.96                                                                           30/360                8.25           0.099
     92.05                                                                         Actual/360              9.00           0.099
     92.14                                                                           30/360               10.00           0.099
     92.23                        Cntrl # 395                       yes              30/360                9.00           0.099
     92.32                                                                         Actual/360              8.00           0.129
     92.41                                                                           30/360                9.25           0.099
     92.50                                                                           30/360                9.13           0.099
     92.58                                                                         Actual/360              8.06           0.164
     92.67                                                                         Actual/360              7.25           0.099
     92.75        Cntrl #'s 499, 518, 527, 528, 529, 530, 531                      Actual/360              7.58           0.099
     92.83                                                                         Actual/360              8.13           0.099
     92.92                                                                         Actual/360              8.25           0.099
     93.00                                                                           30/360                9.25           0.099
     93.08                                                                           30/360                8.75           0.099
     93.16                                                                           30/360                9.50           0.099
     93.24                                                                         Actual/360              9.13           0.099
     93.32                  Cntrl #'s 346, 371, 381                                  30/360                9.25           0.099
     93.40                                                                         Actual/360              8.88           0.099
     93.48                                                                           30/360                8.88           0.099
     93.56                                                                           30/360                9.00           0.099
     93.64                    Cntrl #'s 506, 507                                   Actual/360              8.50           0.289
     93.71                    Cntrl #'s 505, 507                                   Actual/360              8.50           0.289
     93.79                                                                         Actual/360              9.25           0.099
     93.87                                                                         Actual/360              9.25           0.099
     93.95                                                                         Actual/360              8.38           0.099
     94.02                                                                         Actual/360              9.63           0.099
     94.09                                                                         Actual/360              7.88           0.099
     94.17                                                                           30/360                9.38           0.099
     94.24                                                                         Actual/360              8.50           0.099
     94.31                                                                         Actual/360              8.63           0.099
     94.39                                                                         Actual/360              9.13           0.099
     94.46                                                                         Actual/360              7.30           0.099
     94.53                    Cntrl #'s 384, 438                                     30/360                9.25           0.099
     94.60                                                                           30/360                8.75           0.099
     94.67                                                                         Actual/360              9.50           0.099
     94.74                                                                         Actual/360              9.00           0.289
     94.81                                                                           30/360                9.88           0.099
     94.88                                                                         Actual/360              8.00           0.099
     94.95                        Cntrl # 201                                      Actual/360              7.75           0.129
     95.02                                                                         Actual/360              8.00           0.099
     95.08                                                                         Actual/360              8.75           0.099
     95.15                                                                         Actual/360              8.38           0.099
     95.22                                                                         Actual/360              9.00           0.099

                                                REM
 CUMULATIVE % OF    ORIG     REM      AMORT    AMORT
  INITIAL POOL      TERM     TERM     TERM      TERM     ORIGINATION      REPAYMENT        BALLOON/REPAYMENT
    BALANCE        (MOS.)   (MOS.)   (MOS.)    (MOS.)       DATE             DATE               BALANCE             MATURITY TERM
-----------------------------------------------------------------------------------------------------------------------------------
     88.77          120       92      300      272        10/03/95        11/01/2005            1,071,474               Balloon
     88.89          240      217      240      217        03/19/96        04/01/2016               NAP             Fully Amortizing
     89.00          120      111      300      291        05/19/97        06/01/2007            1,069,674               Balloon
     89.12          300      286      300      286        12/05/96        01/01/2022               NAP             Fully Amortizing
     89.23          120      110      300      290        04/30/97        05/01/2007            1,040,913               Balloon
     89.34           84       70      360      346        12/23/96        01/01/2004            1,141,239               Balloon
     89.45          180      179      300      299        01/14/98        02/01/2013             781,666                Balloon
     89.56          120      118      360      358        12/22/97        01/01/2008            1,041,271               Balloon
     89.67          180      177      360      357        11/07/97        12/01/2012             911,559                Balloon
     89.78          120      117      300      297        11/10/97        12/01/2007             968,552                Balloon
     89.89          120      106      300      286        12/04/96        01/01/2007             998,259                Balloon
     90.00          120      101      300      281        07/16/96        08/01/2006            1,009,442               Balloon
     90.10          240      222      240      222        08/14/96        09/01/2016               NAP             Fully Amortizing
     90.21          240      237      240      237        11/04/97        12/01/2017               NAP             Fully Amortizing
     90.31          120      113      300      293        07/28/97        08/01/2007             961,274                Balloon
     90.42          180      179      300      299        01/12/98        02/01/2013             696,514                Balloon
     90.52          120      119      300      299        01/15/98        02/01/2008             904,476                Balloon
     90.62          120       98      300      278        04/04/96        05/01/2006             933,474                Balloon
     90.72          120      111      300      291        05/06/97        06/01/2007             945,591                Balloon
     90.82          240      238      240      238        12/23/97        01/01/2018               NAP             Fully Amortizing
     90.92          120      111      360      351        05/30/97        06/01/2007             963,446                Balloon
     91.02          120      112      300      292        06/13/97        07/01/2007             914,131                Balloon
     91.11          120      118      300      298        12/03/97        01/01/2008             891,573                Balloon
     91.21          180      179      300      299        01/14/98        02/01/2013             683,956                Balloon
     91.31          120       88      360      328        06/30/95        07/01/2005             950,065                Balloon
     91.40          180      175      300      295        09/25/97        10/01/2012             653,989                Balloon
     91.50          120      118      300      298        12/04/97        01/01/2008             849,452                Balloon
     91.59          180      175      300      295        09/25/97        10/01/2012             647,699                Balloon
     91.68          180      179      300      299        01/14/98        02/01/2013             666,370                Balloon
     91.78          120      117      360      357        11/07/97        12/01/2007             873,909                Balloon
     91.87          240      238      240      238        12/15/97        01/01/2018               NAP             Fully Amortizing
     91.96          120      113      300      293        07/30/97        08/01/2007             812,718                Balloon
     92.05          120      110      300      290        04/25/97        05/01/2007             847,590                Balloon
     92.14           84       64      300      280        06/20/96        07/01/2003             913,387                Balloon
     92.23          120      106      300      286        12/11/96        01/01/2007             827,393                Balloon
     92.32          120      117      300      297        11/12/97        12/01/2007             796,054                Balloon
     92.41          120       90      360      330        08/16/95        09/01/2005             875,791                Balloon
     92.50          120      113      360      353        07/03/97        08/01/2007             860,436                Balloon
     92.58          120      118      300      298        12/15/97        01/01/2008             784,063                Balloon
     92.67          120      118      360      358        12/12/97        01/01/2008             814,565                Balloon
     92.75          180      179      300      299        01/14/98        02/01/2013             586,250                Balloon
     92.83          120      117      300      297        11/10/97        12/01/2007             744,339                Balloon
     92.92          120      116      300      296        10/10/97        11/01/2007             746,851                Balloon
     93.00          120      107      300      287        01/08/97        02/01/2007             748,881                Balloon
     93.08          120      106      300      286        12/06/96        01/01/2007             740,338                Balloon
     93.16          240      229      240      229        03/17/97        04/01/2017               NAP             Fully Amortizing
     93.24          120      114      360      354        08/12/97        09/01/2007             806,889                Balloon
     93.32          240      219      240      219        05/21/96        06/01/2016               NAP             Fully Amortizing
     93.40          120      114      300      294        08/20/97        09/01/2007             734,505                Balloon
     93.48          120       93      360      333        11/06/95        12/01/2005             780,742                Balloon
     93.56          120      113      360      353        07/23/97        08/01/2007             760,153                Balloon
     93.64          120      113      300      293        07/28/97        08/01/2007             710,507                Balloon
     93.71          120      113      300      293        07/28/97        08/01/2007             710,507                Balloon
     93.79          120      111      300      291        05/22/97        06/01/2007             725,018                Balloon
     93.87          120      111      300      291        05/09/97        06/01/2007             725,018                Balloon
     93.95          120      118      300      298        12/19/97        01/01/2008             691,139                Balloon
     94.02          120      110      300      290        04/15/97        05/01/2007             702,124                Balloon
     94.09          120      117      300      297        11/25/97        12/01/2007             665,105                Balloon
     94.17          120      104      300      284        10/04/96        11/01/2006             680,040                Balloon
     94.24          120      117      300      297        11/12/97        12/01/2007             668,634                Balloon
     94.31          120      116      300      296        10/06/97        11/01/2007             670,811                Balloon
     94.39          300      296      300      296        10/03/97        11/01/2022               NAP             Fully Amortizing
     94.46          120      119      360      359        01/12/98        02/01/2008             693,608                Balloon
     94.53          120      113      300      293        07/03/97        08/01/2007             649,031                Balloon
     94.60          240      214      240      214        12/11/95        01/01/2016               NAP             Fully Amortizing
     94.67          120      110      300      290        04/18/97        05/01/2007             658,236                Balloon
     94.74          120      112      360      352        06/13/97        07/01/2007             695,343                Balloon
     94.81          120      102      300      282        08/28/96        09/01/2006             645,215                Balloon
     94.88          120      118      360      358        12/22/97        01/01/2008             670,490                Balloon
     94.95          120      118      360      358        12/12/97        01/01/2008             657,035                Balloon
     95.02          120      118      300      298        12/31/97        01/01/2008             617,934                Balloon
     95.08          120      115      300      295        09/22/97        10/01/2007             631,188                Balloon
     95.15          180      178      180      178        12/10/97        01/01/2013               NAP             Fully Amortizing
     95.22          240      236      240      236        10/31/97        11/01/2017               NAP             Fully Amortizing

                                                                                     ANNUAL         UNDERWRITING      UNDERWRITING
                                                                                      DEBT             TOTAL             TOTAL
          PREPAYMENT RESTRICTIONS                                                    SERVICE          REVENUE          EXPENSES
------------------------------------------------------------------------------------------------------------------------------------
YM (84),3%(12),2%(12),1%(6),O(6)                                                     130,411            402,914             156,386
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                                    142,326            427,973             230,133
L(48),> of YM or 1% (66),O(6)                                                        129,753            395,775             178,778
YM (180),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                                    124,598            743,602             536,722
L(48),> of YM or 1% (66),O(6)                                                        125,374            407,123             230,444
YM (60),2%(12),1%(6),O(6)                                                            118,823            313,101             129,413
L(120),> of YM or 1% (54),O(6)                                                       107,165            294,631             143,759
L(36),> of YM or 1% (81),O(3)                                                         99,849            336,365             211,874
L(96),> of YM or 1% (81),O(3)                                                        101,762            458,302             320,597
L(60),> of YM or 1% (57),O(3)                                                        109,831            267,213             107,792
YM (84),3%(12),2%(12),1%(6),O(6)                                                     120,611            690,399             500,368
YM (84),3%(12),2%(12),1%(6),O(6)                                                     128,324            351,792             152,477
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                                    133,054            771,864             480,344
L(48),> of YM or 1% (186),O(6)                                                       120,801            555,650             304,742
L(48),> of YM or 1% (66),O(6)                                                        111,121            351,097             166,433
L(120),> of YM or 1% (54),O(6)                                                        98,669            299,696             155,456
L(48),> of YM or 1% (66),O(6)                                                        100,247            485,545             320,240
YM (84),3%(12),2%(12),1%(6),O(6)                                                     114,449            498,096             318,345
L(48),> of YM or 1% (66),O(6)                                                        114,702            256,443              90,123
L(120),> of YM or 1% (117),O(3)                                                      113,991            451,445             294,438
L(60),> of YM or 1% (57),O(3)                                                        102,234            296,656             170,159
L(48),> of YM or 1% (66),O(6)                                                        109,363            477,110             285,537
L(48),> of YM or 1% (66),O(6)                                                        103,101            259,419             111,887
L(120),> of YM or 1% (54),O(6)                                                        93,770            246,903             112,250
YM (84),3%(12),2%(12),1%(6),O(6)                                                     103,494            212,971              70,607
L(96),> of YM or 1% (81),O(3)                                                         93,030            185,373              68,620
L(48),> of YM or 1% (66),O(6)                                                         95,489            351,290             198,227
L(96),> of YM or 1% (81),O(3)                                                         92,136            184,121              67,816
L(120),> of YM or 1% (54),O(6)                                                        91,358            259,300             128,297
L(60),> of YM or 1% (57),O(3)                                                         85,850            265,581             136,739
L(120),> of YM or 1% (117),O(3)                                                      110,839            584,166             421,146
YM (84),3%(12),2%(12),1%(6),O(6)                                                      94,614            337,045             162,850
L(48),> of YM or 1% (66),O(6)                                                        100,704            323,394             110,508
YM (60),2%(12),1%(6),O(6)                                                            109,589            266,223             119,211
YM (84),3%(12),2%(12),1%(6),O(6)                                                     100,704            441,048             237,228
L(60),> of YM or 1% (57),O(3)                                                         91,671            200,650              64,338
YM (84),3%(12),2%(12),1%(6),O(6)                                                      96,253            341,772             152,869
YM (84),3%(12),2%(12),1%(6),O(6)                                                      93,731            202,014              68,079
L(26),DEF(88),  O(6)                                                                  88,441            253,933             106,737
L(60),> of YM or 1% (57),O(3)                                                         77,747            229,450             129,781
L(120),> of YM or 1% (54),O(6)                                                        80,374            254,834             135,203
L(48),> of YM or 1% (66),O(6)                                                         84,252            381,604             243,018
L(48),> of YM or 1% (66),O(6)                                                         85,153            508,160             360,734
YM (84),3%(12),2%(12),1%(6),O(6)                                                      92,489            548,766             344,387
YM (84),3%(12),2%(12),1%(6),O(6)                                                      88,791            234,063             122,788
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                                    100,670            257,508             129,061
L(48),> of YM or 1% (66),O(6)                                                         85,920            176,415              49,934
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                                     98,914            341,074             146,531
L(48),> of YM or 1% (66),O(6)                                                         86,720            190,014              45,003
YM (84),3%(12),2%(12),1%(6),O(6)                                                      83,543            201,900              81,079
YM (84),3%(12),2%(12),1%(6),O(6)                                                      82,071            250,735             133,688
L(48),> of YM or 1% (66),O(6)                                                         82,133            252,863             124,052
L(48),> of YM or 1% (66),O(6)                                                         82,133            261,678             129,015
L(48),> of YM or 1% (66),O(6)                                                         87,351            278,764             135,027
L(48),> of YM or 1% (66),O(6)                                                         87,351            176,217              57,414
L(48),> of YM or 1% (66),O(6)                                                         79,363            345,540             203,867
L(48),> of YM or 1% (66),O(6)                                                         86,299            300,551             146,360
L(48),> of YM or 1% (66),O(6)                                                         74,217            259,422             126,673
YM (84),3%(12),2%(12),1%(6),O(6)                                                      84,599            344,078             205,679
L(48),> of YM or 1% (66),O(6)                                                         77,302            200,690              81,118
L(48),> of YM or 1% (66),O(6)                                                         78,112            174,660              44,846
L(240),> of YM or 1% (54),O(6)                                                        80,877            242,158             109,237
L(60),> of YM or 1% (54),O(6)                                                         64,951            208,760             118,040
YM (84),3%(12),2%(12),1%(6),O(6)                                                      80,157            188,185              38,713
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                                     84,836            490,325             352,276
L(48),> of YM or 1% (66),O(6)                                                         80,363            185,435              65,376
L(48),> of YM or 1% (66),O(6)                                                         73,382            160,463              36,429
YM (84),3%(12),2%(12),1%(6),O(6)                                                      82,611            253,888             145,308
L(48),> of YM or 1% (66),O(6)                                                         66,039            133,740              43,292
L(24),DEF(93),  O(3)                                                                  65,169            191,318             109,632
L(48),> of YM or 1% (66),O(6)                                                         69,463            193,645              80,188
L(48),> of YM or 1% (66),O(6)                                                         73,993            213,744             103,205
L(120),> of YM or 1% (54),O(6)                                                        87,968            267,672             126,487
L(180),> of YM or 1% (54),O(6)                                                        80,975            236,342              93,144


                                                                             UNDERWRITING       UNDERWRITING         APPRAISED
          PREPAYMENT RESTRICTIONS                                                NCF               DSCR               VALUE
--------------------------------------------------------------------------------------------------------------------------------
YM (84),3%(12),2%(12),1%(6),O(6)                                                232,528             1.78               1,800,000
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                               178,057             1.25               2,185,000
L(48),> of YM or 1% (66),O(6)                                                   190,758             1.47               1,700,000
YM (180),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                               169,280             1.36               2,220,000
L(48),> of YM or 1% (66),O(6)                                                   164,879             1.32               1,700,000
YM (60),2%(12),1%(6),O(6)                                                       173,652             1.46               1,835,000
L(120),> of YM or 1% (54),O(6)                                                  138,032             1.29               1,600,000
L(36),> of YM or 1% (81),O(3)                                                   124,491             1.25               1,550,000
L(96),> of YM or 1% (81),O(3)                                                   137,705             1.35               1,600,000
L(60),> of YM or 1% (57),O(3)                                                   151,905             1.38               1,750,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                162,031             1.34               1,800,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                181,628             1.42               1,500,000
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                               260,120             1.96               1,680,000
L(48),> of YM or 1% (186),O(6)                                                  219,308             1.82               1,550,000
L(48),> of YM or 1% (66),O(6)                                                   169,709             1.53               1,650,000
L(120),> of YM or 1% (54),O(6)                                                  125,818             1.28               1,500,000
L(48),> of YM or 1% (66),O(6)                                                   133,049             1.33               1,475,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                153,151             1.34               1,500,000
L(48),> of YM or 1% (66),O(6)                                                   156,468             1.36               1,500,000
L(120),> of YM or 1% (117),O(3)                                                 157,007             1.38               1,550,000
L(60),> of YM or 1% (57),O(3)                                                   126,497             1.24               1,500,000
L(48),> of YM or 1% (66),O(6)                                                   166,973             1.53               1,470,000
L(48),> of YM or 1% (66),O(6)                                                   130,396             1.26               1,457,000
L(120),> of YM or 1% (54),O(6)                                                  122,377             1.31               1,400,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                131,964             1.28               1,525,000
L(96),> of YM or 1% (81),O(3)                                                   116,753             1.26               1,750,000
L(48),> of YM or 1% (66),O(6)                                                   130,307             1.36               1,375,000
L(96),> of YM or 1% (81),O(3)                                                   116,304             1.26               1,700,000
L(120),> of YM or 1% (54),O(6)                                                  117,791             1.29               1,400,000
L(60),> of YM or 1% (57),O(3)                                                   128,841             1.50               1,375,000
L(120),> of YM or 1% (117),O(3)                                                 163,020             1.47               1,790,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                158,195             1.67               1,600,000
L(48),> of YM or 1% (66),O(6)                                                   203,286             2.02               1,900,000
YM (60),2%(12),1%(6),O(6)                                                       136,262             1.24               1,500,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                178,870             1.78               1,450,000
L(60),> of YM or 1% (57),O(3)                                                   126,871             1.38               1,400,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                173,627             1.80               1,300,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                126,935             1.35               1,400,000
L(26),DEF(88),  O(6)                                                            127,131             1.44               1,450,000
L(60),> of YM or 1% (57),O(3)                                                    99,669             1.28               1,300,000
L(120),> of YM or 1% (54),O(6)                                                  110,929             1.38               1,200,000
L(48),> of YM or 1% (66),O(6)                                                   125,122             1.49               1,200,000
L(48),> of YM or 1% (66),O(6)                                                   124,226             1.46               1,900,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                183,001             1.98               1,270,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                101,675             1.15               1,170,000
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                               123,047             1.22               1,365,000
L(48),> of YM or 1% (66),O(6)                                                   113,675             1.32               1,300,000
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                               183,743             1.86               1,550,000
L(48),> of YM or 1% (66),O(6)                                                   133,160             1.54               1,160,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                112,740             1.35               1,215,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                105,847             1.29               1,120,000
L(48),> of YM or 1% (66),O(6)                                                   118,040             1.44               1,250,000
L(48),> of YM or 1% (66),O(6)                                                   121,892             1.48               1,250,000
L(48),> of YM or 1% (66),O(6)                                                   135,337             1.55               1,200,000
L(48),> of YM or 1% (66),O(6)                                                   108,569             1.24               1,220,000
L(48),> of YM or 1% (66),O(6)                                                   109,573             1.38               1,200,000
L(48),> of YM or 1% (66),O(6)                                                   142,191             1.65               1,100,000
L(48),> of YM or 1% (66),O(6)                                                   120,693             1.63               1,080,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                124,577             1.47               1,100,000
L(48),> of YM or 1% (66),O(6)                                                   107,358             1.39               1,075,000
L(48),> of YM or 1% (66),O(6)                                                   124,414             1.59               1,170,000
L(240),> of YM or 1% (54),O(6)                                                  110,889             1.37               1,061,000
L(60),> of YM or 1% (54),O(6)                                                    81,948             1.26               1,100,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                143,583             1.79               1,225,000
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                               118,433             1.40               1,600,000
L(48),> of YM or 1% (66),O(6)                                                   115,559             1.44               1,150,000
L(48),> of YM or 1% (66),O(6)                                                   118,034             1.61               1,080,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                 94,980             1.15               1,250,000
L(48),> of YM or 1% (66),O(6)                                                    86,448             1.31               1,095,000
L(24),DEF(93),  O(3)                                                             81,685             1.25               1,050,000
L(48),> of YM or 1% (66),O(6)                                                   105,369             1.52               1,050,000
L(48),> of YM or 1% (66),O(6)                                                    95,166             1.29               1,050,000
L(120),> of YM or 1% (54),O(6)                                                  129,145             1.47               1,200,000
L(180),> of YM or 1% (54),O(6)                                                  134,798             1.66               1,040,000


                                                                         APPRAISAL     CURRENT
          PREPAYMENT RESTRICTIONS                                          YEAR         LTV
---------------------------------------------------------------------------------------------
YM (84),3%(12),2%(12),1%(6),O(6)                                            1995       69.95
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                           1996       57.11
L(48),> of YM or 1% (66),O(6)                                               1997       73.02
YM (180),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                           1996       55.55
L(48),> of YM or 1% (66),O(6)                                               1996       71.21
YM (60),2%(12),1%(6),O(6)                                                   1996       65.80
L(120),> of YM or 1% (54),O(6)                                              1997       74.88
L(36),> of YM or 1% (81),O(3)                                               1997       77.27
L(96),> of YM or 1% (81),O(3)                                               1997       74.82
L(60),> of YM or 1% (57),O(3)                                               1997       68.33
YM (84),3%(12),2%(12),1%(6),O(6)                                            1996       66.32
YM (84),3%(12),2%(12),1%(6),O(6)                                            1996       78.71
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                           1996       69.47
L(48),> of YM or 1% (186),O(6)                                              1997       74.48
L(48),> of YM or 1% (66),O(6)                                               1997       69.25
L(120),> of YM or 1% (54),O(6)                                              1997       74.91
L(48),> of YM or 1% (66),O(6)                                               1997       74.87
YM (84),3%(12),2%(12),1%(6),O(6)                                            1996       73.44
L(48),> of YM or 1% (66),O(6)                                               1997       73.15
L(120),> of YM or 1% (117),O(3)                                             1997       69.75
L(60),> of YM or 1% (57),O(3)                                               1997       71.62
L(48),> of YM or 1% (66),O(6)                                               1997       72.66
L(48),> of YM or 1% (66),O(6)                                               1997       73.07
L(120),> of YM or 1% (54),O(6)                                              1997       74.88
YM (84),3%(12),2%(12),1%(6),O(6)                                            1995       68.17
L(96),> of YM or 1% (81),O(3)                                               1997       59.08
L(48),> of YM or 1% (66),O(6)                                               1997       74.81
L(96),> of YM or 1% (81),O(3)                                               1997       60.23
L(120),> of YM or 1% (54),O(6)                                              1997       72.96
L(60),> of YM or 1% (57),O(3)                                               1997       72.55
L(120),> of YM or 1% (117),O(3)                                             1997       55.71
YM (84),3%(12),2%(12),1%(6),O(6)                                            1997       62.05
L(48),> of YM or 1% (66),O(6)                                               1997       52.20
YM (60),2%(12),1%(6),O(6)                                                   1996       65.91
YM (84),3%(12),2%(12),1%(6),O(6)                                            1996       68.06
L(60),> of YM or 1% (57),O(3)                                               1997       69.76
YM (84),3%(12),2%(12),1%(6),O(6)                                            1995       73.69
YM (84),3%(12),2%(12),1%(6),O(6)                                            1997       68.31
L(26),DEF(88),  O(6)                                                        1997       65.37
L(60),> of YM or 1% (57),O(3)                                               1997       72.17
L(120),> of YM or 1% (54),O(6)                                              1997       74.88
L(48),> of YM or 1% (66),O(6)                                               1997       74.77
L(48),> of YM or 1% (66),O(6)                                               1997       47.18
YM (84),3%(12),2%(12),1%(6),O(6)                                            1996       70.04
YM (84),3%(12),2%(12),1%(6),O(6)                                            1996       75.87
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                           1997       64.87
L(48),> of YM or 1% (66),O(6)                                               1997       67.49
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                           1996       56.15
L(48),> of YM or 1% (66),O(6)                                               1997       74.60
YM (84),3%(12),2%(12),1%(6),O(6)                                            1995       70.81
YM (84),3%(12),2%(12),1%(6),O(6)                                            1997       75.60
L(48),> of YM or 1% (66),O(6)                                               1997       67.56
L(48),> of YM or 1% (66),O(6)                                               1997       67.56
L(48),> of YM or 1% (66),O(6)                                               1997       70.33
L(48),> of YM or 1% (66),O(6)                                               1997       69.18
L(48),> of YM or 1% (66),O(6)                                               1997       69.01
L(48),> of YM or 1% (66),O(6)                                               1997       73.56
L(48),> of YM or 1% (66),O(6)                                               1997       74.76
YM (84),3%(12),2%(12),1%(6),O(6)                                            1996       73.04
L(48),> of YM or 1% (66),O(6)                                               1997       74.20
L(48),> of YM or 1% (66),O(6)                                               1997       68.11
L(240),> of YM or 1% (54),O(6)                                              1997       74.66
L(60),> of YM or 1% (54),O(6)                                               1997       71.77
YM (84),3%(12),2%(12),1%(6),O(6)                                            1997       63.28
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                           1995       47.80
L(48),> of YM or 1% (66),O(6)                                               1997       66.16
L(48),> of YM or 1% (66),O(6)                                               1997       70.11
YM (84),3%(12),2%(12),1%(6),O(6)                                            1996       60.29
L(48),> of YM or 1% (66),O(6)                                               1997       68.39
L(24),DEF(93),  O(3)                                                        1997       71.30
L(48),> of YM or 1% (66),O(6)                                               1997       71.26
L(48),> of YM or 1% (66),O(6)                                               1997       71.11
L(120),> of YM or 1% (54),O(6)                                              1997       62.14
L(180),> of YM or 1% (54),O(6)                                              1997       71.68


                                                           LOAN PER
                                 SQ FT, UNITS            SQ FT, UNITS                                  INITIAL
    REPAYMENT      YEAR           BEDS, PADS              BEDS, PADS            OCCUPANCY              RESERVES         UNDERWRITING
      LTV          BUILT           OR ROOM                  OR ROOM             PERCENTAGE            AT CLOSING          RESERVES
------------------------------------------------------------------------------------------------------------------------------------
     59.53         1990              70 units            17,988 per unit            86                    25,500            200
      NAP          1973              73 units            17,095 per unit            95                    16,050            271
     62.92         1984              84 units            14,777 per unit            95                         -            312
      NAP          1977             188 units             6,560 per unit            99                    10,125            200
     61.23         1875              59 units            20,517 per unit            98                     1,250            200
     62.19         1991              42 units            28,749 per unit            95                         -            239
     48.85         1964              40 units            29,954 per unit           100                     5,641            321
     67.18         1984              80 units            14,972 per unit            94                    42,438            200
     56.97         1974              96 units            12,469 per unit           100                         -            250
     55.35         1951          11,176 sq.ft.              107 per sq. ft.         95                         -           0.15
     55.46         1922             140 units             8,527 per unit            99                   132,826            200
     67.30         1964              68 units            17,363 per unit            93                    16,950            260
      NAP          1964             157 units             7,433 per unit            88                    21,686            200
      NAP          1949             158 units             7,306 per unit           100                    67,633            200
     58.26         1943              50 units            22,852 per unit            94                       913            299
     46.43         1953              61 units            18,421 per unit            99                     9,640            302
     61.32         1979             128 units             8,627 per unit            98                     5,976            252
     62.23         1976             133 units             8,282 per unit            98                         -            200
     63.04         1965              48 units            22,861 per unit           100                     3,226            205
      NAP          1996              42 rooms            25,741 per room           NAP                         -             4%
     64.23         1968              47 units            22,857 per unit           100                         -            250
     62.19         1971             123 units             8,684 per unit            96                   110,481            200
     61.19         1984              56 units            19,012 per unit            95                    15,741            306
     48.85         1962              36 units            29,122 per unit           100                     9,543            341
     62.30         1986              52 units            19,993 per unit            94                    10,000            200
     37.37         1972              22 units            46,993 per unit           100                    11,000            250
     61.78         1964              92 units            11,180 per unit            98                    15,516            247
     38.10         1969              20 units            51,195 per unit           100                    48,988            250
     47.60         1961              36 units            28,373 per unit            97                    21,212            367
     63.56         1971              72 units            13,855 per unit            96                         -            250
      NAP          1987              57 rooms            17,494 per room           NAP                         -             4%
     50.79         1971              64 units            15,512 per unit            98                         -            250
     44.61         1953              48 units            20,663 per unit           100                    25,988            200
     60.89         1966              43 units            22,990 per unit           100                         -            250
     57.06         1970             100 units             9,869 per unit            94                    10,000            250
     56.86         1990          16,562 sq.ft.               59 per sq. ft.         87                     1,500           0.20
     67.37         1983              72 units            13,306 per unit            96                    12,825            212
     61.46         1991              28 units            34,155 per unit           100                         -            250
     54.07         1965          32,055 sq. ft.              30 per sq. ft.         72                    74,105           0.15
     62.66         1985              27 units            34,748 per unit           100                    38,875            387
     48.85         1963              38 units            23,648 per unit            95                    10,600            229
     62.03         1965              51 units            17,592 per unit            92                    34,313            264
     39.31         1972             116 units             7,727 per unit           100                         -            200
     58.97         1968             102 units             8,721 per unit           100                    38,313            210
     63.28         1966              48 units            18,494 per unit            98                    13,500            200
      NAP          1923              27 units            32,797 per unit           100                     8,750            200
     62.07         1989              30 units            29,246 per unit            97                     1,068            427
      NAP          1965              54 units            16,118 per unit            96                    70,575            200
     63.32         1968              42 units            20,604 per unit           100                     7,368            364
     64.26         1976              40 units            21,510 per unit            95                         -            202
     67.87         1986              56 units            15,119 per unit            98                         -            200
     56.84         1943              37 units            22,825 per unit            92                       731            291
     56.84         1943              37 units            22,825 per unit            95                       731            291
     60.42         1922              42 units            20,094 per unit            98                     1,875            200
     59.43         1958              34 units            24,822 per unit           100                     2,015            301
     57.59         1975             100 units             8,282 per unit           100                    11,238            321
     63.83         1968              60 units            13,486 per unit            95                         -            200
     61.58         1969              47 units            17,178 per unit            98                    16,507            257
     61.82         1966              52 units            15,450 per unit           100                    27,260            266
     62.20         1982              36 units            22,157 per unit            89                    48,890            339
     57.33         1953              27 units            29,516 per unit           100                       450            200
      NAP          1983              48 units            16,504 per unit           100                       920            459
     63.06         1972              34 units            23,193 per unit            91                     6,250            258
     52.98         1924              20 units            38,761 per unit           100                    10,250            294
      NAP          1966              80 units             9,559 per unit           100                     8,317            245
     57.24         1950              18 units            42,269 per unit           100                     3,198            250
     64.38         1995              30 units            25,240 per unit            87                     1,438            200
     51.62         1974              68 units            11,083 per unit           100                    17,250            200
     61.23         1997              20 units            37,441 per unit            85                       345            200
     62.57         1968              37 units            20,234 per unit            89                    27,625            250
     58.85         1963              32 units            23,383 per unit            97                       675            253
     60.11         1968              48 units            15,555 per unit           100                     1,280            320
      NAP          1965              43 units            17,340 per unit            95                     8,662            280
      NAP          1923              42 units            17,749 per unit            95                     5,906            200

                                                                          LARGEST RETAIL TENANT
                                            ----------------------------------------------------------------------------
    REPAYMENT    RESERVES                                                        AREA LEASED       LEASE        CONTROL
      LTV        COLLECTED                  NAME                                  (SQ. FT.)      EXP DATE         NO.
------------------------------------------------------------------------------------------------------------------------
     59.53                     per unit                                                                           367
      NAP             110      per unit                                                                           375
     62.92            312      per unit                                                                           503
      NAP                      per unit                                                                           392
     61.23                     per unit                                                                           406
     62.19                     per unit                                                                           433
     48.85            321      per unit                                                                           530
     67.18            200      per unit                                                                           173
     56.97            250      per unit                                                                           222
     55.35                     per sq.ft.  Dallas Music                             2,293        08/30/2002       235
     55.46                     per unit                                                                           393
     67.30            260      per unit                                                                           358
      NAP             196      per unit                                                                           360
      NAP             200      per unit                                                                           342
     58.26            219      per unit                                                                           507
     46.43            302      per unit                                                                           518
     61.32            347      per unit                                                                           538
     62.23                     per unit                                                                           372
     63.04            205      per unit                                                                           411
      NAP              4%      of revenue                                                                         227
     64.23            250      per unit                                                                           114
     62.19            242      per unit                                                                           416
     61.19            306      per unit                                                                           495
     48.85            341      per unit                                                                           531
     62.30                     per unit                                                                           344
     37.37            250      per unit                                                                           106
     61.78            247      per unit                                                                           496
     38.10            250      per unit                                                                           105
     47.60            367      per unit                                                                           527
     63.56            250      per unit                                                                           180
      NAP              4%      of revenue                                                                         159
     50.79            200      per unit                                                                           453
     44.61            200      per unit                                                                           405
     60.89           0.15      per unit                                                                           353
     57.06                     per unit                                                                           396
     56.86                     per sq.ft.  WIC Clinic                               2,880        03/31/2000       101
     67.37                     per unit                                                                           351
     61.46                     per unit                                                                           450
     54.07           0.23      per sq. ft. Goodwill Industries                      9,147        10/31/1998       334
     62.66            387      per unit                                                                           221
     48.85            229      per unit                                                                           526
     62.03            264      per unit                                                                           491
     39.31            207      per unit    Total Essance                             860         07/01/1998       472
     58.97                     per unit                                                                           430
     63.28            289      per unit                                                                           389
      NAP                      per unit                                                                           435
     62.07            427      per unit                                                                           456
      NAP             165      per unit                                                                           354
     63.32            364      per unit                                                                           458
     64.26                     per unit                                                                           361
     67.87                     per unit                                                                           449
     56.84            237      per unit                                                                           505
     56.84            237      per unit                                                                           506
     60.42            200      per unit                                                                           409
     59.43            270      per unit                                                                           413
     57.59            321      per unit                                                                           525
     63.83            200      per unit                                                                           400
     61.58            257      per unit                                                                           494
     61.82                     per unit                                                                           541
     62.20            339      per unit                                                                           490
     57.33            200      per unit                                                                           470
      NAP             230      per unit                                                                           471
     63.06             91      per unit                                                                           535
     52.98                     per unit    Pho Hoa Restuarant                       16,904       12/31/2001       440
      NAP                      per unit                                                                           370
     57.24            208      per unit                                                                           402
     64.38            200      per unit                                                                           504
     51.62            174      per unit                                                                           387
     61.23            200      per unit                                                                           513
     62.57            250      per unit                                                                           203
     58.85            253      per unit                                                                           517
     60.11            320      per unit                                                                           461
      NAP             280      per unit                                                                           532
      NAP             200      per unit                                                                           478

 LOAN     CONTROL
SOURCE      NO.         PROPERTY NAME                                                  ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
DAIWA      423     Princess Apartments                                            1177 South Norton Ave.
DAIWA      485     244-248 West 21st St.                                          244-248 West 21st St.

DAIWA      434     Mount Vernon Manor Apartments                                  9225 Long Point
DAIWA      524     The Mase Building                                              6515 Main Street
DAIWA      452     The Samuel Building                                            7290 Samuel Drive
DAIWA      492     Ricciuti Court Apartments                                      445 Shenandoah Drive
DAIWA      421     470 Beacon Street                                              470 Beacon Street
DAIWA      424     Villa Martel Apartments                                        3602 E. Monte Vista Road
DAIWA      417     Mulberry Place Apartments                                      1661 Mulberry Street
DAIWA      407     Riverside Village                                              1608 8th Street NE
DAIWA      365     Crotona Avenue                                                 2314 - 2318 Crotona Avenue
DAIWA      412     Bombay Apartments                                              11922 Burbank Boulevard
DAIWA      501     Kirlin Place Apartments                                        27 Old Lawrence Road
DAIWA      455     Hickory Apartments                                             320 South Jupiter Road
DAIWA      383     Malibu Apartments                                              3655 North First Avenue
DAIWA      443     Manor Apartments and Traymore Apartments                       130 North McLean and 51 South McLean
DAIWA      457     Robinswood Apartments                                          800 North Hastings Street
DAIWA      419     Willow Pointe Apartments                                       3224 & 3212 Massard and 3207 & 3211 Enid
DAIWA      399     Altos Park Apartments                                          1119 - 1131 Mary Ellen, NE
DAIWA      469     McFarlin Condos                                                3412 McFarlin Blvd.
DAIWA      542     Pleasonton Valley Apartments                                   3735 Pleasanton Road
DAIWA      355     Coronado Heights                                               3066 North Balboa Avenue
DAIWA      476     Morris Hall Apartments                                         357 Morris Street
DAIWA      465     The Villages Apartment                                         1775 Leon Road
DAIWA      382     Papago Palms West                                              1835 North 51st Street
DAIWA      390     Village Phoenix Apartments                                     2620 North 40th Street
DAIWA      489     Trinity Court Condominiums                                     6526 - 6530 Ridgecrest
DAIWA      362A    Shadyedge Apartments                                           810 - 812 South Negley Avenue
DAIWA      362B    Tudor Court Apartments                                         131 Edgewood Avenue


DAIWA      356     Sheridan Apartments                                            78 Sheridan Drive
DAIWA      374     Western Crest Apartments                                       3901 Avenue O
DAIWA      463     Featherstone Apartments                                        7800 - 7820 Featherstone Drive
DAIWA      422     Meadow Lea Apartments                                          8217 Fulton Street
DAIWA      408     Woodlawn Apartments                                            3762 UpRiver Road
DAIWA      436     Tamarack Shadows Apartments                                    3101 North 36th Street
DAIWA      350     Shawnee Garden Apartments                                      6013 King Street
DAIWA      454     Rosewood Gardens                                               7 Charles Street
DAIWA      509     Lake Parker Apartments                                         730-810 East First Street
DAIWA      459     3301 Powelton Avenue                                           3301- 3315 Powelton Avenue
DAIWA      410     Vanowen Street Apartments                                      16215 - 16221 Vanowen Street
DAIWA      349     Broadway Inn Apartments                                        8477 East Broadway Boulevard
DAIWA      343     136 West 71st Street                                           136 West 71st Street
DAIWA      398     Canterbury Apartments                                          689 - 695 Farmington Avenue
DAIWA      336     Timbers North Apartments                                       2201 North 14th Street
DAIWA      441     Hillside Village Apartments                                    1401 East Dunlap
DAIWA      380     Bonnie Lynn Apartments                                         2020 West Hayward Avenue
DAIWA      371     Chestnut Hill Apartments                                       246 Chestnut Hill Road
DAIWA      529     La Mesa Apartments                                             752 La Mesa Avenue
DAIWA      508     Drexel Terrace Apartments                                      1356 & 1360 East Drexel Road
DAIWA      493     495 Washington Avenue                                          495 Washinton Avenue
DAIWA      451     Checker Auto Parts                                             2206 North Big Spring Street
DAIWA      347     Pacific Cove Apartments                                        3619 East Monterosa Street
DAIWA      429     Sunset Gardens                                                 801 Las Lomas Avenue
DAIWA      446     Birch Row Apartments                                           1201 - 1211 Locust Street
DAIWA      395     Silver Club Apartments                                         5170 Silver Creek Drive
DAIWA      391     Woodside Court Apartments                                      103 - 105 South Narberth Avenue
DAIWA      357     Vista Verde Apartments                                         3620 Verde Drive
DAIWA      377     Morningside Bay Apartments                                     5995 Biscayne Boulevard
DAIWA      388     Abbey Arms Apartments                                          2010 Abbey Road
DAIWA      415     The Seville Apartments                                         1148 William Street
DAIWA      543     Castille Court Apartments                                      1811 Rogero Road
DAIWA      376     Winding Way Apartments                                         13266 Emily Road
DAIWA      373     Century Heights Apartments                                     1305 West Woodrow Road
DAIWA      385     2025-2027 Walnut Street                                        2025 - 2027 Walnut Street
DAIWA      346     Le Chateau Apartments                                          3144 Chateau Boulevard
DAIWA      479     Anna Hart Portfolio - 6 West 87th Street                       6 West 87th Street
DAIWA      497     Village Meadows                                                9801 Meandering Way
DAIWA      437     Royal Poinciana                                                380 North Royal Poinciana Boulevard
DAIWA      512     Windsor Hall Apartments                                        179 Dwight Street
DAIWA      473     Hawthorne Apartments                                           1491 Hawthorne Avenue
DAIWA      462     Sunrise Apartments                                             190 Kirkwood Road, NE
DAIWA      418     Windsor Apartments                                             4421 Windsor Drive
DAIWA      438     37 Wales Street                                                37 Wales Street

 LOAN                                                 ZIP                             ORIGINAL                CURRENT   % OF INITIAL
SOURCE         CITY                       STATE      CODE     PROPERTY TYPE           BALANCE                 BALANCE   POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------
DAIWA          Los Angeles                   CA       90019    Multifamily            740,000                 734,689        0.07
               New York                      NY       10011    Multifamily            730,000                 728,702        0.07

DAIWA          Houston                       TX       77055    Multifamily            735,000                 726,800        0.07
DAIWA          Trumbull                      CT       06611    Office                 725,000                 723,420        0.07
DAIWA          Denver                        CO       80221    Office                 725,000                 721,127        0.07
DAIWA          Penn Hills                    PA       15235    Multifamily            720,000                 718,103        0.07
DAIWA          Boston                        MA       02117    Multifamily            720,000                 715,408        0.07
DAIWA          Phoenix                       AZ       85008    Multifamily            720,000                 715,408        0.07
DAIWA          Charleston                    SC       29407    Multifamily            720,000                 715,057        0.07
DAIWA          Auburn                        WA       98022    Multifamily            720,000                 714,990        0.07
DAIWA          Bronx                         NY       10458    Multifamily            740,000                 707,234        0.06
DAIWA          North Hollywood               CA       91607    Multifamily            710,000                 705,060        0.06
DAIWA          Pelham                        NH       03076    Multifamily            715,000                 708,430        0.07
DAIWA          Garland                       TX       75042    Multifamily            700,000                 696,202        0.06
DAIWA          Tucson                        AZ       85719    Multifamily            700,000                 691,749        0.06
DAIWA          Memphis                       TN       38104    Multifamily            688,000                 683,729        0.06
DAIWA          Orlando                       FL       32808    Multifamily            675,000                 671,338        0.06
DAIWA          Fort Smith                    AR       72903    Multifamily            665,000                 661,194        0.06
DAIWA          Alberquerque                  NM       87112    Multifamily            658,000                 653,265        0.06
DAIWA          University Park               TX       75205    Multifamily            650,000                 647,405        0.06
DAIWA          San Antonio                   TX       78221    Multifamily            650,000                 642,946        0.06
DAIWA          Tucson                        AZ       85705    Multifamily            650,000                 638,948        0.06
DAIWA          Albany                        NY       12207    Multifamily            640,000                 637,497        0.06
DAIWA          Jacksonville                  FL       32211    Multifamily            635,000                 632,167        0.06
DAIWA          Phoenix                       AZ       85008    Multifamily            630,000                 622,202        0.06
DAIWA          Phoenix                       AZ       85008    Multifamily            630,000                 620,636        0.06
DAIWA          Dallas                        TX       75231    Multifamily            620,000                 618,034        0.06
DAIWA          Pittsburgh                    PA       15232    Multifamily            137,778                 135,467
DAIWA          Edgewood Borough              PA       15218    Multifamily            482,222                 474,133
                                                                                    ------------------------------------------------
                                                                                      620,000                 609,599        0.06

DAIWA          Atlanta                       GA       30305    Multifamily            620,000                 609,244        0.06
DAIWA          Snyder                        TX       79549    Multifamily            625,000                 603,035        0.06
DAIWA          Raleigh                       NC       27612    Multifamily            600,000                 597,323        0.05
DAIWA          Houston                       TX       77022    Multifamily            600,000                 596,268        0.05
DAIWA          Corpus Christi                TX       78408    Multifamily            600,000                 595,825        0.05
DAIWA          Phoenix                       AZ       85018    Multifamily            600,000                 593,306        0.05
DAIWA          Shawnee                       KS       66203    Multifamily            606,000                 587,891        0.05
DAIWA          Roselle                       NJ       07204    Multifamily            590,000                 586,116        0.05
DAIWA          Lakeland                      FL       33805    Multifamily            585,000                 583,660        0.05
DAIWA          Philadelphia                  PA       19104    Multifamily            580,000                 577,527        0.05
DAIWA          Van Nuys                      CA       94406    Multifamily            580,000                 575,964        0.05
DAIWA          Tucson                        AZ       85710    Multifamily            590,000                 573,071        0.05
DAIWA          New York                      NY       10023    Multifamily            568,000                 562,613        0.05
DAIWA          West Hartford                 CT       06107    Multifamily            566,000                 560,954        0.05
DAIWA          Ponca City                    OK       74602    Multifamily            550,000                 548,740        0.05
DAIWA          Phoenix                       AZ       85020    Multifamily            555,000                 546,077        0.05
DAIWA          Phoenix                       AZ       85021    Multifamily            550,000                 537,974        0.05
DAIWA          Marietta                      GA       30064    Multifamily            550,000                 525,411        0.05
DAIWA          Pomona                        CA       91766    Multifamily            523,000                 522,191        0.05
DAIWA          Tucson                        AZ       85706    Multifamily            525,000                 520,097        0.05
DAIWA          Brooklyn                      NY       11238    Multifamily            520,000                 518,449        0.05
DAIWA          Midland                       TX       79705    Retail                 520,000                 516,942        0.05
DAIWA          Phoenix                       AZ       85018    Multifamily            520,000                 510,017        0.05
DAIWA          Pacific Palisades             CA       90272    Multifamily            510,000                 500,594        0.05
DAIWA          Philadelphia                  PA       19107    Mixed Use              500,000                 496,764        0.05
DAIWA          Houston                       TX       77017    Multifamily            500,000                 493,443        0.05
DAIWA          Narberth                      PA       19072    Multifamily            500,000                 493,309        0.05
DAIWA          Colorado Springs              CO       80910    Multifamily            500,000                 492,118        0.05
DAIWA          Miami                         FL       33137    Multifamily            500,000                 489,067        0.04
DAIWA          Norfolk                       VA       23518    Multifamily            495,000                 488,428        0.04
DAIWA          Bridgeport                    CT       06608    Multifamily            487,500                 484,468        0.04
DAIWA          Jacksonville                  FL       32211    Multifamily            485,000                 482,836        0.04
DAIWA          Dallas                        TX       75240    Multifamily            500,000                 482,686        0.04
DAIWA          Slaton                        TX       79364    Multifamily            500,000                 482,166        0.04
DAIWA          Philadelphia                  PA       19103    Multifamily            485,000                 477,964        0.04
DAIWA          East Point                    GA       30344    Multifamily            490,000                 464,137        0.04
DAIWA          New York                      NY       10024    Multifamily            464,000                 463,175        0.04
DAIWA          Fort Smith                    AR       72903    Multifamily            460,000                 458,998        0.04
DAIWA          Miami Springs                 FL       33166    Multifamily            470,000                 457,831        0.04
DAIWA          New Haven                     CT       06533    Multifamily            450,000                 448,986        0.04
DAIWA          Houston                       TX       77006    Multifamily            450,000                 448,276        0.04
DAIWA          Atlanta                       GA       30317    Multifamily            427,500                 425,506        0.04
DAIWA          Fort Smith                    AR       72904    Multifamily            425,000                 422,567        0.04
DAIWA          Dorchester                    MA       02124    Multifamily            415,000                 411,771        0.04

 CUMULATIVE % OF
  INITIAL POOL                     BORROWER                                    INTEREST ACCRUAL         MORTGAGE      ADMINISTRATIVE
    BALANCE                       AFFILIATED                    CROSSED             METHOD                RATE           COST RATE
------------------------------------------------------------------------------------------------------------------------------------
     95.29                                                                           30/360                9.13             0.099



------------------------------------------------------------------------------------------------------------------------------------
     95.36       Cntrl #'s 479, 480, 481, 482, 483, 484, 488                       Actual/360              8.63             0.099

     95.42                                                                           30/360                9.00             0.099
     95.49                                                                         Actual/360              8.50             0.099
     95.56                                                                           30/360                9.13             0.099
     95.62                                                                         Actual/360              9.13             0.099
     95.69                                                                         Actual/360              9.13             0.099
     95.75                                                                         Actual/360              9.13             0.099
     95.82                                                                         Actual/360              8.75             0.099
     95.88                                                                         Actual/360              9.38             0.099
     95.95                       Cntrl # 366                                         30/360                9.75             0.039
     96.01                    Cntrl #'s 410, 411                                   Actual/360              9.38             0.099
     96.08                                                                           30/360                9.35             0.099
     96.14                                                                         Actual/360              8.75             0.099
     96.21                                                                         Actual/360              9.13             0.099
     96.27                                                                           30/360               10.00             0.099
     96.33                                                                         Actual/360              8.75             0.099
     96.39                    Cntrl #'s 418, 420                   yes             Actual/360              9.13             0.099
     96.45                                                                         Actual/360              9.63             0.099
     96.51                                                                         Actual/360              8.38             0.099
     96.57                                                                         Actual/360              9.25             0.099
     96.63                                                                           30/360                9.75             0.099
     96.69                                                                         Actual/360              8.50             0.099
     96.75                       Cntrl # 543                                       Actual/360              8.75             0.099
     96.80                                                                           30/360                9.25             0.099
     96.86                                                                           30/360                9.50             0.099
     96.92                                                                         Actual/360              8.00             0.099
                                 Cntrl # 362B
                                 Cntrl # 362A
------------------------------------------------------------------------------------------------------------------------------------
     96.97                                                                           30/360                9.25             0.099

     97.03                                                                           30/360                9.63             0.099
     97.08                    Cntrl #'s 372, 373                                     30/360                9.13             0.099
     97.14                       Cntrl # 464                                       Actual/360              8.75             0.099
     97.19                                                                         Actual/360              9.25             0.099
     97.25                                                                         Actual/360              9.38             0.099
     97.30                                                                           30/360                9.00             0.099
     97.36                                                                           30/360                9.00             0.099
     97.41                                                                         Actual/360              8.38             0.099
     97.46                                                                         Actual/360              8.13             0.099
     97.52                                                                         Actual/360              9.00             0.099
     97.57                    Cntrl #'s 411, 412                                   Actual/360              9.38             0.099
     97.62                                                                           30/360                9.50             0.099
     97.67                                                                           30/360                8.88             0.099
     97.73                                                                         Actual/360              9.13             0.099
     97.78                                                                         Actual/360              8.13             0.099
     97.83                                                                           30/360                9.50             0.099
     97.88                                                                           30/360                9.13             0.099
     97.92                 Cntrl #'s 346, 354, 381                                   30/360                8.63             0.099
     97.97        Cntrl #'s 499,518, 526, 527, 528, 530, 531                       Actual/360              7.58             0.099
     98.02                                                                         Actual/360              8.63             0.289
     98.07                                                                         Actual/360              8.38             0.039
     98.12                                                                           30/360                9.50             0.099
     98.16                                                                           30/360                9.13             0.099
     98.21                                                                           30/360                9.13             0.099
     98.25                                                                           30/360                9.75             0.099
     98.30                       Cntrl # 396                       yes               30/360                9.00             0.099
     98.34                                                                           30/360                8.88             0.099
     98.39                                                                           30/360                9.88             0.099
     98.43                                                                           30/360                9.13             0.099
     98.48                    Cntrl #'s 386, 428                                     30/360                9.38             0.099
     98.52                                                                         Actual/360              9.25             0.099
     98.57                       Cntrl # 465                                       Actual/360              8.75             0.099
     98.61                                                                           30/360                9.25             0.099
     98.66                    Cntrl #'s 372, 374                                     30/360                9.00             0.099
     98.70                                                                           30/360                9.25             0.099
     98.74                 Cntrl #'s 354, 371, 381                                   30/360                8.88             0.099
     98.79       Cntrl #'s 480, 481, 482, 483, 484, 485, 488                       Actual/360              8.63             0.099
     98.83                       Cntrl # 495                                       Actual/360              8.50             0.099
     98.87                                                                           30/360                9.63             0.099
     98.91                                                                         Actual/360              8.25             0.289
     98.95                                                                         Actual/360              8.63             0.099
     98.99                                                                         Actual/360              8.50             0.099
     99.03                    Cntrl #'s 419, 420                   yes             Actual/360              9.13             0.099
     99.07                    Cntrl #'s 384, 440                                     30/360                9.38             0.099

                                                REM
 CUMULATIVE % OF    ORIG     REM      AMORT    AMORT
  INITIAL POOL      TERM     TERM     TERM      TERM     ORIGINATION      REPAYMENT        BALLOON/REPAYMENT
    BALANCE        (MOS.)   (MOS.)   (MOS.)    (MOS.)       DATE             DATE               BALANCE             MATURITY TERM
-----------------------------------------------------------------------------------------------------------------------------------
     95.29          120      112       300      292       06/20/97        07/01/2007           614,017                 Balloon



-----------------------------------------------------------------------------------------------------------------------------------
     95.36          120      117       360      357       11/18/97        12/01/2007           662,203                 Balloon

     95.42          120      108       300      288       02/21/97        03/01/2007           608,134                 Balloon
     95.49          120      118       300      298       12/24/97        01/01/2008           605,801                 Balloon
     95.56           60       54       300      294       07/31/97        09/01/2002           677,075                 Balloon
     95.62          120      117       300      297       11/14/97        12/01/2007           612,003                 Balloon
     95.69          120      112       300      292       06/19/97        07/01/2007           612,256                 Balloon
     95.75          120      112       300      292       06/30/97        07/01/2007           612,256                 Balloon
     95.82          120      112       300      292       06/16/97        07/01/2007           606,134                 Balloon
     95.88          120      111       300      291       05/16/97        06/01/2007           616,131                 Balloon
     95.95          240      211       240      211       09/29/95        10/01/2015            NAP                Fully Amortizing
     96.01          120      111       300      292       05/06/97        06/01/2007           607,574                 Balloon
     96.08          120      103       360      343       09/20/96        10/01/2006           643,354                 Balloon

     96.14          120      114       300      294       08/05/97        09/01/2007           588,993                 Balloon
     96.21          121      107       300      287       12/24/96        02/01/2007           593,514                 Balloon
     96.27          300      292       300      292       06/05/97        07/01/2022            NAP                Fully Amortizing
     96.33          120      114       300      294       08/12/97        09/01/2007           567,958                 Balloon
     96.39          120      113       300      293       07/03/97        08/01/2007           565,329                 Balloon
     96.45          120      110       300      290       04/15/97        05/01/2007           566,869                 Balloon
     96.51          120      116       300      296       10/02/97        11/01/2007           541,284                 Balloon
     96.57          120      107       300      286       01/13/97        02/01/2007           553,935                 Balloon
     96.63          120      100       300      280       05/30/96        07/01/2006           546,782                 Balloon
     96.69          120      116       300      296       10/30/97        11/01/2007           534,809                 Balloon
     96.75          120      115       300      295       09/26/97        10/01/2007           534,407                 Balloon
     96.80           84       62       360      338       04/18/96        05/01/2003           591,611                 Balloon
     96.86          120      103       300      283       09/26/96        10/01/2006           527,119                 Balloon
     96.92          120      117       300      297       11/04/97        12/01/2007           510,936                 Balloon


-----------------------------------------------------------------------------------------------------------------------------------
     96.97          120       91       360      331       09/15/95        10/01/2005           556,913                 Balloon

     97.03           60       40       300      280       06/06/96        07/01/2001           581,818                 Balloon
     97.08          240      218       240      218       04/04/96        05/01/2016            NAP                Fully Amortizing
     97.14          120      115       300      295       09/25/97        10/01/2007           504,951                 Balloon
     97.19          120      112       300      292       06/12/97        07/01/2007           511,892                 Balloon
     97.25          120      111       300      291       05/21/97        06/01/2007           513,443                 Balloon
     97.30          120      108       300      288       02/05/97        03/01/2007           496,435                 Balloon
     97.36           84       54       300      270       08/29/95        09/01/2002           543,068                 Balloon
     97.41          120      113       300      293       07/31/97        08/01/2007           491,465                 Balloon
     97.46          120      118       300      298       12/12/97        01/01/2008           483,713                 Balloon
     97.52          120      115       300      295       09/05/97        10/01/2007           491,407                 Balloon
     97.57          120      111       300      291       05/06/97        06/01/2007           496,328                 Balloon
     97.62          120       89       300      269       07/31/95        08/01/2005           493,650                 Balloon
     97.67           85       69       360      344       10/22/96        12/01/2003           530,511                 Balloon
     97.73          120      109       300      289       03/13/97        04/01/2007           481,227                 Balloon
     97.78          120      118       300      298       12/24/97        01/01/2008           454,773                 Balloon
     97.83          240      229       240      229       03/18/97        04/01/2017            NAP                Fully Amortizing
     97.88          120       97       300      277       03/28/96        04/01/2006           456,365                 Balloon
     97.92          240      214       240      214       12/04/95        01/01/2016            NAP                Fully Amortizing
     97.97          180      179       300      299       01/14/98        02/01/2013           340,676                 Balloon
     98.02          120      114       240      234       08/22/97        09/01/2007           378,052                 Balloon
     98.07          120      117       300      297       11/12/97        12/01/2007           433,105                 Balloon
     98.12          300      293       300      293       07/09/97        08/01/2022            NAP                Fully Amortizing
     98.16          120       88       360      328       06/30/95        07/01/2005           466,070                 Balloon
     98.21          240      228       240      228       02/26/97        03/01/2017            NAP                Fully Amortizing
     98.25           60       52       300      292       06/03/97        07/01/2002           469,753                 Balloon
     98.30          120      106       300      286       12/11/96        01/01/2007           413,697                 Balloon
     98.34          120      106       300      286       12/05/96        01/01/2007           412,503                 Balloon
     98.39          120      101       300      281       07/03/96        08/01/2006           421,710                 Balloon
     98.43          120       97       300      277       03/19/96        04/01/2006           414,878                 Balloon
     98.48          120      105       300      285       11/04/96        12/01/2006           413,029                 Balloon
     98.52          120      112       300      292       06/09/97        07/01/2007           415,913                 Balloon
     98.57          120      115       300      295       09/26/97        10/01/2007           408,168                 Balloon
     98.61          240      218       240      218       04/12/96        05/01/2016            NAP                Fully Amortizing
     98.66          240      218       240      218       04/04/96        05/01/2016            NAP                Fully Amortizing
     98.70          120      104       300      284       10/07/96        11/01/2006           403,565                 Balloon
     98.74          240      209       240      209       07/10/95        08/01/2015            NAP                Fully Amortizing
     98.79          120      117       360      357       11/18/97        12/01/2007           420,908                 Balloon
     98.83          120      118       300      298       12/03/97        01/01/2008           384,372                 Balloon
     98.87          180      170       180      170       04/11/97        05/01/2012            NAP                Fully Amortizing
     98.91          120      118       300      298       12/24/97        01/01/2008           373,404                 Balloon
     98.95          120      116       300      296       10/10/97        11/01/2007           377,330                 Balloon
     98.99          120      115       300      295       09/18/97        10/01/2007           357,322                 Balloon
     99.03          120      113       300      293       07/03/97        08/01/2007           361,301                 Balloon
     99.07          120      111       300      291       05/08/97        06/01/2007           346,277                 Balloon

                                                                                     ANNUAL         UNDERWRITING      UNDERWRITING
                                                                                      DEBT             TOTAL             TOTAL
          PREPAYMENT RESTRICTIONS                                                    SERVICE          REVENUE          EXPENSES
------------------------------------------------------------------------------------------------------------------------------------
L(48),> of YM or 1% (66),O(6)                                                        75,282             187,097           75,573



------------------------------------------------------------------------------------------------------------------------------------
L(48),> of YM or 1% (66),O(6)                                                        68,134             169,285           62,627

YM (84),3%(12),2%(12),1%(6),O(6)                                                     74,017             371,553          262,028
L(36),  5%(12),4%(12),3%(12),2%(36),1%(6),O(6)                                       70,055             197,256           84,125
YM (36),2%(12),1%(6),O(6)                                                            73,756             283,206          150,981
L(48),> of YM or 1% (66),O(6)                                                        73,248             201,646           58,633
L(48),> of YM or 1% (66),O(6)                                                        73,248             145,260           41,213
L(48),> of YM or 1% (66),O(6)                                                        73,248             218,468           98,329
L(48),> of YM or 1% (66),O(6)                                                        71,033             203,752           86,341
L(48),> of YM or 1% (66),O(6)                                                        74,738             171,732           66,129
> of YM or 1% (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                         84,228             372,665          179,505
L(48),> of YM or 1% (66),O(6)                                                        73,700             172,847           64,505
L(48),> of YM or 1% (66),O(6)                                                        71,208             150,432           48,056
L(48),> of YM or 1% (66),O(6)                                                        69,060             338,672          181,724
L(48),> of YM or 1% (67),O(6)                                                        71,213             252,257          136,206
YM (180),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                                    75,022             215,108           94,234
L(48),> of YM or 1% (66),O(6)                                                        66,594             150,854           57,154
L(48),> of YM or 1% (66),O(6)                                                        67,652             267,869          106,753
L(48),> of YM or 1% (66),O(6)                                                        69,674             155,376           56,123
L(48),> of YM or 1% (66),O(6)                                                        62,152             115,283           34,806
L(48),> of YM or 1% (66),O(6)                                                        66,798             290,456          192,254
YM (84),3%(12),2%(12),1%(6),O(6)                                                     69,509             234,148          118,956
L(48),> of YM or 1% (66),O(6)                                                        61,841             176,845           82,247
L(48),> of YM or 1% (66),O(6)                                                        62,647             138,879           36,329
YM (60),2%(12),1%(6),O(6)                                                            62,194             128,182           50,103
YM (84),3%(12),2%(12),1%(6),O(6)                                                     66,051             229,896          136,393
L(48),> of YM or 1% (66),O(6)                                                        57,423             143,722           41,737
                                                                                                        169,082           87,619
                                                                                                        169,082           87,619
------------------------------------------------------------------------------------------------------------------------------------
YM (84),3%(12),2%(12),1%(6),O(6)                                                     61,207             169,082           87,619

YM (36),2%(12),1%(6),O(6)                                                            65,651             139,593           55,977
YM (120),2%(24),1%(36),O(60)                                                         68,084             242,946          119,268
L(48),> of YM or 1% (66),O(6)                                                        59,194             114,256           33,899
L(48),> of YM or 1% (66),O(6)                                                        61,659             215,398          102,950
L(48),> of YM or 1% (66),O(6)                                                        62,282             224,420          124,593
YM (84),3%(12),2%(12),1%(6),O(6)                                                     60,422             193,470           83,582
YM (60),2%(12),1%(6),O(6)                                                            61,026             238,502          132,206
L(48),> of YM or 1% (66),O(6)                                                        56,415             180,933           93,275
L(48),> of YM or 1% (66),O(6)                                                        54,764             175,035           85,710
L(48),> of YM or 1% (66),O(6)                                                        58,408             206,812          119,698
L(48),> of YM or 1% (66),O(6)                                                        60,206             133,403           48,866
YM (84),3%(12),2%(12),1%(6),O(6)                                                     61,858             154,633           58,607
L(48),> of YM or 1% (31),O(6)                                                        54,231             118,720           38,229
L(48),> of YM or 1% (66),O(6)                                                        57,581             243,781          161,546
L(48),> of YM or 1% (66),O(6)                                                        51,488             282,360          196,950
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                                    62,080             173,703           78,629
YM (84),3%(12),2%(12),1%(6),O(6)                                                     55,953             169,343           82,042
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                                    57,800             226,073           95,752
L(120),> of YM or 1% (54),O(6)                                                       46,706             120,600           49,643
L(48),> of YM or 1% (66),O(6)                                                        55,172             130,518           47,676
L(48),> of YM or 1% (66),O(6)                                                        49,722             208,333          101,548
YM (180),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                                    54,519              70,119                -
YM (84),3%(12),2%(12),1%(6),O(6)                                                     50,771             148,510           64,184
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                                    55,556             152,874           42,543
YM (36),2%(12),1%(6),O(6)                                                            53,468             148,261           77,738
YM (84),3%(12),2%(12),1%(6),O(6)                                                     50,352             196,058           96,496
YM (84),3%(12),2%(12),1%(6),O(6)                                                     49,839             148,489           58,942
YM (84),3%(12),2%(12),1%(6),O(6)                                                     53,994             150,823           63,662
YM (84),3%(12),2%(12),1%(6),O(6)                                                     50,866             166,359           93,398
YM (84),3%(12),2%(12),1%(6),O(6)                                                     51,382             167,651           81,666
L(48),> of YM or 1% (66),O(6)                                                        50,098             142,642           68,422
L(48),> of YM or 1% (66),O(6)                                                        47,849             219,385          135,638
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                                    54,952             200,039          112,783
YM (120),2%(24),1%(36),O(60)                                                         53,984             203,713           98,843
YM (84),3%(12),2%(12),1%(6),O(6)                                                     49,841             125,871           59,353
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                                    52,432             268,477          153,426
L(48),> of YM or 1% (66),O(6)                                                        43,307             109,072           49,624
L(48),> of YM or 1% (66),O(6)                                                        44,448             144,295           78,083
YM (120),5%(12),4%(12),3%(12),2%(12),1%(6),O(6)                                      59,320             142,472           55,671
L(48),> of YM or 1% (66),O(6)                                                        42,576             153,604           78,798
L(48),> of YM or 1% (66),O(6)                                                        43,938             175,299          102,095
L(48),> of YM or 1% (66),O(6)                                                        41,308             117,515           39,362
L(48),> of YM or 1% (66),O(6)                                                        43,236             203,755          111,922
YM (84),3%(12),2%(12),1%(6),O(6)                                                     43,078              89,452           18,633


                                                                             UNDERWRITING       UNDERWRITING         APPRAISED
          PREPAYMENT RESTRICTIONS                                                NCF               DSCR               VALUE
--------------------------------------------------------------------------------------------------------------------------------
L(48),> of YM or 1% (66),O(6)                                                   103,565             1.38             1,000,000



--------------------------------------------------------------------------------------------------------------------------------
L(48),> of YM or 1% (66),O(6)                                                    98,126             1.44             1,035,000

YM (84),3%(12),2%(12),1%(6),O(6)                                                 88,244             1.19             1,000,000
L(36),  5%(12),4%(12),3%(12),2%(36),1%(6),O(6)                                  100,719             1.44             1,200,000
YM (36),2%(12),1%(6),O(6)                                                        94,961             1.29             1,100,000
L(48),> of YM or 1% (66),O(6)                                                   133,413             1.82             1,050,000
L(48),> of YM or 1% (66),O(6)                                                   101,683             1.39             1,200,000
L(48),> of YM or 1% (66),O(6)                                                   110,817             1.51             1,020,000
L(48),> of YM or 1% (66),O(6)                                                   109,411             1.54             1,250,000
L(48),> of YM or 1% (66),O(6)                                                    96,227             1.29             1,000,000
> of YM or 1% (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                    170,601             2.03             1,050,000
L(48),> of YM or 1% (66),O(6)                                                   103,161             1.40             1,000,000
L(48),> of YM or 1% (66),O(6)                                                    97,976             1.38             1,090,000
L(48),> of YM or 1% (66),O(6)                                                   134,250             1.94             1,200,000

L(48),> of YM or 1% (67),O(6)                                                    94,470             1.33             1,100,000
YM (180),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                               103,564             1.38               900,000
L(48),> of YM or 1% (66),O(6)                                                    86,058             1.29               900,000
L(48),> of YM or 1% (66),O(6)                                                   143,511             2.12               900,000
L(48),> of YM or 1% (66),O(6)                                                    94,453             1.36               900,000
L(48),> of YM or 1% (66),O(6)                                                    78,211             1.26               870,000
L(48),> of YM or 1% (66),O(6)                                                    84,576             1.27               936,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                102,026             1.47             1,000,000
L(48),> of YM or 1% (66),O(6)                                                    88,398             1.43               870,000
L(48),> of YM or 1% (66),O(6)                                                    96,550             1.54               850,000
YM (60),2%(12),1%(6),O(6)                                                        71,830             1.15               855,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                 82,753             1.25               985,000
L(48),> of YM or 1% (66),O(6)                                                    94,909             1.65               900,000
                                                                                 71,531                                180,000
                                                                                 71,531                                630,000
--------------------------------------------------------------------------------------------------------------------------------
YM (84),3%(12),2%(12),1%(6),O(6)                                                 71,531             1.17               810,000

YM (36),2%(12),1%(6),O(6)                                                        80,216             1.22               840,000
YM (120),2%(24),1%(36),O(60)                                                    110,125             1.62               930,000
L(48),> of YM or 1% (66),O(6)                                                    77,157             1.30               835,000
L(48),> of YM or 1% (66),O(6)                                                   103,248             1.67               815,000
L(48),> of YM or 1% (66),O(6)                                                    85,784             1.38               810,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                100,888             1.67             1,100,000
YM (60),2%(12),1%(6),O(6)                                                        93,702             1.54               980,000
L(48),> of YM or 1% (66),O(6)                                                    82,658             1.47               910,000
L(48),> of YM or 1% (66),O(6)                                                    77,547             1.42               780,000
L(48),> of YM or 1% (66),O(6)                                                    75,301             1.29               850,000
L(48),> of YM or 1% (66),O(6)                                                    79,459             1.32               800,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                 84,055             1.36               775,000
L(48),> of YM or 1% (31),O(6)                                                    77,296             1.43               870,000
L(48),> of YM or 1% (66),O(6)                                                    72,209             1.25               760,000
L(48),> of YM or 1% (66),O(6)                                                    65,210             1.27             1,150,000
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                                88,038             1.42               800,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                 79,242             1.42               775,000
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                               122,321             2.12               760,000
L(120),> of YM or 1% (54),O(6)                                                   66,957             1.43               700,000
L(48),> of YM or 1% (66),O(6)                                                    77,042             1.40               770,000
L(48),> of YM or 1% (66),O(6)                                                    95,284             1.92               700,000
YM (180),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                                65,378             1.20               800,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                 73,543             1.45               715,000
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                               105,515             1.90             1,300,000
YM (36),2%(12),1%(6),O(6)                                                        64,913             1.21               750,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                 86,050             1.71               740,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                 86,437             1.73               750,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                 82,361             1.53               675,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                 68,161             1.34               800,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                 78,345             1.52               705,000
L(48),> of YM or 1% (66),O(6)                                                    66,483             1.33               650,000
L(48),> of YM or 1% (66),O(6)                                                    66,317             1.39               685,000
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                                77,456             1.41               730,000
YM (120),2%(24),1%(36),O(60)                                                     89,663             1.66               780,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                 62,885             1.26               670,000
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                               105,451             2.01               775,000
L(48),> of YM or 1% (66),O(6)                                                    56,676             1.31               625,000
L(48),> of YM or 1% (66),O(6)                                                    58,212             1.31               615,000
YM (120),5%(12),4%(12),3%(12),2%(12),1%(6),O(6)                                  80,401             1.36               800,000
L(48),> of YM or 1% (66),O(6)                                                    68,206             1.60               715,000
L(48),> of YM or 1% (66),O(6)                                                    58,649             1.33               670,000
L(48),> of YM or 1% (66),O(6)                                                    70,966             1.72               570,000
L(48),> of YM or 1% (66),O(6)                                                    74,591             1.73               700,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                 67,822             1.57               530,000


                                                                         APPRAISAL     CURRENT
          PREPAYMENT RESTRICTIONS                                          YEAR         LTV
---------------------------------------------------------------------------------------------
L(48),> of YM or 1% (66),O(6)                                               1997        73.47



---------------------------------------------------------------------------------------------
L(48),> of YM or 1% (66),O(6)                                               1996        70.41

YM (84),3%(12),2%(12),1%(6),O(6)                                            1996        72.68
L(36),  5%(12),4%(12),3%(12),2%(36),1%(6),O(6)                              1997        60.29
YM (36),2%(12),1%(6),O(6)                                                   1997        65.56
L(48),> of YM or 1% (66),O(6)                                               1997        68.39
L(48),> of YM or 1% (66),O(6)                                               1997        59.62
L(48),> of YM or 1% (66),O(6)                                               1997        70.14
L(48),> of YM or 1% (66),O(6)                                               1997        57.20
L(48),> of YM or 1% (66),O(6)                                               1997        71.50
> of YM or 1% (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                1995        67.36
L(48),> of YM or 1% (66),O(6)                                               1997        70.51
L(48),> of YM or 1% (66),O(6)                                               1996        64.99
L(48),> of YM or 1% (66),O(6)                                               1997        58.02
L(48),> of YM or 1% (67),O(6)                                               1996        62.89
YM (180),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                           1997        75.97
L(48),> of YM or 1% (66),O(6)                                               1997        74.59
L(48),> of YM or 1% (66),O(6)                                               1997        73.47
L(48),> of YM or 1% (66),O(6)                                               1997        72.58
L(48),> of YM or 1% (66),O(6)                                               1997        74.41
L(48),> of YM or 1% (66),O(6)                                               1996        68.69
YM (84),3%(12),2%(12),1%(6),O(6)                                            1996        63.89
L(48),> of YM or 1% (66),O(6)                                               1997        73.28
L(48),> of YM or 1% (66),O(6)                                               1997        74.37
YM (60),2%(12),1%(6),O(6)                                                   1996        72.77
YM (84),3%(12),2%(12),1%(6),O(6)                                            1996        63.01
L(48),> of YM or 1% (66),O(6)                                               1997        68.67
                                                                            1995
                                                                            1995
---------------------------------------------------------------------------------------------
YM (84),3%(12),2%(12),1%(6),O(6)                                            1995        75.26

YM (36),2%(12),1%(6),O(6)                                                   1996        72.53
YM (120),2%(24),1%(36),O(60)                                                1996        64.84
L(48),> of YM or 1% (66),O(6)                                               1997        71.54
L(48),> of YM or 1% (66),O(6)                                               1997        73.16
L(48),> of YM or 1% (66),O(6)                                               1997        73.56
YM (84),3%(12),2%(12),1%(6),O(6)                                            1997        53.94
YM (60),2%(12),1%(6),O(6)                                                   1995        59.99
L(48),> of YM or 1% (66),O(6)                                               1997        64.41
L(48),> of YM or 1% (66),O(6)                                               1997        74.83
L(48),> of YM or 1% (66),O(6)                                               1997        67.94
L(48),> of YM or 1% (66),O(6)                                               1997        72.00




YM (84),3%(12),2%(12),1%(6),O(6)                                            1995        73.94
L(48),> of YM or 1% (31),O(6)                                               1996        64.75
L(48),> of YM or 1% (66),O(6)                                               1996        73.81
L(48),> of YM or 1% (66),O(6)                                               1997        47.72
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                           1997        68.26
YM (84),3%(12),2%(12),1%(6),O(6)                                            1996        69.42
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                           1995        69.13
L(120),> of YM or 1% (54),O(6)                                              1997        74.60
L(48),> of YM or 1% (66),O(6)                                               1997        67.55
L(48),> of YM or 1% (66),O(6)                                               1997        74.06
YM (180),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                           1997        64.62
YM (84),3%(12),2%(12),1%(6),O(6)                                            1995        71.33
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                           1996        38.51
YM (36),2%(12),1%(6),O(6)                                                   1997        66.24
YM (84),3%(12),2%(12),1%(6),O(6)                                            1996        66.68
YM (84),3%(12),2%(12),1%(6),O(6)                                            1996        65.77
YM (84),3%(12),2%(12),1%(6),O(6)                                            1996        72.91
YM (84),3%(12),2%(12),1%(6),O(6)                                            1996        61.13
YM (84),3%(12),2%(12),1%(6),O(6)                                            1996        69.28
L(48),> of YM or 1% (66),O(6)                                               1997        74.53
L(48),> of YM or 1% (66),O(6)                                               1997        70.49
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                           1996        66.12
YM (120),2%(24),1%(36),O(60)                                                1996        61.82
YM (84),3%(12),2%(12),1%(6),O(6)                                            1996        71.34
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                           1995        59.89
L(48),> of YM or 1% (66),O(6)                                               1996        74.11
L(48),> of YM or 1% (66),O(6)                                               1997        74.63
YM (120),5%(12),4%(12),3%(12),2%(12),1%(6),O(6)                             1997        57.23
L(48),> of YM or 1% (66),O(6)                                               1997        62.80
L(48),> of YM or 1% (66),O(6)                                               1997        66.91
L(48),> of YM or 1% (66),O(6)                                               1997        74.65
L(48),> of YM or 1% (66),O(6)                                               1997        60.37
YM (84),3%(12),2%(12),1%(6),O(6)                                            1997        77.69

                                                           LOAN PER
                                 SQ FT, UNITS            SQ FT, UNITS                                   INITIAL
    REPAYMENT      YEAR           BEDS, PADS              BEDS, PADS            OCCUPANCY               RESERVES        UNDERWRITING
      LTV          BUILT           OR ROOM                  OR ROOM             PERCENTAGE             AT CLOSING         RESERVES
------------------------------------------------------------------------------------------------------------------------------------
     61.40         1964              33 units            22,263 per unit            91                     2,313            241



------------------------------------------------------------------------------------------------------------------------------------
     63.98         1920              23 units            31,683 per unit           100                     1,711            371

     60.81         1964              81 units             8,973 per unit            94                         -            263
     50.48         1980          24,000 sq. ft.              30 per sq. ft.         75                     3,587           0.23
     61.55         1971          32,766 sq. ft.              22 per sq. ft.         96                     6,250           0.15
     58.29         1977              48 units            14,960 per unit            92                     1,750            200
     51.02         1910              10 units            71,541 per unit           100                         -            236
     60.03         1974              37 units            19,335 per unit            97                       777            252
     48.49         1988              40 units            17,876 per unit           100                       667            200
     61.61         1968              30 units            23,833 per unit           100                       783            313
      NAP          1927              49 units            14,433 per unit            98                   116,625            460
     60.76         1960              25 units            28,202 per unit           100                     4,213            207
     59.02         1995              22 units            32,017 per unit            95                         -            200
     49.08         1966              68 units            10,238 per unit            96                     4,518            334
     53.96         1964              64 units            10,809 per unit            98                     6,297            337
      NAP          1929              32 units            21,367 per unit            97                    97,461            541
     63.11         1966              33 units            20,344 per unit           100                       675            200
     62.81         1979              74 units             8,935 per unit            93                     8,205            238
     62.99         1973              24 units            27,219 per unit           100                       400            200
     62.22         1984               7 units            92,486 per unit           100                       189            324
     59.18         1972              64 units            10,046 per unit            97                     5,011            213
     54.68         1977              57 units            11,210 per unit           100                     9,375            231
     61.47         1934              31 units            20,564 per unit           100                     5,725            200
     62.87         1962              30 units            21,072 per unit           100                    16,426            200
     69.19         1994              25 units            24,888 per unit            87                         -            250
     53.51         1969              43 units            14,433 per unit            95                    23,625            250
     56.77         1982              26 units            23,771 per unit            88                     1,075            272

                   1925               6 units            22,578 per unit           100                         -            331
                   1932              24 units            19,756 per unit            98                         -
------------------------------------------------------------------------------------------------------------------------------------
     68.75                           30 units            20,320 per unit                                       -            331

     69.26         1965              17 units            35,838 per unit           100                    13,485            200
      NAP          1985              53 units            11,378 per unit            91                     1,350            256
     60.47         1985              16 units            37,333 per unit           100                     4,128            200
     62.81         1962              46 units            12,962 per unit            98                       767            200
     63.39         1969              46 units            12,953 per unit            98                    12,423            305
     45.13         1979              45 units            13,185 per unit            98                    13,438            200
     55.42         1962              48 units            12,248 per unit           100                    90,000            262
     54.01         1965              25 units            23,445 per unit            92                         -            200
     62.01         1972              40 units            14,591 per unit            95                     4,386            294
     57.81         1900              42 units            13,751 per unit            97                       984            281
     62.04         1963              24 units            23,999 per unit           100                     1,960            230
     63.70         1981              49 units            11,695 per unit            85                         -            244
     61.82         1912              10 units            56,261 per unit           100                     6,875            320
     63.32         1925              30 units            18,698 per unit           100                     7,258            334
     39.55         1968             100 units             5,487 per unit            75                    47,498            202
      NAP          1961              32 units            17,065 per unit            97                     6,250            220
     58.89         1961              34 units            15,823 per unit            91                         -            237
      NAP          1969              40 units            13,135 per unit           100                     8,700            200
     48.67         1962              20 units            26,110 per unit           100                     9,458            200
     49.10         1983              29 units            17,934 per unit            93                       483            200
     61.87         1945              41 units            12,645 per unit           100                    11,250            200
      NAP          1996           8,000 sq. ft.              65 per sq. ft.        100                         -           0.15
     65.18         1979              28 units            18,215 per unit            93                         -            385
      NAP          1959              14 units            35,757 per unit           100                     3,750            344
     62.63         1858          17,890 sq. ft.              28 per sq. ft.         89                    11,700           0.31
     55.90         1960              46 units            10,727 per unit           100                    10,372            294
     55.00         1941              15 units            32,887 per unit            88                     8,445            207
     62.48         1972              24 units            20,505 per unit            96                     1,125            200
     51.86         1974              24 units            20,378 per unit            87                     8,895            200
     58.59         1964              35 units            13,955 per unit            94                    29,100            218
     63.99         1988              20 units            24,223 per unit           100                    23,145            387
     59.59         1969              55 units             8,779 per unit            96                    66,729            317
      NAP          1979              50 units             9,654 per unit           100                         -            196
      NAP          1984              48 units            10,045 per unit            92                     1,206            317
     60.23         1900              17 units            28,116 per unit           100                     7,250            214
      NAP          1970              48 units             9,670 per unit            96                    41,790            200
     67.35         1904              11 units            42,107 per unit           100                     3,731            252
     62.50         1980              40 units            11,475 per unit            95                       667            200
      NAP          1948              32 units            14,307 per unit           100                     2,188            200
     52.22         1928              33 units            13,606 per unit            97                       550            200
     56.32         1965              45 units             9,962 per unit            98                    11,524            323
     62.69         1967              32 units            13,297 per unit            97                       913            225
     51.61         1975              59 units             7,162 per unit            93                     7,561            292
     65.34         1990              10 units            41,177 per unit           100                     5,938            300

                                                                          LARGEST RETAIL TENANT
                                            ----------------------------------------------------------------------------
    REPAYMENT    RESERVES                                                         AREA LEASED       LEASE        CONTROL
      LTV        COLLECTED                  NAME                                   (SQ. FT.)      EXP DATE         NO.
------------------------------------------------------------------------------------------------------------------------
     61.40          241      per unit                                                                             423

     63.98          371      per unit                                                                             485

     60.81                   per unit                                                                             434
     50.48         0.23      per sq. ft.   Technology Service Corp                  8,300        08/31/2003       524
     61.55                   per sq. ft.   Denver Court Reporters                   12,443       06/30/1998       452
     58.29          200      per unit                                                                             492
     51.02          239      per unit                                                                             421
     60.03          252      per unit                                                                             424
     48.49          200      per unit                                                                             417
     61.61          313      per unit                                                                             407
      NAP                    per unit                                                                             365




     60.76          207      per unit                                                                             412
     59.02                   per unit                                                                             501
     49.08          334      per unit                                                                             455
     53.96          337      per unit                                                                             383
      NAP                    per unit                                                                             443
     63.11          200      per unit                                                                             457
     62.81           10      per unit                                                                             419
     62.99          200      per unit                                                                             399
     62.22                   per unit                                                                             469
     59.18          213      per unit                                                                             542
     54.68          231      per unit                                                                             355
     61.47          200      per unit                                                                             476
     62.87          592      per unit                                                                             465
     69.19          203      per unit                                                                             382
     53.51          276      per unit                                                                             390
     56.77          272      per unit                                                                             489

                             per unit                                                                             362A
                             per unit                                                                             362B
------------------------------------------------------------------------------------------------------------------------
     68.75                   per unit                                                                             362

     69.26          225      per unit                                                                             356
      NAP                    per unit                                                                             374
     60.47           75      per unit                                                                             463
     62.81          200      per unit                                                                             422
     63.39          306      per unit                                                                             408
     45.13                   per unit                                                                             436
     55.42                   per unit                                                                             350
     54.01                   per unit                                                                             454
     62.01          294      per unit                                                                             509
     57.81          281      per unit                                                                             459
     62.04          230      per unit                                                                             410
     63.70                   per unit                                                                             349
     61.82                   per unit                                                                             343
     63.32          335      per unit                                                                             398
     39.55          202      per unit                                                                             336
      NAP                    per unit                                                                             441
     58.89                   per unit                                                                             380
      NAP                    per unit                                                                             371
     48.67          200      per unit                                                                             529
     49.10          200      per unit                                                                             508
     61.87          200      per unit                                                                             493
      NAP                    per sq. ft.   Checker Auto Parts                       8,000        07/31/2017       451
     65.18                   per unit                                                                             347
      NAP                    per unit                                                                             429
     62.63                   per sq. ft.   ActionAids                               2,841        09/30/1997       446
     55.90                   per unit                                                                             395
     55.00          207      per unit                                                                             391
     62.48          200      per unit                                                                             357
     51.86          184      per unit                                                                             377
     58.59          219      per unit                                                                             388
     63.99          387      per unit                                                                             415
     59.59          109      per unit                                                                             543
      NAP                    per unit                                                                             376
      NAP                    per unit                                                                             373
     60.23          214      per unit      Capital Consulting Company                800         07/31/1997       385
      NAP                    per unit                                                                             346
     67.35          252      per unit                                                                             479
     62.50          200      per unit                                                                             497
      NAP                    per unit                                                                             437
     52.22          200      per unit                                                                             512
     56.32          323      per unit                                                                             473
     62.69          225      per unit                                                                             462
     51.61          215      per unit                                                                             418
     65.34                   per unit                                                                             438

 LOAN     CONTROL
SOURCE      NO.          PROPERTY NAME                                                 ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
DAIWA        394         Prince Plaza Apartments                                  120 West Prince Road
DAIWA        474         Oak Forest Apartments                                    3614 Pine Oak Avenue Southwest
DAIWA        515         Windsong Apartments                                      2320 North Garrett Drive
DAIWA        379         Eucalyptus Apartments                                    3055 N. Tyndall
DAIWA        381         Regal Oaks Apartments                                    115 Woodland Avenue
DAIWA        488         Anna Hart Portfolio - 330 West 101st Street              330 West 101st Street
DAIWA        369         West 141st Street Apartments                             111-115 West 141st Street
DAIWA        439         Joanne Marie Apartments                                  807 N. W. 24th Street
DAIWA        460         Bryan Place Apartments                                   3219 San Jacinto
DAIWA        426         1808 Beverly Road                                        1808 Beverly Road
DAIWA        425         Stardust Apartments                                      5727 Gaston Avenue
DAIWA        514         Cedarhaus Apartments                                     4503-4509 So. Salina Street
DAIWA        386         Burlington Townhomes                                     102 Denise Drive
DAIWA        352         2240 University Avenue                                   2240 University Avenue
DAIWA        484         Anna Hart Portfolio - 148 West 76th Street               148 West 76th Street
DAIWA        445         Kimberly Oaks Apartments                                 1530 Heights Boulevard
DAIWA        482         Anna Hart Portfolio - 117 West 69th Street               117 West 69th Street
DAIWA        420         Southtown Apartments                                     5039 South 31st
DAIWA        427         Lake Avenue Apartments                                   144 Lake Avenue
DAIWA        498         Blair House Apartments                                   321-323 Montgomery and 324 N. Bellevue
DAIWA        528         Laurel Apartments                                        1420 - 1446 Laurel Avenue
DAIWA        444         Shadow Oaks Apartments                                   1523 Heights Boulevard
DAIWA        523         Teesdale Apartments                                      1730-1736 Teesdale Street
DAIWA        378         Del Toro Apartments                                      909 South Priest Drive
DAIWA        477         English Hills II                                         2004 140th Avenue & 2005 142nd Avenue
DAIWA        404         Williams Street Apartments                               1436 Williams Street
DAIWA        481         Anna Hart Portfolio - 49 West 68th Street                49 West 68th Street
DAIWA        403         Steele Street Apartments                                 1421 Steele Street
DAIWA        480         Anna Hart Portfolio - 45 West 69th Street                45 West 69th Street
DAIWA        464         Wayne Street Apartments                                  5339 Wayne Street
DAIWA        428         Shea Terrace Apartments                                  222-224 Sandpiper Drive
DAIWA        483         Anna Hart Portfolio - 130 Beach 133rd Street             130 Beach 133rd Street

 LOAN                                                 ZIP                             ORIGINAL           CURRENT       % OF INITIAL
SOURCE         CITY                       STATE      CODE     PROPERTY TYPE           BALANCE            BALANCE       POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------
DAIWA          Tucson                      AZ         85705    Multifamily            405,000            399,899           0.04
DAIWA          Wyoming                     MI         49509    Multifamily            400,000            399,141           0.04
DAIWA          Dallas                      TX         75206    Multifamily            400,000            398,831           0.04
DAIWA          Tucson                      AZ         85719    Multifamily            400,000            389,900           0.04
DAIWA          Atlanta                     GA         30329    Multifamily            400,000            386,353           0.04
DAIWA          New York                    NY         10025    Multifamily            387,000            386,312           0.04
DAIWA          New York                    NY         10030    Multifamily            400,000            382,720           0.04
DAIWA          Wilton Manors               FL         33311    Multifamily            385,000            381,727           0.04
DAIWA          Dallas                      TX         75044    Multifamily            382,500            380,869           0.03
DAIWA          Brooklyn                    NY         11226    Multifamily            380,000            377,773           0.03
DAIWA          Dallas                      TX         75214    Multifamily            380,000            377,576           0.03
DAIWA          Syracuse                    NY         13205    Multifamily            370,000            369,180           0.03
DAIWA          Burlington                  NC         27215    Multifamily            352,000            347,194           0.03
DAIWA          Bronx                       NY         10453    Multifamily            360,000            343,680           0.03
DAIWA          New York                    NY         10023    Multifamily            340,000            339,395           0.03
DAIWA          Houston                     TX         77008    Multifamily            334,000            331,455           0.03
DAIWA          New York                    NY         10023    Multifamily            329,000            328,415           0.03
DAIWA          Fort Smith                  AR         72903    Multifamily            325,000            323,140           0.03
DAIWA          Manchester                  NH         03104    Multifamily            325,000            323,003           0.03
DAIWA          Memphis                     TN         38104    Multifamily            320,000            319,525           0.03
DAIWA          Pomona                      CA         91768    Multifamily            300,000            299,536           0.03
DAIWA          Houston                     TX         77008    Multifamily            296,000            293,744           0.03
DAIWA          Philadelphia                PA         19111    Multifamily            272,000            271,599           0.02
DAIWA          Tempe                       AZ         85008    Multifamily            265,000            259,587           0.02
DAIWA          Tampa                       FL         33613    Multifamily            260,000            258,941           0.02
DAIWA          Denver                      CO         80206    Multifamily            250,500            248,650           0.02
DAIWA          New York                    NY         10023    Multifamily            225,000            224,600           0.02
DAIWA          Denver                      CO         80218    Multifamily            215,500            213,908           0.02
DAIWA          New York                    NY         10023    Multifamily            212,000            211,623           0.02
DAIWA          Raleigh                     NC         27606    Multifamily            200,000            199,108           0.02
DAIWA          Portsmouth                  VA         23704    Multifamily            190,000            187,655           0.02
DAIWA          Queens                      NY         11694    Multifamily            180,000            179,680           0.02

 CUMULATIVE % OF
  INITIAL POOL                     BORROWER                                    INTEREST ACCRUAL         MORTGAGE      ADMINISTRATIVE
    BALANCE                       AFFILIATED                    CROSSED             METHOD                RATE           COST RATE
------------------------------------------------------------------------------------------------------------------------------------
     99.11                                                                           30/360                9.25             0.099
     99.14                                                                         Actual/360              9.13             0.099
     99.18                       Cntrl # 425                                       Actual/360              8.50             0.289
     99.21                                                                           30/360                8.50             0.099
     99.25                 Cntrl #'s 346, 354, 371                                   30/360                9.38             0.099
     99.29       Cntrl #'s 479, 480, 481, 482, 483, 484, 485                       Actual/360              8.63             0.099
     99.32                                                                           30/360                9.63             0.039
     99.36                                                                           30/360                9.50             0.099
     99.39                                                                         Actual/360              9.00             0.099
     99.43                                                                         Actual/360              9.00             0.099
     99.46                       Cntrl # 515                                       Actual/360              9.13             0.099
     99.49                                                                         Actual/360              8.38             0.289
     99.53                    Cntrl #'s 388, 428                                     30/360                9.63             0.099
     99.56                                                                           30/360                9.88             0.099
     99.59       Cntrl #'s 479, 480, 481, 482, 483, 485, 488                       Actual/360              8.63             0.099
     99.62                       Cntrl # 444                                         30/360                9.50             0.099
     99.65       Cntrl #'s 479, 480, 481, 483, 484, 485, 488                       Actual/360              8.63             0.099
     99.68                    Cntrl #'s 418, 419                   yes             Actual/360              9.13             0.099
     99.71                                                                         Actual/360              8.75             0.099
     99.74                                                                         Actual/360             11.50             0.099
     99.77        Cntrl #'s 499,518, 526, 527, 529, 530, 531                       Actual/360              7.58             0.099
     99.79                       Cntrl # 445                                         30/360                9.50             0.099
     99.82                                                                         Actual/360              8.20             0.099
     99.84                                                                           30/360                9.25             0.099
     99.87                                                                         Actual/360              8.25             0.099
     99.89                       Cntrl # 403                                       Actual/360              9.50             0.099
     99.91       Cntrl #'s 479, 480, 482, 483, 484, 485, 488                       Actual/360              8.63             0.099
     99.93                       Cntrl # 404                                       Actual/360              9.50             0.099
     99.95       Cntrl #'s 479, 481, 482, 483, 484, 485, 488                       Actual/360              8.63             0.099
     99.97                       Cntrl # 463                                       Actual/360              8.75             0.099
     99.98                    Cntrl #'s 388, 386                                     30/360                9.38             0.099
     100.00      Cntrl #'s 479, 480, 481, 482, 484, 485, 488                       Actual/360              8.63             0.099

                                                REM
 CUMULATIVE % OF    ORIG     REM      AMORT    AMORT
  INITIAL POOL      TERM     TERM     TERM      TERM     ORIGINATION      REPAYMENT        BALLOON/REPAYMENT
    BALANCE        (MOS.)   (MOS.)   (MOS.)    (MOS.)       DATE             DATE               BALANCE             MATURITY TERM
-----------------------------------------------------------------------------------------------------------------------------------
     99.11          120      106       300      286       12/10/96        01/01/2007           336,996                 Balloon
     99.14          240      236       360      356       10/20/97        11/01/2017           283,289                 Balloon
     99.18          120      117       300      297       11/21/97        12/01/2007           334,317                 Balloon
     99.21          120       96       300      276       02/15/96        03/01/2006           327,082                 Balloon
     99.25          240      218       240      218       04/23/96        05/01/2016            NAP                Fully Amortizing
     99.29          120      117       360      357       11/18/97        12/01/2007           351,058                 Balloon
     99.32          240      212       240      212       10/13/95        11/01/2015            NAP                Fully Amortizing
     99.36          120      110       300      290       04/25/97        05/01/2007           322,128                 Balloon
     99.39          120      115       300      295       09/12/97        10/01/2007           324,080                 Balloon
     99.43          120      113       300      293       07/22/97        08/01/2007           321,977                 Balloon
     99.46          120      112       300      292       06/30/97        07/01/2007           323,134                 Balloon
     99.49          120      118       300      298       12/31/97        01/01/2008           308,098                 Balloon
     99.53          120      104       300      284       10/16/96        11/01/2006           295,315                 Balloon
     99.56          240      210       240      210       08/11/95        09/01/2015            NAP                Fully Amortizing
     99.59          120      117       360      357       11/18/97        12/01/2007           308,423                 Balloon
     99.62          120      111       300      291       05/14/97        06/01/2007           279,455                 Balloon
     99.65          120      117       360      357       11/18/97        12/01/2007           298,445                 Balloon
     99.68          120      113       300      293       07/03/97        08/01/2007           276,289                 Balloon
     99.71          120      113       300      293       07/31/97        08/01/2007           273,531                 Balloon
     99.74          120      118       300      298       12/19/97        01/01/2008           287,869                 Balloon
     99.77          180      179       300      299       01/14/98        02/01/2013           195,416                 Balloon
     99.79          120      111       300      291       05/14/97        06/01/2007           247,662                 Balloon
     99.82          120      119       300      299       01/06/98        02/01/2008           225,333                 Balloon
     99.84           84       62       300      278       03/29/96        05/01/2003           238,354                 Balloon
     99.87          120      116       300      296       10/31/97        11/01/2007           215,757                 Balloon
     99.89          120      110       300      290       04/02/97        05/01/2007           215,118                 Balloon
     99.91          120      117       360      357       11/18/97        12/01/2007           204,103                 Balloon
     99.93          120      110       300      290       04/02/97        05/01/2007           185,061                 Balloon
     99.95          120      117       360      357       11/18/97        12/01/2007           192,312                 Balloon
     99.97          120      115       300      295       09/25/97        10/01/2007           168,316                 Balloon
     99.98          120      106       300      286       12/20/96        01/01/2007           158,538                 Balloon
     100.00         120      117       360      357       11/18/97        12/01/2007           163,283                 Balloon

                                                                                     ANNUAL         UNDERWRITING      UNDERWRITING
                                                                                      DEBT             TOTAL             TOTAL
          PREPAYMENT RESTRICTIONS                                                    SERVICE          REVENUE          EXPENSES
------------------------------------------------------------------------------------------------------------------------------------
YM (84),3%(12),2%(12),1%(6),O(6)                                                     41,620             158,263           89,954
L(180),> of YM or 1% (54),O(6)                                                       39,054              78,867           27,071
L(48),> of YM or 1% (66),O(6)                                                        38,651             168,348          102,746
YM (84),3%(12),2%(12),1%(6),O(6)                                                     38,651             137,370           80,839
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                                    44,351             115,056           55,926
L(48),> of YM or 1% (66),O(6)                                                        36,121              80,667           28,933
> of YM or 1% (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                         45,135             276,354          146,847
YM (84),3%(12),2%(12),1%(6),O(6)                                                     40,365             104,283           48,683
L(48),> of YM or 1% (66),O(6)                                                        38,519             105,999           47,910
L(48),> of YM or 1% (66),O(6)                                                        38,267             138,726           77,963
L(48),> of YM or 1% (66),O(6)                                                        38,658             161,258          100,097
L(48),> of YM or 1% (66),O(6)                                                        35,379             154,879           91,621
YM (84),3%(12),2%(12),1%(6),O(6)                                                     37,273              86,793           21,876
> of YM or 1% (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                         41,332             188,056          131,048
L(48),> of YM or 1% (66),O(6)                                                        31,734              96,253           49,366
YM (84),3%(12),2%(12),1%(6),O(6)                                                     35,018             120,113           68,872
L(48),> of YM or 1% (66),O(6)                                                        30,707              88,322           44,225
L(48),> of YM or 1% (66),O(6)                                                        33,063             140,438           77,846
L(48),> of YM or 1% (66),O(6)                                                        32,064             108,642           61,498
L(48),> of YM or 1% (66),O(6)                                                        39,032             138,444           58,418
L(120),> of YM or 1% (54),O(6)                                                       26,791              74,344           32,381
YM (84),3%(12),2%(12),1%(6),O(6)                                                     31,034             105,742           57,460
L(48),> of YM or 1% (66),O(6)                                                        25,626             103,113           59,368
YM (60),2%(12),1%(6),O(6)                                                            27,233              77,753           38,586
L(48),> of YM or 1% (66),O(6)                                                        24,600              92,232           34,002
L(48),> of YM or 1% (66),O(6)                                                        26,263              58,617           20,314
L(48),> of YM or 1% (66),O(6)                                                        21,000              70,718           37,150
L(48),> of YM or 1% (66),O(6)                                                        22,594              53,780           20,424
L(48),> of YM or 1% (66),O(6)                                                        19,787              78,682           49,951
L(48),> of YM or 1% (66),O(6)                                                        19,731              42,939           10,224
YM (84),3%(12),2%(12),1%(6),O(6)                                                     19,722              62,610           33,736
L(48),> of YM or 1% (66),O(6)                                                        16,800              56,581           27,707


                                                                             UNDERWRITING       UNDERWRITING         APPRAISED
          PREPAYMENT RESTRICTIONS                                                NCF               DSCR               VALUE
--------------------------------------------------------------------------------------------------------------------------------
YM (84),3%(12),2%(12),1%(6),O(6)                                                 60,309             1.45               700,000
L(180),> of YM or 1% (54),O(6)                                                   49,396             1.26               580,000
L(48),> of YM or 1% (66),O(6)                                                    57,408             1.49               535,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                 47,731             1.23               700,000
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                                55,930             1.26               560,000
L(48),> of YM or 1% (66),O(6)                                                    49,324             1.37               530,000
> of YM or 1% (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                    110,435             2.45               640,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                 51,400             1.27               570,000
L(48),> of YM or 1% (66),O(6)                                                    51,812             1.35               510,000
L(48),> of YM or 1% (66),O(6)                                                    56,761             1.48               516,000
L(48),> of YM or 1% (66),O(6)                                                    50,476             1.31               535,000
L(48),> of YM or 1% (66),O(6)                                                    54,798             1.55               535,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                 58,989             1.58               550,000
> of YM or 1% (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                     48,467             1.17               528,000
L(48),> of YM or 1% (66),O(6)                                                    43,147             1.36               550,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                 45,576             1.30               420,000
L(48),> of YM or 1% (66),O(6)                                                    42,097             1.37               475,000
L(48),> of YM or 1% (66),O(6)                                                    52,599             1.59               550,000
L(48),> of YM or 1% (66),O(6)                                                    42,944             1.34               450,000
L(48),> of YM or 1% (66),O(6)                                                    70,018             1.79               500,000
L(120),> of YM or 1% (54),O(6)                                                   38,785             1.45               400,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                 42,937             1.38               375,000
L(48),> of YM or 1% (66),O(6)                                                    36,113             1.41               400,000
YM (60),2%(12),1%(6),O(6)                                                        36,167             1.33               343,000
L(48),> of YM or 1% (66),O(6)                                                    52,216             2.12               395,000
L(48),> of YM or 1% (66),O(6)                                                    34,776             1.32               350,000
L(48),> of YM or 1% (66),O(6)                                                    31,568             1.50               300,000
L(48),> of YM or 1% (66),O(6)                                                    30,766             1.36               310,000
L(48),> of YM or 1% (66),O(6)                                                    26,731             1.35               370,000
L(48),> of YM or 1% (66),O(6)                                                    31,515             1.60               320,000
YM (84),3%(12),2%(12),1%(6),O(6)                                                 25,634             1.30               270,000
L(48),> of YM or 1% (66),O(6)                                                    26,204             1.56               505,000


                                                                         APPRAISAL     CURRENT
          PREPAYMENT RESTRICTIONS                                          YEAR         LTV
----------------------------------------------------------------------------------------------
YM (84),3%(12),2%(12),1%(6),O(6)                                            1996         57.13
L(180),> of YM or 1% (54),O(6)                                              1997         68.82
L(48),> of YM or 1% (66),O(6)                                               1997         74.55
YM (84),3%(12),2%(12),1%(6),O(6)                                            1996         55.70
YM (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                           1996         68.99
L(48),> of YM or 1% (66),O(6)                                               1996         72.89
> of YM or 1% (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                1995         59.80
YM (84),3%(12),2%(12),1%(6),O(6)                                            1997         66.97
L(48),> of YM or 1% (66),O(6)                                               1997         74.68
L(48),> of YM or 1% (66),O(6)                                               1997         73.21
L(48),> of YM or 1% (66),O(6)                                               1997         70.58
L(48),> of YM or 1% (66),O(6)                                               1997         69.01
YM (84),3%(12),2%(12),1%(6),O(6)                                            1996         63.13
> of YM or 1% (120),5%(12),4%(12),3%(12),2%(12),1%(12),O(60)                1995         65.09
L(48),> of YM or 1% (66),O(6)                                               1996         61.71
YM (84),3%(12),2%(12),1%(6),O(6)                                            1997         78.92
L(48),> of YM or 1% (66),O(6)                                               1996         69.14
L(48),> of YM or 1% (66),O(6)                                               1997         58.75
L(48),> of YM or 1% (66),O(6)                                               1997         71.78
L(48),> of YM or 1% (66),O(6)                                               1997         63.90
L(120),> of YM or 1% (54),O(6)                                              1997         74.88
YM (84),3%(12),2%(12),1%(6),O(6)                                            1997         78.33
L(48),> of YM or 1% (66),O(6)                                               1997         67.90
YM (60),2%(12),1%(6),O(6)                                                   1996         75.68
L(48),> of YM or 1% (66),O(6)                                               1997         65.55
L(48),> of YM or 1% (66),O(6)                                               1997         71.04
L(48),> of YM or 1% (66),O(6)                                               1996         74.87
L(48),> of YM or 1% (66),O(6)                                               1997         69.00
L(48),> of YM or 1% (66),O(6)                                               1996         57.20
L(48),> of YM or 1% (66),O(6)                                               1997         62.22
YM (84),3%(12),2%(12),1%(6),O(6)                                            1996         69.50
L(48),> of YM or 1% (66),O(6)                                               1996         35.58

                                                           LOAN PER
                                 SQ FT, UNITS            SQ FT, UNITS                                  INITIAL
    REPAYMENT      YEAR          BEDS, PADS               BEDS, PADS            OCCUPANCY              RESERVES        UNDERWRITING
      LTV          BUILT           OR ROOM                  OR ROOM             PERCENTAGE            AT CLOSING          RESERVES
------------------------------------------------------------------------------------------------------------------------------------
     48.14         1981              40 units             9,997 per unit           100                  12,011             200
     48.84         1996              12 units            33,262 per unit           100                       -             200
     62.49         1972              34 units            11,730 per unit           100                   1,402             241
     46.73         1978              44 units             8,861 per unit            86                       -             200
      NAP          1964              16 units            24,147 per unit            94                   2,400             200
     66.24         1905              10 units            38,631 per unit           100                   1,241             241
      NAP          1923              59 units             6,487 per unit            92                  42,000             323
     56.51         1972              16 units            23,858 per unit           100                       -             263
     63.55         1963              22 units            17,312 per unit            95                   2,273             285
     62.40         1930              20 units            18,889 per unit           100                     448             269
     60.40         1959              36 units            10,488 per unit           100                   4,641             297
     57.59         1967              30 units            12,306 per unit            93                     705             282
     53.69         1985              16 units            21,700 per unit           100                  33,190             371
      NAP          1941              32 units            10,740 per unit           100                  15,320             267
     56.08         1900              10 units            33,940 per unit           100                     312             374
     66.54         1964              24 units            13,811 per unit           100                   2,306             236
     62.83         1900              10 units            32,841 per unit           100                   1,167             200
     50.23         1970              47 units             6,875 per unit            98                   1,826             213
     60.78         1991              21 units            15,381 per unit           100                   2,100             200
     57.57         1977              36 units             8,876 per unit           100                   7,709             278
     48.85         1956              14 units            21,395 per unit           100                   6,140             227
     66.04         1964              23 units            12,771 per unit            96                       -             232
     56.33         1966              24 units            11,317 per unit           100                   2,199             318
     69.49         1971              15 units            17,306 per unit           100                   3,525             200
     54.62         1965              22 units            11,770 per unit           100                  12,385             273
     61.46         1960              12 units            20,721 per unit            92                       -             294
     68.03         1910              10 units            22,460 per unit           100                   1,168             200
     59.70         1960              12 units            17,826 per unit           100                       -             216
     51.98         1910              10 units            21,162 per unit           100                   1,167             200
     52.60         1984               6 units            33,185 per unit           100                       -             200
     58.72         1973              13 units            14,435 per unit            92                       -             249
     32.33         1929              10 units            17,968 per unit            90                     223             267

                                                                          LARGEST RETAIL TENANT
                                            ----------------------------------------------------------------------------
    REPAYMENT    RESERVES                                                         AREA LEASED       LEASE        CONTROL
      LTV        COLLECTED                  NAME                                   (SQ. FT.)      EXP DATE         NO.
------------------------------------------------------------------------------------------------------------------------
     48.14          200      per unit                                                                             394
     48.84          200      per unit                                                                             474
     62.49          241      per unit                                                                             515
     46.73                   per unit                                                                             379
      NAP           282      per unit                                                                             381
     66.24          241      per unit                                                                             488
      NAP                    per unit                                                                             369
     56.51                   per unit                                                                             439
     63.55          285      per unit                                                                             460
     62.40          269      per unit                                                                             426
     60.40          297      per unit                                                                             425
     57.59          282      per unit                                                                             514
     53.69          371      per unit                                                                             386
      NAP                    per unit                                                                             352
     56.08          374      per unit                                                                             484
     66.54                   per unit                                                                             445
     62.83          200      per unit                                                                             482
     50.23          16       per unit                                                                             420
     60.78          200      per unit      Various                                                                427
     57.57          278      per unit                                                                             498
     48.85          227      per unit                                                                             528
     66.04                   per unit                                                                             444
     56.33          318      per unit                                                                             523
     69.49                   per unit                                                                             378
     54.62          273      per unit                                                                             477
     61.46          216      per unit                                                                             404
     68.03          200      per unit                                                                             481
     59.70          294      per unit                                                                             403
     51.98          200      per unit                                                                             480
     52.60          533      per unit                                                                             464
     58.72                   per unit                                                                             428
     32.33          267      per unit                                                                             483

                                                                         ANNEX B
[LOGO] MERRILL LYNCH

[LOGO] DAIWA MORTGAGE SECURITY NEW ISSUE TERM SHEET               MARCH 24, 1998
--------------------------------------------------------------------------------
                          $968,618,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   (DEPOSITOR)
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C2
         TOTAL POOL SIZE = $ 1,088,335,035 (401 LOANS / 404 PROPERTIES)

------------------------------------------------------------------------------------------------------------------------------------
                                            % OF                                                    WEIGHTED       CASH FLOW
                             INITIAL      INITIAL                                       PASS-        AVERAGE           OR
              EXPECTED      CERTIFICATE     POOL       CREDIT                          THROUGH        LIFE         PRINCIPAL
CLASS         RATING(1)     BALANCE(2)    BALANCE(2)   SUPPORT    DESCRIPTION           RATE        (YEARS)(3)      WINDOW(3)
-----         ---------     ----------   ----------    -------    -----------           ----       ----------     -----------
Publicly Offered Certificates
Class A-1      Aaa/AAA      $229,904,000     21.1%       27.5%     Fixed Coupon         6.22%          5.0        04/98-02/06
Class A-2      Aaa/AAA      $559,138,000     51.4%       27.5%     Fixed Coupon         6.39%          9.4        02/06-01/08
Class B        Aa2/AA       $ 32,650,000      3.0%       24.5%     Net WAC - 1.41%       (4)           9.8        01/08-01/08
Class C         A2/A        $ 59,859,000      5.5%       19.0%     Net WAC - 1.25%       (4)           9.8        01/08-01/08
Class D       Baa2/BBB      $ 70,742,000      6.5%       12.5%     Net WAC - 0.90%       (4)           9.8        01/08-02/08
Class E       Baa3/BBB-     $ 16,325,000      1.5%       11.0%     Net WAC - 0.56%       (4)          10.0        02/08-09/08
Class IO       Aaa/AAAr          (5)          N/A         N/A      Variable I/O Strip    (6)           N/A        04/98-02/23

Private Certificates
Class F          (7)        $ 59,858,000      5.5%        5.5%     Fixed Coupon         6.25%         13.4        09/08-12/12
Class G          (7)        $  5,442,000      0.5%        5.0%     Fixed Coupon         6.25%         14.7        12/12-01/13
Class H          (7)        $ 21,766,000      2.0%        3.0%     Fixed Coupon         6.25%         15.0        01/13-12/13
Class J          (7)        $  5,442,000      0.5%        2.5%     Fixed Coupon         6.25%         16.1        12/13-10/14
Class K          (7)        $ 27,209,034      2.5%        N/A      Fixed Coupon         6.25%         18.9        10/14-02/23
------------------
(1)  By each of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies,
     Inc.
(2)  Subject to a permitted variance of plus or minus 5%.
(3)  Based on Scenario (1) set forth under "YIELD AND MATURITY CONSIDERATIONS-Weighted Average Life" in the Prospectus Supplement.
(4)  The Pass-Through Rates applicable to the Class B, Class C, Class D and Class E Certificates will equal the Weighted Average Net
     Mortgage Rate (as defined herein) minus 1.41%, 1.25%, 0.90% and 0.56%, respectively.
(5)  The Class IO Certificates will not have a principal balance nor will they entitle the holders thereof to receive distributions of principal. See "--Certificate Balances and Notional Amounts" in the Prospectus Supplement.
(6)  Holders of the Class IO Certificates will be entitled to receive distributions of interest in an amount equal to the aggregate of the interest accrued on the notional amount of each of its Components.
(7)  Not offered publicly. Accordingly, any information herein regarding the terms of such Class of Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.
------------------------------------------------------------------------------------------------------------------------------------

KEY FEATURES:

o PASS-THROUGH STRUCTURE: Senior/subordinated, sequential pay pass-through bonds.
o    UNDERWRITER: Merrill Lynch & Co. and Daiwa Securities America, Inc.
o    DEPOSITOR: Merrill Lynch Mortgage Investors, Inc.
o    MASTER SERVICER: First Union National Bank.
o    SPECIAL SERVICER: CRIIMI MAE Services Limited Partnership.
o    TRUSTEE: Norwest Bank Minnesota, National Association.
o MORTGAGE LOAN SELLERS: Merrill Lynch Mortgage Capital, Inc. ("MLMCI") (58%), and Daiwa Real Estate Corp. and Daiwa Finance Corp. (collectively "Daiwa") (42%).
o    INTEREST ACCRUAL PERIOD: 1st to the 1st.
o DISTRIBUTION: The 15th day of the month, or if such date is not a business day, the following business day (but in no case, no earlier than the fourth business day following the Determination Date).
o    DETERMINATION DATE: The 10th day of the month.
o    DELIVERY: The Depository Trust Company ("DTC") through Cede & Co.
o ERISA: Only Classes A-1, A-2 and Class IO Certificates are ERISA eligible subject to certain conditions for eligibility.
o    SMMEA: None of the Offered Securities are SMMEA eligible.
o    TAX TREATMENT: REMIC.
o    OPTIONAL TERMINATION: 1% clean up call.

--------------------------------------------------------------------------------
[LOGO] MERRILL LYNCH         Prospective   investors   are   advised   to  read
      (212) 449-3860         carefully,  and should  rely  solely on, the final
[LOGO] DAIWA                 prospectus and prospectus  supplement  (the "Final
      (212) 612-6920         Prospectus")  relating to the Offered Certificates
                             referred to herein (the "Offered  Securities")  in
                             making their investment decision.  This Term Sheet
                             does not include all relevant information relating
                             to  the  Offered   Securities   described  herein,
                             particularly with respect to the risks and special
                             considerations  associated  with an  investment in
                             the Offered Securities.  Any information contained
                             herein will be more fully  described  in, and will
                             be fully  superseded by, the  descriptions  of the
                             collateral   and  structure  in  the   preliminary
                             prospectus   supplement   and  Final   Prospectus.
                             Although  the  information  contained in this Term
                             Sheet is based on sources  which the  Underwriters
                             believe to be reliable,  the Underwriters  make no
                             representation  or warranty that such  information
                             is accurate or complete.  Such information  should
                             not   be   viewed   as   projections,   forecasts,
                             predictions  or  opinions  with  respect to value.
                             Prior  to  making  any  investment   decision,   a
                             prospective   investor  shall  receive  and  fully
                             review the Final Prospectus. NOTHING HEREIN SHOULD
                             BE CONSIDERED AN OFFER TO SELL OR  SOLICITATION OF
                             AN OFFER TO BUY ANY SECURITIES.
--------------------------------------------------------------------------------

                                                                         Annex B
[LOGO] MERRILL LYNCH

[LOGO] DAIWA MORTGAGE SECURITY NEW ISSUE TERM SHEET               MARCH 24, 1998
--------------------------------------------------------------------------------
                          $968,618,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   (DEPOSITOR)
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C2
         TOTAL POOL SIZE = $ 1,088,335,035 (401 LOANS / 404 PROPERTIES)


OVERVIEW:           o         The   transaction   is   collateralized   by   401
                              multifamily   and   commercial   loans,   with  an
                              aggregate  pool  balance of  approximately  $1.088
                              billion,   secured  by  405   properties   located
                              throughout 39 states.
                    o         Merrill Lynch  Commercial and Multifamily  Conduit
                              Program originated or acquired 160 of the mortgage
                              loans, or 58%  of the  total  pool balance.  Daiwa
                              originated or  acquired 241  loans, or  42% of the
                              pool balance. Approximately, 96% of the loans were
                              originated in 1997 and 1998.
                    o         Except where otherwise indicated,  percentages (%)
                              represent   principal  amount  of  loan  or  loans
                              compared to the Initial Pool Balance.

--------------------------------------------------------------------------------
                                LOAN INFORMATION

Total Conduit Balance:     $1.088 billion (401 loans/404 properties)
Avg./Max Balance:          $2.71 million/$18.96 million
Loan Types:                All fixed rate; 83.42% balloons,
                           9.67% fully amortizing, 6.91% ARD
Gross WAC:                 7.97% (Range = 6.91% - 11.5%)
Net WAC(1):                7.86%
Avg. Seasoning:            5  months
Wtg. Avg. RTM(2):          10.5 years (126 mos.)
Wtg. Avg. Rem. Amort.:     26.08 years (313 mos.)
Wtg. Avg. DSCR:            1.41x
Wtg. Avg. Cut-Off LTV:     70.66
Call Protection:           Over 99% of the all loans are currently locked out or
                           have yield maintenance.
Borrower Concentration:    None greater than 3% of the pool.
Cross Collateralization:   4 loan groups representing 3% of the pool are cross-
                           collateralized.

WAC = Weighted Average Mortgage Rate (Calculated on a 30/360)
RTM = Remaining Term to Maturity
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                           PROPERTY TYPE DISTRIBUTION

                                                           WTG.
                                   # OF         % OF       AVG.
            TYPE                   PROPS.       POOL       DSCR
            -----------------------------------------------------
            Multifamily:            265         42.18%      1.40x
            Retail:                  48         24.24       1.40
            Hospitality:             49         13.81       1.53
            Office:                  27         10.75       1.36
            Industrial:              10          5.60       1.45
            Nursing Home:             2          2.66       1.38
            MH Parks:                 2          0.41       1.33
            Self Storage:             1          0.31       1.53
            Mixed Use:                1          0.05       1.21

            TOT/WTG. AVG.:          404        100.00%      1.41X
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                             GEOGRAPHIC DISTRIBUTION
                             -----------------------
                (Total of 39 States and The District of Columbia)

                                               # OF         % OF
            STATE                            PROPERTIES     POOL
            -----------------------------------------------------
            Texas:                              92         18.14%
            California:                         49         16.65
            New York:                           34          8.97
            Florida:                            25          7.21
            All others <5%:                    205         49.04

            TOTALS                             404        100.00%
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                              CUT-OFF DATE BALANCES

            BALANCE           # OF       % OF    CUMULATIVE  WTG. AVG.
            RANGE (MM)        LOANS      POOL    % OF POOL  CUT-OFF LTV
            ----------------------------------------------------------
            $0.179 - $0.99     149       8.32%     8.32%     67.81%
             1.00 -   1.99      91      12.16     20.48      68.95
             2.00 -   2.99      57      12.92     33.40      70.38
             3.00 -   3.99      31      10.00     43.40      70.19
             4.00 -   4.99      15       6.07     49.47      68.90
             5.00 -   5.99      10       5.01     54.48      72.22
             6.00 -   6.99      12       7.36     61.84      73.38
             7.00 -   7.99       6       4.19     66.03      74.88
             8.00 -   8.99       6       4.66     70.69      71.75
             9.00 -   9.99       3       2.71     73.40      70.46
             10.00 - 14.99      14      15.98     89.38      72.97
             15.00 - 18.96       7      10.62    100.00      68.49
            ----------------------------------------------------------
            TOTALS              401    100.00%   100.00%     70.66
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                          DEBT SERVICE COVERAGE RATIOS

            DSCR           # of      % of     Cumulative    Wtg. Avg.
            Range          Loans     Pool      % of Pool   Cut-Off LTV
         -------------------------------------------------------------
            1.12x - 1.19x    10       1.22%      1.22%        68.80%
            1.20 - 1.29      81      24.00       25.22        73.63
            1.30 - 1.39     119      32.75       57.97        73.00
            1.40 - 1.49      80      22.15       80.12        71.13
            1.50 - 1.59      50       9.80       89.93        67.22
            1.60 - 1.69      18       2.66       92.58        64.14
            1.70 - 1.79      16       3.38       95.96        54.03
            1.80 - 1.89       9       2.04       98.00        62.17
            1.90 - 1.99       6       0.48       98.49        66.09
            2.00 - 2.49      10       1.15       99.63        58.16
            2.50 - 2.99       2       0.37      100.00        31.88
         -------------------------------------------------------------
            TOTALS          401     100.00%     100.00%       70.66

         Weighted Average DSCR = 1.41x
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                             CUT-OFF DATE LTV RATIOS

                               # OF       % OF        CUMULATIVE
            LTV RANGE          LOANS      POOL         % OF POOL
         -------------------------------------------------------------
            31.42% -50.00%      12        3.15%           3.15%
            50.01% -60.00%      34        5.73            8.88
            60.01% -70.00%     140       29.60           38.48
            70.01% -80.00%     211       59.57           98.05
            80.01% -83.50%       4        1.95          100.00
         -------------------------------------------------------------
            TOTALS             401      100.00%         100.00%


Weighted Average Cut-Off LTV = 70.66%
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                 ORIGINAL TERMS

                                      # OF          % OF
            TERM                      LOANS          POOL
         -------------------------------------------------------------
            5 Year Balloon             7            1.59%
            6 to 9 Year Balloon (A)   19            7.89
            10 Year Balloon (B)      279           67.90
            11 to 14 Year Balloon      1            0.30
            15 Year Balloon           18            5.70
            16 to 20 Year Balloon      1            0.04
            6 to 9 Year ARD            1            0.19
            10 Year ARD               14            6.72
            Fully Amortizing          61            9.67
         -------------------------------------------------------------
            TOTALS                   401          100.00%
         --------------------------
         (A) Includes one loan with an original term to maturity of 109.
         (B) Includes one loan with an original term to maturity of 121.

--------------------------------------------------------------------------------

                                                                         ANNEX B
[LOGO] MERRILL LYNCH

[LOGO] DAIWA MORTGAGE SECURITY NEW ISSUE TERM SHEET               MARCH 24, 1998
--------------------------------------------------------------------------------
                          $968,618,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   (DEPOSITOR)
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C2
         TOTAL POOL SIZE = $ 1,088,335,035 (401 LOANS / 404 PROPERTIES)


DESCRIPTION OF PROPERTY TYPES:


------------------------------------------------------------------------------------------------------------------------------------
                                                LOAN CHARACTERISTICS BY PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                             WEIGHTED AVERAGES
                                                                      --------------------------------------------------------------
                                                   AVERAGE                                                                LOAN PER
                                                   CUT-OFF                                                                SQ. FT.,
                                          % OF      DATE      MAX.             CUT-OFF   REPAY-                   OCCU-  UNIT, BED,
                     BALANCE     # OF     POOL     BALANCE   BALANCE            DATE      MENT       PROPERTY     PANCY   KEY, PAD
                       (MM)     PROPS.   BALANCE    (MM)      (MM)     DSCR     LTV       LTV          SIZE       % (A)  OR ROOM (B)
------------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY          $459.01      264    42.18%     $1.7     $17.64   1.40x     72.56%   58.63%     212 units     95.24%    26,248

RETAIL
 Anchored             174.40       23    16.02       7.6      18.96   1.36      72.69    63.21   174,979 sq.ft.   94.54        68
 Unanchored            89.38       25     8.21       3.6       9.99   1.48      68.97    57.90    83,967 sq.ft.   93.68        83
                     -------     ----    -----      ----      -----   -----     -----    -----   --------------  ------      ----
Subtotals             263.79       48    24.24       5.5      18.96   1.40      71.43    61.41   144,140 sq.ft.   94.25        73

HOSPITALITY           150.32       49    13.81       3.1      15.95   1.53      65.58    33.97       132 rooms      NAP     37,455

OFFICE
 Office               114.16       26    10.49       4.4      15.84   1.36      71.13    56.81    84,501 sq.ft.   97.01        96
 Office/Indus./R&D      2.84        1     0.26       2.8       2.84   1.36      74.75    65.32    36,941 sq.ft.  100.00        77
                     -------     ----    -----      ----      -----   -----     -----    -----   --------------  ------      ----
Subtotals             117.00       27    10.75       4.3      15.84   1.36      71.22    57.02    83,346 sq.ft.   97.09        96

INDUSTRIAL             60.95       10     5.60       6.1      16.05   1.45      62.81    39.65   316,736 sq.ft.   92.55        37

NURSING HOME           28.93        2     2.66      14.5      15.93   1.38      74.86    55.82        136 beds    96.70   107,292

MH PARKS                4.44        2     0.41       2.2       2.84   1.33      71.57    61.77       161 units   100.00    15,431

SELF STORAGE            3.39        1     0.31       3.4       3.39   1.53      65.89     0.00   107,576 sq.ft.   65.00        32

MIXED USE               0.50        1     0.05       0.5       0.50   1.21      66.24    62.63    17,890 sq.ft.   89.00        28
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WTG. AVG.    $1,088.34      404    100.0%     $2.7     $18.96   1.41X     70.66%   54.42%             NAP   81.86%       NAP
------------------------------------------------------------------------------------------------------------------------------------

(A)  Weighted Average of the Occupancy Percentage for the corresponding property type determined on the basis of the individual occupancy percentages set forth on Annex A.
(B)  Average Property Size refers to total leasable square feet with respect to retail, office and industrial properties, number of units with respect to multifamily properties, number of pads with respect to manufactured housing communities, number of guest rooms with respect to each hospitality property, number of square feet with respect to self-storage facilities, and number of beds with respect to health care facilities.
------------------------------------------------------------------------------------------------------------------------------------

                                                                         ANNEX B

[LOGO] MERRILL LYNCH

[LOGO] DAIWA MORTGAGE SECURITY NEW ISSUE TERM SHEET               MARCH 24, 1998
--------------------------------------------------------------------------------
                          $968,618,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   (DEPOSITOR)
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C2
         TOTAL POOL SIZE = $ 1,088,335,035 (401 LOANS / 404 PROPERTIES)


PREPAYMENT PROTECTION:        o         Currently  93% of the loans  are  locked
                                        out  and  7%  are   subject   to   yield
                                        maintenance charges.

                              o         As   described   further,   63%  of  the
                                        loans are currently locked out, followed by yield maintenance charges.

                              o         All of the loans have yield  maintenance
                                        charges   which   are    calculated   at
                                        flat-to-treasuries.

                              o         23% of the loans provide for defeasance.

------------------------------------------------------------------------------------------------------------------------------------
                                                               TABLE 1
                                                  PREPAYMENT RESTRICTION CATEGORIES
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                             WEIGHTED AVERAGES
                                                   AGGREGATE               ---------------------------------------------------------
                                       NUMBER       CUT-OFF        % OF                                         # OF MONTHS OF OPEN
                                         OF          DATE        INITIAL       TERM TO          REMAINING           PREPAYMENT
                                      MORTGAGE      BALANCE        POOL      ARD/MATURITY  LOCKOUT/DEFEASANCE  PRIOR TO ARD/MATURITY
PREPAYMENT RESTRICTION (A)             LOANS         (MM)        BALANCE        (MOS.)         TERM (MOS.)            (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
LO Only                                   2        $   18.2        1.67%         184               181                  3
LO, then D                               45           254.8       23.41          122               116                  6
LO, then PP(b)                            8            47.0        4.32          148                53                 10
LO, then YM                             261           684.8       62.93          125                58                  4
LO, then YM, then PP                      1             4.8        0.44          113                41                  6
PP Only                                   2             5.0        0.46          102                 0                  4
YM Only                                   1             2.9        0.27          114                 0                  6
YM, then PP                              81            70.8        6.51          134                 0                 18
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WTG. AVGS.                        401        $1,088.3      100.00%         126                69                  6
------------------------------------------------------------------------------------------------------------------------------------

Weighted Average Term to End of Locked Out/Defeasance Term (for Locked Out Only loans): 181 months
Weighted Average Term to End of Locked Out/Defeasance Term (for all loans): 69 months
Weighted Average Number of Months Loans are Open to Prepayment Prior to ARD/Maturity: 6 months

(a)  LO=Locked Out, D=Defeasance Collateral, YM=Yield Maintenance, PP=Percentage Premium.
(b)  3 of the loans are subject to YM provisions whose penalties are capped at fixed prepayment percentages.
------------------------------------------------------------------------------------------------------------------------------------


ALLOCATION OF                 Prepayment  premiums  will be allocated  among the
PREPAYMENT PREMIUMS:          REMIC Regular Certificates as follows:

                              o Any yield maintenance charges and percentage prepayment premiums will be allocated among the REMIC Regular Certificates based upon a formula which is based, in part, on the relationship between the Pass-Through Rate of the Class(es) currently receiving principal, the mortgage rate of the loan that has prepaid, and current interest rates.

        ------------------------------------------------------------------------
           % of Prepayment Premium         (Pass-Through Rate  -  Discount Rate)
                                         =  ------------------------------------
        Allocated to Non-IO Certificates      (Mortgage Rate - Discount Rate)
        ------------------------------------------------------------------------

                              o Any penalties not allocated to non-IO certificates will be allocated to class IO.

                              o In general, this formula provides for an increase in the allocation of prepayment premiums to the Sequential Pay Certificates as interest rates decrease and a decrease in the allocation to such classes as interest rates rise.

                              The "Discount Rate" applicable to any Class of Certificates will be equal to the yield (when compounded monthly) on the non-callable U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for the prepaid Mortgage Loan as reported in the Wall Street
                              Journal on the date of such prepayments. In the event that there are two such U.S. Treasury issues
                              (a) with the same coupon, the issue with the lower yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan, the issue with the earliest maturity date will be utilized.

                                                                         ANNEX B

[LOGO] MERRILL

[LOGO] DAIWA LYNCH MORTGAGE SECURITY NEW ISSUE TERM SHEET         MARCH 24, 1998
--------------------------------------------------------------------------------
                           $968,618,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   (DEPOSITOR)
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C2
         TOTAL POOL SIZE = $ 1,088,335,035 (401 LOANS / 404 PROPERTIES)

--------------------------------------------------------------------------------------------------------------------
                                          PREPAYMENT LOCK-OUT/PREMIUM ANALYSIS
--------------------------------------------------------------------------------------------------------------------

                                    PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT
                             --------------------------------------------------------------------------------------
                               CURRENT     12 MO.     24 MO.     36 MO.     48 MO.     60 MO.     72 MO.     84 MO.
PREPAYMENT                      MARCH      MARCH      MARCH      MARCH      MARCH      MARCH      MARCH      MARCH
RESTRICTION                     1998        1999      2000       2001       2002       2003       2004       2005
 -------------------------------------------------------------------------------------------------------------------
Locked Out                      92.8%       92.8%      89.3%      80.7%      72.2%      37.7%      35.0%      36.3%
Yield Maintenance                6.8%        6.8%       7.7%      16.1%      24.3%      57.6%      57.1%      55.9%
-------------------------------------------------------------------------------------------------------------------
Percentage  Premium
     5.00% and greater           0.0         0.0        2.3        0.1        0.0        0.3        0.0        0.0
     4.00 to 4.99                0.0         0.0        0.0        2.3        0.1        0.0        0.3        0.0
     3.00 to 3.99                0.3         0.3        0.3        0.0        2.3        1.1        1.7        1.4
     2.00 to 2.99                0.0         0.0        0.2        0.2        0.4        2.4        3.5        1.9
     1.00 to 1.99                0.2         0.2        0.2        0.6        0.5        0.6        0.5        3.8
Open                             0.0         0.0        0.0        0.1        0.2        0.3        1.8        0.7
-------------------------------------------------------------------------------------------------------------------
TOTALS                         100.0%      100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%
Mortgage Pool Balance($mm)  $1,088.3    $1,074.6   $1,059.9  $ 1,043.8   $1,021.3     $990.7     $965.9     $886.6
 % of Initial Pool Balance     100.0%       98.7%      97.4%      95.9%      93.8%      91.0%      88.7%      81.5%
-------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                        PREPAYMENT LOCK-OUT/PREMIUM ANALYSIS
--------------------------------------------------------------------------------------------------------------------

                                   PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT
                              --------------------------------------------------------------------------------------
                                 96 MO.     108 MO.    120 MO.    132 MO.    144 MO.    156 MO.    168 MO.    180 MO.
PREPAYMENT                       MARCH      MARCH      MARCH      MARCH      MARCH      MARCH      MARCH      MARCH
RESTRICTION                       2006       2007       2008       2009       2010       2011       2012       2013
--------------------------------------------------------------------------------------------------------------------
Locked Out                       32.1%       25.9%      22.4%      21.8%      21.6%      19.6%      18.4%      12.1%
Yield Maintenance                59.0%       53.9%      58.0%      58.4%      58.1%      59.9%      59.8%      61.8%
-------------------------------------------------------------------------------------------------------------------
Percentage  Premium
     5.00% and greater            2.1         2.0       11.0        0.0        0.0        0.0        0.9        2.2
     4.00 to 4.99%                0.0         0.6        4.7       13.6        0.0        0.0        0.0        2.1
     3.00 to 3.99%                0.0         0.0        3.4        2.4       14.4        2.5        2.6        5.9
     2.00 to 2.99%                1.5         0.1        0.6        3.2        2.4       12.5        0.0        0.0
     1.00 to 1.99%                4.7         3.4        0.0        0.6        3.5        2.8       13.2        5.1
Open                              0.5        14.1        0.0        0.0        0.0        2.7        5.0       10.9
-------------------------------------------------------------------------------------------------------------------
TOTALS                          100.0%      100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%
Mortgage Pool Balance($mm)     $854.4      $799.7     $123.2     $115.9     $105.6      $97.2      $88.2      $36.8
% of Initial Pool Balance        78.5%       73.5%      11.3%      10.7%       9.7%       8.9%       8.1%       3.4%

-------------------------------------------------------------------------------------------------------------------

                                                                         Annex B
[LOGO] MERRILL LYNCH

[LOGO] DAIWA MORTGAGE SECURITY NEW ISSUE TERM SHEET               MARCH 24, 1998
--------------------------------------------------------------------------------
                           $968,618,000 (Approximate)
                     Merrill Lynch Mortgage Investors, Inc.
                                   (Depositor)
               Mortgage Pass-Through Certificates, Series 1998-C2
         Total Pool Size = $ 1,088,335,035 (401 loans /404 properties)


SPECIAL SERVICER/LOAN         The initial Special Servicer will be CRIIMI MAE
MODIFICATIONS:                Services Limited Partnership. The Special Servicer
                              will be responsible for servicing loans that, in general, are in default or are in imminent default and for administering REO properties. The Special
                              Servicer may modifiy such loans, if among other things, such modification, in the sole good faith of the Special Servicer, increases the recovery to Certificate holders on a present value basis.

                              The Special Servicer will be permitted to extend the date on which any Balloon Payment is scheduled to be due.

REMOVAL OF THE SPECIAL        The Pooling and Servicing Agreement permits
SERVICER/CONTROLLING CLASS    (subject to certain conditions) the Controlling
REPRESENTATIVE:               Class of Sequential Pay Certificates to replace
                              the Special Servicer. The "Controlling Class of
                              Sequential Pay Certificates" is the majority bolder or holders of the Class of Sequential Pay
                              Certificates that has the latest alphabetical
                              Class designation, and that has a Certificate
                              Balance that is greater than 20% of its initial
                              Certificate Balance and 1% of the aggregate
                              Certificate Balance of all Sequential Pay
                              Certificates (or if no Class of Sequential Pay
                              Certificates has a Certificate Balance that is greater than 20% of its initial Certificate
                              Balance and 1% of the aggregate Certificate
                              Balance of all Sequential Pay Certificates, the
                              Class of Sequential Pay Certificates with the latest alphabetical Class designation). The Class
                              A-1 and Class A-2 Certificates will be treated as one Class for determining the Controlling Class of Sequential Pay Certificates.

APPRAISAL REDUCTION:          Upon the earliest of the date (each such date, a
                              "Required Appraisal Date") that (1) any Mortgage
                              Loan is sixty (60) days delinquent in respect of any Periodic Payment, (2) any REO Property is acquired on behalf of the Trust Fund, (3) any Mortgage Loan has been modified by the Special
                              Servicer to reduce the amount of any Periodic
                              Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan is subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan is due and has not been paid on its scheduled maturity date (each such Mortgage Loan, including an REO Mortgage
                              Loan, a "Required Appraisal Loan"), the Special
                              Servicer will be required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgage Property, unless such an appraisal had been previously obtained within the last twelve months.

                              As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made upon the later of 30 days after the Required Appraisal Date if no new appraisal is required or upon receipt of a new appraisal.

                              If any Required Appraisal Loan becomes a Corrected Mortgage Loan, then the Appraisal Reduction Amount (as defined in the Prospectus Supplement) shall be deemed to be zero.


                                                      COMPUTATIONAL MATERIALS
                     MERRILL LYNCH MORTGAGE INVESTORS, INC. MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C2
------------------------------------------------------------------------------------------------------------------------------------
                                                   PRICE/YIELD TO MATURITY TABLE
                                                         BOND SENSITIVITIES
                                                              CLASS A1
                                                         BOND TYPE - FIXED

Settlement Date: 3/27/98                                                                               Current Balance: $229,904,000
Next Payment:    4/15/98                                                                               Current Coupon:        6.220%


                                        *0% CPR While Subject to Lockout or Yield Maintenance Premium;
                                                 Otherwise at Indicated CPR Percentage
                                 ------------------------------------------------------------------------------
                0.00 CPR           5.00 CPR        10.00 CPR        15.00 CPR        25.00 CPR      50.00 CPR
              --------------     --------------   -------------   --------------  -------------   -------------
  Price       Yield     Dur      Yield     Dur    Yield     Dur   Yield     Dur   Yield     Dur   Yield     Dur
  -----       --------------     --------------   --------------  -------------   --------------  --------------
99-00           6.49    4.07       6.50    3.97     6.51    3.90    6.52    3.83    6.54    3.73    6.57    3.56
99-04           6.46               6.47             6.48            6.49            6.50            6.53
99-08           6.43               6.44             6.45            6.45            6.47            6.49
99-12           6.40               6.41             6.41            6.42            6.44            6.46

99-16           6.36    4.07       6.37    3.98     6.38    3.90    6.39    3.84    6.40    3.74    6.42    3.57
99-20           6.33               6.34             6.35            6.36            6.37            6.39
99-24           6.30               6.31             6.32            6.32            6.33            6.35
99-28           6.27               6.28             6.29            6.29            6.30            6.32

100-00          6.24    4.08       6.25    3.99     6.25    3.91    6.26    3.85    6.27    3.75    6.29    3.58
100-04          6.21               6.22             6.22            6.23            6.24            6.25
100-08          6.18               6.19             6.19            6.20            6.20            6.22
100-12          6.15               6.16             6.16            6.16            6.17            6.18

100-16          6.12    4.09       6.12    4.00     6.13    3.92    6.13    3.86    6.14    3.75    6.15    3.58
100-20          6.09               6.09             6.10            6.10            6.10            6.11
100-24          6.06               6.06             6.06            6.07            6.07            6.08
100-28          6.03               6.03             6.03            6.03            6.04            6.04

101-00          6.00    4.10       6.00    4.01     6.00    3.93    6.00    3.86    6.00    3.76    6.01    3.59
101-04          5.97               5.97             5.97            5.97            5.97            5.97
101-08          5.94               5.94             5.94            5.94            5.94            5.94
101-12          5.91               5.91             5.91            5.91            5.91            5.91

101-16          5.88    4.11       5.88    4.01     5.88    3.94    5.88    3.87    5.87    3.77    5.87    3.60
101-20          5.85               5.85             5.85            5.84            5.84            5.84
101-24          5.82               5.82             5.81            5.81            5.81            5.80
101-28          5.79               5.79             5.78            5.78            5.78            5.77

102-00          5.76    4.12       5.76    4.02     5.75    3.94    5.75    3.88    5.74    3.78    5.74    3.61

    WAL          5.0                4.9              4.8             4.7             4.5             4.3

1st Prin     4/15/98            4/15/98          4/15/98         4/15/98         4/15/98         4/15/98
   Mat.      2/15/06           10/15/05          8/15/05         5/15/05         1/15/05        12/15/04

--------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
--------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.


                                                      COMPUTATIONAL MATERIALS
                     MERRILL LYNCH MORTGAGE INVESTORS, INC. MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C2
------------------------------------------------------------------------------------------------------------------------------------
                                                   PRICE/YIELD TO MATURITY TABLE
                                                         BOND SENSITIVITIES
                                                              CLASS A2
                                                         BOND TYPE - FIXED

Settlement Date: 3/27/98                                                                                Current Balance:$559,138,000
Next Payment:    4/15/98                                                                                Current Coupon:       6.390%

                                                *0% CPR While Subject to Lockout or Yield Maintenance Premium;
                                                            Otherwise at Indicated CPR Percentage
                                         -----------------------------------------------------------------------------
                    0.00 CPR                5.00 CPR       10.00 CPR       15.00 CPR       25.00 CPR       50.00 CPR
                  ---------------        --------------  -------------   -------------   -------------   -------------
  Price           Yield     Dur          Yield     Dur   Yield     Dur   Yield     Dur   Yield     Dur   Yield     Dur
  -----           ---------------        --------------  -------------   --------------  --------------  -------------
  99-08             6.55    6.87           6.55    6.84    6.55    6.82    6.55    6.80    6.55    6.77    6.56    6.71
  99-12             6.53                   6.53            6.53            6.53            6.54            6.54
  99-16             6.51                   6.51            6.51            6.52            6.52            6.52
  99-20             6.49                   6.50            6.50            6.50            6.50            6.50

  99-24             6.48    6.88           6.48    6.85    6.48    6.83    6.48    6.81    6.48    6.78    6.48    6.72
  99-28             6.46                   6.46            6.46            6.46            6.46            6.46
 100-00             6.44                   6.44            6.44            6.44            6.44            6.45
 100-04             6.42                   6.42            6.42            6.42            6.43            6.43

 100-08             6.40    6.89           6.40    6.86    6.40    6.84    6.41    6.82    6.41    6.79    6.41    6.73
 100-12             6.39                   6.39            6.39            6.39            6.39            6.39
 100-16             6.37                   6.37            6.37            6.37            6.37            6.37
 100-20             6.35                   6.35            6.35            6.35            6.35            6.35

 100-24             6.33    6.90           6.33    6.87    6.33    6.85    6.33    6.83    6.33    6.80    6.34    6.74
 100-28             6.31                   6.31            6.31            6.32            6.32            6.32
 101-00             6.30                   6.30            6.30            6.30            6.30            6.30
 101-04             6.28                   6.28            6.28            6.28            6.28            6.28

 101-08             6.26    6.91           6.26    6.88    6.26    6.86    6.26    6.84    6.26    6.81    6.26    6.75
 101-12             6.24                   6.24            6.24            6.24            6.24            6.24
 101-16             6.22                   6.22            6.22            6.23            6.23            6.23
 101-20             6.21                   6.21            6.21            6.21            6.21            6.21

 101-24             6.19    6.91           6.19    6.89    6.19    6.87    6.19    6.85    6.19    6.82    6.19    6.76
 101-28             6.17                   6.17            6.17            6.17            6.17            6.17
 102-00             6.15                   6.15            6.15            6.15            6.15            6.15
 102-04             6.14                   6.14            6.14            6.14            6.14            6.14

 102-08             6.12    6.92           6.12    6.90    6.12    6.88    6.12    6.86    6.12    6.82    6.12    6.77

    WAL              9.5                    9.4             9.4             9.3             9.3             9.2

1st Prin         2/15/06                10/15/05        8/15/05         5/15/05         1/15/05        12/15/04
   Mat.          1/15/08                1/15/08         1/15/08         1/15/08         1/15/08        12/15/07

--------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
--------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                                                      COMPUTATIONAL MATERIALS
                     MERRILL LYNCH MORTGAGE INVESTORS, INC. MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C2
------------------------------------------------------------------------------------------------------------------------------------
                                                   PRICE/YIELD TO MATURITY TABLE
                                                         BOND SENSITIVITIES
                                                              CLASS B
                                                   BOND TYPE - NET WAC (-141BPS)

Settlement Date: 3/27/98                                                                                Current Balance: $32,650,000
Next Payment:    4/15/98                                                                                Current Coupon:       6.606%


                                                 *0% CPR While Subject to Lockout or Yield Maintenance Premium;
                                           ----------------------------------------------------------------------------
                                                             Otherwise at Indicated CPR Percentage

                    0.00 CPR                 5.00 CPR       10.00 CPR       15.00 CPR       25.00 CPR       50.00 CPR
                  --------------          --------------  --------------  --------------  -------------   -------------
  Price           Yield     Dur           Yield     Dur   Yield     Dur   Yield     Dur   Yield     Dur   Yield     Dur
  -----           --------------          --------------  --------------  --------------  -------------   -------------
  99-08             6.66    7.01            6.66    7.01    6.66    7.01    6.66    7.01    6.66    7.01    6.65    7.00
  99-12             6.64                    6.64            6.64            6.64            6.64            6.63
  99-16             6.62                    6.62            6.62            6.62            6.62            6.62
  99-20             6.60                    6.60            6.60            6.60            6.60            6.60

  99-24             6.59    7.02            6.59    7.02    6.59    7.02    6.59    7.02    6.58    7.02    6.58    7.01
  99-28             6.57                    6.57            6.57            6.57            6.57            6.56
 100-00             6.55                    6.55            6.55            6.55            6.55            6.55
 100-04             6.53                    6.53            6.53            6.53            6.53            6.53

 100-08             6.52    7.03            6.52    7.03    6.52    7.03    6.51    7.03    6.51    7.03    6.51    7.02
 100-12             6.50                    6.50            6.50            6.50            6.50            6.49
 100-16             6.48                    6.48            6.48            6.48            6.48            6.47
 100-20             6.46                    6.46            6.46            6.46            6.46            6.46

 100-24             6.45    7.04            6.45    7.04    6.44    7.04    6.44    7.04    6.44    7.04    6.44    7.03
 100-28             6.43                    6.43            6.43            6.43            6.43            6.42
 101-00             6.41                    6.41            6.41            6.41            6.41            6.40
 101-04             6.39                    6.39            6.39            6.39            6.39            6.39

 101-08             6.38    7.05            6.38    7.05    6.37    7.05    6.37    7.05    6.37    7.05    6.37    7.04
 101-12             6.36                    6.36            6.36            6.36            6.36            6.35
 101-16             6.34                    6.34            6.34            6.34            6.34            6.33
 101-20             6.32                    6.32            6.32            6.32            6.32            6.32

 101-24             6.31    7.06            6.31    7.06    6.31    7.06    6.30    7.06    6.30    7.06    6.30    7.05
 101-28             6.29                    6.29            6.29            6.29            6.29            6.28
 102-00             6.27                    6.27            6.27            6.27            6.27            6.27
 102-04             6.25                    6.25            6.25            6.25            6.25            6.25

 102-08             6.24    7.07            6.24    7.07    6.24    7.07    6.24    7.07    6.23    7.07    6.23    7.06

    WAL              9.8                     9.8             9.8             9.8             9.8             9.8

1st Prin         1/15/08                 1/15/08         1/15/08         1/15/08         1/15/08        12/15/07
   Mat.          1/15/08                 1/15/08         1/15/08         1/15/08         1/15/08         1/15/08

--------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
--------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.


                                                      COMPUTATIONAL MATERIALS
                     MERRILL LYNCH MORTGAGE INVESTORS, INC. MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C2
------------------------------------------------------------------------------------------------------------------------------------
                                                   PRICE/YIELD TO MATURITY TABLE
                                                         BOND SENSITIVITIES
                                                              CLASS C
                                                   BOND TYPE - NET WAC (-125BPS)

Settlement Date: 3/27/98                                                                                 Current Balance:$59,859,000
Next Payment:    4/15/98                                                                                 Current Coupon:      6.766%

                                                *0% CPR While Subject to Lockout or Yield Maintenance Premium;
                                                           Otherwise at Indicated CPR Percentage
                                          ----------------------------------------------------------------------------
                    0.00CPR                 5.00 CPR      10.00 CPR       15.00 CPR       25.00 CPR       50.00 CPR
                  --------------          ------------  -------------   --------------  -------------   --------------
  Price           Yield     Dur           Yield   Dur   Yield     Dur   Yield     Dur   Yield     Dur   Yield     Dur
  -----          --------------          ------------  -------------   --------------  -------------   --------------
  99-08             6.82    6.96            6.82  6.96    6.82    6.96    6.82    6.96    6.82    6.96    6.82    6.96
  99-12             6.80                    6.80          6.80            6.80            6.80            6.80
  99-16             6.79                    6.79          6.79            6.78            6.78            6.78
  99-20             6.77                    6.77          6.77            6.77            6.77            6.76

  99-24             6.75    6.97            6.75  6.97    6.75    6.97    6.75    6.97    6.75    6.97    6.74    6.97
  99-28             6.73                    6.73          6.73            6.73            6.73            6.73
 100-00             6.71                    6.71          6.71            6.71            6.71            6.71
 100-04             6.70                    6.70          6.70            6.70            6.69            6.69

 100-08             6.68    6.98            6.68  6.98    6.68    6.98    6.68    6.98    6.68    6.98    6.67    6.98
 100-12             6.66                    6.66          6.66            6.66            6.66            6.66
 100-16             6.64                    6.64          6.64            6.64            6.64            6.64
 100-20             6.63                    6.63          6.63            6.62            6.62            6.62

 100-24             6.61    6.99            6.61  6.99    6.61    6.99    6.61    6.99    6.61    6.99    6.60    6.99
 100-28             6.59                    6.59          6.59            6.59            6.59            6.58
 101-00             6.57                    6.57          6.57            6.57            6.57            6.57
 101-04             6.56                    6.56          6.55            6.55            6.55            6.55

 101-08             6.54    7.00            6.54  7.00    6.54    7.00    6.54    7.00    6.54    7.00    6.53    7.00
 101-12             6.52                    6.52          6.52            6.52            6.52            6.51
 101-16             6.50                    6.50          6.50            6.50            6.50            6.50
 101-20             6.49                    6.48          6.48            6.48            6.48            6.48

 101-24             6.47    7.01            6.47  7.01    6.47    7.01    6.47    7.01    6.47    7.01    6.46    7.01
 101-28             6.45                    6.45          6.45            6.45            6.45            6.44
 102-00             6.43                    6.43          6.43            6.43            6.43            6.43
 102-04             6.42                    6.42          6.41            6.41            6.41            6.41

 102-08             6.40    7.01            6.40  7.02    6.40    7.02    6.40    7.02    6.40    7.02    6.39    7.02

    WAL              9.8                     9.8           9.8             9.8             9.8             9.8

1st Prin         1/15/08                 1/15/08       1/15/08         1/15/08         1/15/08         1/15/08
   Mat.          1/15/08                 1/15/08       1/15/08         1/15/08         1/15/08         1/15/08

--------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
--------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                                                      COMPUTATIONAL MATERIALS
                     MERRILL LYNCH MORTGAGE INVESTORS, INC. MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C2
------------------------------------------------------------------------------------------------------------------------------------
                                                   PRICE/YIELD TO MATURITY TABLE
                                                         BOND SENSITIVITIES
                                                              CLASS D
                                                    BOND TYPE - NET WAC (-90BPS)

Settlement Date: 3/27/98                                                                                 Current Balance:$70,742,000
Next Payment:    4/15/98                                                                                 Current Coupon:      7.116%

                                               *0% CPR While Subject to Lockout or Yield Maintenance Premium;
                                                              Otherwise at Indicated CPR Percentage
                                          ------------------------------------------------------------------------------
                     0.00 CPR               5.00 CPR        10.00 CPR       15.00 CPR       25.00 CPR       50.00 CPR
                  ---------------         --------------  --------------  --------------  --------------  --------------
  Price           Yield     Dur           Yield     Dur   Yield     Dur   Yield     Dur   Yield     Dur   Yield     Dur
                  ---------------         --------------  --------------  --------------  --------------  --------------
  99-08             7.18    6.86            7.18    6.86    7.18    6.86    7.18    6.86    7.18    6.86    7.18    6.85
  99-12             7.16                    7.16            7.16            7.16            7.16            7.16
  99-16             7.15                    7.15            7.14            7.14            7.14            7.14
  99-20             7.13                    7.13            7.13            7.13            7.13            7.12

  99-24             7.11    6.87            7.11    6.87    7.11    6.87    7.11    6.87    7.11    6.87    7.10    6.86
  99-28             7.09                    7.09            7.09            7.09            7.09            7.09
 100-00             7.07                    7.07            7.07            7.07            7.07            7.07
 100-04             7.05                    7.05            7.05            7.05            7.05            7.05

 100-08             7.04    6.88            7.04    6.88    7.04    6.88    7.04    6.88    7.03    6.88    7.03    6.87
 100-12             7.02                    7.02            7.02            7.02            7.02            7.01
 100-16             7.00                    7.00            7.00            7.00            7.00            6.99
 100-20             6.98                    6.98            6.98            6.98            6.98            6.98

 100-24             6.97    6.89            6.96    6.89    6.96    6.89    6.96    6.89    6.96    6.89    6.96    6.88
 100-28             6.95                    6.95            6.95            6.95            6.94            6.94
 101-00             6.93                    6.93            6.93            6.93            6.93            6.92
 101-04             6.91                    6.91            6.91            6.91            6.91            6.91

 101-08             6.89    6.90            6.89    6.90    6.89    6.90    6.89    6.90    6.89    6.90    6.89    6.89
 101-12             6.88                    6.88            6.88            6.87            6.87            6.87
 101-16             6.86                    6.86            6.86            6.86            6.86            6.85
 101-20             6.84                    6.84            6.84            6.84            6.84            6.83

 101-24             6.82    6.91            6.82    6.91    6.82    6.91    6.82    6.91    6.82    6.91    6.82    6.90
 101-28             6.81                    6.80            6.80            6.80            6.80            6.80
 102-00             6.79                    6.79            6.79            6.79            6.78            6.78
 102-04             6.77                    6.77            6.77            6.77            6.77            6.76

 102-08             6.75    6.92            6.75    6.92    6.75    6.92    6.75    6.92    6.75    6.92    6.75    6.91

    WAL              9.8                     9.8             9.8             9.8             9.8             9.8

1st Prin         1/15/08                 1/15/08         1/15/08         1/15/08         1/15/08         1/15/08
   Mat.          2/15/08                 2/15/08         2/15/08         2/15/08         2/15/08         2/15/08

--------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
--------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.


                                                      COMPUTATIONAL MATERIALS
                     MERRILL LYNCH MORTGAGE INVESTORS, INC. MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C2
------------------------------------------------------------------------------------------------------------------------------------
                                                   PRICE/YIELD TO MATURITY TABLE
                                                         BOND SENSITIVITIES
                                                              CLASS E
                                                   BOND TYPE - NET WAC (-56 BPS)

Settlement Date: 3/27/98                                                                                Current Balance: $16,325,000
Next Payment:    4/15/98                                                                                Current Coupon:       7.456%

                                                   *0% CPR While Subject to Lockout or Yield Maintenance Premium;
                                                             Otherwise at Indicated CPR Percentage
                                          ------------------------------------------------------------------------------
                    0.00 CPR                 5.00 CPR       10.00 CPR       15.00 CPR       25.00 CPR       50.00 CPR
                  --------------          --------------  --------------  --------------  -------------   --------------
  Price           Yield     Dur           Yield     Dur   Yield     Dur   Yield     Dur   Yield     Dur   Yield     Dur
  -----           --------------          --------------  --------------  --------------  -------------   --------------
  99-08             7.53    6.81            7.54    6.78    7.53    6.77    7.53    6.77    7.53    6.77    7.53    6.77
  99-12             7.51                    7.52            7.51            7.51            7.51            7.51
  99-16             7.50                    7.50            7.49            7.49            7.49            7.49
  99-20             7.48                    7.48            7.48            7.48            7.48            7.47

  99-24             7.46    6.82            7.46    6.79    7.46    6.78    7.46    6.78    7.46    6.78    7.45    6.78
  99-28             7.44                    7.44            7.44            7.44            7.44            7.44
 100-00             7.42                    7.43            7.42            7.42            7.42            7.42
 100-04             7.40                    7.41            7.40            7.40            7.40            7.40

 100-08             7.39    6.83            7.39    6.80    7.38    6.79    7.38    6.79    7.38    6.79    7.38    6.79
 100-12             7.37                    7.37            7.37            7.37            7.37            7.36
 100-16             7.35                    7.35            7.35            7.35            7.35            7.34
 100-20             7.33                    7.33            7.33            7.33            7.33            7.33

 100-24             7.31    6.84            7.32    6.81    7.31    6.80    7.31    6.80    7.31    6.80    7.31    6.80
 100-28             7.30                    7.30            7.29            7.29            7.29            7.29
 101-00             7.28                    7.28            7.28            7.27            7.27            7.27
 101-04             7.26                    7.26            7.26            7.26            7.26            7.25

 101-08             7.24    6.85            7.24    6.82    7.24    6.81    7.24    6.81    7.24    6.81    7.24    6.81
 101-12             7.22                    7.23            7.22            7.22            7.22            7.22
 101-16             7.21                    7.21            7.20            7.20            7.20            7.20
 101-20             7.19                    7.19            7.19            7.18            7.18            7.18

 101-24             7.17    6.86            7.17    6.83    7.17    6.82    7.17    6.82    7.17    6.82    7.16    6.82
 101-28             7.15                    7.15            7.15            7.15            7.15            7.15
 102-00             7.13                    7.14            7.13            7.13            7.13            7.13
 102-04             7.12                    7.12            7.11            7.11            7.11            7.11

 102-08             7.10    6.87            7.10    6.84    7.10    6.83    7.10    6.83    7.09    6.83    7.09    6.83

    WAL             10.0                     9.9             9.9             9.9             9.9             9.9

1st Prin         2/15/08                 2/15/08         2/15/08         2/15/08         2/15/08         2/15/08
   Mat.          9/15/08                 5/15/08         2/15/08         2/15/08         2/15/08         2/15/08

--------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
--------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                                        MLMI 1998-C2 MULTIFAMILY SCHEDULE
                                                                                                NO. STUDIOS
CONTROL                                                                      UTILITIES                  WTG. AVG
NUMBER        PROPERTY NAME                           CURRENT BALANCE       TENANT PAYS       # UNITS  RENT/MONTH
-----------------------------------------------------------------------------------------------------------------
  105         518 Raymond Avenue                        1,023,900.59           Electric
  106         524 Raymond Avenue                        1,033,841.40           Electric           2       $575
  112         Arbor Oaks Apartments                     2,992,591.28           Electric
  114         Avondale Apartments                       1,074,276.87           Electric
  115         Bay Pointe South Apartments               4,776,012.97           Electric
  116         Belcourt Apartments                       3,161,678.32             None            48       $400
  121         Briarbend Apartments                      1,296,969.38           Electric
  122         Briergreen Apartments                     3,139,459.73           Electric
  125         Cambridge Park Apts                       3,497,970.15        Electric/Heat
  129         Cedar Apartments                          1,376,411.09           Electric
  130         Cedars Apartments                         2,245,651.49        Electric/Heat
  131         Cedarvale Highlands                       2,927,347.12           Electric          72       $502
  133         Chambers Cove Apartments                  2,145,273.70           Electric
  136         Chateau De Vie Apartments                 1,782,058.45           Electric
  138         Cimarron Pointe Apartments                5,378,367.21           Electric
  147         Commons at Briargate                     13,589,232.59         Electric/Gas
  148         Commons of Laporte                        4,381,410.55          Electric
  149         Copper Hill Apartments                    2,495,220.54         Gas/Electric
  150         Costa Neuporte Senior Apartments          4,381,549.50         Electric/Gas
  151         Courts at West University                 2,990,545.17           Electric
  153         Creekwood Apartments                      1,491,461.90           Electric
  154         Crystal Cove Apartments                   3,386,749.97           Electric          30       $345
  166         Evergreen Ridge Apartments               14,263,427.09           Electric
  168         Forest Park Apartment                     3,593,126.90           Electric          12       $522
  169         Fossil Hill Apartments                    6,487,282.14           Electric
  170         Gannon Place Apartments                   4,072,221.04        Electric/Heat
  171         Garden View                               2,401,202.27           Electric
  172         Gardens Apartments                        2,595,125.59        Electric/Water        1       $475
  173         Gardenwood Apartments                     1,197,730.54           Electric
  174         Garfield Villas & Hillcrest Apts.         1,914,568.32         Electric/Gas
  179         Harvey's Racquet Club Apts                6,262,958.36           Electric
  180         Hillview Apartments                         997,589.16           Electric
  191         Hub Apartments                            6,932,926.25           Electric          40       $333
  193         La Costa Apartments                       2,890,408.48           Electric          16       $470
  196         Lake Shore Park Apartments                8,257,688.50   Water/Sewer/Electric/Gas
  201         Madison Parke Apartments                  1,397,502.20           Electric
  203         Meadow Oaks Apartments                      748,661.90           Electric
  211         Newport Landing Apartments                2,475,271.60           Electric          16       $295
  212         Northwood Hills Apartments                3,748,825.26           Electric
  216         Park Apartments                           3,761,745.18           Electric          66       $298
  217         Park Place Apartments                     2,909,404.44        Electric/Heat
  221         Radford Place Condominiums                  938,207.78        Heat/Electric
  222         Regency Manor Apartments                  1,197,046.35           Electric
  223         Regency Park Apartments                   8,783,753.30             None            136      $399
  224         Ridge Landing Apartments                  1,616,893.56           Electric
  226         River Manor Apartments                    4,007,472.78           Electric
  229         Salem Manor                               1,990,346.17           Electric
  230         Savannah Heights Apartments               1,832,842.39           Electric
  231         Serrano Highlands Apartments             12,465,157.89      Electric/Gas/Water
  232         Shamrock East Apartments                  1,425,416.96             None
  236         South Oak & Taylor Oak Apts.              1,896,396.97           Electric          16       $467
  238         Spring Lake Apartments                    3,371,455.91           Electric
  239         Spring Lake Lakehomes                     2,334,172.92           Electric
  240         Spring Village Apartments                 2,491,116.42           Electric          16       $405
  241         Sterling Pointe Apartments                2,794,690.26           Electric
  242         Summerfield Villas                        3,810,088.89         Electric/Gas
  244         Tanglewod Apartments                      1,397,285.01        Electric/Gas
  246         Valley View Apartments (Chud)            10,247,492.97         Electric/Gas        82       $382
  247         Valley View Apartments                    7,660,004.07      Electric/HVAC/Gas      22       $524
  248         Villa Verde Apartments                    8,039,797.98    All except Water/Sewer



                No. 1 Bedrooms     No. 2 Bedrooms     No. 3 Bedrooms     No. 4 Bedrooms
Control                Wtg. Avg           Wtg. Avg           Wtg. Avg           Wtg. Avg
Number        # Units rent/month # Units rent/month # Units rent/month # Units rent/month
-----------------------------------------------------------------------------------------
  105           12       $757       8       $947
  106           12       $726       7       $809       3     $1,116
  112          178       $339     120       $493
  114           24       $505      23       $563
  115                             161       $539
  116          136       $480      14       $600
  121            8       $480      40       $582
  122           24       $500      48       $558      40       $645
  125           20       $388     144       $435       8       $610
  129                              40       $607
  130           48       $400      80       $565
  131           36       $596
  133                              54       $524      18       $524
  136           86       $253      16       $535
  138          124       $343     104       $502      24       $628
  147           74       $853      84     $1,059      36     $1,158
  148           64       $430     128       $460
  149            8       $625      40       $749       8       $787
  150          148     $1,237
  151          124       $506
  153           48       $395      64       $495
  154          128       $502       9       $750
  166           74       $909     116     $1,099
  168          134       $619
  169           88       $490      104      $685      24       $805
  170          156       $394      72       $513
  171           68       $545      28       $671
  172           36       $498      42       $586
  173           80       $365
  174           56       $326      42       $470      14       $497
  179          260       $404      92       $543
  180           17       $285      55       $338
  191          252       $420      66       $608      16       $800
  193           32       $575      40       $664
  196          112       $633     188       $633      76       $633
  201           84       $396       6       $600
  203           22       $387      15       $455
  211           24       $385      144      $508       1       $650
  212           75       $366      74       $541      43       $651
  216           49       $400     108       $512      16       $585
  217          224       $410      24       $525
  221           27       $706
  222                              36       $377      60       $420
  223          180       $492      66       $647
  224           24       $478      24       $573       8       $663
  226                              96       $395      96       $450
  229                              84       $560
  230           96       $399      41       $484
  231           70       $771     170       $912
  232           23       $572      17       $675
  236           40       $566       5       $811       6       $971
  238          168       $368      40       $475
  239           19       $490      67       $606
  240           61       $505      47       $625
  241          152       $313      64       $468
  242                              72       $642      24       $758
  244           27       $516      23       $651
  246          417       $436     149       $539       2       $600       4       $600
  247           44       $619     152       $673
  248          120       $607      90       $738

                                           MLMI 1998-C2 MULTIFAMILY SCHEDULE
                                                                                                        NO. STUDIOS
CONTROL                                                                        UTILITIES                       WTG. AVG
NUMBER        PROPERTY NAME                          CURRENT BALANCE         TENANT PAYS             # UNITS RENT/MONTH
------------------------------------------------------------------------------------------------------------------------
  250         Village Green Apartments III/IV           1,796,568.11            Electric
  252         Villas of Josey Ranch                     6,845,755.37            Electric
  253         Virginia Village Apatments                9,983,264.80              None
  255         Westchester Manor                         2,392,101.63            Electric
  257         Williamstown Apartments                   1,442,995.74          Electric/Gas
  258         Willowick & Willow Creek Apts             5,090,372.50            Electric                72       $350
  259         Windfern Meadows Apartments               4,240,238.56            Electric
  260         Windjammer Cove Apartments                2,887,413.45            Electric
  261         Woodridge Apartments                      6,674,630.06            Electric
  300         Spring Branch Estates Apartments          2,048,228.94            Electric
  303         Waters Edge Apartments                    4,664,962.19            Electric
  305         Ebbets Field Apartments                  17,638,089.49              None                  92       UAV
  307         Windrush Apartments                       3,719,057.45              None                  72       $480
  308         Woodbury Place Apartments                 7,438,114.91              None
  316         Rockledge Apartments                      5,882,520.95            Electric
  317         Carmel Apartments                         1,495,556.19            Electric
  336         Timbers North Apartments                    548,739.73            Electric                 1    mngt unit
  342         Plaza Terrace Apartments                  1,154,417.30       Hot Water/Electric
  343         136 West 71st Street                        562,612.58            Electric                 2      $1,087
  344         Pines Apartments                          1,039,650.36              NAV                   24       $335
  345         Golden Arms Apartments                    1,332,586.74            Electric                 7       $380
  346         Le Chateau Apartments                       464,136.63              NAV
  347         Pacific Cove Apartments                     510,017.23              NAV
  348         Albany Avenue                             1,398,810.19        Electric/Gas/AC
  349         Broadway Inn Apartments                     573,070.82      Gas/Heat/Electric/AC
  350         Shawnee Garden Apartments                   587,890.70              NAV
  351         Tierra Alegre Apartments                    958,012.64      Gas/Heat/Electric/AC          12       $311
  352         2240 University Avenue                      343,680.48        Gas/Electric/AC              7       $485
  353         The Tropicaire Apartments                   988,589.78        Heat/Electric/AC
  354         Woodland View Apartments                    870,368.93      Gas/Heat/Electric/AC
  355         Coronado Heights                            638,948.29              NAV
  356         Sheridan Apartments                         609,243.85              NAV
  357         Vista Verde Apartments                      492,118.42              NAV
  358         Cedar Point Apartments                    1,180,697.18          Electric/AC
  359         Hampstead Oaks Apartments                 1,470,406.70      Gas/Heat/Electric/AC
  360         Cordova Apartments                        1,167,034.41          Electric/AC
  361         Deerwood Apartments                         860,400.04              NAV
 362A         Shadyedge Apartments                        135,466.53        Gas/Electric/AC
 362B         Tudor Court Apartments                      474,132.86          Electric/AC
  365         Crotona Avenue                              707,234.19            Electric
  366         1020 & 1030 Boynton Avenue                1,433,582.89              NAV
  367         Amberlake Apartments                      1,259,159.61      Gas/Heat/Electric/AC
  368         Pine Valley Estates Apartments            1,285,304.72       Gas/Heat/Electric
  369         West 141st Street Apartments                382,719.63            Electric                37       $300
  370         West 24th Street                            764,746.51            Electric
  371         Chestnut Hill Apartments                    525,410.85       Gas/Heat/Electric
  372         Courtyard Apartments                      1,101,562.42       Gas/Heat/Electric
  373         Century Heights Apartments                  482,165.90         Heat/Electric
  374         Western Crest Apartments                    603,034.53         Heat/Electric
  375         Terwood Court Apartments                  1,247,933.31       Gas/Heat/Electric
  376         Winding Way Apartments                      482,686.29         Heat/Electric
  377         Morningside Bay Apartments                  489,067.36       Gas/Heat/Electric
  378         Del Toro Apartments                         259,587.40    Hot Water/Gas/Heat/Electric
  379         Eucalyptus Apartments                       389,899.59         Heat/Electric              44       $305
  380         Bonnie Lynn Apartments                      537,973.99       Gas/Heat/Electric
  381         Regal Oaks Apartments                       386,353.47       Gas/Heat/Electric
  382         Papago Palms West                           622,201.99       Gas/Heat/Electric
  383         Malibu Apartments                           691,748.63    Heat/Hot Water/Electric          4       $271
  384         Darling Street Apartments                 1,268,746.20       Gas/Heat/Electric
  385         2025-2027 Walnut Street                     477,963.50            Electric                 8       $428



                NO. 1 BEDROOMS       NO. 2 BEDROOMS       NO. 3 BEDROOMS       NO. 4 BEDROOMS
CONTROL                WTG. AVG             WTG. AVG             WTG. AVG             WTG. AVG
NUMBER        # UNITS RENT/MONTH   # UNITS RENT/MONTH   # UNITS RENT/MONTH   # UNITS RENT/MONTH
-----------------------------------------------------------------------------------------------
  250           12       $605        44       $676         6       $830
  252          120       $588        78       $793
  253          146       $734       165       $832        33       $983
  255           41       $365        82       $455        12       $545
  257           96       $360         4       $510
  258          212       $446        36       $517
  259           92       $450        46       $600        46       $702
  260                                72       $812
  261          176       $550        88       $609
  300           52       $377        76       $485         9       $531
  303           24       $950        63     $1,200
  305          332       UAV         633       UAV       261       UAV
  307                                88       $613
  308          148       $507       138       $623
  316          226       $395        48       $525         6       $650
  317           18       $400        59       $500
  336           30       $278        70       $321
  342                               158       $307
  343            8       $699
  344           24       $400         4       $460
  345           60       $455         3       $475
  346           32       $370        16       $464
  347           20       $359         8       $438
  348          101       $427        41       $555
  349           48       $298         1       NAV
  350                                48       $392
  351           32       $337        28       $440
  352           12       $497        13       $547
  353           31       $475        12       $597
  354           24       $525        30       $595
  355           54       $365         3       $430
  356                                17       $709
  357            1       $300        23       $505
  358           62       $455         6       $627
  359                                87       $425
  360           52       $370        10       $392
  361                                40       $461
 362A            6       $585
 362B            8       $425        16       $525
  365           20       $598        28       $565
  366           96       NAV         36       NAV
  367           56       $470        14       $570
  368           10       $470        70       $573
  369            7       $400        15       $450
  370           72       $454         8       $666
  371            1       $370        39       $423
  372           66       $238        67       $319
  373           32       $300        16       $400
  374            1       $400        52       $383
  375           47       $455        26       $525
  376           47       $328         2       $400
  377            6       $485        18       $675
  378                                15       $387
  379
  380           21       $385        13       $465
  381
  382                                22       $481         2       $549
  383           52       $311         8       $415
  384            1       $650        24       $760         6       $875
  385            8       $606         1       $795

                                              MLMI 1998-C2 MULTIFAMILY SCHEDULE
                                                                                                            NO. STUDIOS
CONTROL                                                                           UTILITIES                       WTG. AVG
NUMBER        PROPERTY NAME                          CURRENT BALANCE             TENANT PAYS             # UNITS RENT/MONTH
----------------------------------------------------------------------------------------------------------------------------
  386         Burlington Townhomes                        347,193.95          Heat/Gas/Electric
  387         Woodglen Apartments                         753,623.67            Heat/Electric               2       $275
  388         Abbey Arms Apartments                       488,427.81             Gas/Electric
  389         Newport Central Townhomes                   887,713.16            Heat/Electric
  390         Village Phoenix Apartments                  620,635.69          Gas/Heat/Electric
  391         Woodside Court Apartments                   493,309.36             Gas/Electric
  392         Concord Green Apartments                  1,233,273.56            Heat/Electric
  393         Bellerive Apartments                      1,193,808.80                 None                  56       $340
  394         Prince Plaza Apartments                     399,898.64          Heat/Gas/Electric
  395         Silver Club Apartments                      493,422.59            Heat/Electric
  396         Beechnut Palms Apartments                   986,885.16       Gas/Heat/Hot Water/Electric
  397         Foresight Village Apartments - Phase I    1,680,866.82       Heat/Hot Water/Gas/Electric
  398         Canterbury Apartments                       560,954.48               Electric
  399         Altos Park Apartments                       653,264.81       Heat/Hot Water/Gas/Electric
  400         Amberwood Apartments                        809,134.98       Heat/Hot Water/Gas/Elect         8       $265
  401         Pinon Terrace Apartments                  1,298,379.73       Heat/Hot Water/Gas/Electric
  402         Second Street Apartments                    760,839.14       Heat/Hot Water/Gas/Electric
  403         Steele Street Apartments                    213,908.38       Heat/Hot Water/Gas/Elect         1       $300
  404         Williams Street Apartments                  248,649.96       Heat/Hot Water/Gas/Elect         2       $310
  405         Beverly Rossmore Apartments                 991,827.29       Heat/Hot Water/Electric          6       $517
  406         Chestnut Mansion                          1,210,517.21               Electric                 1       $475
  407         Riverside Village                           714,990.33            Heat/Hot Water
  408         Woodlawn Apartments                         595,825.28            Heat/Electric               1       $375
  409         96 Wadsworth Terrace                        843,938.67               Electric                 3       $547
  410         Vanowen Street Apartments                   575,964.39          Heat/Gas/Electric
  411         Saticoy Street Apartments                 1,097,311.53               Electric                 5       $400
  412         Bombay Apartments                           705,059.88       Heat/Hot Water/Gas/Electric
  413         Albion Manor Apartments                     843,938.67               Electric
  414         1479 Macombs Road                         1,490,901.57               Electric                 8       $497
  415         The Seville Apartments                      484,467.51       Heat/Hot Water/Electric
  416         Denton Court Apartments                   1,068,143.64            Heat/Electric
  417         Mulberry Place Apartments                   715,056.61       Heat/Hot Water/Electric
  418         Windsor Apartments                          422,567.42       Heat/Hot Water/Gas/Electric
  419         Willow Pointe Apartments                    661,193.68       Heat/Hot Water/Gas/Electric
  420         Southtown Apartments                        323,139.78       Heat/Hot Water/Electric
  421         470 Beacon Street                           715,407.88               Electric                 2       $750
  422         Meadow Lea Apartments                       596,267.70            Heat/Electric
  423         Princess Apartments                         734,688.75       Heat/Hot Water/Gas/Elect         3       $336
  424         Villa Martel Apartments                     715,407.88       Heat/Hot Water/Electric
  425         Stardust Apartments                         377,576.34                 None                   6       $320
  426         1808 Beverly Road                           377,772.71               Electric
  427         Lake Avenue Apartments                      323,003.49               Electric
  428         Shea Terrace Apartments                     187,654.93            Heat/Electric
  429         Sunset Gardens                              500,594.44            Heat/Electric
  430         Country Creek Village Apartments            889,514.51            Heat/Hot Water
  431         Pine Hill Apartments                      1,583,206.12                 None
  432         Stoneridge Apartments                     2,370,290.72            Heat/Electric              64       $400
  433         Highland Villas Apartments                1,207,470.97            Heat/Electric               1       $425
  434         Mount Vernon Manor Apartments               726,800.16                 None
  435         Lanier Place                                885,530.29             Gas/Electric
  436         Tamarack Shadows Apartments                 593,306.18               Electric
  437         Royal Poinciana                             457,831.44             Gas/Electric
  438         37 Wales Street                             411,771.46             Gas/Electric
  439         Joanne Marie Apartments                     381,726.97               Electric
  440         Dorchester Apartments                       775,219.63             Gas/Electric               3       $485
  441         Hillside Village Apartments                 546,077.00             Gas/Electric
  442         Lake Forest Apartments                    1,487,841.80               Electric
  443         Manor Apartments and Traymore Apartment     683,728.75               Electric
  444         Shadow Oaks Apartments                      293,744.23               Electric                 9       $305
  445         Kimberly Oaks Apartments                    331,454.62               Electric


                NO. 1 BEDROOMS       NO. 2 BEDROOMS       NO. 3 BEDROOMS       NO. 4 BEDROOMS
CONTROL                WTG. AVG             WTG. AVG             WTG. AVG             WTG. AVG
NUMBER        # UNITS RENT/MONTH   # UNITS RENT/MONTH   # UNITS RENT/MONTH   # UNITS RENT/MONTH
-----------------------------------------------------------------------------------------------
  386                                16       $495
  387           66       $371
  388           14       $410        20       $355
  389           24       $475        24       $595
  390           15       $360        28       $483
  391           12       $775         3       $900
  392          136       $334        44       $422         8       $589
  393           70       $443        14       $655
  394           32       $299         8       $441
  395            2       $240        44       $373
  396           48       $315        52       $420
  397            5       $495        45       $662
  398           16       $578         8       $701         6       $818
  399            4       $425        12       $511         8       $593
  400           15       $375        35       $465         2       $595
  401           14       $485        36       $540
  402                                                     18       $905
  403           11       $390
  404           10       $462
  405           42       $627
  406           33       $538        24       $656         1       $800
  407           30       $484
  408           15       $395        30       $455
  409           10       $513        29       $610
  410           18       $458         6       $603
  411           40       $485         3       $615
  412           10       $543        13       $622         2       $821
  413           12       $435        22       $550
  414           40       $653        14       $582        10       $647
  415           16       $575         4       $800
  416           86       $322        37       $405
  417                                20       $421        20       $473
  418           35       $260        24       $343
  419           25       $260        49       $320
  420           15       $240        30       $280         2       $330
  421            6     $1,312         1     $1,800
  422                                14       $350        32       $415
  423           24       $495         6       $690
  424            2       $333        24       $427        11       $547
  425           18       $361        12       $471
  426            7       $511        10       $644         3       $815
  427            3       $392        18       $458
  428                                12       $420
  429            8       $873         6     $1,067
  430           35       $396        67       $488
  431           49       $425        48       $550
  432           40       $460        34       $750
  433           21       $578        20       $710
  434           19       $389        38       $452        24       $530
  435            6       $700        21       $912
  436           32       $324        13       $469
  437           32       $400
  438                                 8       $712         2       $855
  439            6       $454        10       $628
  440           12       $643         5       $777
  441                                32       $475
  442           67       $385        48       $470
  443           20       $490        12       $585
  444            8       $391         6       $479
  445           12       $378        12       $478

                                          MLMI 1998-C2 MULTIFAMILY SCHEDULE

                                                                                                      NO. STUDIOS
CONTROL                                                                        UTILITIES                    WTG. AVG
NUMBER        PROPERTY NAME                            CURRENT BALANCE        TENANT PAYS         # UNITS RENT/MONTH
---------------------------------------------------------------------------------------------------------------------
  447         Mansard Place Apartments                  1,786,541.39           Water/Gas             50       $265
  448         Broadway Park Apartments                  2,173,625.43           Water/Gas             64       $325
  449         The Deely Place Apartments                  846,675.92            Electric
  450         Atlantic City Apartments                    956,341.22            Electric
  453         Canberra Apartments                         992,786.08              None
  454         Rosewood Gardens                            586,115.93    Heat/Hot Water/Gas/Elect      4       $555
  455         Hickory Apartments                          696,202.14       Hot Water/Electric
  456         Dutch Haven Apartments                      877,371.29    Heat/Hot Water/Gas/Electric
  457         Robinswood Apartments                       671,337.80    Heat/Hot Water/Electric
  458         Sunset Apartments                           865,383.30
  459         3301 Powelton Avenue                        577,527.15         Heat/Electric
  460         Bryan Place Apartments                      380,869.35              None
  461         Skyline Woods Apartments                    746,654.17    Heat/Hot Water/Electric       4       $336
  462         Sunrise Apartments                          425,505.53    Heat/Hot Water/Electric
  463         Featherstone Apartments                     597,323.35    Heat/Hot Water/Gas/Electric
  464         Wayne Street Apartments                     199,107.76    Heat/Hot Water/Gas/Electric
  465         The Villages Apartment                      632,167.23    Heat/Hot Water/Gas/Electric
  469         McFarlin Condos                             647,404.95    Heat/Hot Water/Electric
  470         Palms at Byron Place                        796,934.29    Heat/Hot Water/Electric
  471         Olde North Village Apartments               792,195.23    Heat/Hot Water/Electric
  472         Savings Tower                               896,332.90              None               40       $364
  473         Hawthorne Apartments                        448,275.52    Heat/Hot Water/Electric      37       $314
  474         Oak Forest Apartments                       399,141.19    Heat/Hot Water/Gas/Electric
  475         Rampart Gardens Apartments                2,040,943.75         Heat/Electric
  476         Morris Hall Apartments                      637,496.61            Electric
  477         English Hills II                            258,940.61    Heat/Hot Water/Gas/Electric
  478         670 Garden Street                           745,462.39            Electric
  479         Anna Hart Portfolio - 6 West 87th Stree     463,174.78          Gas/Electric            1       $411
  480         Anna Hart Portfolio - 45 West 69th Stre     211,622.97          Gas/Electric            1       $306
  481         Anna Hart Portfolio - 49 West 68th Stre     224,599.82          Gas/Electric            1       $361
  482         Anna Hart Portfolio - 117 West 69th Str     328,414.86          Gas/Electric            1       $339
  483         Anna Hart Portfolio - 130 Beach 133rd S     179,679.88          Gas/Electric            4       UAV
  484         Anna Hart Portfolio - 148 West 76th Str     339,395.29          Gas/Electric            1       $309
  485         244-248 West 21st Street                    728,701.66          Gas/Electric           11       UAV
  488         Anna Hart Portfolio - 330 West 101st St     386,311.70          Gas/Electric            1       $311
  489         Trinity Court Condominiums                  618,034.26    Heat/Hot Water/Gas/Electric
  490         Townhouse Apartments                        797,662.47    Heat/Hot Water/Gas/Electric
  491         D'iberville Apartments                      897,203.89    Heat/Hot Water/Gas/Elect      2       $550
  492         Ricciuti Court Apartments                   718,103.25    Heat/Hot Water/Electric
  493         495 Washington Avenue                       518,449.11            Electric             15       $432
  494         The Tropic Estates Apartments               807,379.30    Heat/Hot Water/Gas/Electric
  495         Glenoaks Apartments                       1,064,675.20    Heat/Hot Water/Electric
  496         Gilmore Apartments                        1,028,597.37    Heat/Hot Water/Gas/Electric
  497         Village Meadows                             458,997.74    Heat/Hot Water/Gas/Electric
  498         Blair House Apartments                      319,524.96    Heat/Hot Water/Gas/Electric
  499         Tahiti Village Apartments                 1,496,770.32    Heat/Hot Water/Electric
  500         1011 Sheridan Avenue                      2,095,478.45            Electric              8       $380
  501         Kirlin Place Apartments                     704,372.09    Heat/Hot Water/Electric
  502         Las Casitas Apartments                    2,432,979.47         Heat/Electric            1       $355
  503         Orangewood Place Apartments               1,241,302.69    Heat/Hot Water/Electric
  504         Edison Terrace Apartments                   757,189.32    Heat/Hot Water/Electric
  505         Ramsey Apartments                           844,531.04              None                1       $550
  506         Glendale Apartments                         844,531.04              None                1       $550
  507         Burton Gardens Apartments                 1,142,600.83              None                1       $550
  508         Drexel Terrace Apartments                   520,097.22    Heat/Hot Water/Gas/Electric
  509         Lake Parker Apartments                      583,659.53    Heat/Hot Water/Electric
  512         Windsor Hall Apartments                     448,986.07         Heat/Electric
  513         Foresight Village Apartments - Phase II     748,824.78    Heat/Hot Water/Gas/Electric
  514         Cedarhaus Apartments                        369,180.21            Electric              2       $340
  515         Windsong Apartments                         398,831.23              None


                NO. 1 BEDROOMS        NO. 2 BEDROOMS        NO. 3 BEDROOMS        NO. 4 BEDROOMS
CONTROL                WTG. AVG              WTG. AVG              WTG. AVG              WTG. AVG
NUMBER        # UNITS RENT/MONTH    # UNITS RENT/MONTH    # UNITS RENT/MONTH    # UNITS RENT/MONTH
--------------------------------------------------------------------------------------------------
  447           88       $348         48       $437         10       $520
  448           44       $360        112       $433          4       $560
  449           40       $364         16       $440
  450                                 16       $600         12       $650
  453           61       $444          3       $575
  454           18       $665          3       $755
  455           24       $366         44       $463
  456                                                       30       $517
  457            1       $340         32       $407
  458           22       $347         20       $430
  459           42       $425
  460            6       $375         16       $448
  461           30       $388         12       $475          2       $600
  462           32       $329
  463                                 16       $619
  464                                  6       $626
  465                                 30       $411
  469                                  5     $1,350          2     $1,475
  470           27       $557
  471                                 24       $357         24       $386
  472           67       $461          9       $508
  473            8       $413
  474            1       $425          5       $495          6       $620
  475          153       $360         16       $489          2       $600
  476           17       $454         14       $546
  477            2       $300         20       $397
  478           32       $377         10       $444
  479           10       $963
  480            9       $741
  481            9       $952
  482            9       $816
  483            6       UAV
  484            9       $914
  485           12       UAV
  488            9       $735
  489           18       $463          8       $700
  490                                 35       $465          1       $650
  491           18       $475         27       $569          4       $700
  492           48       $379
  493           26       $448
  494            1       $385         46       $488
  495                                 56       $409
  496           68       $295                               24       $410
  497           20       $295         20       $320
  498                                 36       $330
  499                                 51       $552         12       $675
  500           12       $409         72       $540         20       $675
  501           22       $567
  502           16       $350         56       $420         52       $525
  503           52       $357         32       $450
  504                                 30       $528
  505           35       $602          1       $700
  506           36       $602
  507           49       $600
  508                                 29       $431
  509                                 40       $372
  512           29       $459          4       $533
  513            2       $545         18       $674
  514            4       $396         24       $482
  515           34       $422

                                             MLMI 1998-C2 MULTIFAMILY SCHEDULE
                                                                                                          NO. STUDIOS
CONTROL                                                                          UTILITIES                      WTG. AVG
NUMBER        PROPERTY NAME                            CURRENT BALANCE          TENANT PAYS            # UNITS RENT/MONTH
-------------------------------------------------------------------------------------------------------------------------
  516         Wellington Apartments                     1,991,651.06      Heat/Hot Water/Electric
  517         Golden Villas Apartments                    748,252.23      Heat/Hot Water/Electric
  518         Parkwood Apartments                       1,123,691.66      Heat/Hot Water/Electric
  519         Manayunk Apartments                       2,745,629.75              Electric
  520         Folcroft Apartments                       1,647,555.18              Electric                1       $450
  521         Claridge Manor Apartments                 2,146,653.36              Electric
  522         Oakwood Apartments                        1,497,711.74      Heat/Hot Water/Gas/Electric
  523         Teesdale Apartments                         271,599.26              Electric                1       $290
  525         Brandywine Apartments                       828,161.02      Heat/Hot Water/Electric         2       $230
  526         Tropic Isle Apartments                      898,608.18                None
  527         Leisure Isle Apartments                   1,021,417.96      Heat/Hot Water/Gas/Electric
  528         Laurel Apartments                           299,536.06              Electric
  529         La Mesa Apartments                          522,191.20      Heat/Hot Water/Gas/Electric
  530         Villa Fontana Apartments                  1,198,144.24      Heat/Hot Water/Gas/Electric
  531         Park Lane Apartments                      1,048,376.20      Heat/Hot Water/Gas/Electric
  532         Lincoln Apartments                          745,620.35              Electric
  535         Atrium Apartments                           788,570.03              Electric
  538         Quail Run                                 1,104,312.78      Heat/Hot Water/Electric
 540A         New Haven Apartments                        525,387.69        Gas/Heat/Electric/AC
 540B         Westchester Apartments                      499,118.30        Gas/Heat/Electric/AC
 540C         Willowdale Apartments                       238,812.58        Gas/Heat/Electric/AC
  541         Cameron Court Apartments                    803,411.94         Gas/Heat/Electric
  542         Pleasonton Valley Apartments                642,945.64      Heat/Hot Water/Electric
  543         Castille Court Apartments                   482,836.35      Heat/Hot Water/Electric

Totals/Wtg. Avgs ----                            264     459,012,933                                  1,393       $350


                       NO. 1 BEDROOMS           NO. 2 BEDROOMS           NO. 3 BEDROOMS           NO. 4 BEDROOMS
       CONTROL                WTG. AVG                 WTG. AVG                 WTG. AVG                 WTG. AVG
       NUMBER        # UNITS RENT/MONTH       # UNITS RENT/MONTH       # UNITS RENT/MONTH       # UNITS RENT/MONTH
------------------------------------------------------------------------------------------------------------------
         516            4       $352           146       $384             2       $459
         517                                    24       $494             8       $566
         518           61       $475
         519                                   110       $578
         520           42       $459            26       $586             3       $704
         521           25       $600            35       $800
         522           55       $407            56       $563
         523            7       $355            16       $384
         525           98       $300
         526            4       $525            34       $625
         527            2       $535            34       $643
         528           11       $434             3       $550
         529                                    20       $550
         530                                    40       $636
         531            4       $500            30       $625             2       $750
         532           26       $512            17       $625
         535           17       $500            17       $600
         538           48       $294            80       $366
        540A                                    40       $450
        540B                                    40       $445
        540C           16       $377             8       $459
         541           28       $389            24       $450
         542           48       $385            16       $499
         543           47       $324             8       $439

Totals/Wtg. Avgs --10,625       $442         9,623       $515         1,273       $494             4       $600

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-C2

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR             Reports Available on the World Wide Web
NEW YORK, NY 10004                           @ www.securitieslink.net/cmbs

                                                           PAYMENT DATE: 4/15/98
                                                           RECORD DATE:  3/31/98
================================================================================

                          DISTRIBUTION DATE STATEMENT

                               Table of Contents

================================================================================

STATEMENT SECTIONS                                                       PAGE(s)
------------------                                                       -------

Certificate Distribution Detail                                              2
Certificate Factor Detail                                                    3
Reconciliation Detail                                                        4
Other Required Information                                                   5
Ratings Detail                                                               6
Current Mortgage Loan and Property Stratification Tables                   7-9
Mortgage Loan Detail                                                        10
Principal Prepayment Detail                                                 11
Historical Detail                                                           12
Delinquency Loan Detail                                                     13
Specially Serviced Loan Detail                                           14-15
Modified Loan Detail                                                        16
Liquidated Loan Detail                                                      17
================================================================================

                                  Underwriter
================================================================================
Merrill Lynch, Pierce, Fenner & Smith Inc.
World Financial Center, North Tower
250 Vesey Street
New York, NY 10281

Contact:
Phone Number:
================================================================================

                                    Servicer
================================================================================
First Union National Bank
First Union Capital Markets Group
One First Union Center
301 South College Street
Charlotte, North Carolina 28288- 1075

Contact: Timothy S. Ryan
Phone Number: (704) 374- 2217
================================================================================

                                Special Servicer
================================================================================
CRIIMI MAE Services Limited Partnership
11200 Rockville Pike
Rockville, MD 20852

Contact:
Phone Number:
================================================================================

This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                       Page 1 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C2

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================

                        CERTIFICATE DISTRIBUTION DETAIL

===================================================================================================================================
                                                                                          Realized Loss/
              Pass-Through   Original  Beginning    Principal      Interest   Prepayment  Additional Trust      Total      Ending
Class   CUSIP    Rate         Balance   Balance    Distribution  Distribution  Premium     Fund Expenses    Distribution   Balance
===================================================================================================================================
 A-1             0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
 A-2             0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  B              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  C              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  D              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  E              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  F              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  G              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  H              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  J              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
  K              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
R-I              0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
R-II             0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
R-III            0.000000%       0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
===================================================================================================================================
Totals                           0.00       0.00           0.00          0.00       0.00              0.00          0.00      0.00
===================================================================================================================================

======================
            Current
        Subordination
Class       Level(1)
======================
 A-1             0.00%
 A-2             0.00%
  B              0.00%
  C              0.00%
  D              0.00%
  E              0.00%
  F              0.00%
  G              0.00%
  H              0.00%
  J              0.00%
  K              0.00%
R-I              0.00%
R-II             0.00%
R-III            0.00%
======================
Totals
======================

====================================================================================================
                             Original   Beginning                                            Ending
              Pass-Through   Notional   Notional    Interest     Prepayment      Total      Notional
Class   CUSIP    Rate         Amount     Amount    Distribution   Premium     Distribution   Amount
====================================================================================================
  IO             0.000000%       0.00        0.00          0.00        0.00           0.00      0.00
====================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                       Page 2 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C2

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================

                           CERTIFICATE FACTOR DETAIL

===================================================================================================
                                                                        Realized Loss/
                 Beginning     Principal      Interest      Prepayment    Additional        Ending
Class   CUSIP     Balance     Distribution  Distribution     Premium     Fund Expenses      Balance
====================================================================================================
 A-1            0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
 A-2            0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  B             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  C             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  D             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  E             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  F             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  G             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  H             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  J             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
  K             0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
 R-I            0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
 R-II           0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
 R-III          0.00000000      0.00000000    0.00000000    0.00000000      0.00000000    0.00000000
====================================================================================================

=================================================================
                Beginning                                Ending
                Notional     Interest     Prepayment     Notional
Class   CUSIP    Amount    Distribution    Premium       Amount
=================================================================
 IO            0.00000000    0.00000000   0.00000000   0.00000000

================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                       Page 3 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C2

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================

                             RECONCILIATION DETAIL

ADVANCE SUMMARY

P & I Advances Outstanding                             0.00
Servicing Advances Outstanding                         0.00

Reimbursement for Interest on P&I                      0.00
Advances paid from general collections

Reimbursement for Interest on Servicing                0.00
Advances paid from general collections


SERVICING FEE BREAKDOWNS

Current Period Accrued Servicing Fees                  0.00
Less Delinquent Servicing Fees                         0.00
Less Reductions to Servicing Fees                      0.00
Plus Servicing Fees for Delinquent Payments Received   0.00
Plus Adjustments for Prior Servicing Calculation       0.00
Total Servicing Fees Collected                         0.00


                      CERTIFICATE INTEREST RECONCILIATION

=============================================================================================================================
        Accrued        Net Aggregate    Distributable      Distributable     Additional                   Remaining Unpaid
       Certificate      Prepayment       Certificate   Certificate Interest  Trust Fund     Interest        Distributable
Class   Interest    Interest Shortfall    Interest          Adjustment        Expenses    Distribution   Certificate Interest
=============================================================================================================================

A-1
A-2
IO
B
C
D
E
F
G
H
J
K
=============================================================================================================================
Total
=============================================================================================================================


================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                      Page 4 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C2

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================

                           OTHER REQUIRED INFORMATION

--------------------------------------------------------------------------------

Available Distribution Amount                0.00


Aggregate Number of Outstanding Loans           0

Aggregate Unpaid Principal Balance of Loans  0.00

Aggregate Stated Principal Balance of Loans  0.00


Aggregate Amount of Servicing Fee            0.00

Aggregate Amount of Special Servicing Fee    0.00

Aggregate Amount of Trustee Fee              0.00

Aggregate Trust Fund Expenses                0.00


Specially Serviced Loans not Delinquent

     Number of Outstanding Loans                0

     Aggregate Unpaid Principal Balance      0.00

--------------------------------------------------------------------------------

           Appraisal Reduction Amount

=================================================
                 Appraisal         Date Appraisal
Loan             Reduction         Reduction
Number           Amount            Effected
=================================================




=================================================
TOTAL
=================================================


================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                      Page 5 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C2

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================

                                 RATINGS DETAIL

================================================================================
                         Original Ratings             Current Ratings (1)
                    ------------------------------------------------------------
Class   CUSIP       DCR  Fitch  Moody's  S & P    DCR  Fitch  Moody's  S & P
================================================================================
A- 1
A- 2
IO
B
C
D
E
F
G
H
J
K
================================================================================

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Duff & Phelps Credit Rating Co.
55 East Monroe Street
Chicago, Illinois 60603
(312) 368-3100

Fitch IBCA, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
26 Broadway
New York, New York 10004
(212) 208-8000

================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                      Page 6 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C2

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                               SCHEDULED BALANCE
================================================================================
                                        % of
Scheduled      # of      Scheduled      Agg.      WAM                Weighted
Balance        Loans     Balance        Bal.      (2)       WAC    Avg DSCR (1)
================================================================================




================================================================================
Totals
================================================================================


                                     STATE (3)
================================================================================
                                        % of
               # of      Scheduled      Agg.      WAM                Weighted
State          Props.    Balance        Bal.      (2)       WAC    Avg DSCR (1)
================================================================================




================================================================================
Totals
================================================================================

See footnotes on last page of this section.


================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                       Page 7 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C2

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          DEBT SERVICE COVERAGE RATIO
================================================================================
  Debt Service     # of     Scheduled    % of       WAM             Weighted
 Coverage Ratio    Loans     Balance      Agg       (2)     WAC    Avg DSCR (1)
                                          Bal.
================================================================================




================================================================================
Totals
================================================================================


                                    NOTE RATE
================================================================================
       Note        # of     Scheduled    % of       WAM             Weighted
       Rate        Loans     Balance      Agg       (2)     WAC    Avg DSCR (1)
                                          Bal.
================================================================================




================================================================================
Totals
================================================================================


                               PROPERTY TYPE (3)
================================================================================
      Property     # of     Scheduled    % of       WAM             Weighted
        Type       Props.    Balance      Agg       (2)     WAC    Avg DSCR (1)
                                          Bal.
================================================================================




================================================================================
Totals
================================================================================

                                    SEASONING
================================================================================
                   # of     Scheduled    % of       WAM             Weighted
  Seasoning        Loans     Balance      Agg       (2)     WAC    Avg DSCR (1)
                                          Bal.
================================================================================




================================================================================
Totals
================================================================================

See footnotes on last page of this section.


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 8 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C2

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
================================================================================
   Anticipated     # of     Scheduled    % of       WAM             Weighted
    Remaining      Loans     Balance     Agg.       (2)     WAC    Avg DSCR (1)
     Term(2)                             Bal.
================================================================================




================================================================================
Totals
================================================================================


               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
================================================================================
    Remaining      # of     Scheduled    % of       WAM             Weighted
   Amortization    Loans     Balance      Agg.      (2)     WAC    Avg DSCR (1)
      Term                                Bal.
================================================================================




================================================================================
Totals
================================================================================


                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
================================================================================
    Remaining      # of     Scheduled    % of       WAM             Weighted
     Stated        Loans     Balance      Agg.      (2)     WAC    Avg DSCR (1)
      Term                                Bal.
================================================================================




================================================================================
Totals
================================================================================


                             AGE OF MOST RECENT NOI
================================================================================
  Age of Most      # of     Scheduled    % of       WAM             Weighted
  Recent NOI       Loans     Balance      Agg.      (2)     WAC    Avg DSCR (1)
                                          Bal.
================================================================================




================================================================================
Totals
================================================================================

(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 9 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C2

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================

                              Mortgage Loan Detail

====================================================================================================================================
                                                               Anticipated             Neg.   Beginning    Ending    Paid  Appraisal
 Loan  ODCR Property  City  State  Interest  Principal  Gross    Repayment   Maturity  Amort  Scheduled   Scheduled  Thru  Reduction
Number      Type (1)               Payment    Payment   Coupon     Date        Date    (Y/N)   Balance     Balance   Date    Date
====================================================================================================================================




====================================================================================================================================
Totals
====================================================================================================================================

===============================
         Appraisal  Res.   Mod.
 Loan    Reduction Strat.  Code
Number    Amount    (2)    (3)
===============================




===============================
Totals
===============================

(1) Property Type Code  (2) Resolution Strategy Code  (3) Modification Code

  MF - Multi- Family       1  - Modification         1 - Maturity Date Extension
  RT - Retail              2  - Foreclosure          2 - Amortization Change
  HC - Health Care         3  - Bankruptcy           3 - Principal Write-Off
  IN - Industrial          4  - Extension            4 - Combination
  WH - Warehouse           5  - Note Sale
  MH - Mobile Home Park    6  - DPO
  OF - Office              7  - REO
  MU - Mixed Use           8  - Resolved
  LO - Lodging             9  - Pending Return
  SS - Self Storage              to Master Servicer
  OT - Other               10 - Deed In Lieu Of
                                 Foreclosure


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 10 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-C2

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================


                           Principal Prepayment Detail

===============================================================================================================
                                   Principal Prepayment Amount                   Prepayment Premium
             Offering Document  ---------------------------------  --------------------------------------------
Loan Number  Cross-Reference    Payoff Amount  Curtailment Amount  Precentage Premium  Yield Maintenance Charge
===============================================================================================================










===============================================================================================================
Totals
===============================================================================================================

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 11 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-C2

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================

                               Historical Detail

====================================================================================================================================
                                    Delinquencies                                           Prepayments        Rate and Maturities
------------------------------------------------------------------------------------------------------------------------------------
Distribution  30-59 Days 60-89 Days 90 Days or More Foreclosure    REO    Modifications Curtailments  Payoff  Next Weighted Avg.
    Date      # Balance  # Balance    # Balance      # Balance  # Balance   # Balance    #  Amount   # Amount Coupon      Remit  WAM
------------------------------------------------------------------------------------------------------------------------------------









====================================================================================================================================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 12 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-C2

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================


                             Delinquency Loan Detail

=============================================================================================================================
                 Offering      # of                  Current   Outstanding  Status of  Resolution
                 Document     Months   Paid Through   P & I       P & I     Mortgage    Strategy     Servicing    Foreclosure
Loan Number  Cross-Reference  Delinq.      Date      Advances  Advances **   Loan (1)   Code (2)   Transfer Date      Date
=============================================================================================================================









=============================================================================================================================
Totals
=============================================================================================================================

                  Delinquency Loan Detail

==========================================================
              Current   Outstanding
             Servicing   Servicing                    REO
Loan Number  Advances     Advances   Bankruptcy Date  Date
==========================================================










==========================================================
Totals
==========================================================

      (1) Status of Mortgage Loan              (2) Resolution Strategy Code
      ---------------------------              ----------------------------

   A - Payment Not Received                           1 - Modification
       But Still in Grace Period                      2 - Foreclosure
   B - Late Payment But Less                          3 - Bankruptcy
       Than 1 Month Delinquent                        4 - Extension
   0 - Current                                        5 - Note Sale
   1 - One Month Delinquent                           6 - DPO
   2 - Two Months Delinquent                          7 - REO
   3 - Three Or More Months Delinquent                8 - Resolved
   4 - Assumed Scheduled Payment                      9 - Pending Return
       (Performing Matured Balloon)                       to Master Servicer
   7 - Foreclosure                                    10- Deed In Lieu Of
   9 - REO                                                Foreclosure

** Outstanding P & I Advances include the current period advance

===============================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 13 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-C2

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================

                    SPECIALLY SERVICED LOAN DETAIL - PART 1

====================================================================================================================================
                         Offering       Servicing  Resolution                                                      Net
Distribution   Loan      Document       Transfer    Strategy     Scheduled  Property  State  Interest   Actual   Operating   NOI
   Date       Number  Cross-Reference    Date       Code (1)      Balance   Type (2)           Rate    Balance    Income    Date




====================================================================================================================================

=================================
      Note  Maturity  Remaining
DSCR  Date    Date   Amortization
                        Term





=================================

  (1) Resolution Strategy Code            (2) Property Type Code

   1  - Modification                      MF - Multi-Family
   2  - Foreclosure                       RT - Retail
   3  - Bankruptcy                        HC - Health Care
   4  - Extension                         IN - Industrial
   5  - Note Sale                         WH - Warehouse
   6  - DPO                               MH - Mobile Home Park
   7  - REO                               OF - Office
   8  - Resolved                          MU - Mixed Use
   9  - Pending Return                    LO - Lodging
         to Master Servicer               SS - Self Storage
   10 - Deed In Lieu Of                   OT - Other
         Foreclosure


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 14 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-C2

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================


                     Specially Serviced Loan Detail - Part 2

===================================================================================================================================
                          Offering      Resolution     Site
Distribution   Loan       Document       Strategy   Inspection                Appraisal  Appraisal     Other REO
    Date      Number   Cross-Reference   Code (1)      Date     Phase 1 Date     Date      Value    Property Revenue     Comment
===================================================================================================================================






===================================================================================================================================

                      (1) Resolution Strategy Code
                         1  - Modification
                         2  - Foreclosure
                         3  - Bankruptcy
                         4  - Extension
                         5  - Note Sale
                         6  - DPO
                         7  - REO
                         8  - Resolved
                         9  - Pending Return
                              to Master Servicer
                         10 - Deed In Lieu Of
                              Foreclosure

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 15 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-C2

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                           @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================


                              Modified Loan Detail
================================================================================
            Offering
 Loan       Document       Pre-Modification                        Modification
Number   Cross-Reference        Balance        Modification Date   Description
================================================================================





================================================================================
Total
================================================================================


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 16 of 17

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C2

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                         Leslie Gaskill
CORPORATE TRUST SERVICES                             (212) 509-1630
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                          @ www.securitieslink.net/cmbs

                                                 PAYMENT DATE: 4/15/98
                                                 RECORD DATE:  3/31/98
================================================================================

                             Liquidated Loan Detail

===========================================================================================================
           Final Recovery      Offering                                                      Gross Proceeds
 Loan      Determination       Document       Appraisal   Appraisal    Actual     Gross        as a % of
Number         Date         Cross-Reference     Date        Value      Balance   Proceeds    Actual Balance
===========================================================================================================



===========================================================================================================
Current Total
===========================================================================================================
Cumulative Total
===========================================================================================================

=======================================================
Aggregate     Net Proceeds                  Repurchased
Liquidation    as a % of       Realized      by Seller
Number        Actual Balance    Loss          (Y/N)
=======================================================



=======================================================
Current Total
=======================================================
Cumulative Total
=======================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 17 of 17

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX D

                          DELINQUENT LOAN STATUS REPORT
                           AS OF ____________________

------------------------------------------------------------------------------------------------------------------------------------
      S4              S55             S61          S57        S58   S62 OR S63      P8           P7            P37            P39
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            (A)           (B)            (C)
------------------------------------------------------------------------------------------------------------------------------------

                   SHORT NAME                                                      PAID       SCHEDULED     TOTAL P&I        TOTAL
  PROSPECTUS         (WHEN         PROPERTY                          SQ FT OR      THRU         LOAN         ADVANCES       EXPENSES
      ID          APPROPRIATE)       TYPE         CITY       STATE     UNITS       DATE        BALANCE       TO DATE        TO DATE
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 months
------------------------------------------------------------------------------------------------------------------------------------
*     Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification,
      DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan,
      TBD - To Be Determined etc...)
------------------------------------------------------------------------------------------------------------------------------------
      It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)
------------------------------------------------------------------------------------------------------------------------------------
**    App - Appraisal, BPO - Broker opinion, Int. - Internal Value
------------------------------------------------------------------------------------------------------------------------------------
***   How to deterime the cap rate is agreed upon by Underwriter and special services - to be provided by a third party
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      S4          P38                    P25       P10        P11       P58       P54       P55     P81                       P74
------------------------------------------------------------------------------------------------------------------------------------
             (d)         (e)=a+b+c+d                                                                           (f)=P38/P81
------------------------------------------------------------------------------------------------------------------------------------

                Other                                                                                            Value
               Advances                Current   Current                                                       using NOI
  Prospectus   (Taxes &      Total     Monthly  Interest   Maturity   LTM NOI                       Cap Rate     & Cap     Valuation
      ID        Escrow)    Exposure      P&I      Rate       Date      Date     LTM NOI  LTM DSCR   Assigned     Rate        Date
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
    S4         P75                                  P35       P77         P79        P42       P82         P76
-----------------------------------------------------------------------------------------------------------------------------
                      (g)=(.92*f)-e  (h)=(g/e)
-----------------------------------------------------------------------------------------------------------------------------
            APPRAISAL                              TOTAL
              BPO OR   LOSS USING    ESTIMATED   APPRAISAL                           FCL      EXPECTED
PROSPECTUS  INTERNAL    92% APPR.    RECOVERY    REDUCTION  TRANSFER   RESOLUTION    START    FCL SALE   WORKOUT
    ID       VALUE**   OR BPO (F)       %        REALIZED     DATE        DATE       DATE      DATE     STRATEGY   COMMENTS
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
----------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 m
----------------------------------------------------------------------------------------------------------------------------
*     Workout Strategy should match the CSSA Loan file using abr etc...
----------------------------------------------------------------------------------------------------------------------------
      It is possible to combine the status codes if the loan is goi
----------------------------------------------------------------------------------------------------------------------------
**    App - Appraisal, BPO - Broker opinion, Int. - Internal Va
----------------------------------------------------------------------------------------------------------------------------
***   How to deterime the cap rate is agreed upon by Underwriter and special services - to be provided by a third party
----------------------------------------------------------------------------------------------------------------------------

                      HISTORICAL LOAN MODIFICATION REPORT
                            AS OF _________________

---------------------------------------------------------------------------------------------------------------------------
      S4            S57       S58       P49        P48        P7*          P7*        P50*                P50*      P25*
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


                                                            BALANCE    BALANCE AT
                                                             WHEN          THE
                                       MOD /                SENT TO     EFFECTIVE              # MTHS
  PROSPECTUS                         EXTENTION  EFFECT      SPECIAL      DATE OF       OLD    FOR RATE     NEW      OLD
      ID           CITY      STATE     FLAG       DATE     SERVICER   REHABILITATION  RATE     CHANGE     RATE      P&I
===========================================================================================================================
THIS REPORT IS HISTORICAL
---------------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

===========================================================================================================================
TOTAL FOR ALL LOANS:
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
TOTAL FOR LOANS IN CURRENT MONTH:
---------------------------------------------------------------------------------------------------------------------------
                                                # OF LOANS            $ BALANCE
---------------------------------------------------------------------------------------------------------------------------
MODIFICATIONS:
---------------------------------------------------------------------------------------------------------------------------
MATURITY DATE EXTENTIONS:
---------------------------------------------------------------------------------------------------------------------------
TOTAL:
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
* The information in these columns is from a particular point in time and should not change on this report once assigned.
---------------------------------------------------------------------------------------------------------------------------
(1) Actual principal loss taken by bonds
---------------------------------------------------------------------------------------------------------------------------
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
---------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
      S4            P25*       P11*        P11*                    P47
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                                             (2) EST.
                                                                              FUTURE
                                                      TOTAL #                INTEREST
                                                       MTHS        (1)        LOSS TO
                                                       FOR      REALIZED      TRUST $
  PROSPECTUS        NEW        OLD         NEW        CHANGE     LOSS TO       (RATE
      ID            P&I      MATURITY    MATURITY     OF MOD     TRUST $    REDUCTION)            COMMENT
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

==========================================================================================================
TOTAL FOR ALL LOANS:
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
TOTAL FOR LOANS IN CURRENT MONTH:
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
MODIFICATIONS:
----------------------------------------------------------------------------------------------------------
MATURITY DATE EXTENTIONS:
----------------------------------------------------------------------------------------------------------
TOTAL:
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

                                      D-2

        HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD or DISCOUNTED PAYOFF)
                          as of ______________________

-----------------------------------------------------------------------------------------------------------------------------------
    S4           S55        S61     S57    S58   P45/P7       P75                            P45        P7        P37       P39+P38
-----------------------------------------------------------------------------------------------------------------------------------
                                                  (c)=b/a     (a)                 (b)        (d)       (e)        (f)         (g)
-----------------------------------------------------------------------------------------------------------------------------------
                                                              LATEST
                                                             APPRAISAL
             SHORT NAME                              %          OR       EFFECT             NET AMT
PROSPECTUS      (WHEN     PROPERTY               RECEIVED     BROKERS   DATE OF   SALES    RECEIVED  SCHEDULED  TOTAL P&I     TOTAL
    ID      APPROPRIATE)    TYPE    CITY  STATE  FROM SALE    OPINION    SALE     PRICE    FROM SALE  BALANCE    ADVANCED   EXPENSE
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
-----------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================
TOTAL ALL LOANS:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
CURRENT MONTH ONLY:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
    S4
---------------------------------------------------------------------------------------------------------
                 (h)      (i)=d-(f+g+h)   (k)=i-e               (m)                (n)=k+m     (o)=n/e
---------------------------------------------------------------------------------------------------------

                                                       DATE               MINOR
                                                       LOSS                ADJ     TOTAL LOSS  LOSS % OF
PROSPECTUS     SERVICING                ACTUAL LOSSES PASSED  MINOR ADJ   PASSED      WITH     SCHEDULED
    ID        FEES EXPENSE NET PROCEEDS  PASSED THRU   THRU    TO TRUST    THRU    ADJUSTMENT   BALANCE
=========================================================================================================

---------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
---------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
---------------------------------------------------------------------------------------------------------

=========================================================================================================
Total all Loans:
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Current Month Only:
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

                                REO STATUS REPORT
                           as of ____________________

-------------------------------------------------------------------------------------------------------------------------
      S4              S55         S61     S57     S58     S62 or    P8        P7          P37          P39         P38
-------------------------------------------------------------------------------------------------------------------------
                                                           S63               (a)          (b)          (c)         (d)
-------------------------------------------------------------------------------------------------------------------------
  PROSPECTUS      SHORT NAME     PROPE   CITY    STATE    SQ FT    PAID   SCHEDULED      TOTAL        TOTAL       OTHER
      ID             (WHEN        RTY                       OR     THRU      LOAN         P&I       EXPENSES     ADVANCES
                 APPROPRIATE)    TYPE                     UNITS    DATE    BALANCE      ADVANCES     TO DATE     (TAXES &
                                                                                        TO DATE                  ESCROW)
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
      S4                         P25         P11        P58       P54       P81        P74                     P75
---------------------------------------------------------------------------------------------------------------------
                 (e)=a+b+c+d                                      (k)       (j)                    (f)=(k/j)    (g)
---------------------------------------------------------------------------------------------------------------------
  PROSPECTUS         TOTAL     CURRENT    MATURITY      LTM       LTM       CAP     VALUATION     VALUE     APPRAISAL
      ID           EXPOSURE    MONTHLY      DATE        NOI      NOI /     RATE        DATE       USING       BPO OR
                                 P&I                   DATE       DSC     ASSIGN                  NOI &      INTERNAL
                                                                                                 CAP RATE    VALUE**

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
      S4                                      P35         P77        P82          P79
-----------------------------------------------------------------------------------------------------
               (h)=(.92*g)     (i)=(g/e)
-----------------------------------------------------------------------------------------------------
  PROSPECTUS         LOSS      ESTIMATED      TOTAL    TRANSFER      REO         PENDING
      ID             USING      RECOVERY    APPRAISAL    DATE     AQUISITION   RESOLUTION  COMMENTS
                      92%          %        REDUCTION                DATE        DATE
                   APPR. OR                 REALIZED
                    BPO (f)
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int -

    Internal Value

                               SERVICER WATCH LIST
                           as of ____________________

------------------------------------------------------------------------------------------------------------------------------------
    S4         S55         S61      S57   S58     P7      P8     P11      P54
------------------------------------------------------------------------------------------------------------------------------------
PROSPECTUS SHORT NAME   PROPERTY   CITY  STATE SCHEDULED PAID  MATURITY   LTM                COMMENT / REASON ON WATCH LIST
    ID        (WHEN       TYPE                   LOAN    THRU    DATE     DSCR
           APPROPRIATE)                         BALANCE  DATE
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
List all loans on watch list and reason sorted in decending balance order.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total:                                         $
------------------------------------------------------------------------------------------------------------------------------------
*LTM - Last 12 months either trailing or last annual
------------------------------------------------------------------------------------------------------------------------------------

                   Form of OPERATING STATEMENT ANALYSIS REPORT
                           as of ____________________


 PROPERTY OVERVIEW
                                     --------------
      LB Control Number
                                     --------------
                                     -------------------------
      Current Balance/Paid to Date
                                     -----------------------------------------------------------------------------------------------
      Property Name
                                     -----------------------------------------------------------------------------------------------
      Property Type
                                     -----------------------------------------------------------------------------------------------
      Property Address, City, State
                                     -----------------------------------------------------------------------------------------------
      Net Rentable Square Feet
                                     -------------------------
      Year Built/Year Renovated
                                     -----------------------------------------------------------------
      Year of Operations              UNDERWRITING     1994         1995        1996      TRAILING
                                     -----------------------------------------------------------------
      Occupancy Rate *
                                     -----------------------------------------------------------------
      Average Rental Rate
                                     -----------------------------------------------------------------
                                     * OCCUPANCY RATES ARE YEAR END OR THE ENDING DATE OF THE FINANCIAL STATEMENT FOR THE PERIOD.
  INCOME:                                                                                 NO. OF MOS.
                                                                                        --------------
      Number of Mos.                                             PRIOR YEAR  CURRENT YR.
                                     ------------------------------------------------------------------------------------------
      Period Ended                   UNDERWRITING      1994         1995        1996    97 TRAILING**  1996-BASE   1996-1995
                                                                                        --------------
      Statement Classification         BASE LINE    NORMALIZED   NORMALIZED  NORMALIZED  AS OF / /97  VARIANCE     VARIANCE
                                     ------------------------------------------------------------------------------------------
      Rental Income (Category 1)
                                     ------------------------------------------------------------------------------------------
      Rental Income (Category 2)
                                     ------------------------------------------------------------------------------------------
      Rental Income (Category 3)
                                     ------------------------------------------------------------------------------------------
      Pass Through/Escalations
                                     ------------------------------------------------------------------------------------------
      Other Income
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
   EFFECTIVE GROSS INCOME                       $0.00        $0.00        $0.00      $0.00         $0.00   %           %
                                     ------------------------------------------------------------------------------------------
                                     Normalized - Full year Financial statements that have been reviewed by the underwriter or
                                     Servicer
                                     ** Servicer will not be expected to "Normalize" these YTD numbers.
  OPERATING EXPENSES:
                                     ------------------------------------------------------------------------------------------
      Real Estate Taxes
                                     ------------------------------------------------------------------------------------------
      Property Insurance
                                     ------------------------------------------------------------------------------------------
      Utilities
                                     ------------------------------------------------------------------------------------------
      General & Administration
                                     ------------------------------------------------------------------------------------------
      Repairs and Maintenance
                                     ------------------------------------------------------------------------------------------
      Management Fees
                                     ------------------------------------------------------------------------------------------
      Payroll & Benefits Expense
                                     ------------------------------------------------------------------------------------------
      Advertising & Marketing
                                     ------------------------------------------------------------------------------------------
      Professional Fees
                                     ------------------------------------------------------------------------------------------
      Other Expenses
                                     ------------------------------------------------------------------------------------------
      Ground Rent
                                     ------------------------------------------------------------------------------------------
   TOTAL OPERATING EXPENSES                     $0.00        $0.00        $0.00      $0.00         $0.00   %           %
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
   OPERATING EXPENSE RATIO
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
   NET OPERATING INCOME                         $0.00        $0.00        $0.00      $0.00         $0.00
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
      Leasing Commissions
                                     ------------------------------------------------------------------------------------------
      Tenant Improvements
                                     ------------------------------------------------------------------------------------------
      Replacement Reserve
                                     ------------------------------------------------------------------------------------------
   TOTAL CAPITAL ITEMS                          $0.00        $0.00        $0.00      $0.00         $0.00                  $0.00
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
   N.O.I. AFTER CAPITAL ITEMS                   $0.00        $0.00        $0.00      $0.00         $0.00
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)                     $0.00        $0.00        $0.00      $0.00         $0.00
                                     ------------------------------------------------------------------------------------------
CASH FLOW AFTER DEBT SERVICE                    $0.00        $0.00        $0.00      $0.00         $0.00
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
(1) DSCR: (NOI/DEBT SERVICE)
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
DSCR: (AFTER RESERVES\CAP EXP.)
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
   SOURCE OF FINANCIAL DATA:
                                     ------------------------------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)
Notes and  Assumptions:
===========================================================================================================================

The years shown above will roll always showing a three year history. 1996 is the current year financials; 1995 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income need to be broken down, differently whenever possible for each property type as follows: Retail: 1) Base Rent 2) Percentage rents on cashflow

Hotel: 1) Room Revenue 2) Food/Beverage  Nursing Home: 1) Private  2) Medicaid
3) Medicare

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS: COMMENT

(1) Used in the Comparative Financial Status Report

                   Form of NOI ADJUSTMENT WORKSHEET for "year"
                           as of ____________________

 PROPERTY OVERVIEW
                                     -------------
      LB Control Number
                                     -------------------------
      Current Balance/Paid to Date
                                     --------------------------------------------------------------------------------------------
      Property Name
                                     --------------------------------------------------------------------------------------------
      Property Type
                                     --------------------------------------------------------------------------------------------
      Property Address, City, State
                                     --------------------------------------------------------------------------------------------
      Net Rentable Square Feet
                                     -------------------------
      Year Built/Year Renovated
                                     --------------------------------------------
      Year of Operations                 BORROWER   ADJUSTMENT    NORMALIZED
                                     --------------------------------------------
      Occupancy Rate *
                                     --------------------------------------------
      Average Rental Rate
                                     --------------------------------------------
                                     * OCCUPANCY RATES ARE YEAR END OR THE ENDING
                                     DATE OF THE FINANCIAL STATEMENT FOR THE
                                     PERIOD.
  INCOME:
      Number of Mos.Annualized          "Year"
                                     -------------------------------------------------------------------
      Period Ended                      Borrower                 Adjustment                Normalized
      Statement Classification          Actual
                                     -------------------------------------------------------------------
      Rental Income (Category 1)
                                     -------------------------------------------------------------------
      Rental Income (Category 2)
                                     -------------------------------------------------------------------
      Rental Income (Category 3)
                                     -------------------------------------------------------------------
      Pass Throughs/Escalations
                                     -------------------------------------------------------------------
      Other Income
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   EFFECTIVE GROSS INCOME                      $0.00               $0.00                     $0.00
                                     -------------------------------------------------------------------
                                     Normalized - Full year financial statements that have been reviewed by the underwriter or Servicer

  OPERATING EXPENSES:
                                     -------------------------------------------------------------------
      Real Estate Taxes
                                     -------------------------------------------------------------------
      Property Insurance
                                     -------------------------------------------------------------------
      Utilities
                                     -------------------------------------------------------------------
      General & Administration
                                     -------------------------------------------------------------------
      Repairs and Maintenance
                                     -------------------------------------------------------------------
      Management Fees
                                     -------------------------------------------------------------------
      Payroll & Benefits Expense
                                     -------------------------------------------------------------------
      Advertising & Marketing
                                     -------------------------------------------------------------------
      Professional Fees
                                     -------------------------------------------------------------------
      Other Expenses
                                     -------------------------------------------------------------------
      Ground Rent
                                     -------------------------------------------------------------------
   TOTAL OPERATING EXPENSES                    $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   OPERATING EXPENSE RATIO
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   NET OPERATING INCOME                        $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
      Leasing Commissions
                                     -------------------------------------------------------------------
      Tenant Improvements
                                     -------------------------------------------------------------------
      Replacement Reserve
                                     -------------------------------------------------------------------
   TOTAL CAPITAL ITEMS                         $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   N.O.I. AFTER CAPITAL ITEMS                  $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)                    $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------
CASH FLOW AFTER DEBT SERVICE                   $0.00                       $0.00                   $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
(1)DSCR: (NOI/DEBT SERVICE)
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
DSCR: (AFTER RESERVES\CAP EXP.)
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   SOURCE OF FINANCIAL DATA:
                                     -------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)

NOTES AND  ASSUMPTIONS:
================================================================================
This report should be completed by the Servicer for any "Normalization" of the Borrowers numbers.

The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

(1) Used in the Comparative Financial Status Report

                       COMPARATIVE FINANCIAL STATUS REPORT
                           as of ____________________

---------------------------------------------------------------------------------------------------------------
    S4        S57     S58                  P7        P8                S72       S69     S70      S65   S66
---------------------------------------------------------------------------------------------------------------
                                                                               ORIGINAL UNDERWRITING
---------------------------------------------------------------------------------------------------------------
                                                                                    INFORMATION
---------------------------------------------------------------------------------------------------------------
                                                                    BASIS YEAR
---------------------------------------------------------------------------------------------------------------
                               Last
                             Property   Scheduled   Paid   Annual    Financial
Prospectus                   Inspect       Loan     Thru    Debt    Info as of     %     Total     $     (1)
    ID       City    State     Date      Balance    Date   Service     Date       Occ   Revenue   NOI    DSCR
                              yy/mm                                   yy/mm
---------------------------------------------------------------------------------------------------------------
List all loans currently in deal with or without information largest to smallest loan
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Total                                   $                  $                      WA    $         $      WA
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

===============================================================================================================
                                                                        RECEIVED
---------------------------------------------------------------------------------------------------------------
FINANCIAL INFORMATION:                                                LOANS                BALANCE
---------------------------------------------------------------------------------------------------------------
                                                                        #         %       $       %
---------------------------------------------------------------------------------------------------------------
CURRENT FULL YEAR:
---------------------------------------------------------------------------------------------------------------
CURRENT FULL YR. RECEIVED WITH DSC <1:
---------------------------------------------------------------------------------------------------------------
PRIOR FULL YEAR:
---------------------------------------------------------------------------------------------------------------
PRIOR FULL YR. RECEIVED WITH DSC <1:
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------
    S4          P65       P64     P59     P61    P63      P58        P57    P52      P54    P56
------------------------------------------------------------------------------------------------
                 2ND PRECEDING ANNUAL OPERATING                   PRECEDING ANNUAL OPERATING
------------------------------------------------------------------------------------------------
                          INFORMATION                                INFORMATION
------------------------------------------------------------------------------------------------
             AS OF ___________            NORMALIZED      AS OF ___________          NORMALIZED
------------------------------------------------------------------------------------------------

                                      Financial                                    Financial
Prospectus                            Info as of    %     Total     $     (1)      Info as of  %    Total      $      (1)
    ID                                   Date      Occ   Revenue   NOI    DSCR        Date    Occ  Revenue    NOI    DSCR
                                      yy/mm                                        yy/mm
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Total                                              WA    $         $      WA                  WA   $          $      WA
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

=========================================================================================================================
                                           REQUIRED
-------------------------------------------------------------------------------------------------------------------------
FINANCIAL INFORMATION:                       LOANS          BALANCE
-------------------------------------------------------------------------------------------------------------------------
                                        #          %       $       %
-------------------------------------------------------------------------------------------------------------------------
CURRENT FULL YEAR:
-------------------------------------------------------------------------------------------------------------------------
CURRENT FULL YR. RECEIVED WITH DSC <1:
-------------------------------------------------------------------------------------------------------------------------
PRIOR FULL YEAR:
-------------------------------------------------------------------------------------------------------------------------
PRIOR FULL YR. RECEIVED WITH DSC <1:
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
    S4          P72       P73     P66     P68    P70      (2)
-------------------------------------------------------------------------------
                  TRAILING FINANCIAL                      NET CHANGE
-------------------------------------------------------------------------------
                       INFORMATION
-------------------------------------------------------------------------------
                       MONTH REPORTED    ACTUAL           PRECEDING & BASIS
-------------------------------------------------------------------------------

                                                                     %
Prospectus   FS Start  FS End     Total     $     (%)       %      Total     (1)
    ID         Date      Date    Revenue   NOI    DSC      Occ    Revenue    DSC
             yy/mm     yy/mm
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Total                     WA    $         $      WA       WA    $           WA
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

===============================================================================

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                                   ----------

     The mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of each series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates."

     Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting primarily of a segregated pool of one or more of various types of multifamily or commercial mortgage loans (the "Mortgage Loans") secured by interests in the following property types residential properties consisting of five or more rental or cooperatively-owned dwelling units, retail stores, hotels or motels, office buildings, industrial plants, nursing homes, mobile home parks, self-storage facilities, or mixed use or other types of income producing properties, mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). See "Description of the Trust Funds." Mortgage Loans (or mortgage loans underlying an MBS) may be delinquent as of the date Certificates of a series are issued, if so specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificate may include amounts on deposit in a separate account (the "Pre-Funding Account") which may be used by the Trust Fund to acquire additional assets as more fully described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Risk Factors--Effects of Pre-Funding and Acquisition of Additional Mortgage Assets," "Description of the Certificates" and "Description of Credit Support."

     Each series of Certificates will consist of one or more classes of Certificates, and such class or classes (including classes of Offered Certificates) may (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest; (iv) be entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology. See "Description of the Certificates."

     Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual or other periodic basis as specified in the related Prospectus Supplement. Such distributions will be made only from the assets of the related Trust Fund.

     This Prospectus and related Prospectus Supplements may be used by the Depositor, Merrill Lynch, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities law in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. Merrill Lynch or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing marketing prices at the time of sale or otherwise.

     No Certificates of any series will represent an obligation of or interest in the Depositor or any of its affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates of any series nor the assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates (the "Certificateholders") pursuant to a Pooling Agreement, as more fully described herein.

     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations." A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates."

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Material Federal Income Tax Consequences" herein.

                                   ----------

   PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK
    FACTORS" ON PAGE 16 OF THIS PROSPECTUS AND SUCH INFORMATION AS MAY BE SET
        FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS
             SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

                                   ----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                   ----------

     Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. See "Risk Factors." This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

     The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

                                FEBRUARY 25, 1998

                              PROSPECTUS SUPPLEMENT

     As more particularly described herein, each Prospectus Supplement will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of Offered Certificates of the related series, including the payment provisions with respect to each such class, the aggregate principal amount of each such class (the "Certificate Balance"), the rate at which interest will accrue from time to time, if at all, with respect to each such class (the "Pass-Through Rate") or the method of determining such rate; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made to Certificateholders; (iv) information as to the assets constituting the related Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets");
(v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the trustee (as to any series, the "Trustee") of the related Trust Fund; (x) information concerning the master servicer (as to any series, the "Master Servicer") and any special servicer (as to any series, the "Special Servicer") engaged to administer the related Mortgage Assets; (xi) information as to the nature and extent of any subordination in entitlement to distributions of any class of Certificates of such series; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                              AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to the Offered Certificates of each series contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Publicly filed information, including information regarding the Registrant, is available at the Commission's web site at www.sec.gov.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

     The related Master Servicer or Trustee will be required to mail to holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class of Offered
Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. The means by which notices and other communications are conveyed by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates," and "Description of the Pooling Agreements--Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor, upon request, will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at 250Vesey Street, Fifteenth Floor, New York, New York 10281-1315, Attention:
Secretary, or by telephone at (212)449-0336. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                TABLE OF CONTENTS

                                                                                                    PAGE
                                                                                                    ----
PROSPECTUS SUPPLEMENT ............................................................................    2
AVAILABLE INFORMATION ............................................................................    2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ................................................    3
SUMMARY OF PROSPECTUS ............................................................................    8
RISK FACTORS .....................................................................................   16
  Limited Liquidity for Offered Certificates .....................................................   16
  Limited Assets to Support Payment on Certificates ..............................................   16
  Prepayments on Mortgage Loans; Effects on Average Life of Certificates; Effects on Yields
   on Certificates ...............................................................................   16
  Optional Early Termination .....................................................................   18
  Limited Nature of Ratings on Certificates ......................................................   18
  Effects of Pre-Funding and Acquisition of Additional Mortgage Assets ...........................   18
  Risks to Lenders Associated With Certain Income Producing Loans and Mortgaged Properties .......   19
    Risks Associated with Mortgage Loans Secured by Multifamily Properites .......................   19
    Risks Associated with Mortgage Loans Secured by Retail Properties ............................   20
    Risks Associated with Mortgage Loans Secured by Hospitality Properties .......................   20
    Risks Associated with Mortgage Loans Secured by Office Buildings .............................   20
    Risks Associated with Mortgage Loans Secured by Industrial & Mixed-Use Facilities ............   21
    Risks Associated with Mortgage Loans Secured by Residential Healthcare Facilities ............   21
    Risks Associated with Mortgage Loans Secured by Healthcare-Related Properties ................   21
    Risks Associated with Mortgage Loans Secured by Warehouse and Storage Facilities .............   23
  Management Risks ...............................................................................   23
  Balloon Payments on Mortgage Loans; Heightened Risk of Borrower Default ........................   23
  Leases and Rents Serving as Security for Mortgage Loans Pose Special Risks .....................   24
  Delinquent Mortgage Loans ......................................................................   24
  Environmental Liability May Affect Lien on Mortgaged Property and Expose Lender to Costs .......   24
  Credit Support Limitations--May Not Cover All Risks or Full Payment on Certificates ............   25
  Certain Federal Tax Considerations Regarding REMIC Residual Certificates .......................   25
  ERISA Considerations--Covered Investors May Experience Liability ...............................   26
  Book-Entry Registration of Certificates Affects Ownership of Certificates and Receipt of Payment   26
DESCRIPTION OF THE TRUST FUNDS ...................................................................   26
  General ........................................................................................   26
  Mortgage Loans .................................................................................   26
    General ......................................................................................   26
    Default and Loss Considerations with Respect to the Mortgage Loans ...........................   27
    Payment Provisions of the Mortgage Loans .....................................................   28
    Mortgage Loan Information in Prospectus Supplements ..........................................   28
  MBS ............................................................................................   29
  Certificate Accounts ...........................................................................   29
  Credit Support .................................................................................   30
  Cash Flow Agreements ...........................................................................   30
  Pre-Funding ....................................................................................   30
YIELD AND MATURITY CONSIDERATIONS ................................................................   31
  General ........................................................................................   31
  Pass-Through Rate ..............................................................................   31
  Payment Delays .................................................................................   31
  Certain Shortfalls in Collections of Interest ..................................................   31
  Yield and Prepayment Considerations ............................................................   31
  Weighted Average Life and Maturity .............................................................   33
  Controlled Amortization Classes and Companion Classes ..........................................   33
  Other Factors Affecting Yield, Weighted Average Life and Maturity ..............................   34
    Balloon Payments; Extensions of Maturity .....................................................   34
    Negative Amortization ........................................................................   34
    Foreclosures and Payment Plans ...............................................................   35
    Losses and Shortfalls on the Mortgage Assets .................................................   35
    Additional Certificate Amortization ..........................................................   35

                                                                                                    PAGE
                                                                                                    ----
THE DEPOSITOR ....................................................................................   36
USE OF PROCEEDS ..................................................................................   36
DESCRIPTION OF THE CERTIFICATES ..................................................................   36
  General ........................................................................................   36
  Distributions ..................................................................................   36
  Distributions of Interest on the Certificates ..................................................   37
  Distributions of Certificate Principal .........................................................   38
  Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of
   Equity Participations .........................................................................   38
  Allocation of Losses and Shortfalls ............................................................   38
  Advances in Respect of Delinquencies ...........................................................   39
  Reports to Certificateholders ..................................................................   39
  Voting Rights ..................................................................................   41
  Termination ....................................................................................   41
  Book-entry Registration and Definitive Certificates ............................................   42
DESCRIPTION OF THE POOLING AGREEMENTS ............................................................   43
  General ........................................................................................   43
  Assignment of Mortgage Loans; Repurchases ......................................................   43
  Representations and Warranties; Repurchases ....................................................   44
  Certificate Account ............................................................................   45
    General ......................................................................................   45
    Deposits .....................................................................................   45
    Withdrawals ..................................................................................   46
  Collection and Other Servicing Procedures ......................................................   47
  Modifications, Waivers and Amendments of Mortgage Loans ........................................   47
  Sub-Servicers ..................................................................................   47
  Special Servicers ..............................................................................   48
  Realization Upon Defaulted Mortgage Loans ......................................................   48
  Hazard Insurance Policies ......................................................................   49
  Due-on-Sale and Due-on-Encumbrance Provisions ..................................................   50
  Servicing Compensation and Payment of Expenses .................................................   50
  Evidence as to Compliance ......................................................................   51
  Certain Matters Regarding the Master Servicer and the Depositor ................................   51
  Events of Default ..............................................................................   52
  Rights Upon Event of Default ...................................................................   52
  Amendment ......................................................................................   53
  List of Certificateholders .....................................................................   53
  The Trustee ....................................................................................   53
  Duties of the Trustee ..........................................................................   53
  Certain Matters Regarding the Trustee ..........................................................   54
  Resignation and Removal of the Trustee .........................................................   54
DESCRIPTION OF CREDIT SUPPORT ....................................................................   54
  General ........................................................................................   54
  Subordinate Certificates .......................................................................   55
  Cross-support Provisions .......................................................................   55

                                                                                                    PAGE
                                                                                                    ----
    Insurance or Guarantees with Respect to Mortgage Loans .......................................   55
    Letter of Credit .............................................................................   55
    Certificate Insurance and Surety Bonds .......................................................   55
    Reserve Funds ................................................................................   56
    Credit Support with Respect to MBS ...........................................................   56
  CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ........................................................   56
    General ......................................................................................   57
    Types of Mortgage Instruments ................................................................   57
    Leases and Rents .............................................................................   57
    Personalty ...................................................................................   57
    Junior Mortgages; Rights of Senior Lenders ...................................................   58
    Foreclosure ..................................................................................   58
      General ....................................................................................   58
      Foreclosure Procedures Vary From State to State ............................................   58
      Judicial Foreclosure .......................................................................   58
      Non-Judicial Foreclosure/Power of Sale .....................................................   59
      Limitations on the Rights of Mortgage Lenders ..............................................   59
      Rights of Redemption .......................................................................   60
      Anti-Deficiency Legislation ................................................................   60
      Leasehold Considerations ...................................................................   60
    Bankruptcy Laws ..............................................................................   61
    Environmental Considerations .................................................................   62
      General ....................................................................................   62
      Superlien Laws .............................................................................   62
      CERCLA .....................................................................................   62
      Certain State and Other Federal Laws .......................................................   62
      Additional Considerations ..................................................................   63
    Due-on-Sale and Due-on-Encumbrance ...........................................................   63
    Subordinate Financing ........................................................................   63
    Default Interest and Limitations on Prepayments ..............................................   64
    Applicability of Usury Laws ..................................................................   64
    Soldiers' and Sailors' Civil Relief Act of 1940 ..............................................   64
    Americans with Disabilities Act ..............................................................   64
  MATERIAL FEDERAL INCOME TAX CONSEQUENCES .......................................................   65
    General ......................................................................................   65
    REMICs .......................................................................................   65
      Classification of REMICs ...................................................................   65
      Characterization of Investments in REMIC Certificates ......................................   66
      Tiered REMIC Structures ....................................................................   66
    Taxation of Owners of REMIC Regular Certificates .............................................   67
      General ....................................................................................   67
      Original Issue Discount ....................................................................   67
      Market Discount ............................................................................   68
      Premium ....................................................................................   70
      Realized Losses ............................................................................   70

                                                                                                    PAGE
                                                                                                    ----
Taxation of Owners of REMIC Residual Certificates ................................................   70
  General ........................................................................................   70
  Taxable Income of the REMIC ....................................................................   71
  Basis Rules, Net Losses and Distributions ......................................................   72
  Excess Inclusions ..............................................................................   73
  Noneconomic REMIC Residual Certificates ........................................................   74
  Mark-to-Market Rules ...........................................................................   74
  Possible Pass-Through of Miscellaneous Itemized Deductions .....................................   75
  Sales of REMIC Certificates ....................................................................   75
  Prohibited Transactions Tax and Other Taxes ....................................................   76
  Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations ......   77
  Termination ....................................................................................   77
  Reporting and Other Administrative Matters .....................................................   78
  Backup Withholding with Respect to REMIC Certificates ..........................................   78
  Foreign Investors in REMIC Certificates ........................................................   78
Grantor Trust Funds ..............................................................................   79
  Classification of Grantor Trust Funds ..........................................................   79
Characterization of Investments in Grantor Trust Certificates ....................................   79
  Grantor Trust Fractional Interest Certificates .................................................   79
  Grantor Trust Strip Certificates ...............................................................   80
Taxation of Owners of Grantor Trust Fractional Interest Certificates .............................   80
  General ........................................................................................   80
  If Stripped Bond Rules Apply ...................................................................   81
  If Stripped Bond Rules Do Not Apply ............................................................   82
  Market Discount ................................................................................   83
  Premium ........................................................................................   84
  Taxation of Owners of Grantor Trust Strip Certificates .........................................   85
  Possible Application of Proposed Contingent Payment Rules ......................................   86
  Sales of Grantor Trust Certificates ............................................................   86
  Grantor Trust Reporting ........................................................................   86
  Backup Withholding .............................................................................   87
  Foreign Investors ..............................................................................   87
STATE AND OTHER TAX CONSEQUENCES .................................................................   87
ERISA CONSIDERATIONS .............................................................................   87
  General ........................................................................................   87
  Plan Asset Regulations .........................................................................   87
  Prohibited Transaction Exemptions ..............................................................   88
LEGAL INVESTMENT .................................................................................   89
METHOD OF DISTRIBUTION ...........................................................................   91
LEGAL MATTERS ....................................................................................   92
FINANCIAL INFORMATION ............................................................................   92
RATING ...........................................................................................   92
INDEX OF DEFINITIONS .............................................................................   93

--------------------------------------------------------------------------------

                              SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Definitions is included at the end of this Prospectus.


Title of Certificates ...............   Mortgage   Pass-Through    Certificates,
                                           issuable      in     series      (the
                                           "Certificates").

Depositor ..........................    Merrill Lynch Mortgage Investors,  Inc.,
                                           a   wholly-owned    limited   purpose
                                           subsidiary of Merrill Lynch  Mortgage
                                           Capital Inc. (the  "Depositor").  See
                                           "The Depositor."

Issuer .............................    The Trust  Fund   established   under  a
                                           Pooling and Servicing  Agreement,  as
                                           described  below in this  Summary  of
                                           Prospectus   under   "Description  of
                                           Certificates."

Master Servicer ....................    The master   servicer    (the    "Master
                                           Servicer"),  if any,  for a series of
                                           Certificates  will  be  named  in the
                                           related Prospectus Supplement and may
                                           be an affiliate of the Depositor. See
                                           "Description     of    the    Pooling
                                           Agreements--Collection    and   Other
                                           Servicing Procedures."

Special Servicer ...................    The special   servicer   (the   "Special
                                           Servicer"),  if any,  for a series of
                                           Certificates  will be  named,  or the
                                           circumstances  under  which a Special
                                           Servicer  will be  appointed  will be
                                           described,  in the related Prospectus
                                           Supplement.  See  "Description of the
                                           Pooling           Agreements--Special
                                           Servicers."

Trustee ............................    The trustee (the   "Trustee")  for  each
                                           series of Certificates  will be named
                                           in the related Prospectus Supplement.
                                           See   "Description   of  the  Pooling
                                           Agreements--The Trustee."

The Trust Assets ...................    Each   series   of   Certificates   will
                                           represent in the aggregate the entire
                                           beneficial  ownership  interest  in a
                                           Trust Fund consisting primarily of:

     A. Mortgage Assets ............    The Mortgage Assets with respect to each
                                           series of Certificates willconsist of
                                           a    pool    of    mortgage     loans
                                           (collectively,  the "Mortgage Loans")
                                           secured  by  liens  on,  or  security
                                           interests    in,   (i)    residential
                                           properties consisting of five or more
                                           rental     or     cooperatively-owned
                                           dwelling   units  (the   "Multifamily
                                           Properties")  or (ii) retail  stores,
                                           hotels or motels,  office  buildings,
                                           industrial  plants,   nursing  homes,
                                           mobile   home   parks,   self-storage
                                           facilities,  or  mixed  use or  other
                                           types of income-producing  properties
                                           (the "Commercial Properties").  If so
                                           specified  in the related  Prospectus
                                           Supplement,  a Trust Fund may include
                                           Mortgage  Loans  secured  by liens on
                                           real    estate     projects     under
                                           construction.  If so specified in the
                                           related Prospectus  Supplement,  some
                                           Mortgage  Loans may be  delinquent as
                                           of the date of their deposit into the
                                           related  Trust Fund. A Mortgage  Loan
                                           will be considered "delinquent" if it
                                           is thirty  (30) days or more past its
                                           most recently  contractual  scheduled
                                           payment   date  in   payment  of  all
                                           amounts due  according  to its terms.
                                           In  any  event,  at the  time  of its
                                           creation  the  Trust  Fund  will  not
                                           include  delinquent  loans  which  by
                                           principal amount are more than 20% of
                                           the aggregate principal amount of all
                                           Mortgage Loans in the Trust Fund. The
                                           Mortgage Loans will not be guaranteed
                                           or insured by the  Depositor,  any of
                                           its affiliates  or, unless  otherwise
                                           specified    in    the     Prospectus
                                           Supplement,   by   any   governmental
                                           agency  or  instrumentality  or other
                                           person.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        As and to the  extent  described  in the
                                           related  Prospectus   Supplement,   a
                                           Mortgage  Loan  (i) may  provide  for
                                           accrual  of  interest  thereon  at an
                                           interest  rate  (a  "Mortgage  Rate")
                                           that is  fixed  over its term or that
                                           adjusts  from  time to time,  or that
                                           may be  converted  at the  borrower's
                                           election  from  an  adjustable  to  a
                                           fixed  Mortgage Rate, or from a fixed
                                           to an adjustable  Mortgage Rate, (ii)
                                           may  provide  for level  payments  to
                                           maturity or for payments  that adjust
                                           from  time  to  time  to  accommodate
                                           changes  in the  Mortgage  Rate or to
                                           reflect  the  occurrence  of  certain
                                           events,   and  may  permit   negative
                                           amortization,   (iii)  may  be  fully
                                           amortizing over its term to maturity,
                                           or  may  provide  for  little  or  no
                                           amortization  over  its term and thus
                                           require  a  balloon  payment  on  its
                                           stated   maturity   date,   (iv)  may
                                           contain a  prohibition  on prepayment
                                           or require  payment of a premium or a
                                           yield    maintenance    penalty    in
                                           connection  with a prepayment and (v)
                                           may   provide    for    payments   of
                                           principal,  interest or both,  on due
                                           dates that occur monthly,  quarterly,
                                           semi-annually   or  at   such   other
                                           interval  as  is   specified  in  the
                                           related Prospectus Supplement. Unless
                                           otherwise  provided  in  the  related
                                           Prospectus Supplement,  each Mortgage
                                           Loan will have had an  original  term
                                           to  maturity  of  not  more  than  40
                                           years,  and will have been originated
                                           by a person other than the Depositor.
                                           See   "Description   of   the   Trust
                                           Funds--Mortgage Loans."

                                        If and to the  extent  specified  in the
                                           related  Prospectus  Supplement,  the
                                           Mortgage  Assets  that  constitute  a
                                           particular   Trust   Fund   may  also
                                           include  or  consist  solely  of  (i)
                                           private   mortgage    participations,
                                           mortgage pass-through certificates or
                                           other   mortgage-backed   securities,
                                           such  as  mortgage-backed  securities
                                           that  are  similar  to  a  series  of
                                           Certificates  or  (ii)   certificates
                                           insured or  guaranteed by the Federal
                                           Home   Loan   Mortgage    Corporation
                                           ("FHLMC"),   the   Federal   National
                                           Mortgage  Association ("FNMA") or the
                                           Governmental     National    Mortgage
                                           Association  ("GNMA")  or the Federal
                                           Agricultural   Mortgage   Corporation
                                           ("FAMC")      (collectively,      the
                                           mortgage-backed  securities  referred
                                           to in clauses  (i) and (ii),  "MBS"),
                                           provided  that each MBS will evidence
                                           an interest in, or will be secured by
                                           a  pledge  of,  one or more  mortgage
                                           loans    that    conform    to    the
                                           descriptions  of the  Mortgage  Loans
                                           contained herein. See "Description of
                                           the Trust Funds--MBS."

                                        Each Mortgage  Asset will be selected by
                                           the  Depositor  for  inclusion  in  a
                                           Trust   Fund   from    among    those
                                           purchased,    either    directly   or
                                           indirectly,   from  a  prior   holder
                                           thereof (a "Mortgage  Asset Seller"),
                                           which prior  holder may or may not be
                                           the  originator of such Mortgage Loan
                                           or the  issuer of such MBS and may be
                                           an affiliate of the Depositor.

     B. Certificate Account ........    Each Trust Fund will include one or more
                                           accounts      (collectively,      the
                                           "Certificate   Account")  established
                                           and   maintained  on  behalf  of  the
                                           Certificateholders   into  which  the
                                           person or persons  designated  in the
                                           related  Prospectus  Supplement will,
                                           to the extent described herein and in
                                           such Prospectus  Supplement,  deposit
                                           all payments and collections received
                                           or  advanced   with  respect  to  the
                                           Mortgage  Assets and other  assets in
                                           the Trust Fund. A Certificate Account
                                           may  be  maintained  as  an  interest
                                           bearing  or  a  non-interest  bearing
                                           account,  and funds held  therein may
                                           be  held  as  cash  or   invested  in
                                           certain short-term,  investment grade
                                           obligations,    in   each   case   as
                                           described  in the related  Prospectus
                                           Supplement.  See  "Description of the
                                           Trust Funds--Certificate

--------------------------------------------------------------------------------

                                           Accounts"  and  "Description  of  the
                                           Pooling       Agreements--Certificate
                                           Account."

     C. Credit Support .............    If so provided in the related Prospectus
                                           Supplement,     partial    or    full
                                           protection  against certain  defaults
                                           and losses on the Mortgage  Assets in
                                           the   related   Trust   Fund  may  be
                                           provided  to one or more  classes  of
                                           Certificates of the related series in
                                           the form of  subordination  of one or
                                           more other classes of Certificates of
                                           such series,  which other classes may
                                           include   one  or  more   classes  of
                                           Offered  Certificates,  or by  one or
                                           more other  types of credit  support,
                                           such as a letter of credit, insurance
                                           policy, guarantee or reserve fund, or
                                           a   combination   thereof  (any  such
                                           coverage    with   respect   to   the
                                           Certificates  of any series,  "Credit
                                           Support").  The  amount  and types of
                                           any     Credit      Support,      the
                                           identification    of    the    entity
                                           providing  it  (if   applicable)  and
                                           related information will be set forth
                                           in the related Prospectus Supplement.
                                           See  "Risk  Factors--Credit   Support
                                           Limitations,"   "Description  of  the
                                           Trust   Funds--Credit   Support"  and
                                           "Description of Credit Support."

     D. Cash Flow Agreements .......    If so provided in the related Prospectus
                                           Supplement,  a Trust Fund may include
                                           guaranteed    investment    contracts
                                           pursuant to which  moneys held in the
                                           funds and  accounts  established  for
                                           the  related  series will be invested
                                           at a specified  rate.  The Trust Fund
                                           may  also   include   interest   rate
                                           exchange  agreements,  interest  rate
                                           cap  or  floor  agreements,  currency
                                           exchange    agreements   or   similar
                                           agreements  designed  to  reduce  the
                                           effects of interest  rate or currency
                                           exchange  rate  fluctuations  on  the
                                           Mortgage  Assets  or on one  or  more
                                           classes    of    Certificates.    The
                                           principal    terms    of   any   such
                                           guaranteed   investment  contract  or
                                           other  agreement (any such agreement,
                                           a "Cash Flow Agreement"),  including,
                                           without    limitation,     provisions
                                           relating  to the  timing,  manner and
                                           amount  of  payments  thereunder  and
                                           provisions     relating     to    the
                                           termination    thereof,    will    be
                                           described    in    the     Prospectus
                                           Supplement for the related series. In
                                           addition,   the  related   Prospectus
                                           Supplement   will   contain   certain
                                           information   that  pertains  to  the
                                           obligor  under  any  such  Cash  Flow
                                           Agreement.  See  "Description  of the
                                           Trust Funds--Cash Flow Agreements."

     E. Pre-Funding                     If so provided in the related Prospectus
                                           Supplement,  a Trust Fund may include
                                           amounts  on  deposit  in  a  separate
                                           account (the  "Pre-Funding  Account")
                                           which  amounts will not exceed 25% of
                                           the pool balance of the Trust Fund as
                                           of  the  Cut-off  Date.   Amounts  on
                                           deposit  in the  Pre-Funding  Account
                                           may be  used  by the  Trust  Fund  to
                                           acquire  additional  Mortgage Assets,
                                           which additional Mortgage Assets will
                                           be selected  using  criteria  that is
                                           substantially similar to the criteria
                                           used to select  the  Mortgage  Assets
                                           included  in the  Trust  Fund  on the
                                           Closing  Date.  The  Trust  Fund  may
                                           acquire  such   additional   Mortgage
                                           Assets  for a  period  of time of not
                                           more than 120 days after the  Closing
                                           Date (the  "Pre-Funding  Period")  as
                                           specified  in the related  Prospectus
                                           Supplement. Amounts on deposit in the
                                           Pre-Funding  Account after the end of
                                           the  Pre-Funding   Period,   will  be
                                           distributed to  Certificateholders or
                                           such other person as set forth in the
                                           related Prospectus Supplement.  If so
                                           provided  in the  related  Prospectus
                                           Supplement,   the   Trust   Fund  may
                                           include   amounts  on  deposit  in  a
                                           separate  account  (the  "Capitalized
                                           Interest   Account").    Amounts   on
                                           deposit in the  Capitalized  Interest
                                           Account  may be  used  to  supplement
                                           investment   earnings,   if  any,  of
                                           amounts on deposit in the Pre-Funding
                                           Account,      supplement     interest
                                           collections  of the  Trust  Fund,  or
                                           such other  purpose as  specified  in
                                           the related Prospectus Supplement. As
                                           set forth in a related Prospectus

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                                           Supplement, amounts on deposit in the
                                           Capitalized   Interest   Account  and
                                           Pre-Funding  Account  will be held in
                                           cash  or   invested   in   short-term
                                           investment  grade  obligations.   Any
                                           amounts on deposit in the Capitalized
                                           Interest  Account  will  be  released
                                           after  the  end  of  the  Pre-Funding
                                           Period as  specified  in the  related
                                           Prospectus   Supplement.   See  "Risk
                                           Factors--Effects  of Pre-Funding  and
                                           Acquisition  of  Additional  Mortgage
                                           Assets."

Description of Certificates ........    Each  series  of  Certificates  will  be
                                           issued   in  one  or   more   classes
                                           pursuant to a pooling  and  servicing
                                           agreement    or    other    agreement
                                           specified  in the related  Prospectus
                                           Supplement   (in   either   case,   a
                                           "Pooling    Agreement")    and   will
                                           represent in the aggregate the entire
                                           beneficial  ownership interest in the
                                           related Trust Fund.

                                        Each series of Certificates will consist
                                           of   one   or   more    classes    of
                                           Certificates,   and  such   class  or
                                           classes (including classes of Offered
                                           Certificates)   may  (i)  be   senior
                                           (collectively, "Senior Certificates")
                                           or     subordinate     (collectively,
                                           "Subordinate Certificates") to one or
                                           more other classes of Certificates in
                                           entitlement to certain  distributions
                                           on the Certificates; (ii) be entitled
                                           to distributions  of principal,  with
                                           disproportionately  small, nominal or
                                           no    distributions    of    interest
                                           (collectively,   "Stripped  Principal
                                           Certificates");  (iii) be entitled to
                                           distributions   of   interest,   with
                                           disproportionately  small, nominal or
                                           no    distributions    of   principal
                                           (collectively,   "Stripped   Interest
                                           Certificates");   (iv)   provide  for
                                           distributions   of  principal  and/or
                                           interest that commence only after the
                                           occurrence of certain events, such as
                                           the  retirement  of one or more other
                                           classes  of   Certificates   of  such
                                           series; (v) provide for distributions
                                           of principal to be made, from time to
                                           time or for designated  periods, at a
                                           rate  that is  faster  (and,  in some
                                           cases,   substantially   faster)   or
                                           slower    (and,    in   some   cases,
                                           substantially  slower)  than the rate
                                           at    which    payments    or   other
                                           collections of principal are received
                                           on the Mortgage Assets in the related
                                           Trust  Fund;   or  (vi)  provide  for
                                           distributions   of  principal  to  be
                                           made,  subject  to  available  funds,
                                           based   on  a   specified   principal
                                           payment     schedule     or     other
                                           methodology.

                                        Each class of  Certificates,  other than
                                           certain classes of Stripped  Interest
                                           Certificates    and   certain   REMIC
                                           Residual   Certificates  (as  defined
                                           below),  will have a stated principal
                                           amount (a "Certificate Balance"); and
                                           each  class  of  Certificates,  other
                                           than  certain   classes  of  Stripped
                                           Principal  Certificates  and  certain
                                           REMIC  Residual  Certificates,   will
                                           accrue  interest  on its  Certificate
                                           Balance  or,  in the case of  certain
                                           classes    of    Stripped    Interest
                                           Certificates,  on a  notional  amount
                                           ("Notional   Amount"),   based  on  a
                                           fixed,    variable   or    adjustable
                                           interest   rate   (a    "Pass-Through
                                           Rate").    The   related   Prospectus
                                           Supplement     will    specify    the
                                           Certificate Balance,  Notional Amount
                                           and Pass-Through  Rate for each class
                                           of    Offered    Certificates,     as
                                           applicable,  or,  in  the  case  of a
                                           variable or  adjustable  Pass-Through
                                           Rate, the method for  determining the
                                           Pass-Through Rate.

                                        The Certificates will not be  guaranteed
                                           or insured by the Depositor or any of
                                           its affiliates,  by any  governmental
                                           agency or  instrumentality  or by any
                                           other   person,    unless   otherwise
                                           provided  in the  related  Prospectus
                                           Supplement.         See         "Risk
                                           Factors--Limited      Assets"     and
                                           "Description  of  the  Certificates."
Distributions of Interest on the
  Certificates .....................    Interest  on  each   class  of   Offered
                                           Certificates   (other  than   certain
                                           classes   of    Stripped    Principal
                                           Certificates  and  Stripped  Interest
                                           Certificates  and
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                                           certain REMIC Residual  Certificates)
                                           of each  series  will accrue  at  the
                                           applicable  Pass-Through  Rate on the
                                           Certificate  Balance  or, in the case
                                           of  certain   classes   of   Stripped
                                           Interest  Certificates,  the Notional
                                           Amount thereof  outstanding from time
                                           to time  and will be  distributed  to
                                           Certificateholders as provided in the
                                           related  Prospectus  Supplement (each
                                           of  the  specified   dates  on  which
                                           distributions   are  to  be  made,  a
                                           "Distribution  Date").  Distributions
                                           of  interest  with  respect to one or
                                           more    classes    of    Certificates
                                           (collectively,               "Accrual
                                           Certificates") may not commence until
                                           the  occurrence  of  certain  events,
                                           such as the retirement of one or more
                                           other  classes of  Certificates,  and
                                           interest  accrued  with  respect to a
                                           class of Accrual  Certificates  prior
                                           to the  occurrence  of such an  event
                                           will   either   be   added   to   the
                                           Certificate    Balance   thereof   or
                                           otherwise deferred.  Distributions of
                                           interest  with respect to one or more
                                           classes   of   Certificates   may  be
                                           reduced  to  the  extent  of  certain
                                           delinquencies,   losses   and   other
                                           contingencies described herein and in
                                           the  related  Prospectus  Supplement.
                                           See    "Risk    Factors--Prepayments;
                                           Average    Life   of    Certificates;
                                           Yields,"    "Yield    and    Maturity
                                           Considerations,"  and "Description of
                                           the   Certificates--Distributions  of
                                           Interest on  the  Certificates."

Distributions of Certificate
   Principal .......................    Each class of the  Certificates  of each
                                           series (other than certain classes of
                                           Stripped Interest Certificates and/or
                                           REMIC  Residual   Certificates)  will
                                           have a Certificate  Balance which, as
                                           of  any  date,   will  represent  the
                                           maximum   amount   that  the  holders
                                           thereof are then  entitled to receive
                                           in respect of  principal  from future
                                           cash flow on the  Mortgage  Assets in
                                           the  related   Trust   Fund.   Unless
                                           otherwise  specified  in the  related
                                           Prospectus  Supplement,  the  initial
                                           aggregate  Certificate Balance of all
                                           classes  of a series of  Certificates
                                           will  not  exceed   the   outstanding
                                           principal   balance  of  the  related
                                           Mortgage  Assets  as  of a  specified
                                           date  (the  "Cut-off  Date"),   after
                                           application of scheduled payments due
                                           on or before  such  date,  whether or
                                           not  received.  As and to the  extent
                                           described  in the related  Prospectus
                                           Supplement,      distributions     of
                                           principal with respect to each series
                                           of Certificates  will be made on each
                                           Distribution  Date to the  holders of
                                           the class or classes of  Certificates
                                           of such series entitled thereto until
                                           the  Certificate   Balances  of  such
                                           Certificates  have  been  reduced  to
                                           zero. Distributions of principal with
                                           respect  to one or  more  classes  of
                                           Certificates  (i)  may be  made  at a
                                           rate  that is  faster  (and,  in some
                                           cases, substantially faster) than the
                                           rate  at  which   payments  or  other
                                           collections of principal are received
                                           on the Mortgage Assets in the related
                                           Trust  Fund;  (ii)  may not  commence
                                           until  the   occurrence   of  certain
                                           events, such as the retirement of one
                                           or more other classes of Certificates
                                           of the same series, or may be made at
                                           a rate that is slower  (and,  in some
                                           cases, substantially slower) than the
                                           rate  at  which   payments  or  other
                                           collections of principal are received
                                           on the Mortgage Assets in the related
                                           Trust   Fund;   (iii)  may  be  made,
                                           subject to available funds,  based on
                                           a   specified    principal    payment
                                           schedule    (any   such   class,    a
                                           "Controlled Amortization Class"); and
                                           (iv)   may  be   contingent   on  the
                                           specified  principal payment schedule
                                           for a Controlled  Amortization  Class
                                           of the  same  series  and the rate at
                                           which payments and other  collections
                                           of principal  on the Mortgage  Assets
                                           in  the   related   Trust   Fund  are
                                           received    (any   such   class,    a
                                           "Companion Class").  Unless otherwise
                                           specified  in the related  Prospectus
                                           Supplement, dis-

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                                           tributions of  principal of any class
                                           of Certificates will be made on a pro
                                           rata   basis   among   all   of   the
                                           Certificates   of  such  class.   See
                                           "Description          of          the
                                           Certificates--Distributions        of
                                           Certificate Principal."

Advances ...........................    If and to  the  extent  provided  in the
                                           related  Prospectus  Supplement,  the
                                           Master    Servicer    and/or    other
                                           specified person will be obligated to
                                           make,  or have the  option of making,
                                           certain   advances  with  respect  to
                                           delinquent   scheduled   payments  of
                                           principal   and/or  interest  on  the
                                           Mortgage  Loans in the related  Trust
                                           Fund.  Any such  advances  made  with
                                           respect to a particular Mortgage Loan
                                           will be reimbursable  from subsequent
                                           recoveries   in   respect   of   such
                                           Mortgage  Loan and  otherwise  to the
                                           extent  described  herein  and in the
                                           related Prospectus Supplement. If and
                                           to  the   extent   provided   in  the
                                           Prospectus Supplement for a series of
                                           Certificates,  the Master Servicer or
                                           other   specified   person   will  be
                                           entitled  to receive  interest on its
                                           advances for the period that they are
                                           outstanding,  payable from amounts in
                                           the   related    Trust   Fund.    See
                                           "Description          of          the
                                           Certificates--Advances  in Respect of
                                           Delinquencies."   If  a  Trust   Fund
                                           includes    MBS,    any    comparable
                                           advancing  obligation  of a party  to
                                           the related Pooling Agreement,  or of
                                           a party to the related MBS Agreement,
                                           will  be  described  in  the  related
                                           Prospectus Supplement.

Termination ........................    If so    specified    in   the   related
                                           Prospectus  Supplement,  a series  of
                                           Certificates   may  be   subject   to
                                           optional  early  termination by means
                                           of the  repurchase  of  the  Mortgage
                                           Assets in the  related  Trust Fund by
                                           the   party  or   parties   specified
                                           therein,  under the circumstances and
                                           in the manner set forth  therein.  If
                                           so provided in the related Prospectus
                                           Supplement, upon the reduction of the
                                           Certificate  Balance  of a  specified
                                           class or classes of Certificates by a
                                           specified  percentage  or  amount,  a
                                           party   specified   therein   may  be
                                           authorized  or  required  to  solicit
                                           bids for the  purchase  of all of the
                                           Mortgage Assets of the Trust Fund, or
                                           of  a  sufficient   portion  of  such
                                           Mortgage  Assets to retire such class
                                           or classes,  under the  circumstances
                                           and in the manner set forth  therein.
                                           See      "Description      of     the
                                           Certificates--Termination."

Registration of Book-Entry
   Certificates ....................    If so provided in the related Prospectus
                                           Supplement,  one or more  classes  of
                                           the  Offered   Certificates   of  any
                                           series will be offered in  book-entry
                                           format   (collectively,   "Book-Entry
                                           Certificates") through the facilities
                                           of  The   Depository   Trust  Company
                                           ("DTC").  Each  class  of  Book-Entry
                                           Certificates    will   be   initially
                                           represented    by   one    or    more
                                           Certificates  registered  in the name
                                           of  a  nominee  of  DTC.   No  person
                                           acquiring  an  interest in a class of
                                           Book-Entry       Certificates      (a
                                           "Certificate Owner") will be entitled
                                           to  receive  a  Certificate  of  such
                                           class in fully registered, definitive
                                           form  (a  "Definitive  Certificate"),
                                           except      under     the     limited
                                           circumstances  described herein.  See
                                           "Risk             Factors--Book-Entry
                                           Registration" and "Description of the
                                           Certificates--Book-Entry Registration
                                           and Definitive Certificates."

Risk Factors .......................    There are material risks associated with
                                           an  investment in  Certificates.  See
                                           "Risk  Factors"  herein.   Additional
                                           risks   pertaining  to  a  particular
                                           series   of   Certificates   may   be
                                           disclosed    in    the     applicable
                                           Prospectus Supplement.

Tax Status of the Certificates .....    The Certificates  of  each  series  will
                                           constitute     either    (i) "regular
                                           interests"       ("REMIC      Regular
                                           Certificates")      and     "residual
                                           interests"      ("REMIC      Residual
                                           Certificates")  in a Trust Fund, or a
                                           designated  portion

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                                           thereof,  treated  as  a REMIC  under
                                           Sections  860A  through  860G  of the
                                           Internal  Revenue  Code of 1986  (the
                                           "Code"),  or (ii) interests ("Grantor
                                           Trust  Certificates") in a Trust Fund
                                           treated  as  a  grantor  trust  under
                                           applicable provisions of the Code. If
                                           so    indicated    in   the   related
                                           Prospectus  Supplement,  an  election
                                           alternatively  may be made  to  treat
                                           the Trust Fund as a  financial  asset
                                           securitization    investment    trust
                                           ("FASIT").

     A. REMIC ......................    REMIC  Regular  Certificates   generally
                                           will be treated  as debt  obligations
                                           of the  applicable  REMIC for federal
                                           income tax purposes.  In general,  to
                                           the  extent  the assets and income of
                                           the REMIC are  treated as  qualifying
                                           assets and income under the following
                                           sections of the Code,  REMIC  Regular
                                           Certificates  owned by a real  estate
                                           investment  trust  will be treated as
                                           "real estate  assets" for purposes of
                                           Section  856(c)(5)(A) of the Code and
                                           interest  income  therefrom  will  be
                                           treated as "interest  on  obligations
                                           secured   by    mortgages   on   real
                                           property"  for  purposes  of  Section
                                           856(c)(3)(B)    of   the   Code.   In
                                           addition,  REMIC Regular Certificates
                                           will be "qualified  mortgages" within
                                           the meaning of Section  860G(a)(3) of
                                           the Code. Moreover, if 95% or more of
                                           the  assets  and  the  income  of the
                                           REMIC   qualify   for   any   of  the
                                           foregoing   treatments,   the   REMIC
                                           Regular Certificates will qualify for
                                           the  foregoing  treatments  in  their
                                           entirety.   However,   REMIC  Regular
                                           Certificates   owned   by  a   thrift
                                           institution  will  constitute  assets
                                           described  in Section  7701(a)(19)(C)
                                           of the Code only if so  specified  in
                                           the  related  Prospectus  Supplement.
                                           Holders of REMIC Regular Certificates
                                           must  report   income  with   respect
                                           thereto   on  the   accrual   method,
                                           regardless  of  their  method  of tax
                                           accounting generally.  Holders of any
                                           class of REMIC  Regular  Certificates
                                           issued with original  issue  discount
                                           generally will be required to include
                                           the original issue discount in income
                                           as  it   accrues,   which   will   be
                                           determined     using    an    initial
                                           prepayment assumption and taking into
                                           account,  from  time to time,  actual
                                           prepayments   occurring   at  a  rate
                                           different    than   the    prepayment
                                           assumption.   See  "Material  Federal
                                           Income                            Tax
                                           Consequences--REMICs--Taxation     of
                                           Owners      of     REMIC      Regular
                                           Certificates."

                                        REMIC  Residual  Certificates  generally
                                           will be  treated as  representing  an
                                           interest  in  qualifying  assets  and
                                           income to the same  extent  described
                                           above  for  institutions  subject  to
                                           Sections       856(c)(5)(A)       and
                                           856(c)(3)(B) of the Code, but not for
                                           purposes of Section 7701(a)(19)(C) of
                                           the Code unless  otherwise  stated in
                                           the related Prospectus Supplement.  A
                                           portion (or, in certain  cases,  all)
                                           of the  income  from  REMIC  Residual
                                           Certificates (i) may not be offset by
                                           any losses from other  activities  of
                                           the  holder  of such  REMIC  Residual
                                           Certificates,  (ii) may be treated as
                                           unrelated business taxable income for
                                           holders     of     REMIC     Residual
                                           Certificates  that are subject to tax
                                           on unrelated  business taxable income
                                           (as  defined  in  Section  511 of the
                                           Code),  and (iii) may be  subject  to
                                           foreign    withholding   rules.   See
                                           "Material    Federal    Income    Tax
                                           Consequences--REMICs--Taxation     of
                                           Owners     of     REMIC      Residual
                                           Certificates."

     B. Grantor Trust ...............   If so provided in the related Prospectus
                                           Supplement,       Grantor       Trust
                                           Certificates     may    be     either
                                           Certificates  that have a Certificate
                                           Balance  and a  Pass-Through  Rate or
                                           that    are    Stripped     Principal
                                           Certificates (collectively,  "Grantor
                                           Trust       Fractional       Interest
                                           Certificates"),  or may  be  Stripped
                                           Interest Certificates.

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                                        Owners  of  Grantor   Trust   Fractional
                                           Interest Certificates will be treated
                                           for  federal  income tax  purposes as
                                           owners  of  an  undivided   pro  rata
                                           interest in the assets of the related
                                           Trust  Fund,  and  generally  will be
                                           required  to  report  their  pro rata
                                           share  of  the  entire  gross  income
                                           (including    amounts   incurred   as
                                           servicing or other fees and expenses)
                                           from the Mortgage  Assets and will be
                                           entitled,    subject    to    certain
                                           limitations, to deduct their pro rata
                                           shares of any servicing or other fees
                                           and  expenses   incurred  during  the
                                           year.   Holders  of   Grantor   Trust
                                           Fractional   Interest    Certificates
                                           generally  will be  treated as owning
                                           an interest in qualifying  assets and
                                           income under  Sections  856(c)(5)(A),
                                           856(c)(3)(B)  and  860G(a)(3)  of the
                                           Code,  but will not be so treated for
                                           purposes of Section 7701(a)(19)(C) of
                                           the Code unless  otherwise  stated in
                                           the related Prospectus Supplement.

                                        It is unclear whether Stripped  Interest
                                           Certificates   will  be   treated  as
                                           representing an ownership interest in
                                           qualifying  assets and  income  under
                                           Sections       856(c)(5)(A)       and
                                           856(c)(3)(B)  of the  Code,  although
                                           the policy considerations  underlying
                                           those  Sections   suggest  that  such
                                           treatment    should   be   available.
                                           However,  such  Certificates will not
                                           be   treated   as   representing   an
                                           ownership    interest    in    assets
                                           described  in Section  7701(a)(19)(C)
                                           of the Code unless  otherwise  stated
                                           in the related Prospectus Supplement.
                                           The  taxation  of holders of Stripped
                                           Interest Certificates is uncertain in
                                           various   respects,    including   in
                                           particular  the method  such  holders
                                           should use to recover their  purchase
                                           price and to report their income with
                                           respect  to  such  Stripped  Interest
                                           Certificates.  See "Material  Federal
                                           Income   Tax    Consequences--Grantor
                                           TrustFunds."

                                        Investors are  advised to consult  their
                                           tax advisors and to review  "Material
                                           Federal   Income  Tax   Consequences"
                                           herein and in the related  Prospectus
                                           Supplement.

ERISA Considerations ...............    Fiduciaries  of employee  benefit  plans
                                           and certain  other  retirement  plans
                                           and      arrangements,      including
                                           individual    retirement    accounts,
                                           annuities,     Keogh    plans,    and
                                           collective   investment   funds   and
                                           separate   accounts   in  which  such
                                           plans,    accounts,    annuities   or
                                           arrangements  are invested,  that are
                                           subject  to the  Employee  Retirement
                                           Income   Security  Act  of  1974,  as
                                           amended ("ERISA"), or Section 4975 of
                                           the  Code,  should  carefully  review
                                           with their legal advisors whether the
                                           purchase   or   holding   of  Offered
                                           Certificates  could  give  rise  to a
                                           transaction  that is prohibited or is
                                           not  otherwise   permissible   either
                                           under  ERISA or  Section  4975 of the
                                           Code.   See  "ERISA   Considerations"
                                           herein and in the related  Prospectus
                                           Supplement.

Legal Investment ...................    The Offered Certificates  of any  series
                                           will  constitute   "mortgage  related
                                           securities"   for   purposes  of  the
                                           Secondary Mortgage Market Enhancement
                                           Act of 1984 only if so  specified  in
                                           the  related  Prospectus  Supplement.
                                           Investors whose investment  authority
                                           is  subject  to  legal   restrictions
                                           should   consult   their   own  legal
                                           advisors to determine  whether and to
                                           what extent the Offered  Certificates
                                           constitute   legal   investments  for
                                           them. See "Legal  Investment"  herein
                                           and   in   the   related   Prospectus
                                           Supplement.

Rating .............................    At their  respective  dates of issuance,
                                           each  class of  Offered  Certificates
                                           will  be   rated   not   lower   than
                                           investment   grade  by  one  or  more
                                           nationally   recognized   statistical
                                           rating   agencies  (each,  a  "Rating
                                           Agency").  See "Rating" herein and in
                                           the related Prospectus Supplement.

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                                  RISK FACTORS

     In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. Additional risk factors are set forth elsewhere in the Prospectus under separate headings, and will be set forth in the related Prospectus Supplement under separate headings, in connection with discussions regarding particular aspects of Trust Fund Assets or the Certificates. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

LIMITED LIQUIDITY FOR OFFERED CERTIFICATES

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, itself or through one or more of its affiliates, currently expects to make a secondary market in the Offered Certificates of each series, but has no obligation to do so. However, there can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for as long as such Certificates remain outstanding. Furthermore, because, among other things, the timing of receipt of payments with respect to a pool of multifamily or commercial mortgage loans may be substantially more difficult to predict than that of a pool of single family mortgage loans, any such secondary market that does develop may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans.

     The primary source of continuing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders." There can be no assurance that any additional continuing information regarding the Offered Certificates of any series will be available through any other source, and the limited nature of such information may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

     Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination."

LIMITED ASSETS TO SUPPORT PAYMENT ON CERTIFICATES

     Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on such Certificates, no other assets will be available for payment of the deficiency. See "Description of the Trust Funds." Additionally, certain amounts on deposit from time to time remaining in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions that will be described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS ON MORTGAGE LOANS; EFFECTS ON AVERAGE LIFE OF CERTIFICATES; EFFECTS ON YIELDS ON CERTIFICATES

     For a number of reasons, including the difficulty of predicting the rate of prepayments on the Mortgage Loans in a particular Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of such Certificates, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments thereon are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans. There can be no assurance as to the rate of prepayments on the Mortgage Loans in any Trust Fund or that such rate will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later thanexpected.

     The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to (i) a pro rata share of the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans in the related Trust Fund that are distributable on such date, (ii) a disproportionately large share (which, in some cases, may be all) of such prepayments, or (iii) a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of prepayments enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is faster than anticipated. A class of Certificates that entitles the holders thereof to a disproportionately small share of prepayments enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is slower than anticipated. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     A series of Certificates may include one or more Controlled Amortization Classes that will be entitled to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, it can be reduced substantially in the case of a Controlled Amortization Class so long as the actual rate of prepayments on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. However, the reduction of prepayment risk afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class will entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast and to a disproportionately small share of those prepayments when the rate of prepayment is relatively slow. A Companion Class thus absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise affect the related Controlled Amortization Class if all payments of principal of the Mortgage Loans were allocated on a pro rata basis.

     A series of Certificates may also include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recoup its original investment under some prepayment scenarios. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations" herein and, if applicable, in the related Prospectus Supplement.

OPTIONAL EARLY TERMINATION

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination by means of the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. In the event of a partial or complete termination of a Trust Fund, there can be no assurance that the proceeds from a sale of the Mortgage Assets will be sufficient to distribute the outstanding Certificate Balance plus accrued interest and any undistributed shortfalls in interest accrued on the Certificates subject to the termination. Accordingly the holders of such Certificates may incur a loss. See "Description of the Certificates --Termination." In the event that partial or complete early termination of a series of Certificates is authorized and does occur in this manner, the holders of the series of Certificates or one or more classes of a series of Certificates that are terminated early may experience repayment of their investment outside their control at an unpredictable and inopportune time. Moreover, such early termination could have an adverse impact on the overall yield received by such holder, depending upon the amount of the series of Certificates or class or classes of such series that is outstanding at the time of early termination, among other factors.

LIMITED NATURE OF RATINGS ON CERTIFICATES

     Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Neither will such rating address the possibility that prepayments on the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. See "Description of Credit Support" and "Rating."

EFFECTS OF PRE-FUNDING AND ACQUISITION OF ADDITIONAL MORTGAGE ASSETS

     Any amounts on deposit in a Pre-Funding Account as described in the Prospectus Supplement for a series of Certificates that is not used to acquire additional Mortgage Assets by the end of the Pre-Funding Period, may be distributed to holders of Certificates as a prepayment of principal as set forth in the related Prospectus Supplement. Such a prepayment of principal to the holders of Certificates may materially and adversely effect the yield on the Certificates. See "Yield and Maturity Considerations" herein and, if applicable, in the related Prospectus Supplement.

     Any additional Mortgage Assets acquired by a Trust Fund during the Pre-Funding Period, as described in the related Prospectus Supplement, may possess substantially different characteristics than the Mortgage Assets in the

Trust Fund on the Closing Date. Therefore the aggregate characteristics of a Trust Fund following the Pre-Funding Period may be substantially different than the characteristics of a Trust Fund on the Closing Date.

RISKS TO LENDERS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND INCOME PRODUCING PROPERTIES

     Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single-family property. See "Description of the Trust Funds--Mortgage Loans." The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any
Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors beyond the control of a Master Servicer.

     It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.

     Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Risks Associated with Mortgage Loans Secured by Multifamily Properties. It is expected that Mortgage Loans secured by multi-family properties will constitute a material consentration of the Mortgage Loans in a Trust Fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, developments at local colleges and universities and national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase housing. Furthermore, tax credit and city, state and federal housing subsidy or similar programs may impose rent limitations and may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, such programs may impose income restrictions on tenants, which may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between such subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

     Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

     Risks Associated with Mortgage Loans Secured by Retail Properties. Mortgage Loans secured by retail properties may constitute a material consentration of the Mortgage Loans in a Trust Fund. Significant factors determining the value of retail properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). In addition, certain tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers.

     Shopping centers, in general, are affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, and a particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding such tenant's continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

     Unlike other  income  producing  properties,  retail  properties  also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, the Internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure Mortgage Loans in a Trust Fund.

     Risks Associated with Mortgage Loans Secured by Hospitality Properties. Mortgage Loans secured by hospitality properties may constitute a material consentration of the Mortgage Loans in a Trust Fund. Various factors, including location, quality and franchise affiliation (or lack thereof), affect the economic viability of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that a consumer is willing to pay for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel rooms generally are rented for short periods of time, hotel properties tend to be more sensitive to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on such hotel's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

     In addition, the successful operation of a hospitality property with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hotel property as a result of foreclosure may be unable to succeed to the borrower's rights under the franchise license agreement. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements and may not be transferable.

     Risks Associated with Mortgage Loans Secured by Office Buildings. Mortgage Loans secured by office buildings may constitute a material consentration of the Mortgage Loans in a Trust Fund. Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the business operated by the tenants.

The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (e.g., floor sizes and layout), access to transportation and ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiberoptic cables, satellite communications or other base building technological features).

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

     Risks Associated with Mortgage Loans Secured by Industrial & Mixed-Use Facilities. Mortgage Loans secured by industrial and mixed-use facilities may constitute a material consentration of the Mortgage Loans in a Trust Fund. Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.]

     Risks Associated with Mortgage Loans Secured by Residential Healthcare Facilities. Mortgage Loans secured by residential healthcare facilities may constitute a material consentration of the Mortgage Loans in a Trust Fund. Mortgage Loans secured by liens on residential health care facilities pose additional risks not associated with loans secured by liens on other types of income-producing properties. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. The failure of any of such borrowers to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained or that the related Mortgaged Property would be adaptable to other uses. To the extent any nursing home receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected. Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

     Risk Associated with Mortgage Loans Secured by Health Care-Related Properties. The Mortgaged Properties may include Senior Housing, Assisted Living Facilities, Skilled Nursing Facilities and Acute Care Facilities (any of the foregoing, "Health Care-Related Facilities"). "Senior Housing" generally consist of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style. "Assisted Living Facilities" are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines. "Skilled Nursing Facilities" provide services to post trauma and frail residents with limited mobility who require extensive medical treatment. "Acute Care Facilities" generally consist of hospital and other facilities providing short-term, acute medical care services.

     Certain types of Health Care-Related Properties, particularly Acute Care Facilities, Skilled Nursing Facilities and some Assisted Living Facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If such payments are insufficient, net operating income of those Health Care-Related Facilities that receive revenues from those sources, and consequently the ability of the related borrowers to meet their obligations under any Mortgage Loans secured thereby, could be adversely affected.

     Moreover, Health Care-Related Facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Health Care-Related Facility or, if applicable, bar it from participation in government reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of any Health Care-Related Facility securing a defaulted Mortgage Loan (a "Health Care-Related Mortgaged Property") would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to such foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their Mortgage Loan obligations.

     Government regulation applying specifically to Acute Care Facilities, Skilled Nursing Facilities and certain types of Assisted Living Facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a Certificate of Need ("CON"), before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new

Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a CON is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, if a Mortgage Loan secured by a lien on such a Health Care-Related Mortgaged Property were foreclosed upon, the purchaser at foreclosure might be required to obtain a new CON or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but there can be no assurance that any will do so or that any necessary licenses or approvals will be issued.

     Further government regulation applicable to Health Care-Related Facilities is found in the form of federal and state "fraud and abuse" laws that generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services.
Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, there can be no assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the Health Care-Related Mortgaged Properties that are subject to such laws.

     The operators of Health Care-Related Facilities are likely to compete on a loca1 and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a Health Care-Related Facility will generally depend upon the number of competing facilities in the local market, as well as upon other factors such as its age, appearance, reputation and management, the types of services it provides and, where applicable, the quality of care and the cost of that care. The inability of a Health Care-Related Mortgaged Property to flourish in a competitive market may increase the likelihood of foreclosure on the related Mortgage Loan, possibly affecting the yield on one or more classes of the related series of Offered Certificates.

     Risks Associated with Mortgage Loans Secured by Warehouse and Storage Facilities. Mortgage Loans secured by warehouse and self storage facilities may constitute a material consentration of the Mortgage Loans in a Trust Fund. Self storage facilities are part of a market that contains low barriers to entry. Increased competition among self storage facilities may reduce income available to repay Mortgage Loans secured by self storage facility. Furthermore, due to the privacy considerations applicable to self storage facilities, may increase environmental risks. See "Risk Factors--Environmental Law Considerations" herein.

MANAGEMENT RISKS

     Each Mortgaged Property is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There is no assurance regarding the performance of any operators, leasing agents and/or managers or persons who may become operators and/or managers upon the expiration or termination of management agreements or following any default or foreclosure under a Mortgage Loan. In addition, generally the property managers are operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof.

BALLOON PAYMENTS ON MORTGAGE LOANS; HEIGHTENED RISK OF BORROWER DEFAULT

     Certain of the Mortgage Loans included in a Trust Fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the balloon payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and therelated Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaidand Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

     If and to the extent specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. While a Master Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans. See "Yield and Maturity Considerations--Other Factors Affecting Yield, Weighted Average Life and Maturity --Balloon Payments; Extensions of Maturity."

LEASES AND RENTS SERVING AS SECURITY FOR MORTGAGE LOANS POSE SPECIAL RISKS

     The Mortgage Loans included in any Trust Fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents."

DELINQUENT MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are delinquent as of the date they are deposited in the Trust Fund. A Mortgage Loan will be considered "delinquent" if it is thirty (30) days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the Trust Fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all Mortgage Loans in the Trust Fund. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Loans in theTrust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans-General."

ENVIRONMENTAL LIABILITY MAY AFFECT LIEN ON MORTGAGED PROPERTY AND EXPOSE LENDER TO COSTS

     Under certain laws, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property.In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower. A lender also risks such liability on foreclosure of the mortgage. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations." If a Trust Fund
includes Mortgage Loans and the related Prospectus Supplement does not otherwise specify, the related Pooling Agreement will contain provisions generally to the effect that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or assume control of its operation unless the Master Servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans." These provisions are designed to reduce substantially the risk of liability for costs associated with remediation of of hazardous substances, but there can be no assurance in a given case that those risks can be eliminated entirely.

CREDIT SUPPORT LIMITATIONS--MAY NOT COVER ALL RISKS OR FULL PAYMENT ON CERTIFICATES

     The Prospectus Supplement for the Offered Certificates of each series will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and other factors. There can be, however, no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

     Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Material Federal Income Tax Consequences--REMICs." Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of REMIC Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield.
Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

ERISA CONSIDERATIONS--COVERED INVESTORS MAY EXPERIENCE LIABILITY

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations."

BOOK-ENTRY REGISTRATION OF CERTIFICATES AFFECTS OWNERSHIP OF CERTIFICATES AND RECEIPT OF PAYMENT

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any class of Book-Entry
Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. The means by which notices and other communications are conveyed by DTC to its
Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may experience delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each Trust Fund will consist of (i) multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of Certificates ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by Merrill Lynch Mortgage Investors, Inc. (the "Depositor"). Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) retail stores, hotels or motels, office buildings, industrial plants, nursing homes, mobile home parks, self-storage facilities, or mixed use or other types of income-producing properties ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a Mortgaged Property. A Mortgage may create a lien on a borrower's leasehold estate in a property; however, if so specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least two years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor.

     If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. As more fully set forth in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related Mortgage Loan) secured by liens on the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied income-producing property, rental income (and maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a single tenant. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or the single tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. As more fully set forth in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and the outstanding principal balance of any loan secured by a lien on the related Mortgaged Property prior to the lien of the related Mortgage, to (ii) the Value of such Mortgaged Property. The "Value" of a Mortgaged Property, is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans there is no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Income Producing Properties" and "--Balloon Payments; Borrower Default."

     Payment Provisions of the Mortgage Loans. If so specified in the related Prospectus Supplement, all of the Mortgage Loans will have had original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly or semi-annually. A Mortgage Loan (i) may provide for accrual of interest thereon at an interest rate(a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate,(ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (iv) may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Expiration Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the Mortgaged Property (an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans which will generally be current as of a date specified in the related Prospectus Supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the original and remaining terms to maturity of the Mortgage Loans, and the seasoning of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the Mortgage Loans,
(v) the original Loan-to-Value Ratios of the Mortgage Loans,(vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the geographic distribution of the Mortgaged Properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to tabulate the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

MBS

     MBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of Certificates or (ii) certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC, provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer (the "MBS Issuer") of the MBS and/or the servicer (the "MBS Servicer") of the underlying mortgage loans will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,
(vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the servicing fees payable under the MBS Agreement, (x) to the extent available to the Depositor, the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the MBS.

     To the extent required under the securities laws, MBS included among the assets of a Trust Fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) thereunder and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus

Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement.

CREDIT SUPPORT

     If so  provided  in the  related  Prospectus  Supplement,  partial  or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for the Offered Certificates of each series. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the related Prospectus Supplement.

PRE-FUNDING

     If so provided in the related Prospectus Supplement, a Trust Fund may include amounts on deposit in a separate account (the "Pre-Funding Account") which amounts will not exceed 25% of the pool balance of the Trust Fund as of the Cut-off Date. Amounts on deposit in the Pre-Funding Account may be used by the Trust Fund to acquire additional Mortgage Assets, which additional Mortgage Assets will be selected using criteria that is substantially similar to the criteria used to select the Mortgage Assets included in the Trust Fund on the Closing Date. The Trust Fund may acquire such additional Mortgage Assets for a period of time of not more than 120 days after the Closing Date (the "Pre-Funding Period") as specified in the related Prospectus Supplement. Amounts on deposit in the Pre-Funding Account after the end of the Pre-Funding Period, will be distributed to Certificateholders or such other person as set forth in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the Trust Fund may include amounts on deposit in a separate account (the "Capitalized Interest Account"). Amounts on deposit in the Capitalized Interest Account may be used to supplement investment earnings, if any, of amounts on deposit in the Pre-Funding Account, supplement interest collections of the Trust Fund, or such other purpose as specified in the related Prospectus Supplement. As set forth in a related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account and Pre-Funding Account will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the Capitalized Interest Account will be released after the end of the Pre-Funding Period as specified in the related Prospectus Supplement. See "Risk Factors--Effects of Pre-Funding and Acquisition of Additional Mortgage Assets."



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


                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Prepayments; Average Life of Certificates; Yields." The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the Offered Certificates offered thereby.

PASS-THROUGH RATE

     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to the Offered Certificates of any series will specify the Pass-Through Rate for each class of such Certificates or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the Due Date of the preceding scheduled payment up to the date of such prepayment, instead of for the full accrual period, that is, the period from the Due Date of the preceding scheduled payment up to the Due Date for the next scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the principal balance of Mortgage Loans for their respective full accrual periods. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or Notional Amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, will change periodically to accommodate adjustments to their Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Mortgage Loans is distributed on an Offered Certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the Notional Amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on such investor's yield of principal payments (to the extent distributable in reduction of the principal balance or Notional Amount of such investor's Offered Certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of such Mortgage Assets or such classes of Certificates, as the case may be. Thus, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates.

     The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor will make no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of Certificates may include one or more Controlled Amortization Classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more Companion Classes. If so specified in the related Prospectus Supplement, each Controlled Amortization Class will either be a Planned


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

Amortization Class (a "PAC") or a Targeted Amortization Class (a "TAC"). In general, distributions of principal on a PAC are made in accordance with a specified amortization schedule so long as prepayments on the underlying Mortgage Loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more Companion Classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments may retire the Companion Classes much earlier than expected, thus leaving the PAC without further prepayment protection. A TAC is similar to a PAC, but a TAC structure generally does not draw on Companion Classes to make up cash flow shortfalls, and will generally not provide protection to the TAC against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series (any of which may also be a class of Offered Certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the related Prospectus Supplement, the holders of a Companion Class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the Controlled Amortization Class, and (in the case of a Companion Class that supports a PAC) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the related Prospectus Supplement, a Companion Class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk" that would otherwise be allocated to the related Controlled Amortization Class. Accordingly, Companion Classes can exhibit significant average life variability.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization. In general, such Mortgage Loans by their terms limit the amount by which scheduled payments may adjust in response to changes in Mortgage Rates and/or provide that scheduled payment amounts will adjust less frequently than the Mortgage Rates. Accordingly, during a period of rising interest rates, the scheduled payment on a Mortgage Loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the Mortgage Loan balance would amortize more slowly than necessary to repay it over such schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable Mortgage Rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the Mortgage Loan balance over such schedule.

     A slower or negative rate of Mortgage Loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of Certificates of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature. A faster rate of Mortgage Loan amortization will shorten the weighted average life of such Mortgage Loans and, correspondingly, the weighted average lives of those classes of Certificates then entitled to a portion of the principal payments on such Mortgage Loans. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates. The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. As specifically set forth in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently distributable on the Certificates of such series, as well as any interest accrued but not currently distributable on any Accrual Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources would have any material effect on the rate at which such Certificates are amortized.



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

                                  THE DEPOSITOR

     Merrill Lynch Mortgage Investors, Inc., the Depositor, is a Delaware corporation organized on June 13, 1986 as a wholly-owned limited purpose finance subsidiary of Merrill Lynch Mortgage Capital Inc. (a wholly-owned indirect subsidiary of Merrill Lynch & Co.). The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor maintains its principal office at World Financial Center, North Tower-Fifteenth Floor, 250 Vesey Street, New York, New York 10281-1315. Its telephone number is (212) 449-0336. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates of each series will consist of one or more classes and will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. Each series of Certificates may consist of one or more classes of Certificates (including classes of Offered Certificates) that (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iv) are entitled to distributions of
interest,  with  disproportionately   small,  nominal  or  no  distributions  of
principal (collectively, "Stripped Interest Certificates"); (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates or REMIC Residual Certificates, Notional Amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity," "--Limited Assets" and "--Book-Entry Registration."

DISTRIBUTIONS

     Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. If so provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the Certificateholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any class (other than any class of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Certificates"), and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency  of the portion of the Available  Distribution  Amount  allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and REMIC Residual Certificates), "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the period between Distribution Dates) on the outstanding Certificate Balance thereof immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, Accrued Certificate Interest for each Distribution Date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount (a "Notional Amount") that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest," exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related

Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments; Average Life of Certificates; Yields" and "Yield and Maturity Considerations."

DISTRIBUTIONS OF CERTIFICATE PRINCIPAL

     Each class of  Certificates  of each series (other than certain  classes of
Stripped Interest Certificates of REMIC Residual Certificates) will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets that is allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such Mortgage Assets. In addition, distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of Certificates (each such class, a "Companion Class"), may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations

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

may  result  in  reductions  in  the  entitlements  to  interest  and/or  in the
Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, the related Master Servicer and/or other specified person (including a provider of Credit Support) may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date. Unless otherwise provided in the related Prospectus Supplement, a "Due Period" is the period between Distribution Dates, and scheduled payments on the Mortgage Loans in any Trust Fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related Master Servicer or other specified person, be distributed on the Distribution Date next succeeding such Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the advancing person's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any instrument of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by the Master Servicer or by any other person if, in the good faith judgment of the Master Servicer or such other person, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer or another person, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made from excess funds in a Certificate Account, the Master Servicer or other person that advanced such funds will be required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

         (i) the amount of such distribution to holders of Certificates of such class that was applied to reduce the Certificate Balance thereof;

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

          (ii) the amount of such distribution to holders of Certificates of such class that is allocable to Accrued Certificate Interest;

          (iii) the amount, if any, of such distribution to holders of Certificates of such class that is allocable to (A) Prepayment Premiums and
     (B) payments on account of Equity Participations;

          (iv) the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as such Master Servicer or the related Trustee, as the case may be, deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

          (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

          (vi) the aggregate principal balance of the related Mortgage Loans on, or as of a specified date shortly prior to, such Distribution Date;

          (vii) the number and aggregate principal balance of any Mortgage Loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

          (viii) with respect to each Mortgage Loan that is delinquent in respect of three or more scheduled payments, (A) the loan number thereof,
     (B) the unpaid balance thereof, (C) whether the delinquency is in respect of any balloon payment, (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (E) if applicable, the aggregate amount of any interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances, (F) whether a notice of acceleration has been sent to the borrower and, if so, the date of such notice and (G) a brief description of the status of any foreclosure proceedings or negotiations with the borrower;

          (ix) with respect to any Mortgage Loan liquidated during the related Prepayment Period (that is, the specified period, generally equal in length to the time period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date) in connection with a default thereon or by reason of being purchased out of the related Trust Fund, (A) the loan number thereof,
     (B) the manner in which it was liquidated, (C) the aggregate amount of Liquidation Proceeds received, (D) the portion of such Liquidation Proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such Mortgage Loan and (E) the amount of any loss to Certificateholders;

          (x) with respect to each Mortgaged Property acquired through foreclosure, deed-in-lieu of foreclosure or otherwise (an "REO Property") and included in the related Trust Fund as of the end of the related Due
     Period or Prepayment Period, as applicable, (A) the loan number of the related Mortgage Loan, (B) the date of acquisition, (C) the principal balance of the related Mortgage Loan (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the related Pooling Agreement), (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (E) if applicable, the aggregate amount of interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances;

          (xi) with respect to any REO Property sold during the related Prepayment Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate amount of sales proceeds, (C) the portion of such sales proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (D) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

          (xii) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any losses in respect of the related Mortgage Loans and any increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

          (xiii) the aggregate amount of principal prepayments made on the Mortgage Loans during the related Prepayment Period;

          (xiv) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

          (xv) the amount of any Accrued Certificate Interest due but not paid on such class of Offered Certificates at the close of business on such Distribution Date;

          (xvi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date; and

          (xvii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     Within a reasonable period of time after the end of each calendar year, the related Master Servicer or Trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment." The holders of specified amounts of Certificates of a particular series will have the collective right to remove the related Trustee and also to cause the removal of the related Master Servicer in the case of an Event of Default on the part of the Master Servicer. See "Description of the Pooling Agreements--Events of Default," "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the Pooling Agreement for each series of Certificates will terminate upon the payment (or provision for payment) to Certificateholders of that series of all amounts held in the related Certificate Account, or otherwise by the related Master Servicer or Trustee or by a Special Servicer, and required to be paid to such Certificateholders pursuant to such Pooling Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the related Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the related Prospectus Supplement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a party that will be specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party identified therein will be authorized or required to solicit bids for the purchase of all the assets of the related Trust Fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth therein. In any event, unless otherwise disclosed in the applicable Prospectus Supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all Mortgage Loans (other than Mortgage Loans secured by REO Properties) then included in a Trust Fund and the fair market value of all REO Properties then included in the Trust Fund, which may or may not result in full payment of the aggregate Certificate Balance plus accrued interest and any undistributed shortfall in interest for the then outstanding Certificates. Any sale of Trust Fund assets will be without recourse to the Trust and/or Certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company ("DTC"), and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations
("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants," which maintain accounts with DTC, include securities brokers and dealers (including Merrill Lynch, Pierce, Fenner & Smith Incorporated), banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") will in turn be recorded on the records of Direct and Indirect Participants. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates will be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC will not know the identity of actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit "Direct Participants" accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     As may be provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) of a Book-Entry Certificate will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     As may be specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form (as so issued, "Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for reregistration, the Trustee or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling Agreement.

                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement that relates to a Trust Fund that consists solely of MBS may not include a Master Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement.

     A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Merrill Lynch Mortgage Investors, Inc., World Financial Center, North Tower-Fifteenth Floor, 250 Vesey Street, New York, New York 10281-1315. Attention: Secretary.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     As set forth in the related Prospectus Supplement, generally at the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

     With respect to each Mortgage Loan to be included in a Trust Fund, the Depositor will deliver (or cause to be delivered) to the related Trustee (or to a custodian appointed by the Trustee) certain loan documents which, will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. The related Pooling Agreement will require that the Depositor or other party thereto promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The related Trustee (or the custodian appointed by the Trustee) will be required to review the Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or the custodian) will hold such documents in trust for the benefit of the Certificateholders of the related series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, in either case such that interests of the Certificateholders are materially and adversely affected, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and the Master Servicer will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to replace the related Mortgage Loan or repurchase it from the Trustee at a price that will
be  specified  in  the  related  Prospectus   Supplement.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign certain representations and warranties, (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. Each Warranting Party will be identified in the related Prospectus Supplement.

     Each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the related Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of Certificates of any series for a breach of representation and warranty by a Warranting Party. Moreover, neither the Depositor (unless it is the Warranting Party) nor the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     The dates as of which representations and warranties have been made by a Warranting Party will be specified in the related Prospectus Supplement. In some cases, such representations and warranties will have been made as of a


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

date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

     General. The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Loans (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. As described in the related Prospectus Supplement, a Certificate Account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in United States government securities and other investment grade obligations specified in the related Pooling Agreement ("Permitted Investments"). Any interest or other income earned on funds in the Certificate Account will be paid to the related Master Servicer or Trustee as additional compensation. If permitted by such Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or serviced by it on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the related Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

          (i)  all  payments  on  account  of  principal,   including  principal
     prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, any Special Servicer or Sub-Servicer as its servicing compensation or as compensation to the Trustee;

          (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

          (v)  any  advances  made  as  described  under   "Description  of  the
     Certificates--Advances in Respect of Delinquencies";

          (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

          (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans," and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also, "Liquidation Proceeds");

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

          (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "--Servicing Compensation and Payment of Expenses";

          (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Loans;

          (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

          (xi) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

          (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

          (i)  to  make   distributions  to  the   Certificateholders   on  each
     Distribution Date;

          (ii) to reimburse the Master Servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

          (iii) to reimburse the Master Servicer or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

          (iv) to reimburse the Master Servicer or any other specified person for any advances described in clause (ii) above made by it and any servicing expenses referred to in clause (iii) above incurred by it which, in the good faith judgment of the Master Servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and
     (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the related Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

          (v) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or another specified entity (including a provider of Credit Support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

          (vi) to pay for  costs and  expenses  incurred  by the Trust  Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

          (vii) to reimburse the Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor";

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

          (viii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee;

          (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

          (x) to pay the Master Servicer or the Trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

          (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

          (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

          (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

          (xiv) to pay for the cost of  various  opinions  of  counsel  obtained
     pursuant   to  the   related   Pooling   Agreement   for  the   benefit  of
     Certificateholders;

          (xv) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

          (xvi) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer for any mortgage pool, directly or through Sub-Servicers, will be required to make reasonable efforts to collect all scheduled Mortgage Loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling Agreement and any related instrument of Credit Support included in the related Trust Fund, (ii) applicable law and (iii) the servicing standard specified in the Pooling Agreement and in the related Prospectus Supplement (the "Servicing Standard").

     The Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing Mortgaged Properties acquired through or in lieu of foreclosure (each, an "REO Property"); and maintaining servicing records relating to the Mortgage Loans. Generally, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the Servicing Standard; provided that, the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in the judgment of the Master Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. A Master Servicer also may agree to any other modification, waiver or amendment if, in its judgment (i) a material default on the Mortgage Loan has occurred or a payment default is imminent and (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation.

SUB-SERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced by it to one or more third-party servicers (each, a "Sub-Servicer"), but the Master Servicer will remain liable for such obligations under the related Pooling Agreement unless otherwise provided in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

     Generally, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     If and to the extent specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be a party to the related Pooling Agreement or may be appointed by the Master Servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted Mortgage Loans) in respect of the servicing of the related Mortgage Loans. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans."

     A Pooling Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of Certificates of the related series a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property. Generally, the related Pooling Agreement will require that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the Master Servicer will generally be required to proceed with respect to such defaulted Mortgage Loan as described below.

     If a default on a Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent, the Master Servicer, on behalf of the Trustee, may at any


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

time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. The Master Servicer may not, however, acquire title to any Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

          (i) either the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

          (ii) either there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations."

     If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer with respect to such Mortgage Loan, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation
Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

     If any Mortgaged Property suffers damage that the proceeds, if any, of the related hazard insurance policy are insufficient to fully restore, the Master Servicer will not be required to expend its own funds to restore the damaged property unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

HAZARD INSURANCE POLICIES

     Each Pooling Agreement may require the related Master Servicer to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the requirements of the Servicing Standard. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the Mortgaged Property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to


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

assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in the related Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. The Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged
Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Generally, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payments on each Mortgage Loan in the related Trust Fund. Since that compensation is generally based on a percentage of the principal balance of each such Mortgage Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. The Prospectus Supplement with respect to a series of Certificates may provide that, as additional compensation, the Master Servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the


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

fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of the Trustee and any Special Servicer, may be required to be borne by the Trust Fund.

     If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest."

EVIDENCE AS TO COMPLIANCE

     Each Pooling Agreement may require that, on or before a specified date in each year, the Master Servicer cause a firm of independent public accountants to furnish a statement to the Trustee to the effect that, based on an examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related Pooling Agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, either the Audit Program for Mortgages serviced for FHLMC or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, as the case may be, requires it to report. Each Pooling Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of a statement signed by one or more officers of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Pooling Agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of the annual accountants' statement and the statement of officers of a Master Servicer will be made available to Certificateholders without charge upon written request to the Master Servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. The related Pooling Agreement may permit the Master Servicer to resign from its obligations thereunder only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the Pooling Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling Agreement. The Master Servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Each Pooling Agreement may further provide that none of the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such Pooling Agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, or is incidental to the performance of obligations and duties thereunder and is not reimbursable pursuant to the Pooling Agreement; (ii) incurred in connection with any breach of a representation,


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

warranty or covenant made in the Pooling Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling Agreement, or by reason of reckless disregard of such obligations or duties; or (iv) incurred in connection with any violation of any state or federal securities law. In addition, each Pooling Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Subject, in certain cases, to the satisfaction of certain conditions that may be required in the Pooling Agreement, any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Pooling Agreement.

EVENTS OF DEFAULT

     The "Events of Default for a series of Certificates" under the related Pooling Agreement generally will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders in a timely manner, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series); (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for sixty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under a Pooling Agreement remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the Master Servicer as master servicer under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Pooling Agreement (except that if the Master Servicer is required to make advances in respect of Mortgage Loan delinquencies, but the Trustee is prohibited by law from obligating itself to do so, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required
to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each Rating Agency that assigned ratings to the Offered Certificates of such series to act as successor to the Master Servicer under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     No Certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless Certificateholders

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

entitled to at least 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for the related series shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other period specified in the related Prospectus Supplement) shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related series, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of the related Certificates, (i) to cure any ambiguity, (ii) to correct a defective provision therein or to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or
(v) for any other purpose; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any such holder. Each Pooling Agreement may also be amended for any purpose by the parties, with the consent of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for the related series allocated to the affected classes; provided, however, that, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clause (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all Certificates of the related series. However, unless otherwise specified in the related Pooling Agreement, the Trustee will be prohibited from consenting to any amendment of a Pooling
Agreement pursuant to which a REMIC election is to be or has been made unless the Trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any Certificateholder of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholder access, during normal business hours, to the most recent list of Certificateholders of that series then maintained by such person.

THE TRUSTEE

     The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The Trustee for a series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates or any Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other


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

instruments required to be furnished to it pursuant to the Pooling Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The Trustee for a series of Certificates may be entitled to indemnification, from amounts held in the related Certificate Account, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein. As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee for a series of Certificates will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Master Servicer (or such other person as may be specified in the related Prospectus Supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     Unless otherwise provided in the related Prospectus Supplement, if at any time the Trustee ceases to be eligible to continue as such under the related Pooling Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee, the Depositor will be authorized to remove the Trustee and appoint a successor trustee. Unless otherwise provided in the related Prospectus Supplement, in addition, holders of the Certificates of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time (with or without cause) remove the Trustee and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may provide credit enhancement for more than one series of Certificates to the extent described therein.

     The Credit Support generally will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the Credit Support or that are not covered by the Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of


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coverage under such Credit  Support,  (ii) any conditions to payment  thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, generally including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders "equity or policyholders" surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination provided by a class or classes of Subordinate Certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of a series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds

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

provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans." For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgage instruments." A mortgage instrument creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage instrument and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage instrument as to the existence of prior liens and, generally, the order of


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

recordation of the mortgage instrument in the appropriate public recording office. However, the lien of a recorded mortgage instrument will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgage instruments that encumber income-producing property often contain or are accompanied by an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default.

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

     Some of the Mortgage Loans included in a Trust Fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the Trust Fund (and therefore the Certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property to be sold upon borrower's default and thereby extinguish the Trust Fund's junior lien unless the Master Servicer or Special Servicer asserts its subordinate interest in a property in a foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument or in a subordination or intercreditor agreement, no notice of default is required to be given to the junior lender.

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

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtednesss secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of certain new leases and the termination or modification of certain existing leases, the performance of certain alterations to buildings forming a part of the mortgaged property and the execution of managment and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover the borrower's mortgage debt by enforcing its rights and available legal remedies under the mortgage instrument. If the borrower defaults in payment or performance of its obligations under the note or mortgage instrument, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally


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result from  difficulties  in locating  defendants.  When the lender's  right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument (in particular, a deed to secure debt) if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Limitations on the Rights of Mortgage Lenders. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage instrument providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Also, a third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett
v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under Section 67d of the former Bankruptcy Act (Section 548 of the Bankruptcy Code, Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. ss.ss. 101-1330 (the "Bankruptcy Code")) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett were rejected by the United States Supreme Court in May, 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law with provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of


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ownership,  including the obligation to pay debt service on any senior  mortgage loans, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from the exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. In general, it is expected that some or all of the Mortgage Loans in a particular Trust Fund may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a Mortgage Loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage loans may be secured by a lien on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a


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lien on the fee estate of the borrower.  The most  significant of these risks is that if the borrower's leasehold were to be terminated (for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee), the leasehold mortgagee would be left without its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain these provisions.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. However, the Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must


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cure any  defaults  under the  lease,  compensate  the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved under the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under certain laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of the facility, holds indicia of ownership primarily to protect his security interest in the facility. This so-called secured creditor exemption is intended to provide a lender protection from liability under CERCLA as an owner or operator of contaminated property. The secured creditor exemption, however, does not necessarily protect a lender from liability for cleanup of hazardous substances in every situation. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases or petroleum or hazardous substances from underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

     The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management."

     Importantly, the Act does not, among other things: (1) completely eliminate potential liability to lenders under CERCLA or RCRA; (2) reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) affect liabilities or potential liabilities under state environmental laws.

     Certain State and Other Federal Laws. Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination in order to sell or otherwise transfer the property.

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

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not take possession of a Mortgaged Property or take over its operation unless the Master Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


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DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the


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financial  resources of the affected site,  owner,  landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered
Certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Master Servicer or the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (ii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. If no REMIC election is made and the Trust Fund does not elect to be treated as a Grantor Trust Fund, the Trust Fund may elect to be treated as a financial assets securitization investment trust ("FASIT"). The Prospectus Supplement relating to such an election will describe the requirements for the classification of the Trust Fund as a FASIT and the consequences to a holder of owning certificates in a FASIT. The Prospectus Supplement for each series of Certificates also will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus
Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling

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Agreement,  the related  Trust Fund (or each  applicable  portion  thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed  purposes,  the  REMIC  Certificates  will not be  treated  as assets qualifying under Section 7701(a)(19)(C)(v). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer or the Trustee will report those determinations to Certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe those Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(5)(A) of the Code.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section  856(c)(3)(B)  of the Code,  the  Tiered  REMICs  will be treated as one
REMIC.

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

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," a combination of a single fixed rate and one or more
"qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

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

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Market  Discount.  A  Certificateholder  that  purchases  a  REMIC  Regular
Certificate  at a  market  discount,  that is,  in the  case of a REMIC  Regular
Certificate issued without original issue discount, at a purchase price less than its


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

remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to

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

purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. Under those regulations, if a holder elects to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied against qualified stated interest. The proposed regulations generally would be effective for REMIC Regular Certificates acquired on or after the date 60 days after the date final regulations are published in the Federal Register. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount." The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Residential Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Residential Loans or the underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable

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

income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a


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

market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

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

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust Fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will, with an exception discussed below for certain REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     As an exception to the general rules described above, thrift institutions are allowed to offset their excess inclusions with unrelated deductions, losses or loss carryovers, but only if the REMIC Residual Certificates are considered to have "significant value." The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price, at least equal to two percent of the aggregate issue prices of all of the related REMIC's Regular and Residual Certificates. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and


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

on any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value." The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules. The above-described exception for thrift institutions applies only to those residual interests held directly by, and deductions, losses and loss carryovers incurred by, such institutions (and not by other members of an affiliated group of corporations filing a consolidated income tax return) or by certain wholly-owned direct subsidiaries of such institutions formed or operated exclusively in connection with the organization and operation of one or more REMICs.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. On December 24, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers.


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

This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate issued after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 20%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special

Servicer or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of Section 1091 of the Code.

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

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, either the Trustee or the Master Servicer, generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the Trustee or the Master Servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer, unless otherwise stated in the related Prospectus Supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in


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

the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert the foregoing withholding tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by (i) a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates or (ii) to the extent of the amount of interest paid by the related Mortgagor on a particular Mortgage Loan, (A) a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such Mortgagor or (B) a REMIC Regular Certificateholder that is a controlled foreign corporation as to the United States of which such Mortgagor is a "United States shareholder" within the meaning of Section 951(b) of the Code. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate." A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) assets described in Section 7701(a)(19)(C) of the Code; (ii) "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In

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

addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section  860G(a)(3)(A)  of  the  Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

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

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Grantor Trust Fractional Interest Certificates--Market Discount." Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest," if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month
(see "--Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any spread or any other ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation

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

of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1T, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans in preparing information returns to the Certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made by (ii) a fraction, the numerator of which is the amount of the payment and


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

the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     The Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount

(including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter, and possibly previously acquired instruments. Similarly, a
Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply."

     Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a


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

Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial
Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Possible Application of Proposed Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments, but no final regulations have been promulgated with respect to contingent payment debt instruments. Proposed regulations were promulgated in 1994 regarding contingent payment debt instruments, but have not been made final and are likely to be substantially revised before being made final. Moreover, like the OID Regulations, such proposed regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     Certificateholders   should  consult  their  tax  advisors  concerning  the
possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 20%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. As may be provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, the Trustee or Master Servicer, as applicable, will furnish to each Certificateholder during such year such customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor

Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

     A Plan's investment in Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a Trust Fund will be "significant" on any date if, immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer or any Sub-Servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     The DOL issued an individual administrative exemption, Prohibited Transaction Exemption 90-29 (the "Exemption"), to Merrill Lynch, Pierce, Fenner & Smith Incorporated, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" includes (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Merrill Lynch, Pierce, Fenner & Smith Incorporated and (iii) any member of the underwriting syndicate or selling group of which Merrill Lynch, Pierce, Fenner & Smith Incorporated or a person described in (ii) is a manager or co-manager with respect to a class of Certificates.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the
Exemption only applies to Certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other Certificates of the same series. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Corporation ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps, Inc. ("Duff & Phelps") or Fitch Investors Service, Inc. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group," which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, any Sub-Servicer, the provider of any Credit Support and any obligor with respect to Mortgage Assets (including mortgage loans underlying an MBS not issued by FNMA, FHLMC or GNMA) constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Assets in the related Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that each Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Moody's, Duff & Phelps or Fitch for at least one year prior to the Plan's acquisition of Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates acquired by a Plan upon issuance from the Depositor or Underwriter when the Depositor, Master Servicer, Special Servicer, Sub-Servicer, Trustee, provider of Credit Support, Underwriter or obligor with respect to Mortgage Assets is a Party in Interest with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of fuel Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) an obligor with respect to 5% or less of the fair market value of the Mortgage Assets (including mortgage loans underlying an MBS not issued by FNMA, FHLMC or GNMA) in the related Trust Fund or (b) an affiliate of such a person, (ii) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Assets.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (a) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

     Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (i) that the Offered Certificates constitute "certificates" for purposes of the Exemption and (ii) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any Offered Certificates on behalf of a Plan.

     Any fiduciary of a Plan that proposes to cause the Plan to purchase Offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of (and scope of relief provided by) the Exemption or any other prohibited transaction exemption in connection therewith. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the Certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Stripped Interest Certificates should consider the federal income tax consequences of such investment.

                                LEGAL INVESTMENT

     The Offered Certificates of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") only if so specified in the related Prospectus Supplement. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain Multifamily Loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacted legislation prior to October 3, 1991 that specifically limits the legal investment authority of any such entities with respect to "mortgage related securities," Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities", defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities". As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks. Federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain classes of Offered Certificates), except under limited circumstances.

     Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations those regulations may impose, a modification of the definition of "mortgage related securities" will become effective to include among the types of loans to which such securities may relate loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     All depository institutions considering an investment in the Offered Certificates of any series should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     The Offered Certificates offered hereby and by the Prospectus Supplements hereto will be offered in series. The distribution of the Offered Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Prospectus Supplement for the Offered Certificates of each series will, as to each class of such Certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the Certificates of such class will be sold to the public can be determined, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the Depositor.

     If so specified in the related Prospectus Supplement, the Offered Certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Merrill Lynch acting as agent. If Merrill Lynch acts as agent in the sale of Offered Certificates, Merrill Lynch will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or Notional Amount of such Offered Certificates as of the date of issuance. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch elects to purchase Offered Certificates as principal, Merrill Lynch may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     This Prospectus and related Prospectus Supplements may be used by the Depositor, Merrill Lynch, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. Merrill Lynch or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor will agree to indemnify Merrill Lynch and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, Merrill Lynch and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered
Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any class of Certificates not offered hereby may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                  LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor and for Merrill Lynch, Pierce, Fenner & Smith Incorporated by Willkie Farr & Gallagher, New York, New York.

                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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

                              INDEX OF DEFINITIONS

                                                                         PAGE
                                                                         ----

Accrual Certificates ...................................                12, 37
Accrued Certificate Interest ...........................                    37
Acute Care Facilities ..................................                    22
Act ....................................................                    62
ADA ....................................................                    64
ARM Loans ..............................................                    28
Assisted Living Facilities .............................                    22
Available Distribution Amount ..........................                    36
Bankruptcy Code ........................................                    59
Book-Entry Certificates ................................                13, 36
call risk ..............................................                    17
Capitalized Interest Account ...........................                10, 30
Cash Flow Agreement ....................................             1, 10, 30
CERCLA .................................................                24, 62
Certificate Account ....................................             9, 29, 45
Certificate Balance ....................................             2, 11, 38
Certificate Owner ......................................                13, 42
Certificateholders .....................................                 1, 65
Certificates ...........................................                  1, 8
Closing Date ...........................................                    67
Code ...................................................                14, 65
Commercial Properties ..................................                 8, 26
Commission .............................................                     2
Committee Report .......................................                    67
Companion Class ........................................                12, 38
Con ....................................................                    22
Contributions Tax ......................................                    76
Controlled Amortization Class ..........................                12, 38
Cooperatives ...........................................                    26
CPR ....................................................                    33
Credit Support .........................................             1, 10, 30
Cut-off Date ...........................................                    12
Debt Service Coverage Ratio ............................                    27
Definitive Certificates ................................            13, 36, 46
Depositor ..............................................                 8, 26
Determination Date .....................................                    37
Direct Participants ....................................                    42
Distribution Date ......................................                    12
Distribution Date Statement ............................                    39
DOL ....................................................                    87
DTC ....................................................         2, 13, 36, 42
Due Dates ..............................................                    28
Due Period .............................................                    39
Duff & Phelps ..........................................                    88
Equity Participation ...................................                    28
ERISA ..................................................                15, 87
Event of Default .......................................                    50
Excess Funds ...........................................                    33
Exchange Act ...........................................                     2
Exemption ..............................................                    88
extension risks ........................................                    17
FAMC ...................................................                     9
FASIT ..................................................                14, 65
FHLMC ..................................................                     9
Fitch ..................................................                    88

                                                                          PAGE
                                                                          ----

FNMA ...................................................                     9
Fraud and Abuse Laws ...................................                    23
Garn Act ...............................................                    63
GNMA ...................................................                     9
Grantor Trust Certificates .............................                14, 65
Grantor Trust Fractional Interest Certificates .........                14, 79
Grantor Trust Fund .....................................                    65
Grantor Trust Strip Certificate ........................                    79
Health Care-Related Facilities .........................                    22
holder .................................................                    62
Indirect Participants ..................................                    42
Insurance Proceeds .....................................                    45
IRS ....................................................                    67
Issue Premium ..........................................                    72
L/C Bank ...............................................                    55
Liquidation Proceeds ...................................                    45
Loan-to-Value Ratio ....................................                    27
Lock-out Expiration Date ...............................                    28
Lock-out Period ........................................                    28
Mark-to-Market Regulations .............................                    74
Master Servicer ........................................                  2, 8
MBS ....................................................              1, 9, 26
MBS Agreement ..........................................                    29
MBS Issuer .............................................                    29
MBS Servicer ...........................................                    29
MBS Trustee ............................................                    29
Merrill Lynch ..........................................                    91
Moody's ................................................                    88
Mortgage Asset Seller ..................................                 9, 26
Mortgage Assets ........................................                 1, 26
mortgage instruments ...................................                    56
Mortgage Loans .........................................              1, 8, 26
Mortgage Notes .........................................                    26
Mortgage Rate ..........................................                 9, 28
Mortgaged Properties ...................................                    26
Mortgages ..............................................                    26
Multifamily Properties .................................                 8, 26
Net Leases .............................................                    27
Net Operating Income ...................................                    27
Nonrecoverable Advance .................................                    39
Notional Amount ........................................                11, 37
OCC ....................................................                    90
Offered Certificates ...................................                     1
OID Regulations ........................................                    65
Originator .............................................                    26
PAC ....................................................                    34
Participants ...........................................                26, 42
Parties in Interest ....................................                    87
pass-through entity ....................................                    76
Pass-Through Rate ......................................                 2, 11
Permitted Investments ..................................                    45
Plans ..................................................                    87
Pooling Agreement ......................................                11, 43
Pre-Funding Account ....................................             1, 10, 28
Pre-Funding Period .....................................                    10
prepayment .............................................                    33



                                       94
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                                                                         PAGE
                                                                         ----

Prepayment Assumption ..................................                67, 82
Prepayment Interest Shortfall ..........................                    31
Prepayment Premium .....................................                    28
Prohibited Transactions Tax ............................                    76
Prospectus Supplement ..................................                     1
Rating Agency ..........................................                    15
RCRA ...................................................                    62
Record Date ............................................                    37
Related Proceeds .......................................                    39
Relief Act .............................................                    64
REMIC ..................................................                 1, 65
REMIC Certificates .....................................                    65
REMIC Provisions .......................................                    65
REMIC Regular Certificates .............................                13, 66
REMIC Regulations ......................................                    65
REMIC Residual Certificates ............................                13, 66
REO Property ...........................................                    47
Restricted Group .......................................                    88
Senior Certificates ....................................                11, 36
Senior Honorary ........................................                    22
Servicing Standard .....................................                    47
Skilled Nursing Facilities .............................                    22
SMMEA ..................................................                    89
SPA ....................................................                    33
Special Servicer .......................................              2, 8, 48
Standard & Poor's ......................................                    88
Stripped Interest Certificates .........................                11, 36
Stripped Principal Certificates ........................                11, 36
Sub-Servicer ...........................................                    47
Sub-Servicing Agreement ................................                    48
Subordinate Certificates ...............................                11, 36
TAC ....................................................                    34
Tiered REMICs ..........................................                    66
Title V ................................................                    64
Trust Assets ...........................................                     2
Trust Fund .............................................                     1
Trustee ................................................                  2, 8
UCC ....................................................                    57
Underwriter ............................................                    88
United States person ...................................                    79
Value ..................................................                    27
Voting Rights ..........................................                    41
Warranting Party .......................................                    44






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                             [POUCH & DISKETTE HERE]










     This diskette contains a file: The file "98C2black.xls." The file is a Microsoft Excel, Version 5.0 spreadsheet that provides, in electronic format, the information shown in Annex A of the Prospectus Supplement.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

Microsoft Excel is a registered trademark of Microsoft Corporation.

===============================================================================

      NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

                              -------------------

                                TABLE OF CONTENTS

                                                                       PAGE
                                                                       -----

                              PROSPECTUS SUPPLEMENT

Summary .........................................................       S-5
Risk Factors ....................................................       S-27
Description of the Mortgage Pool ................................       S-32
Servicing of the Mortgage Loans .................................       S-49
Description of the Certificates .................................       S-55
Yield and Maturity Considerations ...............................       S-68
Use of Proceeds .................................................       S-75
Material Federal Income Tax Consequences ........................       S-75
ERISA Considerations ............................................       S-76
Legal Investment ................................................       S-78
Method of Distribution ..........................................       S-78
Legal Matters ...................................................       S-79
Ratings .........................................................       S-79
Index of Principal Definitions ..................................       S-80
Annex A .........................................................        A-1
Annex B .........................................................        B-1
Annex C .........................................................        C-1
Annex D .........................................................        D-1


                                   PROSPECTUS

Prospectus Supplement .............................................       2
Available Information .............................................       2
Incorporation of Certain Information by
 Reference ........................................................       3
Summary of Prospectus .............................................       8
Risk Factors ......................................................      16
Description of the Trust Funds ....................................      26
Yield and Maturity Considerations .................................      31
The Depositor .....................................................      36
Use of Proceeds ...................................................      36
Description of the Certificates ...................................      36
Description of the Pooling Agreements .............................      43
Description of Credit Support .....................................      54
Certain Legal Aspects of Mortgage Loans ...........................      56
Material Federal Income Tax Consequences ..........................      65
State and Other Tax Considerations ................................      87
ERISA Considerations ..............................................      87
Legal Investment ..................................................      89
Method of Distribution ............................................      91
Legal Matters .....................................................      92
Financial Information .............................................      92
Rating ............................................................      92
Index of Principal Definitions ....................................      93



                             MERRILL LYNCH MORTGAGE
                                 INVESTORS, INC.
                                   (DEPOSITOR)


                                   $968,618,000
                                  (APPROXIMATE)
                              MORTGAGE PASS-THROUGH
                                  CERTIFICATES
                                 SERIES 1998-C2

                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------


                               MERRILL LYNCH & CO.

                          DAIWA SECURITIES AMERICA INC.



                                 MARCH 24, 1998